Filed Pursuant to Rule 424(b)(3)

File Number 333-198986

FANTEX, INC.

SUPPLEMENT NO. 9 TO

MARKET-MAKING PROSPECTUS DATED

MARCH 16, 2015

THE DATE OF THIS SUPPLEMENT IS NOVEMBER 19, 2015

On November 13, 2015, Fantex, Inc. filed the attached Quarterly Report on Form 10-Q.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒      QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2015

or

☐         TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-55204

FANTEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	80-0884134
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

330 Townsend Street, Suite 234

San Francisco, CA 94107

(Address of principal executive offices) (Zip Code)

(415) 592-5950

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒  No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☒  No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).  Yes ☐  No ☒

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date.

Class	Shares Outstanding at November 13, 2015
Common stock — Platform Common, $0.0001 par value	100,000,000
Common stock — Fantex Series Vernon Davis Convertible Tracking Stock, $0.0001 par value	421,100
Common stock — Fantex Series EJ Manuel Convertible Tracking Stock, $0.0001 par value	523,700
Common stock — Fantex Series Mohamed Sanu Convertible Tracking Stock, $0.0001 par value	164,300
Common stock — Fantex Series Alshon Jeffery Convertible Tracking Stock, $0.0001 par value	835,800
Common stock — Fantex Series Michael Brockers Convertible Tracking Stock, $0.0001 par value	362,200
Common stock — Fantex Series Jack Mewhort Convertible Tracking Stock, $0.0001 par value	268,100

PART I — FINANCIAL INFORMATION
ITEM 1A.	Financial Statements
	Condensed Balance Sheets as of September 30, 2015 and December 31, 2014 (Unaudited)	4
	Condensed Statements of Operations for the three and nine months ended September 30, 2015 and 2014 (Unaudited)	5
	Condensed Statements of Stockholders’ Equity for the period from January 1, 2014 to September 30, 2015 (Unaudited)	6
	Condensed Statements of Cash Flows for the nine months ended September 30, 2015 and 2014 (Unaudited)	7
	Notes to Condensed Financial Statements (Unaudited)	8
ITEM 1B.	Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Vernon Davis and his affiliate The Duke Marketing LLC dated October 30, 2013 for the three and nine months ended September 30, 2015 and 2014 (Unaudited)	20
	Notes to Statements of Cash Receipts from Included Contracts for Vernon Davis (Unaudited)	22
ITEM 1C.	Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Erik “EJ” Manuel, Jr. and his affiliate Kire Enterprises, LLC dated February 14, 2014 for the three and nine months ended September 30, 2015 and 2014 (Unaudited)	24
	Notes to Statements of Cash Receipts from Included Contracts for EJ Manuel (Unaudited)	26
ITEM 1D.	Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Mohamed Sanu dated May 14, 2014 for the three and nine months ended September 30, 2015 and 2014 (Unaudited)	28
	Notes to Statements of Cash Receipts from Included Contracts for Mohamed Sanu (Unaudited)	30
ITEM 1E.	Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Alshon Jeffery and his affiliate Ben and Jeffery, Inc. dated September 18, 2014 for the three and nine months ended September 30, 2015 and 2014 (Unaudited)	32
	Notes to Statements of Cash Receipts from Included Contracts for Alshon Jeffery (Unaudited)	34
ITEM 1F.	Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Michael Brockers and his affiliate Brockers Marketing, LLC dated January 9, 2015 for the three and nine months ended September 30, 2015 and 2014 (Unaudited)	36
	Notes to Statements of Cash Receipts from Included Contracts for Michael Brockers (Unaudited)	38
ITEM 1G.	Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Jack Mewhort dated March 26, 2015 for the three and nine months ended September 30, 2015 and 2014 (Unaudited)	40
	Notes to Statements of Cash Receipts from Included Contracts for Jack Mewhort (Unaudited)	42
ITEM 1H.	Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Kendall Wright dated March 26, 2015 for the three and nine months ended September 30, 2015 and 2014 (Unaudited)	44
	Notes to Statements of Cash Receipts from Included Contracts for Kendall Wright (Unaudited)	46
ITEM 1I.	Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Andrew Heaney dated September 10, 2015 for the three and nine months ended September 30, 2015 and 2014 (Unaudited)	48
	Notes to Statements of Cash Receipts from Included Contracts for Andrew Heaney (Unaudited)	50
ITEM 1J.	Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Terrance Williams dated September 17, 2015 for the three and nine months ended September 30, 2015 and 2014 (Unaudited)	52
	Notes to Statements of Cash Receipts from Included Contracts for Terrance Williams (Unaudited)	54
ITEM 1K.	Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Ryan Shazier dated September 23, 2015 for the three and nine months ended September 30, 2015 and 2014 (Unaudited)	56
	Notes to Statements of Cash Receipts from Included Contracts for Ryan Shazier (Unaudited)	58
ITEM 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.	60
ITEM 3.	Quantitative and Qualitative Disclosures About Market Risk	87
ITEM 4.	Controls and Procedures	88

PART I — FINANCIAL INFORMATION

ITEM 1A: Financial Statements

FANTEX, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	As of
	September 30, 2015	December 31, 2014
ASSETS
Cash and Cash Equivalents	$950,829	$929,440
Receivable from Contract Parties	198,347	60,487
Prepaid Assets	—	44,278
Investment in Brand Contracts, at Fair Value	21,829,927	7,221,182
Other Investments, at Cost	110,800	—
Total Assets	$23,089,903	$8,255,387
LIABILITIES AND STOCKHOLDERS’ EQUITY
Due to Parent	13,063	76,172
Total Liabilities	$13,063	$76,172
Commitments and Contingencies
Contributed Capital
Platform Common stock, $0.0001 par value (authorized 100,000,000 shares, 100,000,000 issued and outstanding)	$10,000	$10,000
Fantex Series Vernon Davis Convertible Tracking Stock, $0.0001 par value (authorized 421,100 shares, 421,100 issued and outstanding)	42	42
Fantex Series EJ Manuel Convertible Tracking Stock, $0.0001 par value (authorized 523,700 shares, 523,700 issued and outstanding)	52	52
Fantex Series Mohamed Sanu Convertible Tracking Stock, $0.0001 par value (authorized 164,300 shares, 164,300 issued and outstanding)	16	16
Fantex Series Alshon Jeffery Convertible Tracking Stock, $0.0001 par value (authorized 835,800 shares, 835,800 issued and outstanding)	84	—
Fantex Series Michael Brockers Convertible Tracking Stock, $0.0001 par value (authorized 362,200 shares, 362,200 issued and outstanding)	36	—
Fantex Series Jack Mewhort Convertible Tracking Stock, $0.0001 par value (authorized 268,100 shares, 268,100 issued and outstanding)	27	—
Additional Paid in Capital	36,529,154	19,470,244
Accumulated Deficit	(13,462,571)	(11,301,139)
Total stockholders’ equity	23,076,840	8,179,215
Total liabilities and stockholders’ equity	$23,089,903	$8,255,387

See notes to condensed financial statements.

FANTEX, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Income from Brand Contracts	$435,853	$287,930	$1,301,985	$463,110
Income from Other Investments	10,400	—	10,400	—
Total Income	446,253	287,930	1,312,385	463,110
Operating Expenses:
Personnel Costs	$365,926	$301,817	$1,088,529	$916,245
Professional Services	386,964	609,999	1,625,993	1,745,112
General and Administrative, Exclusive of Personnel Costs	146,791	137,293	515,885	435,563
Total Operating Expenses	899,681	1,049,109	3,230,407	3,096,920
Net Loss Before Income Taxes	(453,428)	(761,179)	(1,918,022)	(2,633,810)
Income Taxes	—	—	—	—
Net Loss	$(453,428)	$(761,179)	$(1,918,022)	$(2,633,810)
Net Income (Loss) Attributable to:
Platform Common stock	$(869,000)	$(1,020,856)	$(3,116,122)	$(3,016,171)
Fantex Series Vernon Davis Convertible Tracking Stock	83,343	78,925	283,156	201,609
Fantex Series EJ Manuel Convertible Tracking Stock	(312,989)	180,752	(170,755)	180,752
Fantex Series Mohamed Sanu Convertible Tracking Stock	75,169	—	229,372	—
Fantex Series Alshon Jeffery Convertible Tracking Stock	193,180	—	(131,433)	—
Fantex Series Michael Brockers Convertible Tracking Stock	117,743	—	728,634	—
Fantex Series Jack Mewhort Convertible Tracking Stock	259,126	—	259,126
Net Loss	$(453,428)	$(761,179)	$(1,918,022)	$(2,633,810)

Income (Loss) Per Share attributable to:
Platform Common stock:
Basic and Diluted (weighted average shares — 100,000,000)	$(0.01)	$(0.01)	$(0.02)	$(0.03)
Fantex Series Vernon Davis Convertible Tracking Stock
Basic and Diluted (weighted average shares — 421,100)	$0.20	$0.19	$0.67	$0.48
Fantex Series EJ Manuel Convertible Tracking Stock
Basic and Diluted (weighted average shares — 523,700)	$(0.60)	$0.35	$(0.33)	$0.35
Fantex Series Mohamed Sanu Convertible Tracking Stock
Basic and Diluted (weighted average shares — 164,300)	$0.46	$—	$1.40	$—
Fantex Series Alshon Jeffery Convertible Tracking Stock
Basic and Diluted (weighted average shares — 835,800)	$0.23	$—	$(0.16)	$—
Fantex Series Michael Brockers Convertible Tracking Stock
Basic and Diluted (weighted average shares — 362,200)	$0.33	$—	$2.01	$—
Fantex Series Jack Mewhort Convertible Tracking Stock
Basic and Diluted (weighted average shares — 268,100)	$0.97	$—	$0.97	$—

Cash Dividends declared per share:
Fantex Series Vernon Davis Convertible Tracking Stock	$—	$—	$0.50	$0.70
Fantex Series Mohamed Sanu Convertible Tracking Stock	$—	$—	$0.20	$—

See notes to condensed financial statements.

FANTEX, INC.

CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

	Platform		Tracking		Additional		Total
	Common Stock		Stocks		Paid-in-	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at December 31, 2013	100,000,000	$10,000	—	$—	$5,388,192	$(4,625,318)	$772,874
Contributions from Parent	—	—	—	—	2,743,906	—	2,743,906
Proceeds from offering of Fantex Series Vernon Davis Convertible Tracking Stock			421,100	42	4,000,408	—	4,000,450
Proceeds from offering of Fantex Series EJ Manuel Convertible Tracking Stock	—	—	523,700	52	4,975,098	—	4,975,150
Dividend paid, Fantex Series Vernon Davis Convertible Tracking Stock	—	—	—	—	—	(294,770)	(294,770)
Net Loss	—	—	—	—	—	(2,633,810)	(2,633,810)
Balance at September 30, 2014	100,000,000	$10,000	944,800	$94	$17,107,604	$(7,553,898)	$9,563,800
Contribution from Parent	—	—	—	—	801,806	—	801,806
Proceeds from offering of Fantex Series Mohamed Sanu Convertible Tracking Stock	—	—	164,300	16	1,560,834	—	1,560,850
Dividend paid, Fantex Series Vernon Davis Convertible Tracking Stock	—	—	—	—	—	(126,330)	(126,330)
Net Loss	—	—	—	—	—	(3,620,911)	(3,620,911)
Balance at December 31, 2014	100,000,000	$10,000	1,109,100	$110	$19,470,244	$(11,301,139)	$8,179,215
Contributions from Parent	—	—	—	—	3,157,917	—	3,157,917
Proceeds from offering of Fantex Series Alshon Jeffery Convertible Tracking Stock	—	—	835,800	84	7,940,016	—	7,940,100
Proceeds from offering of Fantex Series Michael Brockers Convertible Tracking Stock	—	—	362,200	36	3,440,864	—	3,440,900
Proceeds from offering of Fantex Series Jack Mewhort Convertible Tracking Stock	—	—	268,100	27	2,520,113	—	2,520,140
Dividend paid, Fantex Series Vernon Davis Convertible Tracking Stock	—	—	—	—	—	(210,550)	(210,550)
Dividend paid, Fantex Series Mohamed Sanu Convertible Tracking Stock	—	—	—	—	—	(32,860)	(32,860)
Net Loss	—	—	—	—	—	(1,918,022)	(1,918,022)
Balance at September 30, 2015	100,000,000	$10,000	2,575,200	$257	$36,529,154	$(13,462,571)	$23,076,840

See notes to condensed financial statements.

FANTEX, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2015	2014
Operating Activities
Net Loss	$(1,918,022)	$(2,633,810)
Adjustments to reconcile net loss to net cash used in operating activities:
Income from Brand Contracts	(1,301,985)	(463,110)
Expenses Contributed From Parent	3,157,917	2,743,906
Changes in:
Prepaid Assets	44,278	179,586
Due to Parent	(63,109)	6,191
Purchase of Brand Contracts	(13,900,000)	(8,975,000)
Cash Receipts from Brand Contracts	455,380	535,768
Net cash used in operating activities	$(13,525,541)	$(8,606,469)
Investing Activities
Purchase of Other Investments	(110,800)	—
Net cash used in investing activities	$(110,800)	—
Financing Activities
Proceeds from Fantex Series Vernon Davis Convertible Tracking Stock Offering (net of $210,550 underwriting fees)		4,000,450
Proceeds from Fantex Series EJ Manuel Convertible Tracking Stock Offering (net of $261,850 underwriting fees)		4,975,150
Proceeds from Fantex Series Alshon Jeffery Convertible Tracking Stock Offering (net of $417,900 underwriting fees)	7,940,100	—
Proceeds from Fantex Series Michael Brockers Convertible Tracking Stock Offering (net of $181,100 underwriting fees)	3,440,900	—
Proceeds from Fantex Series Jack Mewhort Convertible Tracking Stock Offering (net of $160,800 underwriting fees)	2,520,140	—
Dividends Paid	(243,410)	(294,770)
Net cash provided from financing activities	$13,657,730	$8,680,830
Net cash increase for period	21,389	74,361
Cash and Cash Equivalents at Beginning of Period	$929,440	$466,833
Cash and Cash Equivalents at End of Period	$950,829	$541,194
Non-Cash Financing Activities:
Contributions from Parent	$3,157,917	$2,743,906

See notes to condensed financial statements.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

1. BUSINESS

Nature of Operations—Fantex, Inc. (the “Company” or “Fantex”) was incorporated in Delaware in September 2012 and is a subsidiary of Fantex Holdings, Inc. (the “Parent”). Fantex has substantially relied on the Parent to date to conduct its operations.

Fantex is a brand acquisition, marketing and brand development company whose focus is on acquiring minority interests in the income associated with the brands of professional athletes and entertainers (together with affiliated entities, the “Contract Party,” and collectively, the “Contract Parties”) and assisting such individuals in enhancing the reach and value of the brands the Company acquires. The business operates in a single segment and focuses on three core areas:

•                  evaluating, targeting and accessing individuals and brands with the potential to generate significant income associated with these brands (which we refer to as “brand income”);

•                  acquiring minority interests in such brand income (“acquired brand income” or “ABI”); and

•                  assisting the acquired brands in increasing their value via technology and through leveraging Fantex’s marketing, advertising and strategic partnering expertise for endorsement and post career opportunities.

The Company currently relies on the Parent for management and operational capabilities while it continues to scale its operations. The Company will continue to rely on the Parent to conduct its operations until such time as the Company’s income and cash flows are sufficient to finance operations.

The Company operates under a management agreement with the Parent, pursuant to which Parent provides Fantex with management and administrative services, including providing and compensating the Company’s executive management and other personnel, as well as services relating to information technology support, brand management and other support operations, facilities, human resources, tax planning and administration, accounting, treasury and insurance. The Company will begin to assume direct management and administrative responsibilities at such time in the future as the actual cost of these services is less than the service fee to the Parent.

All expenses except for the management fee incurred for the three and nine months ended September 30, 2015 and 2014 were paid by the Parent and allocated to Fantex based on the expenses incurred by Fantex in its operations. The allocations were based on the time spent by employees of the Parent on activities of Fantex and direct expenses incurred for the operations of Fantex. The expense allocations have been determined on the basis that Fantex and the Parent considered to be reasonable reflections of the utilization of services provided or the benefit received by Fantex. Management believes that the expenses allocated to Fantex are representative of the operating expenses it would have incurred had Fantex been operating on a stand-alone basis.

Certain Significant Risks and Uncertainties—The Company is an early stage start-up and as such has not yet been able to demonstrate the long term viability of its business model. The Company can be affected by a variety of factors. Management of the Company believes that the following areas represent some of the more significant risks that could have a significant negative effect on the Company in terms of its future financial position, results of operations or cash flows:

•                  The Company has incurred significant losses since its inception and anticipates that it will continue to incur losses in the foreseeable future.

•                  The Company has a limited operating history which may make it difficult for investors to evaluate the success of its business to date and to assess its future viability.

•                  The Company will need to obtain additional funding to acquire additional brands and the Company may also need additional funding to continue operations. There is no certainty the Company will be able to raise such additional funding.

•                  The Company’s principal source of cash flows for the foreseeable future will be derived from brand contracts, and with respect to brand contracts:

•                  the Company has limited experience managing brand contracts and limited historical performance data about its brand contracts;

•                  the Company does not have any rights to require the Contract Party to take any actions to attract, maintain or otherwise generate brand income;

•                  brand income may decrease due to factors outside the control of the Contract Party, such as a decline in relative performance, injury, illness, medical condition or death of the Contract Party, or due to other factors such as public scandal or other reputational harm to the Contract Party;

•                  the valuation of the Company’s brand contracts and expected ABI requires the Company to make material assumptions that may ultimately prove to be incorrect;

•                  changes in government policy, legislation or regulatory interpretations could cause our business operations or offerings of tracking stocks to become subject to additional regulatory or legal requirements that may adversely affect our business operations and ability to offer additional tracking stocks; and

•                  the leagues, team owners, players associations, endorsement partners, elected officials or others may take actions that could restrict the Company’s ability or make it more costly for the Company to enter into future brand contracts.

•                  The Company is dependent on the continued ability of the Parent to support operations until such time as the Company is capable of supporting its own operations.

2. TRACKING STOCKS

As of September 30, 2015, the Company had brand contracts in effect with each of the following contract parties and had created or intended to create a tracking stock related to these brand contracts:

Contract Party	Effective Date of Brand Contract	Tracking Stock Related to the Tracking Stock Brand
Ryan Shazier	September 23, 2015	**
Terrance Williams	September 17, 2015	**
Andrew Heaney	September 10, 2015	**
Kendall Wright	March 26, 2015	Fantex Series Kendall Wright
Jack Mewhort*	March 26, 2015	Fantex Series Jack Mewhort
Michael Brockers*	January 9, 2015	Fantex Series Michael Brockers
Alshon Jeffery*	September 18, 2014	Fantex Series Alshon Jeffery
Mohamed Sanu*	May 14, 2014	Fantex Series Mohamed Sanu
EJ Manuel*	February 14, 2014	Fantex Series EJ Manuel
Vernon Davis*	October 30, 2013	Fantex Series Vernon Davis

* The initial public offerings for these tracking stocks were completed prior to the date this Quarterly Report on Form 10-Q was filed with the SEC.

** The tracking stock related to the brand contract has not been created as of September 30, 2015.

A tracking stock is a type of common stock that the issuing company intends to reflect or “track” the economic performance of a particular business or “group”, and in the Company’s case, the economic performance of the related brand contract, rather than the economic performance of the company as a whole. While the tracking stocks have separate collections of assets and liabilities attributed to them, no brand contract is a separate legal entity and therefore no brand contract can own assets, issue securities or enter into legally binding agreements.

Holders of tracking stocks have no direct claim to the attributed net assets of the tracking stock and are not represented by separate boards of directors. Instead, holders of tracking stock are stockholders of Fantex, with a single board of directors and subject to all of the risks and liabilities of Fantex.

See Exhibit 99.1 to this Quarterly Report on Form 10-Q for unaudited attributed financial information for Fantex’s tracking stocks that were publicly traded during the reporting period.

3. RELATED PARTY TRANSACTIONS

The Company will continue to rely on the Parent to conduct its operations until such time as the Company’s cash flows are sufficient to finance operations. The Company operates under a management agreement with the Parent, pursuant to which the Parent provides Fantex with management and administrative services, including providing and compensating the Company’s executive management and other personnel, as well as services relating to information technology support, brand management and other support operations, facilities, human resources, tax planning and administration, accounting, treasury and insurance. The Company will begin to assume direct management and administrative responsibilities at such time in the future as the actual cost of these services is less than the service fee to the Parent, which is not anticipated to occur until the Company begins to generate significant cash flows from multiple brand contracts.

Under the terms of the management agreement, the Company has agreed to pay the Parent 5% of the amount of the gross cash received by the Company, if any, pursuant to the brand contracts during any quarterly period as remuneration for the services provided. The amount of gross cash received used to calculate this 5% fee will include any portion allocated to a reduction of the carrying value on the financial statements but shall not take into account the changes in fair value of the brand contracts. As such, the service fee under the management agreement will be determined based on the total amount of actual cash received under the brand contracts in a given quarterly period prior to any adjustments for fair value and without regard to the expected cash receipts in such quarter as reflected in the financial statements for that quarter. To the extent the Company receives no cash for any period then the Company would not owe any fee for any services provided during that period. The Company may evaluate the service fee from time to time to assess the continued appropriateness of the percentage of our cash receipts upon which the service fee is calculated, in light of the services being provided by the Parent at the time and the cost of those services.

The Company incurred management fee expenses pursuant to the management agreement of $4,004 and $6,444 for the three months ended September 30, 2015 and 2014, respectively, and $23,289 and $26,788 for the nine months ended September 30, 2015 and 2014, respectively. The management fee is included in the total expenses of $899,681 and $1,049,109 for the three months ended September 30, 2015 and 2014, respectively, and $3,230,407 and $3,096,920 for the nine months ended September 30, 2015 and 2014, respectively. The management fee represents a cash payment in lieu of an allocation from the Parent for the expenses to operate the Company.

All expenses (except our management fee expense incurred for the three and nine months ended September 30, 2015) were paid by the Parent and allocated to Fantex based on the time spent by employees of the Parent on activities of Fantex, the number of full time equivalent employees performing Fantex activities and direct expenses incurred for the operations of Fantex. The expense allocations have been determined on the basis that Fantex and the Parent considered to be reasonable reflections of the utilization of services provided or the benefit received by Fantex and the methodology and assumptions made in the allocations have been consistently applied and are comparable in the periods presented. Management believes that the expenses allocated from the Parent to Fantex, together with the management fee payable by the Company to the Parent under the management agreement, are representative of the operating expenses Fantex would have incurred had it been operated on a stand-alone basis.

During the three months ended September 30, 2015 and 2014, the Parent incurred and allocated to the Company $895,406 and $862,224, respectively, of expenses directly related to the operations of Fantex. During the nine months ended September 30, 2015 and 2014, the Parent incurred and allocated to the Company $3,157,917 and $2,743,906, respectively, of expenses directly related to the operations of Fantex. The Company converted to capital all of the amounts that were allocated by the Parent to the Company for the three and nine months ended September 30, 2015.

In late 2013 the five independent directors of the Company were granted an aggregate of 100,000 non-qualified options under the Fantex Holdings, Inc. 2012 Equity Incentive Plan. These options were granted with an exercise price equal to the fair market value of the Parent’s common stock at the date of grant and have a 10 year contractual term. The stock options vest ratably over a four year period. The fair market value of stock options is estimated using the Black-Scholes valuation model and the Company used the following methods to determine its underlying assumptions: expected volatilities are based on the historical volatilities of the daily closing price of the public common stock of companies believed comparable to the Parent; the expected term of options granted is based on the simplified method of using the mid-point between the vesting term and the original contractual term and/or average time outstanding method; the risk-free interest rate is based on the U.S. Treasury daily yield curve on the date of grant; and the expected dividend yield is based on the current dividend trend. Forfeitures are estimated at the time of grant and adjusted, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

The Company was allocated from the Parent $6,082 and $18,312 of stock compensation for the three and nine months ended September 30, 2015 respectively, and $6,091 and $18,697 for the three and nine months ended September 30, 2014. The key assumptions used by the Parent in the valuation model to value the stock option grants for the three and nine months ended September 30, 2015 and 2014 were:

Expected Term:	6.02 years
Risk Free Rate:	1.75%
Weighted Average Volatility:	65.50%
Expected Forfeiture Rate:	35.00%
Expected Dividend Rate:	0%

The fair value of the options as computed under the Black-Scholes valuation model was calculated to be $0.967 per share. As of September 30, 2015 there are 45,106 shares and $43,625 of compensation expense to be expensed over the remaining 1.8-year vesting period.

The below table summarizes the related party transactions involving the initial public offerings completed since January 1, 2014 until September 30, 2015 which were underwritten by the Company’s affiliated broker-dealer, Fantex Brokerage Services, LLC.

				Gross	Underwriting	Parent’s Purchase (2)		Directors’ Purchase (2)
IPO Date	Tracking Stock	Shares	IPO Price	Proceeds	Discount (1)	Shares	Amount	Shares(3)	Amount
April 28, 2014	Fantex Series Vernon Davis	421,100	$10.00	$4,211,000	$210,550	102,454	$1,024,540	—	$—
July 21, 2014	Fantex Series EJ Manuel	523,700	$10.00	$5,237,000	$261,850	250,000	$2,500,000	27,934	$279,340
November 3, 2014	Fantex Series Mohamed Sanu	164,300	$10.00	$1,643,000	$82,150	78,000	$780,000	10,365	$103,650
March 19, 2015	Fantex Series Alshon Jeffery	835,800	$10.00	$8,358,000	$417,900	400,000	$4,000,000	203,994	$2,039,940
May 29, 2015	Fantex Series Michael Brockers	362,200	$10.00	$3,622,000	$181,100	162,993	$1,629,930	92,900	$929,000
July 14, 2015	Fantex Series Jack Mewhort	268,100	$10.00	$2,681,000	$160,860	124,014	$1,240,140	69,520	$695,200

(1)          Paid as compensation to Fantex Brokerage Services, LLC, an affiliated broker-dealer.

(2)          As of September 30, 2015, the Parent and the Parent’s directors hold the indicated positions in the tracking stocks. The Parent and the Parent’s directors are precluded from selling their positions in the tracking stocks within 180 days of effectiveness of the offering and unless it is done through a registered public offering.

(3)          Includes 34,414 shares of Fantex Series Alshon Jeffery, 18,000 shares of Fantex Series Michael Brockers and 13,400 shares of Fantex Series Jack Mewhort owned by Lily Beirne, the spouse of David Beirne, the Chairman of our Parent’s Board of Directors.

4. INVESTMENT IN BRAND CONTRACTS, AT FAIR VALUE

Brand contracts, at fair value, are initially valued at the transaction price. As of September 30, 2015, our brand contracts are considered Level 3 investments because there are no reliable observable market prices for these investments. The Company employs discounted cash flow valuation models that depend on several observable and unobservable pricing inputs and assumptions in determining fair value for Level 3 investments, including: the risk free cost of capital, length of playing career, length of post career, future rates of inflation in salaries and endorsement contracts, and projections of amounts that may be realized through future playing and endorsement contracts. These unobservable pricing inputs and assumptions may differ by brand contract and in the application of the Company’s valuation methodologies. The reported fair value estimates could vary materially if the Company had chosen to incorporate different unobservable pricing inputs or other assumptions for applicable investments.

The Company generally considers three categories of potential brand income:

• Category A—Potential brand income related to the portions of existing contracts that have a higher degree of certainty of payment, such as brand income that is very near-term or that is guaranteed under existing included contracts.

• Category B—Potential brand income related to the portions of existing contracts that have a lesser degree of certainty of payment, such as brand income that is payable pursuant to existing included contracts but that depends on longer-term continued satisfactory performance of the Contract Party.

• Category C—Potential brand income related to anticipated future contracts, such as future endorsements, playing contracts and/or additional brand income generated from coaching, broadcasting or the like.

As of September 30, 2015 the Company had six brand contracts that are generating income and subject to fair value measurement. The following describes the valuation methodology and significant unobservable inputs used for these brand contracts that is categorized within Level 3 of the fair value hierarchy at September 30, 2015.

Discount Rates

In determining the fair value of the Company’s brand contracts as of September 30, 2015, the Company used discount rates ranging from 4.5% to 20.0%, which the Company believes adequately address the uncertainty inherent in its estimates.

Career Length

To determine a Contract Party’s expected career length for the brand contracts, the Company’s valuation professionals used proprietary valuation models. Using statistical analysis, the Company’s valuation professionals determined a set of players that were comparable in caliber to the Contract Party and, based on the career lengths of the players in the data set, arrived at an estimated career length for the Contract Party.

Player Contract Values

In estimating the value of the future player contracts for Contract Parties, the Company reviewed the contracts for players in the professional sport, retired or active, who are of similar caliber to the applicable Contract Party, who have entered into contracts in a similar era, and who are or were at similar ages and stages in their careers at which the applicable Contract Party is expected to enter into additional player contracts. The values of such contracts are adjusted for inflation to better predict the contract values of any future player contracts.

Level 3 Assets

The Investments in Brand Contracts at fair value was determined to be $21,829,927 as of September 30, 2015.

The table below presents additional data about our Level 3 assets measured at fair value. Both observable and unobservable inputs may be used to determine the fair value of the contract within the Level 3 category. As a result unrealized gains and losses for assets and liabilities within the Level 3 category may include changes in the fair value that were attributable to both observable and unobservable inputs. Changes in Level 3 assets measured at fair value for the three and nine months ended September 30, 2015 were as follows:

	Three Months Ended September 30, 2015
Brand Contract	Balance June 30, 2015	Purchases	Payments on Brand Contracts	Realized Gain (Loss)	Unrealized Gain	Reclassified to Receivables	Balance September 30, 2015
Vernon Davis Brand Contract	$2,730,057	$—	$(13,370)	$2,646	$82,180	$(85,835)	$2,715,678
EJ Manuel Brand Contract	2,727,480	—	(2,543)	(411,117)	81,935	(22,972)	2,372,783
Mohamed Sanu Brand Contract	2,156,268	—	—	888	78,237	(28,709)	2,206,684
Alshon Jeffery Brand Contract	7,467,038	—	—	(2,309)	206,690	(29,354)	7,642,065
Michael Brockers Brand Contract	4,007,490	—	—	347	123,593	(21,199)	4,110,231
Jack Mewhort Brand Contract	—	2,520,000	—	(7,290)	280,054	(10,278)	2,782,486
Total Brand Contracts	$19,088,333	$2,520,000	$(15,913)	$(416,835)	$852,689	$(198,347)	$21,829,927

	Nine Months Ended September 30, 2015
Brand Contract	Balance December 31, 2014	Purchases	Payments on Brand Contracts	Realized Gain (Loss)	Unrealized Gain (Loss)	Reclassified to Receivables	Balance September 30, 2015
Vernon Davis Brand Contract	$2,626,332	$—	$(131,391)	$71,837	$234,735	$(85,835)	$2,715,678
EJ Manuel Brand Contract	2,582,389	—	(8,921)	(414,441)	236,728	(22,972)	2,372,783
Mohamed Sanu Brand Contract	2,012,461	—	(23,364)	21,791	224,505	(28,709)	2,206,684
Alshon Jeffery Brand Contract	—	7,940,000	(146,327)	(740)	(121,514)	(29,354)	7,642,065
Michael Brockers Brand Contract	—	3,440,000	(84,891)	(3,509)	779,830	(21,199)	4,110,231
Jack Mewhort Brand Contract	—	2,520,000	—	(7,290)	280,054	(10,278)	2,782,486
Total Brand Contracts	$7,221,182	$13,900,000	$(394,894)	$(332,352)	$1,634,338	$(198,347)	$21,829,927

Our measurements of changes to the fair value of brand contracts began in the quarter ended June 30, 2014. Changes in Level 3 assets measured at fair value for the three and nine months ended September 30, 2014 were as follows:

	Three Months Ended September 30, 2014
Brand Contract	Balance June 30, 2014	Purchases	Payments on Brand Contracts	Realized Loss	Unrealized Gain	Balance September 30, 2014
Vernon Davis Brand Contract	$3,768,312	$—	$(109,985)	$(17,957)	$113,483	$3,753,853
EJ Manuel Brand Contract	—	4,975,000	(18,914)	(265,879)	458,282	5,148,489
Total Brand Contracts	$3,768,312	$4,975,000	$(128,899)	$(283,836)	$571,765	$8,902,342

	Nine Months Ended September 30, 2014
Brand Contract	Balance December 31, 2013	Purchases	Payments on Brand Contracts	Realized Loss	Unrealized Gain	Balance September 30, 2014
Vernon Davis Brand Contract	$—	$4,000,000	$(516,854)	$(12,469)	$283,176	$3,753,853
EJ Manuel Brand Contract	—	4,975,000	(18,914)	(265,879)	458,282	5,148,489
Total Brand Contracts	$—	$8,975,000	$(535,768)	$(278,348)	$741,458	$8,902,342

Realized losses result from cash that was previously expected to be received that is no longer expected to be received. Realized gains result from the collection of cash in the current period. Unrealized gain is primarily a result of the passage of time bringing future cash flows closer to the present, which increases the present value of those cash flows. Unrealized loss is primarily a result changes in the timing of estimated cash flows from one time period to a subsequent time period or decreases in the estimated amounts of future cash flows.

Balances in “Reclassified to Receivables” column represent amounts paid to the contract party but have not yet been remitted to the Company under the brand contract. Amounts are shown on the condensed balance sheet as “Due from Contract Parties”. Once collected by the Company, these amounts are shown in the “Payments on Brand Contracts” column in the tables above.

On March 19, 2015, the Company paid $7,940,000 as consideration for future payments as defined under the Alshon Jeffery Brand Contract.

On June 2, 2015, the Company paid $3,440,000 (less $172,000 held in escrow until six consecutive months of payments of brand amounts have been timely delivered to Fantex) as consideration for future payments as defined under the Michael Brockers Brand Contract. Michael Brockers paid to the Company $84,891 due under the terms of the Michael Brockers Brand Contract for the period from October 15, 2014 through June 2, 2015.

On July 15, 2015, the Company paid $2,520,000 (less $126,000 held in escrow until six consecutive months of payments of brand amounts have been timely delivered to Fantex) as consideration for future payments as defined under the Jack Mewhort Brand Contract.

The significant unobservable inputs used in the fair value measurement of the Company’s brand contracts are discount rates, career length, and comparable NFL contract values. The table below summarizes the general effects of changes in these inputs on the fair value of the brand contact and the range and weighted average of the inputs:

Increase In:	Effect on brand contract fair value	Decrease In:	Effect on brand contract fair value	Range of inputs	Weighted Average of inputs
Discount Rate	Decrease	Discount Rate	Increase	4.5% - 20%	14.4%
Career Length	Increase	Career Length	Decrease	3 - 16 years	10.0 years
Comparable Player NFL Contracts	Increase	Comparable Player NFL Contracts	Decrease	$0.5 million - $60 million	$21.6 million

5. INCOME TAXES

For the nine months ended September 30, 2015 and 2014, no income tax expense or benefit was recognized.

At the periods ended below deferred tax assets consisted of the following:

	September 30, 2015	December 31, 2014
Deferred tax assets:
Net operating loss carry-forward	$4,732,000	$4,465,000
Valuation allowance	(4,732,000)	(4,465,000)
Total deferred tax assets	$—	$—

Because of the Company’s limited operating history and cumulative loss, management believes it is more likely than not that the remaining deferred tax asset will not be realized. Therefore, the Company provided a full valuation allowance of $4,732,000 and $4,465,000 against the deferred tax asset as of September 30, 2015 and December 31, 2014, respectively. The federal statutory income tax rate of 35% is offset by the valuation allowance to reconcile to the effective income tax rate of 0%.

As of September 30, 2015 we have federal and state income tax net operating loss carry-forwards of $3,768,000 and $964,000, respectively, which will expire at various dates from 2032 through 2035. Such net operating loss carry-forwards will expire as follows:

2032	$460,000
2033	1,267,000
2034	1,767,000
2035	1,238,000
Total	$4,732,000

The Company adopted a policy to classify accrued interest and penalties as part of the accrued liability for uncertain tax positions, if any, in the provision for income taxes. No accrued interest or penalties were recorded as of September 30, 2015 or December 31, 2014. The Company does not anticipate any significant changes to the unrecognized tax benefits within 12 months of this reporting date.

The Company files income tax returns in federal and state jurisdictions. At September 30, 2015 and December 31, 2014, all tax years were open and may be subject to potential examination in one or more jurisdictions. There are no ongoing examinations by taxing authorities at this time.

6. EARNINGS PER SHARE

Income (Loss) per share—The Company computes net income (loss) per share of its platform common stock and tracking stocks using the two-class method in the financial statements. Basic income (loss) per share (“Basic EPS”) excludes dilution and is computed by dividing net loss by the weighted average number of shares outstanding for the period. The Company has no potentially dilutive common share options or unvested restricted common shares.

As of September 30, 2015, the Company’s capital structure consists of seven series of common stocks as listed on the Company’s condensed balance sheets in this Quarterly Report on Form 10-Q.  In accordance with the Company’s management and attribution policies, the Company attributes assets, liabilities, income and expenses to its tracking stocks to reflect or “track” the economic performance of the associated brand contract, as defined below. Accordingly, the Company attributed 95% of the ABI from the brand contracts to the associated tracking stock and expenses directly attributable to those tracking stocks, such as promotional and marketing-related expenses. The Company also assigns a share of its general liabilities and expenses, such as the management fee from our Parent, to the tracking stocks. For additional information about tracking stocks, see Note 2.

The following tables show the calculation of net income (loss) for the platform common stock and the six tracking stocks for the three and nine months ended September 30, 2015:

	For the three months ended September 30, 2015
		Attributed Operating Expenses
	Attributed Income (Loss) from Brand Contracts(1)(3)	Direct Expenses	Management Fees(2)	Total Attributed Operating Expenses	Attributed Net Income (Loss)
Platform Common Stock	$22,312	$895,116	$(3,804)	$891,312	$(869,000)
Fantex Series Vernon Davis Convertible Tracking Stock	90,464	3,884	3,237	7,121	83,343
Fantex Series EJ Manuel Convertible Tracking Stock	(312,723)	145	121	266	(312,989)
Fantex Series Mohamed Sanu Convertible Tracking Stock	75,169	—	—	—	75,169
Fantex Series Alshon Jeffery Convertible Tracking Stock	194,162	536	446	982	193,180
Fantex Series Michael Brockers Convertible Tracking Stock	117,743	—	—	—	117,743
Fantex Series Jack Mewhort Convertible Tracking Stock	259,126	—	—	—	259,126
Total	$446,253	$899,681	$—	$899,681	$(453,428)

	For the nine months ended September 30, 2015
		Attributed Operating Expenses
	Attributed Income (Loss) from Brand Contracts(1)(3)	Direct Expenses	Management Fees(2)	Total Attributed Operating Expenses	Attributed Net Income (Loss)
Platform Common Stock	$65,619	$3,203,865	$(22,124)	$3,181,741	$(3,116,122)
Fantex Series Vernon Davis Convertible Tracking Stock	301,123	9,800	8,167	17,967	283,156
Fantex Series EJ Manuel Convertible Tracking Stock	(168,827)	1,052	876	1,928	(170,755)
Fantex Series Mohamed Sanu Convertible Tracking Stock	233,981	2,510	2,099	4,609	229,372
Fantex Series Alshon Jeffery Convertible Tracking Stock	(116,142)	8,341	6,950	15,291	(131,433)
Fantex Series Michael Brockers Convertible Tracking Stock	737,505	4,839	4,032	8,871	728,634
Fantex Series Jack Mewhort Convertible Tracking Stock	259,126	—	—	—	259,126
Total	$1,312,385	$3,230,407	$—	$3,230,407	$(1,918,022)

The following tables show the calculation of net income (loss) for the platform common stock and the two tracking stocks for the three and nine months ended September 30, 2014. Our tracking stock attribution started in the quarter ended June 30, 2014. Prior to this, all costs were attributed solely to the Platform Common Stock.

	For the three months ended September 30, 2014
		Attributed Operating Expenses
	Attributed Income (Loss) from Brand Contracts(1)	Direct Expenses	Management Fees(2)	Total Attributed Operating Expenses	Attributed Net Income (Loss)
Platform Common Stock	$14,396	$1,041,375	$(6,123)	$1,035,252	$(1,020,856)
Fantex Series Vernon Davis Convertible Tracking Stock	90,749	6,599	5,225	11,824	78,925
Fantex Series EJ Manuel Convertible Tracking Stock	182,785	1,135	898	2,033	180,752
Total	$287,930	$1,049,109	$—	$1,049,109	$(761,179)

	For the nine months ended September 30, 2014
		Attributed Operating Expenses
	Attributed Income (Loss) from Brand Contracts(1)	Direct Expenses	Management Fees(2)	Total Attributed Operating Expenses	Attributed Net Income (Loss)
Platform Common Stock	$23,154	$3,064,774	$(25,449)	$3,039,325	$(3,016,171)
Fantex Series Vernon Davis Convertible Tracking Stock	257,171	31,011	24,551	55,562	201,609
Fantex Series EJ Manuel Convertible Tracking Stock	182,785	1,135	898	2,033	180,752
Total	$463,110	$3,096,920	$—	$3,096,920	$(2,633,810)

(1)         In accordance with the Company’s management and attribution policies, 5% of the income from a brand contract is attributed to the platform common stock with the remaining 95% attributed to the associated tracking stock.

(2)         Pursuant to the management agreement with our Parent, the management fee is calculated as 5% of the cash receipts from the brand contracts, during the relevant periods.

(3)         Attributed income also includes income from other investments.

During the three and nine months ended September 30, 2015, we collected cash and attributed the management fee per the table below:

		Management Fee (5%)
Brand Contract	Cash Receipt	Tracking Stock (95%)	Platform Common (5%)	Total
Vernon Davis Brand Contract	$68,152	$3,237	$170	$3,407
EJ Manuel Brand Contract	2,543	121	6	127
Mohamed Sanu Brand Contract	—	—	—	—
Alshon Jeffery Brand Contract	9,395	446	24	470
Michael Brockers Brand Contract	—	—	—	—
Jack Mewhort Brand Contract	—	—	—	—
Three Months Ended September 30, 2015	$80,090	$3,804	$200	$4,004

		Management Fee (5%)
Brand Contract	Cash Receipt	Tracking Stock (95%)	Platform Common (5%)	Total
Vernon Davis Brand Contract	$171,938	$8,167	$431	$8,598
EJ Manuel Brand Contract	18,438	876	46	922
Mohamed Sanu Brand Contract	44,187	2,099	110	2,209
Alshon Jeffery Brand Contract	146,326	6,950	366	7,316
Michael Brockers Brand Contract	84,891	4,032	212	4,244
Jack Mewhort Brand Contract	—	—	—	—
Nine Months Ended September 30, 2015	$465,780	$22,124	$1,165	$23,289

During the three and nine months ended September 30, 2014, we collected cash and attributed the management fee per the table below. There were no management fees charged to the Company from our Parent prior to April 28, 2014.

		Management Fee (5%)
Brand Contract	Cash Receipt	Tracking Stock (95%)	Platform Common (5%)	Total
Vernon Davis Brand Contract	$109,985	$5,224	$275	$5,499
EJ Manuel Brand Contract	18,914	898	47	945
Three Months Ended September 30, 2014	$128,899	$6,122	$322	$6,444

		Management Fee (5%)
Brand Contract	Cash Receipt	Tracking Stock (95%)	Platform Common (5%)	Total
Vernon Davis Brand Contract	$516,854	$24,551	$1,292	$25,843
EJ Manuel Brand Contract	18,914	898	47	945
Nine Months Ended September 30, 2014	$535,768	$25,449	$1,339	$26,788

The total management fee is included in the direct expenses of the platform common stock.

7. STOCKHOLDERS’ EQUITY

On April 28, 2014, the Company completed the initial public offering of 421,100 shares of Fantex Series Vernon Davis, raising gross proceeds of $4,211,000.

On July 21, 2014, the Company completed the initial public offering of 523,700 shares of Fantex Series EJ Manuel, raising gross proceeds of $5,237,000.

On August 18, 2014, the Company paid a previously declared cash dividend of $0.70 per share to the holders of record of Fantex Series Vernon Davis as of the close of business on August 15, 2014.

On November 3, 2014, the Company completed the initial public offering of 164,300 shares of Fantex Series Mohamed Sanu, raising gross proceeds of $1,643,000.

On November 26, 2014, the Company paid a previously declared cash dividend of $0.30 per share to the holders of record of Fantex Series Vernon Davis as of the close of business on November 25, 2014.

On March 19, 2015, the Company completed the initial public offering of 835,800 shares of Fantex Series Alshon Jeffery, raising gross proceeds of $8,358,000.

On April 28, 2015, the Company paid a previously declared cash dividend of $0.50 per share to the holders of record of Fantex Series Vernon Davis as of the close of business on April 24, 2015.

On May 29, 2015, the Company completed the initial public offering of 362,200 shares of Fantex Series Michael Brockers, raising gross proceeds of $3,622,000.

On July 14, 2015, the Company completed the initial public offering of 268,100 shares of Fantex Series Jack Mewhort, raising gross proceeds of $2,681,000.

On July 30, 2015 the Company paid a previously declared cash dividend of $0.20 per share to the holders of record of Fantex Series Mohamed Sanu as of the close of business on June 30, 2015.

The holders of the Company’s platform common stock and each series of the Company’s common stock are entitled to one vote per share. Each series of common stock will vote together as a single class with all other series of common stock, unless otherwise required by law. Delaware law would require holders of a series of stock to vote separately as a single class if the Company were to seek to amend its certificate of incorporation so as to alter or change the powers, preferences or special rights of one or more series of a class of stock in a manner that adversely affects the holders of such series of stock, but does not so affect the entire class. In such a case, the holders of the affected series would be required to vote separately to approve the proposed amendment.

At any time following the two-year anniversary of the filing of a certificate of designations creating a new tracking stock, the Company’s Board of Directors may resolve to convert such tracking stock into fully paid and non-assessable shares of the platform common stock at a conversion ratio to be determined by dividing the fair value of a share of such tracking stock by the fair value of a share of the Company’s platform common stock.

8. COMMITMENTS AND CONTINGENCIES

On March 26, 2015, Fantex entered into a brand contract with Kendall Wright (the “Kendall Wright Brand Contract”), a professional football player in the NFL. This brand contract entitles Fantex to receive 10% of Kendall Wright’s brand income after December 1, 2014. As consideration for the ABI under the brand contract, Fantex will pay Kendall Wright a one-time cash amount of $3.125 million contingent upon our ability to obtain financing for the purchase price. Fantex will have no further financial obligations to Kendall Wright under the brand contract once this payment is made, if at all, other than certain obligations to indemnify Kendall Wright. According to the terms of the Kendall Wright Brand Contract, Kendall Wright is not obligated to make payments to us until the upfront payment is made by us to him. As such, there is no currently required payment due to Fantex by Kendall Wright. Our ABI under the brand contract is contingent upon our payment of the purchase price.

On September 10, 2015, Fantex entered into a brand contract with Andrew Heaney (the “Andrew Heaney Brand Contract”), a professional baseball player in Major League Baseball (“MLB”). This brand contract entitles Fantex to receive 10% of Andrew Heaney’s brand income after January 1, 2015. As consideration for the ABI under the brand contract, Fantex will pay Andrew Heaney a one-time cash amount of $3.34 million contingent upon our ability to obtain financing for the purchase price. Fantex will have no further financial obligations to Andrew Heaney under the brand contract once this payment is made, if at all, other than certain obligations to indemnify Andrew Heaney. According to the terms of the Andrew Heaney Brand Contract, Andrew Heaney is not obligated to make payments to us until the upfront payment is made by us to him. As such, there is no currently required payment due to Fantex by Andrew Heaney. Our ABI under the brand contract is contingent upon our payment of the purchase price.

On September 17, 2015, Fantex entered into a brand contract with Terrance Williams (the “Terrance Williams Brand Contract”), a professional football player in the NFL. This brand contract entitles Fantex to receive 10% of Terrance Williams brand income after February 1, 2015. As consideration for the ABI under the brand contract, Fantex will pay Terrance Williams a one-time cash amount of $3.06 million contingent upon our ability to obtain financing for the purchase price. Fantex will have no further financial obligations to Terrance Williams under the brand contract once this payment is made, if at all, other than certain obligations to indemnify Terrance Williams. According to the terms of the Terrance Williams Brand Contract, Terrance Williams is not obligated to make payments to us until the upfront payment is made by us to him. As such, there is no currently required payment due to Fantex by Terrance Williams. Our ABI under the brand contract is contingent upon our payment of the purchase price.

On September 23, 2015, Fantex entered into a brand contract with Ryan Shazier (the “Ryan Shazier Brand Contract”), a professional football player in the NFL. This brand contract entitles Fantex to receive 10% of Ryan Shazier’s brand income after September 1, 2015. As consideration for the ABI under the brand contract, Fantex will pay Ryan Shazier a one-time cash amount of $3.11 million contingent upon our ability to obtain financing for the purchase price. Fantex will have no further financial obligations to Ryan Shazier under the brand contract once this payment is made, if at all, other than certain obligations to indemnify Ryan Shazier. According to the terms of the Ryan Shazier Brand Contract, Ryan Shazier is not obligated to make payments to us until the upfront payment is made by us to him. As such, there is no currently required payment due to Fantex by Ryan Shazier. Our ABI under the brand contract is contingent upon our payment of the purchase price.

9. SUBSEQUENT EVENT

On November 10, 2015 the Company and Arian Foster mutually agreed to terminate the Arian Foster Brand Contract.

ITEM 1B: Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Vernon Davis and his affiliate The Duke Marketing, LLC dated October 30, 2013

The accompanying Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. (“Fantex”) and Vernon Davis and his affiliate The Duke Marketing, LLC (together, the “Contract Party”) dated October 30, 2013 (the “Brand Contract”), present the cash or other consideration received by the Contract Party from included contracts subject to the Brand Contract for the three and nine months ended September 30, 2015 and 2014 (the “Statements of Cash Receipts from Included Contracts”).

Investors in our Fantex Series Vernon Davis Convertible Tracking Stock, par value of $0.0001 (“Fantex Series Vernon Davis”), are investing in Fantex and not in the Brand Contract or Vernon Davis. However, Fantex Series Vernon Davis is intended to track and reflect the separate economic performance of the assets to be attributed to the Vernon Davis Brand. Only Fantex will have rights under the Brand Contract and recourse against Vernon Davis.

Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Vernon Davis and his affiliate The Duke Marketing, LLC dated October 30, 2013

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
RECEIPTS FROM INCLUDED CONTRACTS SUBJECT TO THE BRAND CONTRACT
Contractual NFL player receipts	$768	$829	$768	$829
Contractual NFL post regular season receipts	—	—	—	86
Contractual NFL player performance incentives receipts	75	75	293	75
Total receipts from NFL player contract	843	904	1,061	990
Receipts from other included contracts	149	195	1,160	316
TOTAL RECEIPTS FROM INCLUDED CONTRACTS SUBJECT TO THE BRAND CONTRACT	$992	$1,099	$2,221	$1,306

The notes are an integral part of these statements

Notes to Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Vernon Davis and his affiliate The Duke Marketing, LLC dated October 30, 2013 (Unaudited)

Note 1. Basis of Presentation

The accompanying Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. (“Fantex”) and Vernon Davis and his affiliate The Duke Marketing, LLC (together, the “Contract Party”) dated October 30, 2013 (the “Brand Contract”), present the cash or other consideration received by the Contract Party from included contracts (see Note 2) subject to the Brand Contract for the three and nine months ended September 30, 2015 and 2014 (the “Statements of Cash Receipts from Included Contracts”).

Unaudited Interim Financial Statements—The accompanying interim Statements of Cash Receipts from Included Contracts for the three and nine months ended September 30, 2015 and 2014 and the related information contained in the notes to the statements are unaudited. The unaudited interim information has been prepared on the same basis as the annual Statements of Cash Receipts from Included Contracts and, in the opinion of management, reflects all adjustments, which include only normal recurring adjustments, necessary to present fairly the Statements of Cash Receipts from Included Contracts for the three and nine months ended September 30, 2015 and 2014.

The Brand Contract entitles Fantex to 10% of the Contract Party’s cash or other consideration received from included contracts from the effective date of the Brand Contract and cash or other consideration received from future contracts resulting from certain activities of the Contract Party (such monies, the “acquired brand income” or “ABI”). These certain activities, defined under the terms of the Brand Contract as the “Field,” include activities in or substantially related to being a football player, broadcasting, coaching, motion pictures, television, radio, music, literary, talent engagements, personal appearances, public appearances in places of amusement and entertainment, records and recording, publications, and the use or license of Contract Party’s name, voice, likeness, biography or talents for purposes of advertising and trade, including without limitation sponsorships, endorsements and appearances, and any other activities in which Contract Party uses or licenses its name, likeness or reputation to generate cash or other consideration received, unless such activities are specifically excluded by the Brand Contract. In the event that there is any ambiguity as to whether an activity is in the Field, Fantex and the Contract party shall discuss in good faith to consider whether such activity is of the type typically performed by the Contract Party in the principal business (such activities may include sports casting, coaching, acting as spokesperson, etc.). If a resolution is not reached within 30 days from the initial discussions Fantex or the Contract Party may remit the matter to arbitration.

The Brand Contract became effective April 28, 2014 with the successful acquisition of financing, which Fantex acquired by conducting a registered public offering (“Offering”) of tracking stock intended to track and reflect the separate economic performance of the assets to be attributed to the Vernon Davis Brand.

These Statements of Cash Receipts from Included Contracts were prepared from the historical records of the Contract Party and are not intended to be a complete presentation of the Contract Party’s cash receipts. Cash receipts are only earned by Fantex under the Brand Contract after the effective date of the Brand Contract. In the event the Contract Party does not receive cash or other consideration, no amounts are due to Fantex. The Statements of Cash Receipts from Included Contracts are presented in accordance with accounting principles generally accepted in the United States of America.

Note 2. Summary of Significant Accounting Policies

Contractual NFL player receipts—These receipts are recorded based on the cash received by the Contract Party for being on the roster for NFL games, paid on a weekly or bi-weekly basis throughout the season.

Contractual NFL signing bonus receipts—These receipts are recorded based on the cash received for the signing of the Contract Party’s NFL contract, paid on multiple dates as set forth in the NFL player contract.

Contractual NFL post regular season receipts—These receipts are recorded based on the cash received for participation in post season games and awards (e.g. Pro Bowl).

Contractual NFL player performance incentives receipts—These receipts are recorded based on the cash received from various incentives included in the Contract Party’s NFL contract such as a roster bonus and an off-season workout bonus, and the player performance bonus under Article 28 of the CBA. The roster bonus is $25,000 for each regular season game the Contract Party is on the active roster, paid on a bi-weekly basis throughout the season, up to a maximum bonus of $400,000 in any season during the NFL player contract period. The off-season workout bonus is $200,000 paid in a lump sum amount if Mr. Davis participates in at least 90% of the club’s off season conditioning program sessions. The player performance bonus is calculated annually and varies each year based on a comparison of playing time to salary.

Receipts from other included contracts—These receipts are recorded based on the cash, or other consideration received from the Contract Party’s other contracts subject to the Brand Contract, such as endorsements and cash received from NFL Players, Inc. for licensing the image and likeness of the Contract Party.

Included Contracts—Included contracts are those that are effective upon the date that the Brand Contract was executed by Fantex and the Contract Party and that are included in the Brand Contract. Contracts that existed at the signing on October 30, 2013 of the Brand Contract which are renewals of previous contracts with the same counterparty and which relate to periods prior to the signing of the Brand Contract, have been considered included contracts.

ITEM 1C: Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Erik “EJ” Manuel, Jr. and his affiliate Kire Enterprises, LLC dated February 14, 2014

The accompanying Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. (“Fantex”) and Erik “EJ” Manuel, Jr.  and his affiliate Kire Enterprises, LLC (together, the “Contract Party”) dated February 14, 2014 (the “Brand Contract”), present the cash or other consideration received by the Contract Party from included contracts subject to the Brand Contract for the three and nine months ended September 30, 2015 and 2014 (the “Statements of Cash Receipts from Included Contracts”).

Investors in our Fantex Series EJ Manuel Convertible Tracking Stock, par value of $0.0001 (“Fantex Series EJ Manuel”), are investing in Fantex and not in the Brand Contract or EJ Manuel. However, Fantex Series EJ Manuel is intended to track and reflect the separate economic performance of the assets to be attributed to the EJ Manuel Brand. Only Fantex will have rights under the Brand Contract and recourse against EJ Manuel.

Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Erik “EJ” Manuel, Jr. and his affiliate Kire Enterprises, LLC dated February 14, 2014

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
RECEIPTS FROM INCLUDED CONTRACTS SUBJECT TO THE BRAND CONTRACT
Contractual NFL player receipts	$214	$95	$214	$95
Contractual NFL player performance incentives receipts	—	—	18	—
Total receipts from NFL player contract	214	95	232	95
Receipts from other included contracts	41	48	87	254
TOTAL RECEIPTS FROM INCLUDED CONTRACTS SUBJECT TO THE BRAND CONTRACT	$255	$143	$319	$349

The notes are an integral part of these statements

Notes to Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Erik “EJ” Manuel, Jr. and his affiliate Kire Enterprises, LLC dated February 14, 2014 (Unaudited)

Note 1. Basis of Presentation

The accompanying Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. (“Fantex”) and Erik “EJ” Manuel, Jr. and his affiliate Kire Enterprises, LLC (together, the “Contract Party”) dated February 14, 2014 (the “Brand Contract”), present the cash or other consideration received by the Contract Party from included contracts (see Note 2) subject to the Brand Contract for the three and nine months ended September 30, 2015 and 2014 (the “Statements of Cash Receipts from Included Contracts”).

Unaudited Interim Financial Statements—The accompanying interim Statements of Cash Receipts from Included Contracts for the three and nine months ended September 30, 2015 and 2014 and the related information contained in the notes to the statements are unaudited. The unaudited interim information has been prepared on the same basis as the annual Statements of Cash Receipts from Included Contracts and, in the opinion of management, reflects all adjustments, which include only normal recurring adjustments, necessary to present fairly the Statements of Cash Receipts from Included Contracts for the three and nine months ended September 30, 2015 and 2014.

The Brand Contract entitles Fantex to 10% of the Contract Party’s cash or other consideration received from included contracts from the effective date of the Brand Contract and cash or other consideration received from future contracts resulting from certain activities of the Contract Party (such monies, the “acquired brand income” or “ABI”). These certain activities, defined under the terms of the Brand Contract as the “Field,” include activities in or substantially related to being a football player, broadcasting, coaching, motion pictures, television, radio, music, literary, talent engagements, personal appearances, public appearances in places of amusement and entertainment, records and recording, publications, and the use or license of Contract Party’s name, voice, likeness, biography or talents for purposes of advertising and trade, including without limitation sponsorships, endorsements and appearances, and any other activities in which Contract Party uses or licenses its name, likeness or reputation to generate cash or other consideration received, unless such activities are specifically excluded by the Brand Contract. In the event that there is any ambiguity as to whether an activity is in the Field, Fantex and the Contract party shall discuss in good faith to consider whether such activity is of the type typically performed by the Contract Party in the principal business (such activities may include sports casting, coaching, acting as spokesperson, etc.). If a resolution is not reached within 30 days from the initial discussions Fantex or the Contract Party may remit the matter to arbitration.

These Statements of Cash Receipts from Included Contracts reflect the historical cash receipts of the Contract Party that would have been subject to the Brand Contract with Fantex had the Brand Contract been in place beginning January 1, 2014. The Statements of Cash Receipts from Included Contracts reflect the gross amount received by the Contract Party subject to the Brand Contract. Had the Brand Contract been in place beginning January 1, 2014, and subject to the following consideration regarding expired contracts, Fantex would have been entitled to receive 10% of the gross amount received by the Contract Party. The Statements of Cash Receipts from Included Contracts do not reflect earnings of the Contract Party under contracts that had expired and not been renewed as of the signing date of the Brand Contract, as it is not possible to determine if the Contract Party would have excluded these contracts from the Brand Contract. The amounts reflected in the Statements of Cash Receipts from Included Contracts are not necessarily indicative of future cash receipts that will be subject to the Brand Contract.

The Brand Contract became effective July 21, 2014 with the successful acquisition of financing, which Fantex acquired by conducting a registered public offering (“Offering”) of tracking stock intended to track and reflect the separate economic performance of the assets to be attributed to the EJ Manuel Brand.

These Statements of Cash Receipts from Included Contracts were prepared from the historical records of the Contract Party and are not intended to be a complete presentation of the Contract Party’s cash receipts. Cash receipts are only earned by Fantex under the Brand Contract subsequent to the effective date of the Brand Contract. In the event the Contract Party does not receive cash or other consideration, no amounts are due to Fantex. The

Statements of Cash Receipts from Included Contracts are presented in accordance with accounting principles generally accepted in the United States of America.

Note 2. Summary of Significant Accounting Policies

Contractual NFL player receipts— These receipts are recorded based on the cash received by the Contract Party for being on the roster for NFL games, paid on a weekly or bi-weekly basis throughout the season.

Contractual NFL signing bonus receipts—These receipts are recorded based on the cash received for the signing of the Contract Party’s NFL contract, paid on multiple dates as set forth in the NFL contract.

Contractual NFL post regular season receipts—These receipts are recorded based on the cash received for participation in post season games and awards (e.g. Pro Bowl).

Contractual NFL player performance incentives receipts—These receipts are recorded based on the cash received from the Contract Party’s NFL contract and the player performance bonus under Article 28 of the CBA. The player performance bonus is calculated annually and varies every year based on a comparison of playing time to salary.

Receipts from other included contracts—These receipts are recorded based on the cash, or other consideration received from the Contract Party’s other contracts subject to the Brand Contract, such as endorsements and cash received from NFL Players, Inc. for licensing the image and likeness of the Contract Party.

Included Contracts—Included contracts are those that are effective upon the date that the Brand Contract was executed by Fantex and the Contract Party and that are included in the Brand Contract. Contracts that existed at the signing on February 14, 2014 of the Brand Contract which are renewals of previous contracts with the same counterparty and which relate to periods prior to the signing of the Brand Contract, have been considered included contracts.

ITEM 1D: Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Mohamed Sanu dated May 14, 2014

The accompanying Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. (“Fantex”) and Mohamed Sanu (the “Contract Party”) dated May 14, 2014 (the “Brand Contract”), present the cash or other consideration received by the Contract Party from included contracts subject to the Brand Contract for the three and nine months ended September 30, 2015 and 2014 (the “Statements of Cash Receipts from Included Contracts”).

Investors in our Fantex Series Mohamed Sanu Convertible Tracking Stock, par value of $0.0001 (“Fantex Series Mohamed Sanu”), are investing in Fantex and not in the Brand Contract or Mohamed Sanu. However, Fantex Series Mohamed Sanu is intended to track and reflect the separate economic performance of the assets to be attributed to the Mohamed Sanu Brand. Only Fantex will have rights under the Brand Contract and recourse against Mohamed Sanu.

Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Mohamed Sanu dated May 14, 2014

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
RECEIPTS FROM INCLUDED CONTRACTS SUBJECT TO THE BRAND CONTRACT
Contractual NFL player receipts	$272	$139	$272	$139
Contractual NFL post regular season receipts	—	—	22	23
Contractual NFL player performance incentive payments	—	—	210	—
Total receipts from NFL player contract	272	139	504	162
Receipts from other included contracts	15	—	15	7
TOTAL RECEIPTS FROM INCLUDED CONTRACTS SUBJECT TO THE BRAND CONTRACT	$287	$139	$519	$169

The notes are an integral part of these statements

Notes to Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Mohamed Sanu dated May 14, 2014

(Unaudited)

Note 1. Basis of Presentation

The accompanying Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. (“Fantex”) and Mohamed Sanu (the “Contract Party”) dated May 14, 2014 (the “Brand Contract”), present the cash or other consideration received by the Contract Party from included contracts (see Note 2) subject to the Brand Contract for the three and nine months ended September 30, 2015 and 2014 (the “Statements of Cash Receipts from Included Contracts”).

Unaudited Interim Financial Statements—The accompanying interim Statements of Cash Receipts from Included Contracts for the three and nine months ended September 30, 2015 and 2014 and the related information contained in the notes to the statements are unaudited. The unaudited interim information has been prepared on the same basis as the annual Statements of Cash Receipts from Included Contracts and, in the opinion of management, reflects all adjustments, which include only normal recurring adjustments, necessary to present fairly the Statements of Cash Receipts from Included Contracts for the three and nine months ended September 30, 2015 and 2014.

The Brand Contract entitles Fantex to 10% of the Contract Party’s cash or other consideration received from included contracts from the effective date of the Brand Contract and cash or other consideration received from future contracts resulting from certain activities of the Contract Party (such monies, the “acquired brand income” or “ABI”). These certain activities, defined under the terms of the Brand Contract as the “Field,” include activities in or substantially related to being a football player, broadcasting, coaching, motion pictures, television, radio, music, literary, talent engagements, personal appearances, public appearances in places of amusement and entertainment, records and recording, publications, and the use or license of Contract Party’s name, voice, likeness, biography or talents for purposes of advertising and trade, including without limitation sponsorships, endorsements and appearances, and any other activities in which Contract Party uses or licenses its name, likeness or reputation to generate cash or other consideration received, unless such activities are specifically excluded by the Brand Contract. In the event that there is any ambiguity as to whether an activity is in the Field, Fantex and the Contract party shall discuss in good faith to consider whether such activity is of the type typically performed by the Contract Party in the principal business (such activities may include sports casting, coaching, acting as spokesperson, etc.). If a resolution is not reached within 30 days from the initial discussions Fantex or the Contract Party may remit the matter to arbitration.

These Statements of Cash Receipts from Included Contracts reflect the historical cash receipts of the Contract Party that would have been subject to the Brand Contract with Fantex had the Brand Contract been in place beginning January 1, 2014. The Statements of Cash Receipts from Included Contracts reflect the gross amount received by the Contract Party subject to the Brand Contract. Had the Brand Contract been in place beginning January 1, 2014, and subject to the following consideration regarding expired contracts, Fantex would have been entitled to receive 10% of the gross amount received by the Contract Party. The Statements of Cash Receipts from Included Contracts do not reflect earnings of the Contract Party under contracts that had expired and not been renewed as of the signing date of the Brand Contract, as it is not possible to determine if the Contract Party would have excluded these contracts from the Brand Contract. The amounts reflected in the Statements of Cash Receipts from Included Contracts are not necessarily indicative of future cash receipts that will be subject to the Brand Contract.

The Statement of Cash Receipts form Included Contracts includes cash receipts related to the performance bonus of the Contract Party prior to the signing of the Brand Contract. In 2014, a payment of approximately $159,000 for 2013 performance as defined under Article 28 of the Collective Bargaining agreement between the NFL and the NFL Players’ Association was deferred until 2016 and not reflected in the Statement of Cash Receipts from Included Contracts. The agreement with Fantex specifically excluded the 2013 performance bonus payment from ABI when ultimately collected in 2016. Any future performance bonuses will be subject to the brand contract.

The Brand Contract became effective November 3, 2014 with the successful acquisition of financing, which Fantex acquired by conducting a registered public offering (“Offering”) of tracking stock intended to track and reflect the separate economic performance of the assets to be attributed to the Mohamed Sanu Brand.

These Statements of Cash Receipts from Included Contracts were prepared from the historical records of the Contract Party and are not intended to be a complete presentation of the Contract Party’s cash receipts. Cash receipts will only be earned by Fantex under the Brand Contract subsequent to the effective date of the Brand Contract. In the event the Contract Party does not receive cash or other consideration, no amounts are due to Fantex. The Statements of Cash Receipts from Included Contracts are presented in accordance with accounting principles generally accepted in the United States of America.

Note 2. Summary of Significant Accounting Policies

Contractual NFL player receipts— These receipts are recorded based on the cash received by the Contract Party for being on the roster for NFL games, paid on a weekly or bi-weekly basis throughout the season.

Contractual NFL signing bonus receipts—These receipts are recorded based on the cash received for the signing of the Contract Party’s NFL contract, paid on multiple dates as set forth in the NFL player contract.

Contractual NFL post regular season receipts—These receipts are recorded based on the cash received for participation in post season games and awards (e.g. Pro Bowl).

Contractual NFL player performance incentives receipts— These receipts are recorded based on the cash received from the Contract Party’s NFL player contract and the player performance bonus under Article 28 of the CBA. The player performance bonus is calculated annually and varies every year based on a comparison of playing time to salary.

Receipts from other included contracts—These receipts are recorded based on the cash, or other consideration received from the Contract Party’s other contracts subject to the Brand Contract, such as endorsements and cash received from NFL Players, Inc. for licensing the image and likeness of the Contract Party.

Included Contracts—Included contracts are those that are effective upon the date that the Brand Contract was executed by Fantex and the Contract Party and that are included in the Brand Contract. Contracts that existed at the signing on May 14, 2014 of the Brand Contract which are renewals of previous contracts with the same counterparty and which relate to periods prior to the signing of the Brand Contract, have been considered included contracts.

ITEM 1E: Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Alshon Jeffery and his affiliate Ben and Jeffery, Inc. dated September 18, 2014

The accompanying Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. (“Fantex”) and Alshon Jeffery and his affiliate Ben and Jeffery, Inc. (together, the “Contract Party”) dated September 18, 2014 (the “Brand Contract”), present the cash or other consideration received by the Contract Party from included contracts subject to the Brand Contract for the three and nine months ended September 30, 2015 and 2014.

Investors in our Fantex Series Alshon Jeffery Convertible Tracking Stock, par value of $0.0001 (“Fantex Series Alshon Jeffery”) are investing in Fantex and not in the Brand Contract or Alshon Jeffery. However, Fantex Series Alshon Jeffery is intended to track and reflect the separate economic performance of the assets to be attributed to the Alshon Jeffery Brand. Only Fantex will have rights under the Brand Contract and recourse against Alshon Jeffery.

Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Alshon Jeffery and his affiliate Ben and Jeffery, Inc. dated September 18, 2014

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
RECEIPTS FROM INCLUDED CONTRACTS SUBJECT TO THE BRAND CONTRACT
Contractual NFL player receipts	$113	$133	$113	$168
Contractual NFL player performance incentive payments	44	—	145	53
Total receipts from NFL player contract	157	133	258	221
Receipts from other included contracts	68	12	220	59
TOTAL RECEIPTS FROM INCLUDED CONTRACTS SUBJECT TO THE BRAND CONTRACT	$225	$145	$478	$280

The notes are an integral part of these statements

Notes to Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Alshon Jeffery and his affiliate Ben and Jeffery, Inc. dated September 18, 2014

(Unaudited)

Note 1. Basis of Presentation

The accompanying Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. (“Fantex”) and Alshon Jeffery and his affiliate Ben and Jeffery, Inc. (together the “Contract Party”) dated September 18, 2014 (the “Brand Contract”), present the cash or other consideration received by the Contract Party from included contracts (see Note 2) subject to the Brand Contract for the three and nine months ended September 30, 2015 and 2014 (the “Statements of Cash Receipts from Included Contracts”).

Unaudited Interim Financial Statements—The accompanying interim Statements of Cash Receipts from Included Contracts for the three and nine months ended September 30, 2015 and 2014 and the related information contained in the notes to the statements are unaudited. The unaudited interim information has been prepared on the same basis as the annual Statements of Cash Receipts from Included Contracts and, in the opinion of management, reflects all adjustments, which include only normal recurring adjustments, necessary to present fairly the Statements of Cash Receipts from Included Contracts for the three and nine months ended September 30, 2015 and 2014.

The Brand Contract entitles Fantex to 13% of the Contract Party’s cash or other consideration received from included contracts from the effective date of the Brand Contract and cash or other consideration received from future contracts resulting from certain activities of the Contract Party (such monies, the “acquired brand income” or “ABI”). These certain activities, defined under the terms of the Brand Contract as the “Field,” include activities in or substantially related to being a football player, broadcasting, coaching, motion pictures, television, radio, music, literary, talent engagements, personal appearances, public appearances in places of amusement and entertainment, records and recording, publications, and the use or license of Contract Party’s name, voice, likeness, biography or talents for purposes of advertising and trade, including without limitation sponsorships, endorsements and appearances, and any other activities in which Contract Party uses or licenses its name, likeness or reputation to generate cash or other consideration received, unless such activities are specifically excluded by the Brand Contract. In the event that there is any ambiguity as to whether an activity is in the Field, Fantex and the Contract party shall discuss in good faith to consider whether such activity is of the type typically performed by the Contract Party in the principal business (such activities may include sports casting, coaching, acting as spokesperson, etc.). If a resolution is not reached within 30 days from the initial discussions Fantex or the Contract Party may remit the matter to arbitration.

These Statements of Cash Receipts from Included Contracts reflect the historical cash receipts of the Contract Party that would have been subject to the Brand Contract with Fantex had the Brand Contract been in place beginning January 1, 2014. The Statements of Cash Receipts from Included Contracts reflect the gross amount received by the Contract Party subject to the Brand Contract. Had the Brand Contract been in place beginning January 1, 2014, and subject to the following consideration regarding expired contracts, Fantex would have been entitled to receive 13% of the gross amount received by the Contract Party. The Statements of Cash Receipts from Included Contracts do not reflect earnings of the Contract Party under contracts that had expired and not been renewed as of the signing date of the Brand Contract, as it is not possible to determine if the Contract Party would have excluded these contracts from the Brand Contract. The amounts reflected in the Statements of Cash Receipts from Included Contracts are not necessarily indicative of future cash receipts that will be subject to the Brand Contract.

The Brand Contract became effective March 19, 2015 with the successful acquisition of financing, which Fantex acquired by conducting a registered public offering (“Offering”) of tracking stock intended to track and reflect the separate economic performance of the assets to be attributed to the Alshon Jeffery Brand.

These Statements of Cash Receipts from Included Contracts were prepared from the historical records of the Contract Party and are not intended to be a complete presentation of the Contract Party’s cash receipts. Cash receipts will only be earned by Fantex under the Brand Contract subsequent to the effective date of the Brand Contract. In the event the Contract Party does not receive cash or other consideration, no amounts are due to Fantex.

The Statements of Cash Receipts from Included Contracts are presented in accordance with accounting principles generally accepted in the United States of America.

Note 2. Summary of Significant Accounting Policies

Contractual NFL player receipts— These receipts are recorded based on the cash received by the Contract Party for being on the roster for NFL games, paid on a weekly or bi-weekly basis throughout the season.

Contractual NFL signing bonus receipts—These receipts are recorded based on the cash received for the signing of the Contract Party’s NFL contract, paid on multiple dates as set forth in the NFL player contract.

Contractual NFL post regular season receipts—These receipts are recorded based on the cash received for participation in post season games and awards (e.g. Pro Bowl).

Contractual NFL player performance incentives receipts— These receipts are recorded based on the cash received from various incentives included in the Contract Party’s NFL player contract and the player performance bonus under Article 28 of the CBA. The player performance bonus is calculated annually and varies each year based on a comparison of playing time to salary.

Receipts from other included contracts—These receipts are recorded based on the cash, or other consideration received from the Contract Party’s other contracts subject to the Brand Contract, such as endorsements and cash received from NFL Players, Inc. for licensing the image and likeness of the Contract Party.

Included Contracts—Included contracts are those that are effective upon the date that the Brand Contract was executed by Fantex and the Contract Party and that are included in the Brand Contract. Contracts that existed at the signing on September 18, 2014 of the Brand Contract which are renewals of previous contracts with the same counterparty and which relate to periods prior to the signing of the Brand Contract, have been considered included contracts.

ITEM 1F: Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Michael Brockers and his affiliate Brockers Marketing, LLC dated January 9, 2015

The accompanying Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. (“Fantex”) and Michael Brockers and his affiliate Brockers Marketing, LLC (together, the “Contract Party”) dated January 9, 2015 (the “Brand Contract”), present the cash or other consideration received by the Contract Party from included contracts subject to the Brand Contract for three and nine months ended September 30, 2015 and 2014.

Investors in our Fantex Series Michael Brockers Convertible Tracking Stock, par value of $0.0001 (“Fantex Series Michael Brockers”) are investing in Fantex and not in the Brand Contract or Michael Brockers. However, Fantex Series Michael Brockers is intended to track and reflect the separate economic performance of the assets to be attributed to the Michael Brockers Brand. Only Fantex will have rights under the Brand Contract and recourse against Michael Brockers.

Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Michael Brockers and his affiliate Brockers Marketing, LLC dated January 9, 2015

(Amounts in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
RECEIPTS FROM INCLUDED CONTRACTS SUBJECT TO THE BRAND CONTRACT
Contractual NFL player receipts	$199	$148	$199	$148
Contractual NFL player performance incentive payments	—	5	34	5
Total receipts from NFL player contract	199	153	233	153
Receipts from other included contracts	13	10	15	10
TOTAL RECEIPTS FROM INCLUDED CONTRACTS SUBJECT TO THE BRAND CONTRACT	$212	$163	$248	$163

The notes are an integral part of these statements

Notes to Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Michael Brockers and his affiliate Brockers Marketing, LLC dated January 9, 2015

(Unaudited)

Note 1. Basis of Presentation

The accompanying Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. (“Fantex”) and Michael Brockers and his affiliate Brockers Marketing, LLC (together the “Contract Party”) dated January 9, 2015 (the “Brand Contract”), present the cash or other consideration received by the Contract Party from included contracts (see Note 2) subject to the Brand Contract for the three and nine months ended September 30, 2015 and 2014 (the “Statements of Cash Receipts from Included Contracts”).

Unaudited Interim Financial Statements—The accompanying interim Statements of Cash Receipts from Included Contracts for the three and nine months ended September 30, 2015 and 2014 and the related information contained in the notes to the statements are unaudited. The unaudited interim information has been prepared on the same basis as the annual Statements of Cash Receipts from Included Contracts and, in the opinion of management, reflects all adjustments, which include only normal recurring adjustments, necessary to present fairly the Statements of Cash Receipts from Included Contracts for the three and nine months ended September 30, 2015 and 2014.

The Brand Contract entitles Fantex to 10% of the Contract Party’s cash or other consideration received from included contracts from the effective date of the Brand Contract and cash or other consideration received from future contracts resulting from certain activities of the Contract Party (such monies, the “acquired brand income” or “ABI”). These certain activities, defined under the terms of the Brand Contract as the “Field,” include activities in or substantially related to being a football player, broadcasting, coaching, motion pictures, television, radio, music, literary, talent engagements, personal appearances, public appearances in places of amusement and entertainment, records and recording, publications, and the use or license of Contract Party’s name, voice, likeness, biography or talents for purposes of advertising and trade, including without limitation sponsorships, endorsements and appearances, and any other activities in which Contract Party uses or licenses its name, likeness or reputation to generate cash or other consideration received, unless such activities are specifically excluded by the Brand Contract. In the event that there is any ambiguity as to whether an activity is in the Field, Fantex and the Contract party shall discuss in good faith to consider whether such activity is of the type typically performed by the Contract Party in the principal business (such activities may include sports casting, coaching, acting as spokesperson, etc.). If a resolution is not reached within 30 days from the initial discussions Fantex or the Contract Party may remit the matter to arbitration.

These Statements of Cash Receipts from Included Contracts reflect the historical cash receipts of the Contract Party that would have been subject to the Brand Contract with Fantex had the Brand Contract been in place beginning January 1, 2014. The Statements of Cash Receipts from Included Contracts reflect the gross amount received by the Contract Party subject to the Brand Contract. Had the Brand Contract been in place beginning January 1, 2014, and subject to the following consideration regarding expired contracts, Fantex would have been entitled to receive 10% of the gross amount received by the Contract Party. The Statements of Cash Receipts from Included Contracts do not reflect earnings of the Contract Party under contracts that had expired and not been renewed as of the signing date of the Brand Contract, as it is not possible to determine if the Contract Party would have excluded these contracts from the Brand Contract. The amounts reflected in the Statements of Cash Receipts from Included Contracts are not necessarily indicative of future cash receipts that will be subject to the Brand Contract.

The Brand Contract became effective May 29, 2015 with the successful acquisition of financing, which Fantex acquired by conducting a registered public offering (“Offering”) of tracking stock intended to track and reflect the separate economic performance of the assets to be attributed to the Michael Brockers Brand.

These Statements of Cash Receipts from Included Contracts were prepared from the historical records of the Contract Party and are not intended to be a complete presentation of the Contract Party’s cash receipts. Cash receipts will only be earned by Fantex under the Brand Contract subsequent to the effective date of the Brand Contract. In the event the Contract Party does not receive cash or other consideration, no amounts are due to Fantex.

The Statements of Cash Receipts from Included Contracts are presented in accordance with accounting principles generally accepted in the United States of America.

Note 2. Summary of Significant Accounting Policies

Contractual NFL player receipts— These receipts are recorded based on the cash received by the Contract Party for being on the roster for NFL games, paid on a weekly or bi-weekly basis throughout the season.

Contractual NFL signing bonus receipts—These receipts are recorded based on the cash received for the signing of the Contract Party’s NFL contract, paid on multiple dates as set forth in the NFL player contract.

Contractual NFL player performance incentives receipts— These receipts are recorded based on the cash received from various incentives included in the Contract Party’s NFL player contract and the player performance bonus under Article 28 of the CBA. The player performance bonus is calculated annually and varies each year based on a comparison of playing time to salary.

Receipts from other included contracts—These receipts are recorded based on the cash, or other consideration received from the Contract Party’s other contracts subject to the Brand Contract, such as endorsements and cash received from NFL Players, Inc. for licensing the image and likeness of the Contract Party.

Included Contracts—Included contracts are those that are effective upon the date that the Brand Contract was executed by Fantex and the Contract Party and that are included in the Brand Contract. Contracts that existed at the signing on January 9, 2015 of the Brand Contract which are renewals of previous contracts with the same counterparty and which relate to periods prior to the signing of the Brand Contract, have been considered included contracts.

ITEM 1G: Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Jack Mewhort dated March 26, 2015

The accompanying Statement of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. (“Fantex”) and Jack Mewhort (together with any affiliates, the “Contract Party”) dated March 26, 2015 (the “Brand Contract”), presents the cash or other consideration received by the Contract Party from included contracts subject to the Brand Contract for the three and nine months ended September 30, 2015 and 2014 (“Statement of Cash Receipts from Included Contracts”).

Investors in our Fantex Series Jack Mewhort Convertible Tracking Stock, par value of $0.0001 (“Fantex Series Jack Mewhort”) are investing in Fantex and not in the Brand Contract or Jack Mewhort. However, Fantex Series Jack Mewhort is intended to track and reflect the separate economic performance of the assets to be attributed to the Jack Mewhort Brand. Only Fantex will have rights under the Brand Contract and recourse against Jack Mewhort.

Statement of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Jack Mewhort dated March 26, 2015
(Amounts in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
RECEIPTS FROM INCLUDED CONTRACTS SUBJECT TO THE BRAND CONTRACT
Contractual NFL player receipts	$103	$99	$103	$99
Contractual NFL player signing bonus receipts	—	—	413	506
Contractual NFL post regular season receipts	—	—	92	—
Contractual NFL player performance incentive payments	—	—	191	—
Total receipts from NFL player contract	103	99	799	605
Receipts from other included contracts	—	—	—	—
TOTAL RECEIPTS FROM INCLUDED CONTRACTS SUBJECT TO THE BRAND CONTRACT	$103	$99	$799	$605

The notes are an integral part of these statements

Notes to Statement of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Jack Mewhort dated March 26, 2015
(Unaudited)

Note 1. Basis of Presentation

The accompanying Statement of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. (“Fantex”) and Jack Mewhort (together with any affiliates, the “Contract Party”) dated March 26, 2015 (the “Brand Contract”), presents the cash or other consideration received by the Contract Party from included contracts (see Note 2) subject to the Brand Contract for the three and nine months ended September 30, 2015 and 2014 (the “Statements of Cash Receipts from Included Contracts”).

Unaudited Interim Financial Statements—The accompanying interim Statements of Cash Receipts from Included Contracts for the three and nine months ended September 30, 2015 and 2014 and the related information contained in the notes to the statements are unaudited. The unaudited interim information has been prepared on the same basis as the annual Statements of Cash Receipts from Included Contracts and, in the opinion of management, reflects all adjustments, which include only normal recurring adjustments, necessary to present fairly the Statements of Cash Receipts from Included Contracts for the three and nine months ended September 30, 2015 and 2014.

The Brand Contract entitles Fantex to 10% of the Contract Party’s cash or other consideration received from included contracts from the effective date of the Brand Contract and cash or other consideration received from future contracts resulting from certain activities of the Contract Party (“acquired brand income” or “ABI”). These certain activities, defined under the terms of the Brand Contract as the “Field,” include activities in or substantially related to being a football player, broadcasting, coaching, motion pictures, television, radio, music, literary, talent engagements, personal appearances, public appearances in places of amusement and entertainment, records and recording, publications, and the use or license of Contract Party’s name, voice, likeness, biography or talents for purposes of advertising and trade, including without limitation sponsorships, endorsements and appearances, and any other activities in which Contract Party uses or licenses its name, likeness or reputation to generate cash or other consideration received, unless such activities are specifically excluded by the Brand Contract. In the event that there is any ambiguity as to whether an activity is in the Field, Fantex and the Contract party shall discuss in good faith to consider whether such activity is of the type typically performed by the Contract Party in the principal business (such activities may include sports casting, coaching, acting as spokesperson, etc.). If a resolution is not reached within 30 days from the initial discussions Fantex or the Contract Party may remit the matter to arbitration.

These Statements of Cash Receipts from Included Contracts reflect the historical cash receipts of the Contract Party that would have been subject to the Brand Contract with Fantex had the Brand Contract been in place beginning January 1, 2014. The Statements of Cash Receipts from Included Contracts reflect the gross amount received by the Contract Party subject to the Brand Contract. Had the Brand Contract been in place beginning January 1, 2014, and subject to the following consideration regarding expired contracts, Fantex would have been entitled to receive 10% of the gross amount received by the Contract Party. The Statements of Cash Receipts from Included Contracts do not reflect earnings of the Contract Party under contracts that had expired and not been renewed as of the signing date of the Brand Contract, as it is not possible to determine if the Contract Party would have excluded these contracts from the Brand Contract. The amounts reflected in the Statements of Cash Receipts from Included Contracts are not necessarily indicative of future cash receipts that will be subject to the Brand Contract.

The Brand Contract became effective July 14, 2015 with the successful acquisition of financing, which Fantex acquired by conducting a registered public offering (“Offering”) of tracking stock intended to track and reflect the separate economic performance of the assets to be attributed to the Jack Mewhort Brand.

These Statements of Cash Receipts from Included Contracts were prepared from the historical records of the Contract Party and are not intended to be a complete presentation of the Contract Party’s cash receipts. Cash receipts will only be earned by Fantex under the Brand Contract subsequent to the effective date of the Brand Contract. In the event the Contract Party does not receive cash or other consideration, no amounts are due to Fantex. The Statements of Cash Receipts from Included Contracts are presented in accordance with accounting principles generally accepted in the United States of America.

Note 2. Summary of Significant Accounting Policies

Contractual NFL player receipts— These receipts are recorded based on the cash received by the Contract Party for being on the roster for NFL games, paid on a weekly or bi-weekly basis throughout the season.

Contractual NFL signing bonus receipts—These receipts are recorded based on the cash received for the signing of the Contract Party’s NFL contract, paid on multiple dates as set forth in the NFL player contract.

Contractual NFL player performance incentives receipts— These receipts are recorded based on the cash received from various incentives included in the Contract Party’s NFL player contract and the player performance bonus under Article 28 of the CBA. The player performance bonus is calculated annually and varies each year based on a comparison of playing time to salary.

Receipts from other included contracts—These receipts are recorded based on the cash, or other consideration received from the Contract Party’s other contracts subject to the Brand Contract, such as endorsements and cash received from NFL Players, Inc. for licensing the image and likeness of the Contract Party.

Included Contracts—Included contracts are those that are effective upon the date that the Brand Contract was executed by Fantex and the Contract Party and that are included in the Brand Contract. Contracts that existed at the signing on March 26, 2015 of the Brand Contract which are renewals of previous contracts with the same counterparty and which relate to periods prior to the signing of the Brand Contract, have been considered included contracts.

ITEM 1H: Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Kendall Wright dated March 26, 2015

The accompanying Statement of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. (“Fantex”) and Kendall Wright (together with any affiliates, the “Contract Party”) dated March 26, 2015 (the “Brand Contract”), presents the cash or other consideration received by the Contract Party from included contracts subject to the Brand Contract for the three and nine months ended September 30, 2015 and 2014 (“Statement of Cash Receipts from Included Contracts”).

Investors in our Fantex Series Kendall Wright are investing in Fantex and not in the Brand Contract or Kendall Wright. However, the Fantex Series Kendall Wright is intended to track and reflect the separate economic performance of the assets to be attributed to the Kendall Wright Brand. Only Fantex will have rights under the Brand Contract and recourse against Kendall Wright.

Statement of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Kendall Wright dated March 26, 2015
(Amounts in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
RECEIPTS FROM INCLUDED CONTRACTS SUBJECT TO THE BRAND CONTRACT
Contractual NFL player receipts	$74	$48	$454	$368
Contractual NFL player signing bonus receipts	—	567	—	567
Contractual NFL player performance incentive payments	—	—	673	—
Total receipts from NFL player contract	74	615	1,127	935
Receipts from other included contracts	19	—	55	36
TOTAL RECEIPTS FROM INCLUDED CONTRACTS SUBJECT TO THE BRAND CONTRACT	$93	$615	$1,182	$971

The notes are an integral part of these statements

Notes to Statement of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Kendall Wright dated March 26, 2015
(Unaudited)

Note 1. Basis of Presentation

The accompanying Statement of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. (“Fantex”) and Kendall Wright (together with any affiliates, the “Contract Party”) dated March 26, 2015 (the “Brand Contract”), presents the cash or other consideration received by the Contract Party from included contracts (see Note 2) subject to the Brand Contract for the three and nine months ended September 30, 2015 and 2014 (the “Statements of Cash Receipts from Included Contracts”).

Unaudited Interim Financial Statements—The accompanying interim Statements of Cash Receipts from Included Contracts for the three and nine months ended September 30, 2015 and 2014 and the related information contained in the notes to the statements are unaudited. The unaudited interim information has been prepared on the same basis as the annual Statements of Cash Receipts from Included Contracts and, in the opinion of management, reflects all adjustments, which include only normal recurring adjustments, necessary to present fairly the Statements of Cash Receipts from Included Contracts for the three and nine months ended September 30, 2015 and 2014.

The Brand Contract entitles Fantex to 10% of the Contract Party’s cash or other consideration received from included contracts from the effective date of the Brand Contract and cash or other consideration received from future contracts resulting from certain activities of the Contract Party (“acquired brand income” or “ABI”). These certain activities, defined under the terms of the Brand Contract as the “Field,” include activities in or substantially related to being a football player, broadcasting, coaching, motion pictures, television, radio, music, literary, talent engagements, personal appearances, public appearances in places of amusement and entertainment, records and recording, publications, and the use or license of Contract Party’s name, voice, likeness, biography or talents for purposes of advertising and trade, including without limitation sponsorships, endorsements and appearances, and any other activities in which Contract Party uses or licenses its name, likeness or reputation to generate cash or other consideration received, unless such activities are specifically excluded by the Brand Contract. In the event that there is any ambiguity as to whether an activity is in the Field, Fantex and the Contract party shall discuss in good faith to consider whether such activity is of the type typically performed by the Contract Party in the principal business (such activities may include sports casting, coaching, acting as spokesperson, etc.). If a resolution is not reached within 30 days from the initial discussions Fantex or the Contract Party may remit the matter to arbitration.

These Statements of Cash Receipts from Included Contracts reflect the historical cash receipts of the Contract Party that would have been subject to the Brand Contract with Fantex had the Brand Contract been in place beginning January 1, 2014. The Statements of Cash Receipts from Included Contracts reflect the gross amount received by the Contract Party subject to the Brand Contract. Had the Brand Contract been in place beginning January 1, 2014, and subject to the following consideration regarding expired contracts, Fantex would have been entitled to receive 10% of the gross amount received by the Contract Party. The Statements of Cash Receipts from Included Contracts do not reflect earnings of the Contract Party under contracts that had expired and not been renewed as of the signing date of the Brand Contract, as it is not possible to determine if the Contract Party would have excluded these contracts from the Brand Contract. The amounts reflected in the Statements of Cash Receipts from Included Contracts are not necessarily indicative of future cash receipts that will be subject to the Brand Contract.

The effectiveness of the Brand Contract is subject to the successful acquisition of financing, which Fantex intends to acquire by conducting a registered public offering (“Offering”) of tracking stock intended to track and reflect the separate economic performance of the assets to be attributed to the Kendall Wright Brand, unless such condition is otherwise waived by Fantex. If the Offering is not successful, the Brand Contract is not expected to be effective and in such case Fantex will not have rights to collect any future cash receipts under the Brand Contract.

These Statements of Cash Receipts from Included Contracts were prepared from the historical records of the Contract Party and are not intended to be a complete presentation of the Contract Party’s cash receipts. Cash receipts will only be earned by Fantex under the Brand Contract subsequent to the effective date of the Brand Contract. In the event the Contract Party does not receive cash or other consideration, no amounts are due to Fantex.

The Statements of Cash Receipts from Included Contracts are presented in accordance with accounting principles generally accepted in the United States of America.

Note 2. Summary of Significant Accounting Policies

Contractual NFL player receipts— These receipts are recorded based on the cash received by the Contract Party for being on the roster for NFL games, paid on a weekly or bi-weekly basis throughout the season.

Contractual NFL signing bonus receipts—These receipts are recorded based on the cash received for the signing of the Contract Party’s NFL contract, paid on multiple dates as set forth in the NFL player contract.

Contractual NFL player performance incentives receipts— These receipts are recorded based on the cash received from various incentives included in the Contract Party’s NFL player contract and the player performance bonus under Article 28 of the CBA. The player performance bonus is calculated annually and varies each year based on a comparison of playing time to salary.

Receipts from other included contracts—These receipts are recorded based on the cash, or other consideration received from the Contract Party’s other contracts subject to the Brand Contract, such as endorsements and cash received from NFL Players, Inc. for licensing the image and likeness of the Contract Party.

Included Contracts—Included contracts are those that are effective upon the date that the Brand Contract was executed by Fantex and the Contract Party and that are included in the Brand Contract. Contracts that existed at the signing on March 26, 2015 of the Brand Contract which are renewals of previous contracts with the same counterparty and which relate to periods prior to the signing of the Brand Contract, have been considered included contracts.

Note 3. Subsequent events

Fantex has evaluated activity after September 30, 2015 until the date of issuance of the Statements of Cash Receipts from Included Contracts on November 13, 2015. Fantex is not aware of any events that have occurred subsequent to September 30, 2015 that would require adjustments to or disclosures in the Statements of Cash Receipts from Included Contracts.

ITEM 1I: Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Andrew Heaney dated September 10, 2015

The accompanying Statement of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. (“Fantex”) and Andrew Heaney (together with any affiliates, the “Contract Party”) dated September 10, 2015 (the “Brand Contract”), presents the cash or other consideration received by the Contract Party from included contracts subject to the Brand Contract for the three and nine months ended September 30, 2015 and 2014 (“Statement of Cash Receipts from Included Contracts”).

Investors in our Fantex Series Andrew Heaney are investing in Fantex and not in the Brand Contract or Andrew Heaney. However, the Fantex Series Andrew Heaney is intended to track and reflect the separate economic performance of the assets to be attributed to the Andrew Heaney Brand. Only Fantex will have rights under the Brand Contract and recourse against Andrew Heaney.

Statement of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Andrew Heaney dated September 10, 2015
(Amounts in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
RECEIPTS FROM INCLUDED CONTRACTS SUBJECT TO THE BRAND CONTRACT
Contractual MLB player receipts	$256	$116	$316	$161
Total receipts from MLB player contract	256	116	316	161
Receipts from other included contracts	3	33	4	33
TOTAL RECEIPTS FROM INCLUDED CONTRACTS SUBJECT TO THE BRAND CONTRACT	$259	$149	$320	$194

The notes are an integral part of these statements

Notes to Statement of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Andrew Heaney dated September 10, 2015
 (Unaudited)

Note 1. Basis of Presentation

The accompanying Statement of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. (“Fantex”) and Andrew Heaney (together with any affiliates, the “Contract Party”) dated September 10, 2015 (the “Brand Contract”), presents the cash or other consideration received by the Contract Party from included contracts (see Note 2) subject to the Brand Contract for the three and nine months ended September 30, 2015 and 2014 (the “Statements of Cash Receipts from Included Contracts”).

Unaudited Interim Financial Statements—The accompanying interim Statements of Cash Receipts from Included Contracts for the three and nine months ended September 30, 2015 and 2014 and the related information contained in the notes to the statements are unaudited. The unaudited interim information has been prepared on the same basis as the annual Statements of Cash Receipts from Included Contracts and, in the opinion of management, reflects all adjustments, which include only normal recurring adjustments, necessary to present fairly the Statements of Cash Receipts from Included Contracts for the three and nine months ended September 30, 2015 and 2014.

The Brand Contract entitles Fantex to 10% of the Contract Party’s cash or other consideration received from included contracts from the effective date of the Brand Contract and cash or other consideration received from future contracts resulting from certain activities of the Contract Party (“acquired brand income” or “ABI”). These certain activities, defined under the terms of the Brand Contract as the “Field,” include activities in or substantially related to being a baseball player, broadcasting, coaching, motion pictures, television, radio, music, literary, talent engagements, personal appearances, public appearances in places of amusement and entertainment, records and recording, publications, and the use or license of Contract Party’s name, voice, likeness, biography or talents for purposes of advertising and trade, including without limitation sponsorships, endorsements and appearances, and any other activities in which Contract Party uses or licenses its name, likeness or reputation to generate cash or other consideration received, unless such activities are specifically excluded by the Brand Contract. In the event that there is any ambiguity as to whether an activity is in the Field, Fantex and the Contract party shall discuss in good faith to consider whether such activity is of the type typically performed by the Contract Party in the principal business (such activities may include sports casting, coaching, acting as spokesperson, etc.). If a resolution is not reached within 30 days from the initial discussions Fantex or the Contract Party may remit the matter to arbitration.

These Statements of Cash Receipts from Included Contracts reflect the historical cash receipts of the Contract Party that would have been subject to the Brand Contract with Fantex had the Brand Contract been in place beginning January 1, 2014. The Statements of Cash Receipts from Included Contracts reflect the gross amount received by the Contract Party subject to the Brand Contract. Had the Brand Contract been in place beginning January 1, 2014, and subject to the following consideration regarding expired contracts, Fantex would have been entitled to receive 10% of the gross amount received by the Contract Party. The Statements of Cash Receipts from Included Contracts do not reflect earnings of the Contract Party under contracts that had expired and not been renewed as of the signing date of the Brand Contract, as it is not possible to determine if the Contract Party would have excluded these contracts from the Brand Contract. The amounts reflected in the Statements of Cash Receipts from Included Contracts are not necessarily indicative of future cash receipts that will be subject to the Brand Contract.

The effectiveness of the Brand Contract is subject to the successful acquisition of financing, which Fantex intends to acquire by conducting a registered public offering (“Offering”) of tracking stock intended to track and reflect the separate economic performance of the assets to be attributed to the Andrew Heaney Brand, unless such condition is otherwise waived by Fantex. If the Offering is not successful, the Brand Contract is not expected to be effective and in such case Fantex will not have rights to collect any future cash receipts under the Brand Contract.

These Statements of Cash Receipts from Included Contracts were prepared from the historical records of the Contract Party and are not intended to be a complete presentation of the Contract Party’s cash receipts. Cash receipts will only be earned by Fantex under the Brand Contract subsequent to the effective date of the Brand Contract. In the event the Contract Party does not receive cash or other consideration, no amounts are due to Fantex.

The Statements of Cash Receipts from Included Contracts are presented in accordance with accounting principles generally accepted in the United States of America.

Note 2. Summary of Significant Accounting Policies

Contractual MLB player receipts— These receipts are recorded based on the cash received by the Contract Party for being on the roster for MLB games, paid throughout the season.

Contractual MLB signing bonus receipts—These receipts are recorded based on the cash received for the signing of the Contract Party’s MLB contract, paid on multiple dates as set forth in the MLB player contract.

Contractual MLB player performance incentives receipts— These receipts are recorded based on the cash received from various incentives included in the Contract Party’s MLB player contract and the additional bonus opportunities under the Basic Agreement between the MLB teams and the Major League Baseball Players Association.

Receipts from other included contracts—These receipts are recorded based on the cash, or other consideration received from the Contract Party’s other contracts subject to the Brand Contract, such as endorsements for licensing the image and likeness of the Contract Party.

Included Contracts—Included contracts are those that are effective upon the date that the Brand Contract was executed by Fantex and the Contract Party and that are included in the Brand Contract. Contracts that existed at the signing on September 10, 2015 of the Brand Contract which are renewals of previous contracts with the same counterparty and which relate to periods prior to the signing of the Brand Contract, have been considered included contracts.

Note 3. Subsequent events

Fantex has evaluated activity after September 30, 2015 until the date of issuance of the Statements of Cash Receipts from Included Contracts on November 13, 2015. Fantex is not aware of any events that have occurred subsequent to September 30, 2015 that would require adjustments to or disclosures in the Statements of Cash Receipts from Included Contracts.

ITEM 1J: Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Terrance Williams dated September 17, 2015

The accompanying Statement of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. (“Fantex”) and Terrance Williams (together with any affiliates, the “Contract Party”) dated September 17, 2015 (the “Brand Contract”), presents the cash or other consideration received by the Contract Party from included contracts subject to the Brand Contract for the three and nine months ended September 30, 2015 and 2014 (“Statement of Cash Receipts from Included Contracts”).

Investors in our Fantex Series Terrance Williams are investing in Fantex and not in the Brand Contract or Terrance Williams. However, the Fantex Series Terrance Williams is intended to track and reflect the separate economic performance of the assets to be attributed to the Terrance Williams Brand. Only Fantex will have rights under the Brand Contract and recourse against Terrance Williams.

Statement of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Terrance Williams dated September 17, 2015
(Amounts in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
RECEIPTS FROM INCLUDED CONTRACTS SUBJECT TO THE BRAND CONTRACT
Contractual NFL player receipts	$72	$92	$103	$116
Contractual NFL post regular season receipts	—	—	48	—
Contractual NFL player performance incentive payments	10	164	169	164
Total receipts from NFL player contract	82	256	320	280
Receipts from other included contracts	34	13	61	55
TOTAL RECEIPTS FROM INCLUDED CONTRACTS SUBJECT TO THE BRAND CONTRACT	$116	$269	$381	$335

The notes are an integral part of these statements

Notes to Statement of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Terrance Williams dated September 17, 2015
 (Unaudited)

Note 1. Basis of Presentation

The accompanying Statement of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. (“Fantex”) and Terrance Williams (together with any affiliates, the “Contract Party”) dated September 17, 2015 (the “Brand Contract”), presents the cash or other consideration received by the Contract Party from included contracts (see Note 2) subject to the Brand Contract for the three and nine months ended September 30, 2015 and 2014 (the “Statements of Cash Receipts from Included Contracts”).

Unaudited Interim Financial Statements—The accompanying interim Statements of Cash Receipts from Included Contracts for the three and nine months ended September 30, 2015 and 2014 and the related information contained in the notes to the statements are unaudited. The unaudited interim information has been prepared on the same basis as the annual Statements of Cash Receipts from Included Contracts and, in the opinion of management, reflects all adjustments, which include only normal recurring adjustments, necessary to present fairly the Statements of Cash Receipts from Included Contracts for the three and nine months ended September 30, 2015 and 2014.

The Brand Contract entitles Fantex to 10% of the Contract Party’s cash or other consideration received from included contracts from the effective date of the Brand Contract and cash or other consideration received from future contracts resulting from certain activities of the Contract Party (“acquired brand income” or “ABI”). These certain activities, defined under the terms of the Brand Contract as the “Field,” include activities in or substantially related to being a football player, broadcasting, coaching, motion pictures, television, radio, music, literary, talent engagements, personal appearances, public appearances in places of amusement and entertainment, records and recording, publications, and the use or license of Contract Party’s name, voice, likeness, biography or talents for purposes of advertising and trade, including without limitation sponsorships, endorsements and appearances, and any other activities in which Contract Party uses or licenses its name, likeness or reputation to generate cash or other consideration received, unless such activities are specifically excluded by the Brand Contract. In the event that there is any ambiguity as to whether an activity is in the Field, Fantex and the Contract party shall discuss in good faith to consider whether such activity is of the type typically performed by the Contract Party in the principal business (such activities may include sports casting, coaching, acting as spokesperson, etc.). If a resolution is not reached within 30 days from the initial discussions Fantex or the Contract Party may remit the matter to arbitration.

These Statements of Cash Receipts from Included Contracts reflect the historical cash receipts of the Contract Party that would have been subject to the Brand Contract with Fantex had the Brand Contract been in place beginning January 1, 2014. The Statements of Cash Receipts from Included Contracts reflect the gross amount received by the Contract Party subject to the Brand Contract. Had the Brand Contract been in place beginning January 1, 2014, and subject to the following consideration regarding expired contracts, Fantex would have been entitled to receive 10% of the gross amount received by the Contract Party. The Statements of Cash Receipts from Included Contracts do not reflect earnings of the Contract Party under contracts that had expired and not been renewed as of the signing date of the Brand Contract, as it is not possible to determine if the Contract Party would have excluded these contracts from the Brand Contract. The amounts reflected in the Statements of Cash Receipts from Included Contracts are not necessarily indicative of future cash receipts that will be subject to the Brand Contract.

The effectiveness of the Brand Contract is subject to the successful acquisition of financing, which Fantex intends to acquire by conducting a registered public offering (“Offering”) of tracking stock intended to track and reflect the separate economic performance of the assets to be attributed to the Terrance Williams Brand, unless such condition is otherwise waived by Fantex. If the Offering is not successful, the Brand Contract is not expected to be effective and in such case Fantex will not have rights to collect any future cash receipts under the Brand Contract.

These Statements of Cash Receipts from Included Contracts were prepared from the historical records of the Contract Party and are not intended to be a complete presentation of the Contract Party’s cash receipts. Cash receipts will only be earned by Fantex under the Brand Contract subsequent to the effective date of the Brand Contract. In the event the Contract Party does not receive cash or other consideration, no amounts are due to Fantex.

The Statements of Cash Receipts from Included Contracts are presented in accordance with accounting principles generally accepted in the United States of America.

Note 2. Summary of Significant Accounting Policies

Contractual NFL player receipts— These receipts are recorded based on the cash received by the Contract Party for being on the roster for NFL games, paid on a weekly or bi-weekly basis throughout the season.

Contractual NFL signing bonus receipts—These receipts are recorded based on the cash received for the signing of the Contract Party’s NFL contract, paid on multiple dates as set forth in the NFL player contract.

Contractual NFL player performance incentives receipts— These receipts are recorded based on the cash received from various incentives included in the Contract Party’s NFL player contract and the player performance bonus under Article 28 of the CBA. The player performance bonus is calculated annually and varies each year based on a comparison of playing time to salary.

Receipts from other included contracts—These receipts are recorded based on the cash, or other consideration received from the Contract Party’s other contracts subject to the Brand Contract, such as endorsements and cash received from NFL Players, Inc. for licensing the image and likeness of the Contract Party.

Included Contracts—Included contracts are those that are effective upon the date that the Brand Contract was executed by Fantex and the Contract Party and that are included in the Brand Contract. Contracts that existed at the signing on September 17, 2015 of the Brand Contract which are renewals of previous contracts with the same counterparty and which relate to periods prior to the signing of the Brand Contract, have been considered included contracts.

Note 3. Subsequent events

Fantex has evaluated activity after September 30, 2015 until the date of issuance of the Statements of Cash Receipts from Included Contracts on November 13, 2015. Fantex is not aware of any events that have occurred subsequent to September 30, 2015 that would require adjustments to or disclosures in the Statements of Cash Receipts from Included Contracts.

ITEM 1K: Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Ryan Shazier dated September 23, 2015

The accompanying Statement of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. (“Fantex”) and Ryan Shazier (together with any affiliates, the “Contract Party”) dated September 23, 2015 (the “Brand Contract”), presents the cash or other consideration received by the Contract Party from included contracts subject to the Brand Contract for the three and nine months ended September 30, 2015 and 2014 (“Statement of Cash Receipts from Included Contracts”).

Investors in our Fantex Series Ryan Shazier are investing in Fantex and not in the Brand Contract or Ryan Shazier. However, the Fantex Series Ryan Shazier is intended to track and reflect the separate economic performance of the assets to be attributed to the Ryan Shazier Brand. Only Fantex will have rights under the Brand Contract and recourse against Ryan Shazier.

Statement of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Ryan Shazier dated September 23, 2015
(Amounts in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
RECEIPTS FROM INCLUDED CONTRACTS SUBJECT TO THE BRAND CONTRACT
Contractual NFL player receipts	$150	$74	$150	$74
Contractual NFL player signing bonus receipts	—	—	—	3,500
Contractual NFL post regular season receipts	—	—	24	—
Contractual NFL player performance incentive payments	—	—	29	—
Total receipts from NFL player contract	150	74	203	3,574
Receipts from other included contracts	20	23	55	79
TOTAL RECEIPTS FROM INCLUDED CONTRACTS SUBJECT TO THE BRAND CONTRACT	$170	$97	$258	$3,653

The notes are an integral part of these statements

Notes to Statement of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Ryan Shazier dated September 23, 2015
(Unaudited)

Note 1. Basis of Presentation

The accompanying Statement of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. (“Fantex”) and Ryan Shazier (together with any affiliates, the “Contract Party”) dated September 23, 2015 (the “Brand Contract”), presents the cash or other consideration received by the Contract Party from included contracts (see Note 2) subject to the Brand Contract for the three and nine months ended September 30, 2015 and 2014 (the “Statements of Cash Receipts from Included Contracts”).

Unaudited Interim Financial Statements—The accompanying interim Statements of Cash Receipts from Included Contracts for the three and nine months ended September 30, 2015 and 2014 and the related information contained in the notes to the statements are unaudited. The unaudited interim information has been prepared on the same basis as the annual Statements of Cash Receipts from Included Contracts and, in the opinion of management, reflects all adjustments, which include only normal recurring adjustments, necessary to present fairly the Statements of Cash Receipts from Included Contracts for the three and nine months ended September 30, 2015 and 2014.

The Brand Contract entitles Fantex to 10% of the Contract Party’s cash or other consideration received from included contracts from the effective date of the Brand Contract and cash or other consideration received from future contracts resulting from certain activities of the Contract Party (“acquired brand income” or “ABI”). These certain activities, defined under the terms of the Brand Contract as the “Field,” include activities in or substantially related to being a football player, broadcasting, coaching, motion pictures, television, radio, music, literary, talent engagements, personal appearances, public appearances in places of amusement and entertainment, records and recording, publications, and the use or license of Contract Party’s name, voice, likeness, biography or talents for purposes of advertising and trade, including without limitation sponsorships, endorsements and appearances, and any other activities in which Contract Party uses or licenses its name, likeness or reputation to generate cash or other consideration received, unless such activities are specifically excluded by the Brand Contract. In the event that there is any ambiguity as to whether an activity is in the Field, Fantex and the Contract party shall discuss in good faith to consider whether such activity is of the type typically performed by the Contract Party in the principal business (such activities may include sports casting, coaching, acting as spokesperson, etc.). If a resolution is not reached within 30 days from the initial discussions Fantex or the Contract Party may remit the matter to arbitration.

These Statements of Cash Receipts from Included Contracts reflect the historical cash receipts of the Contract Party that would have been subject to the Brand Contract with Fantex had the Brand Contract been in place beginning January 1, 2014. The Statements of Cash Receipts from Included Contracts reflect the gross amount received by the Contract Party subject to the Brand Contract. Had the Brand Contract been in place beginning January 1, 2014, and subject to the following consideration regarding expired contracts, Fantex would have been entitled to receive 10% of the gross amount received by the Contract Party. The Statements of Cash Receipts from Included Contracts do not reflect earnings of the Contract Party under contracts that had expired and not been renewed as of the signing date of the Brand Contract, as it is not possible to determine if the Contract Party would have excluded these contracts from the Brand Contract. The amounts reflected in the Statements of Cash Receipts from Included Contracts are not necessarily indicative of future cash receipts that will be subject to the Brand Contract.

The effectiveness of the Brand Contract is subject to the successful acquisition of financing, which Fantex intends to acquire by conducting a registered public offering (“Offering”) of tracking stock intended to track and reflect the separate economic performance of the assets to be attributed to the Ryan Shazier Brand, unless such condition is otherwise waived by Fantex. If the Offering is not successful, the Brand Contract is not expected to be effective and in such case Fantex will not have rights to collect any future cash receipts under the Brand Contract.

These Statements of Cash Receipts from Included Contracts were prepared from the historical records of the Contract Party and are not intended to be a complete presentation of the Contract Party’s cash receipts. Cash receipts will only be earned by Fantex under the Brand Contract subsequent to the effective date of the Brand Contract. In the event the Contract Party does not receive cash or other consideration, no amounts are due to Fantex.

The Statements of Cash Receipts from Included Contracts are presented in accordance with accounting principles generally accepted in the United States of America.

Note 2. Summary of Significant Accounting Policies

Contractual NFL player receipts— These receipts are recorded based on the cash received by the Contract Party for being on the roster for NFL games, paid on a weekly or bi-weekly basis throughout the season.

Contractual NFL signing bonus receipts—These receipts are recorded based on the cash received for the signing of the Contract Party’s NFL contract, paid on multiple dates as set forth in the NFL player contract.

Contractual NFL player performance incentives receipts— These receipts are recorded based on the cash received from various incentives included in the Contract Party’s NFL player contract and the player performance bonus under Article 28 of the CBA. The player performance bonus is calculated annually and varies each year based on a comparison of playing time to salary.

Receipts from other included contracts—These receipts are recorded based on the cash, or other consideration received from the Contract Party’s other contracts subject to the Brand Contract, such as endorsements and cash received from NFL Players, Inc. for licensing the image and likeness of the Contract Party.

Included Contracts—Included contracts are those that are effective upon the date that the Brand Contract was executed by Fantex and the Contract Party and that are included in the Brand Contract. Contracts that existed at the signing on September 23, 2015 of the Brand Contract which are renewals of previous contracts with the same counterparty and which relate to periods prior to the signing of the Brand Contract, have been considered included contracts.

Note 3. Subsequent events

Fantex has evaluated activity after September 30, 2015 until the date of issuance of the Statements of Cash Receipts from Included Contracts on November 13, 2015. Fantex is not aware of any events that have occurred subsequent to September 30, 2015 that would require adjustments to or disclosures in the Statements of Cash Receipts from Included Contracts.

ITEM 2: MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our unaudited financial statements and notes hereto presented in this Quarterly Report on Form 10-Q as well as our audited financial statements and notes thereto included in our Annual Report on Form 10-K. In addition, the following discussion contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “estimate,” or “continue,” and similar expressions or variations. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. The forward-looking statements in this Quarterly Report on Form 10-Q represent our views as of the date of this Quarterly Report on Form 10-Q. We anticipate that subsequent events and developments will cause our views to change. Factors that could cause or contribute to such subsequent events and developments include, but are not limited to, those identified below and those discussed in Part II, Item 1A of this Quarterly Report on Form 10-Q and in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, as incorporated herein. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this Quarterly Report on Form 10-Q.

Overview

We are a brand acquisition, marketing and brand development company whose focus is on acquiring minority interests in the income associated with the brands of professional athletes and entertainers and assisting such individuals in enhancing the reach and value of the brands we acquire. The business operates in a single segment and our focus is on three core areas:

•                  evaluating, targeting and accessing individuals and brands with the potential to generate significant income associated with these brands (which we refer to as “brand income”);

•                  acquiring minority interests in such brand income (“acquired brand income” or “ABI”); and

•                  assisting our acquired brands in increasing their value via technology and through leveraging our marketing, advertising and strategic partnering expertise for endorsement and post career opportunities.

We acquire the minority interest by negotiating a significant upfront payment in exchange for the future income streams of the counter party and entering into a contract (which we refer to as a “brand contract”). We finance the purchase price of each brand contract through an initial public offering of a tracking stock linked to the value of such brand.

We were incorporated on September 14, 2012 in Delaware as a wholly-owned subsidiary of Fantex Holdings, our Parent. Fantex Holdings was incorporated in Delaware on April 9, 2012 and is headquartered in San Francisco, California. We are currently an early stage start up and have to date relied on our Parent to conduct our operations through its employees. To date, our operations have consisted of evaluating, targeting and accessing brands and negotiating the acquisition of minority interests in those brands that meet our criteria.

As of September 30, 2015, we had brand contracts with each of the following contract parties:

Contract Party	Primary Career	Effective Date of Brand Contract	Brand Income % Payable to Us	Purchase Price for the Brand Contract
Ryan Shazier	Linebacker for the Pittsburgh Steelers	September 23, 2015	10%	$3.11 million
Terrance Williams	Wide Receiver for the Dallas Cowboys	September 17, 2015	10%	$3.06 million
Andrew Heaney	Pitcher for the Los Angeles Angels	September 10, 2015	10%	$3.34 million
Kendall Wright	Wide Receiver for the Tennessee Titans	March 26, 2015	10%	$3.13 million
Jack Mewhort(1)	Offensive Tackle for the Indianapolis Colts	March 26, 2015	10%	$2.52 million
Michael Brockers and his affiliated professional services company, Brockers Marketing, LLC(1)	Defensive Tackle for the St. Louis Rams	January 9, 2015	10%	$3.44 million
Alshon Jeffery and his affiliated professional services company, Ben and Jeffery, Inc.(1)	Wide Receiver for the Chicago Bears	September 18, 2014	13%	$7.94 million
Mohamed Sanu(1)	Wide Receiver for the Cincinnati Bengals	May 14, 2014	10%	$1.56 million
EJ Manuel and his affiliated professional services company, Kire Enterprises LLC(1)	Quarterback for the Buffalo Bills	February 14, 2014	10%	$4.98 million
Vernon Davis and his affiliated professional services company, The Duke Marketing LLC(1)	Tight end for the San Francisco Forty Niners(2)	October 30, 2013	10%	$4.00 million
Arian Foster and his affiliated professional services company, The Ugly Duck, LLC(3)	Running back for the Houston Texans	February 28, 2013	20%	$10.00 million

(1)         The initial public offerings for these tracking stocks were completed prior to the date this Quarterly Report on Form 10-Q was filed with the SEC.

(2)         In November 2015 Vernon Davis was traded to the Denver Broncos.

(3)         On November 10, 2015 Fantex and Arian Foster mutually agreed to terminate Fantex’s brand contract with Arian Foster and The Ugly Duck, LLC (a professional services company affiliated with Arian Foster) dated February 28, 2013.

We intend to enter into additional brand contracts in the future and we are actively pursuing these brand contracts, although as of the date of this Quarterly Report on Form 10-Q, we have no current commitments to enter into another brand contract. Any brand contracts that we enter into in the future with other parties, whom we refer to as Contract Parties, are also expected to be contingent upon obtaining financing to fund the acquisition of the interest in the brand income of the respective brands. We intend to finance the acquisition of additional brand income through the issuance of additional tracking stocks linked to the value of such brand income.

We operate under a management agreement with our Parent, who provides us with management and administrative services, including providing and compensating our executive management and other personnel as well as services relating to information technology support, brand management and other support, operations, facilities, human resources, tax planning and administration, accounting, treasury and insurance. We will begin to assume management and administrative tasks at such time in the future as the actual cost of these services is less than our service fee to Fantex Holdings, which we do not anticipate will occur until we begin to generate significant cash flows from multiple brand contracts. However, if our Parent is unable to perform any of the services that it is required to perform under the management agreement, due to financial difficulty or otherwise, then we may be forced to assume management and administrative tasks, and incur additional expenses, sooner than we anticipate. Until such time, we will continue to rely on our Parent to conduct our operations in accordance with the management agreement.

Brand Contract and Tracking Stock Initial Public Offering Activity During the Three and Nine Months Ended September 30, 2015 and 2014.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Brand Contracts signed(1)	3	1	6	3
Brand Contracts consummated(2)	1	1	3	2

(1)         See Note 2, “Tracking Stocks in the Notes to Condensed Financial Statements,” for a discussion of the brand contracts signed during the three and nine months ended September 30, 2015 and 2014.

(2)         See Note 7, “Stockholders’ Equity to the Notes to Condensed Financial Statements,” for a discussion of the completed initial public offerings during the three and nine months ended September 30, 2015 and 2014. For additional discussion of this activity, see the section entitled “Liquidity and Capital Resources” beginning on page 67.

Results of Operations

Three and nine months ended September 30, 2015 and 2014

Income from Brand Contracts

We first began to generate income in the quarter ended June 30, 2014. The income generated from our brand contracts is based primarily on the change in fair market value of these contracts subsequent to their purchase. We account for our brand contracts at estimated fair market value, as more fully described in the Note 4, “Investment In Brand Contracts in the Notes to Condensed Financial Statements”.

During the three and nine months ended September 30, 2015, the change in fair value of our brand contract portfolio resulted in income of $435,853 and $1,301,985, respectively, compared to income of $287,930 and $463,110, respectively, for the three and nine months ending September 30, 2014. The year-over-year change was primarily the result of acquiring additional contracts, the change in fair value of our brand contract portfolio resulting from the increase in present value of the brand contracts as the cash flows are brought closer to the present, and to a lesser extent from net gains resulting from the receipt of cash payments due to us under those contracts. In addition, during the second quarter of 2015, we changed the estimates of certain cash flows under our brand contract with Alshon Jeffery, as described below.  Also, during the third quarters of 2015 and 2014, we changed the estimates of certain cash flows under our brand contract with EJ Manuel, as described below.

The change in the fair value of our brand contracts for the three months ended September 30, 2015 is summarized below:

	Three Months Ended September 30, 2015
Brand Contract	Balance June 30, 2015	Purchases	Payments on Brand Contracts	Realized Gain (Loss)	Unrealized Gain	Reclassified to Receivables	Balance September 30, 2015
Vernon Davis Brand Contract	$2,730,057	$—	$(13,370)	$2,646	$82,180	$(85,835)	$2,715,678
EJ Manuel Brand Contract	2,727,480	—	(2,543)	(411,117)	81,935	(22,972)	2,372,783
Mohamed Sanu Brand Contract	2,156,268	—	—	888	78,237	(28,709)	2,206,684
Alshon Jeffery Brand Contract	7,467,038	—	—	(2,309)	206,690	(29,354)	7,642,065
Michael Brockers Brand Contract	4,007,490	—	—	347	123,593	(21,199)	4,110,231
Jack Mewhort Brand Contract(3)	—	2,520,000	—	(7,290)	280,054	(10,278)	2,782,486
Total Brand Contracts	$19,088,333	$2,520,000	$(15,913)	$(416,835)	$852,689	$(198,347)	$21,829,927

The change in the fair value of our brand contracts for the nine months ended September 30, 2015 is summarized below:

	Nine Months Ended September 30, 2015
Brand Contract	Balance December 31, 2014	Purchases	Payments on Brand Contracts	Realized Gain (Loss)	Unrealized Gain (Loss)	Reclassified to Receivables	Balance September 30, 2015
Vernon Davis Brand Contract	$2,626,332	$—	$(131,391)	$71,837	$234,735	$(85,835)	$2,715,678
EJ Manuel Brand Contract	2,582,389	—	(8,921)	(414,441)	236,728	(22,972)	2,372,783
Mohamed Sanu Brand Contract	2,012,461	—	(23,364)	21,791	224,505	(28,709)	2,206,684
Alshon Jeffery Brand Contract(1)	—	7,940,000	(146,327)	(740)	(121,514)	(29,354)	7,642,065
Michael Brockers Brand Contract(2)	—	3,440,000	(84,891)	(3,509)	779,830	(21,199)	4,110,231
Jack Mewhort Brand Contract(3)	—	2,520,000	—	(7,290)	280,054	(10,278)	2,782,486
Total Brand Contracts	$7,221,182	$13,900,000	$(394,894)	$(332,352)	$1,634,338	$(198,347)	$21,829,927

(1)         During the nine months ended September 30, 2015, the unrealized loss includes the increase in present value for the Alshon Jeffery Brand Contract for the period from the contract inception date of September 7, 2014 through September 30, 2015. During the nine months ended September 30, 2015, payments on brand contracts included $113,492 related to the period from the contract inception date through December 31, 2014. For the period January 1, 2015 through September 30, 2015, payments on brand contracts were $32,835.

(2)         During the nine months ended September 30, 2015, the unrealized gain includes the increase in present value for the Michael Brockers Brand Contract for the period from the contract inception date of October 15, 2014 through September 30, 2015. During the nine months ended September 30, 2015, payments on brand contracts included $81,247 related to the period from the contract inception date through December 31, 2014. For the period January 1, 2015 through September 30, 2015, payments on brand contracts were $3,644.

(3)         During the three and nine months ended September 30, 2015, the unrealized gain includes the increase in present value for the Jack Mewhort Brand Contract for the period from the contract inception date of February 15, 2015 through September 30, 2015. During the nine months ended September 30, 2015, Jack Mewhort received payments of $798,806 from included contracts subject to the Brand Contract of which $102,784 was received after the contract inception date and is included in ABI during the three and nine months ended September 30, 2015. This amount, at the brand income percentage payable to us of 10%, is included in Receivable from Contract Parties on our Condensed Balance Sheets as of September 30, 2015.

All of our contracts performed generally as anticipated in the three and nine month periods ended September 30, 2015 except for our contracts with EJ Manuel and Alshon Jeffery.

Our valuation of the EJ Manuel Brand Contract for the three and nine months ended September 30, 2015, reflects a reduction in estimated ABI of approximately $0.4 million from lower estimated future endorsement income as a result of the impact of EJ Manuel not obtaining the starting quarterback position of the Buffalo Bills as previously projected in his endorsement income estimates. We also reviewed the fair value assumptions of his current and future NFL contracts including career length and the composition of the comparable contracts. We have concluded that as of September 30, 2015, these assumptions remain reasonable as his current comparable contracts include a representative mix of starting, journeymen and back-up quarterback comparable players.

In our initial valuation of the Alshon Jeffery Brand Contract, we assumed that Alshon Jeffery would renegotiate his contract prior to the 2015 NFL season and receive a six year, $79.4 million contract including a $17.8 million signing bonus and that in 2021, he would sign a two year, $20.7 million contract with a $1.5 million signing bonus. During the second quarter of 2015, we no longer believed he would renegotiate his contract prior to the beginning of the 2015 NFL season. As a result of this change, we performed a revaluation of Alshon Jeffery’s comparable contracts as of June 30, 2015. The decrease in comparable NFL player contracts resulted in a decrease in the fair value of Alshon Jeffery’s brand contract. We now estimate that Alshon Jeffery will sign a six year, $76.8 million contract with an $18.3 million signing bonus before the beginning of the 2016 NFL season and in 2022, he will sign a one year, $7.5 million contract with a $1.6 million signing bonus. See Note 4, “Investment In Brand Contracts, At Fair Value in the Notes to Condensed Financial Statements,” for the effects of changes of unobservable inputs on fair values of brand contracts.

The changes in our estimates for the timing and amounts of these new cash flows as a result of the above revaluation resulted in an unrealized loss of approximately $1.8 million for the Alshon Jeffery Brand Contract recorded during the nine months ended September 30, 2015. This unrealized loss was partially offset by an increase in the net present value of expected cash flows from this brand contract of approximately $1.7 million during the nine months ended September 30, 2015.

We made no other material changes to our assumptions in determining brand income for the three or nine months ended September 30, 2015 other than as described above. See additional information on our brand contract valuations in “Critical Accounting Policies— Fair Value of Financial Instruments— Brand Contract Values” beginning on page 71.

The change in the fair value of our brand contracts for the three months ended September 30, 2014 is summarized below:

	Three Months Ended September 30, 2014
Brand Contract	Balance June 30, 2014	Purchases	Payments on Brand Contracts	Realized Loss	Unrealized Gain	Balance September 30, 2014
Vernon Davis Brand Contract	$3,768,312	$—	$(109,985)	$(17,957)	$113,483	$3,753,853
EJ Manuel Brand Contract(2)	—	4,975,000	(18,914)	(265,879)	458,282	5,148,489
Total Brand Contracts	$3,768,312	$4,975,000	$(128,899)	$(283,836)	$571,765	$8,902,342

The change in the fair value of our brand contracts for the nine months ended September 30, 2014 is summarized below:

	Nine Months Ended September 30, 2014
Brand Contract	Balance December 31, 2013	Purchases	Payments on Brand Contracts	Realized Loss	Unrealized Gain	Balance September 30, 2014
Vernon Davis Brand Contract(1)	$—	$4,000,000	$(516,854)	$(12,469)	$283,176	$3,753,853
EJ Manuel Brand Contract(2)	—	4,975,000	(18,914)	(265,879)	458,282	5,148,489
Total Brand Contracts	$—	$8,975,000	$(535,768)	$(278,348)	$741,458	$8,902,342

(1)         During the nine months ended September 30, 2014, the unrealized gain includes the increase in present value for the Vernon Davis Brand Contract for the period from the contract inception date of October 30, 2013 through September 30, 2014. During the nine months ended September 30, 2014, payments on brand contracts included $386,219 related to the period from the contract inception date through December 31, 2013. For the period January 1, 2014 through September 30, 2014, payments on brand contracts were $130,635.

(2)         During the three and nine months ended September 30, 2014, the unrealized gain includes the increase in present value for the EJ Manuel Brand Contract for the period from the contract inception date of February 14, 2014 through September 30, 2014. During the three months ended September 30, 2014, payments on brand contracts included $4,573 related to the period from the contract inception date through June 30, 2014. For the period July 1, 2014 through September 30, 2014, payments on brand contracts were $14,341. During the nine months ended September 30, 2014, EJ Manuel received payments of $349,139 from included contracts subject to the Brand Contract of which $189,140 was received after the contract inception date and is included in ABI during the three and nine months ended September 30, 2014. This amount, at the brand income percentage payable to us of 10%, is included in payments in brand contracts as of September 30, 2015.

Our valuation of the EJ Manuel Brand Contract for the three and nine months ended September 30, 2014, reflected a reduction in estimated ABI of approximately $0.3 million from lower estimated near term endorsement income as a result of the impact of EJ Manuel losing his starting quarterback position with the Buffalo Bills.

We made no other material changes to our assumptions in determining brand income for the three or nine months ended September 30, 2014.

Income from Other Investments

During the three and nine months ended September 30, 2015, we recorded income of $10,400 from our 10% ownership interest in Jamba Juice franchises in connection with our brand contract with Vernon Davis.

Operating Expenses

The operating expenses for the three and nine months ended September 30, 2015 and 2014 reflect costs incurred to develop and operate our business. All such costs to date except those under our management agreement with our Parent, have been allocated to us from our Parent. Expenses such as personnel and facility costs were primarily allocated based on the estimated number of full time equivalent (FTE) employees working on activities associated with us. All personnel costs were allocated based on an estimated percentage of time spent on our activities. Facility costs were allocated based on the FTE employees associated with us as a percentage of all employees of our Parent. All other costs were specifically identified and charged to us as determined by management. All estimates are deemed to be reasonable and reflect, in the best judgment of our management, the costs associated with our activities.

Operating Expenses for three months ended September 30, 2015 and 2014

	Three Months Ended September 30,		Increase (Decrease)
	2015	2014	$	%
Personnel Costs	365,926	301,817	64,109	21.2%
Professional Services	386,964	609,999	(223,035)	(36.6)%
General and administrative, exclusive of personnel costs	146,791	137,293	9,498	6.9%

We currently have no employees, but are being supported by personnel employed by our Parent. The increase in personnel costs during the three months ended September 30, 2015 reflects an additional 2.0 FTE employees being allocated to us by our Parent in 2015. These additional FTE employees are involved in activities related to brand contract acquisitions, valuations and compliance with public company reporting requirements.

Professional services consist primarily of legal, audit and marketing services. The decrease in professional services during the three months ended September 30, 2015, as compared to the three months ended September 30, 2014, was the result of higher brand marketing costs, audit and other professional services during the three months ended September 30, 2014 associated with building our brand marketing capabilities and accounting infrastructure.  We believe that our overall professional services related spending will increase over time as we grow our athlete brand pipeline and continue to build our regulatory compliance function, brand contract administration and accounting infrastructure.

General and administrative expenses, exclusive of personnel costs, consist primarily of the allocation of facility, insurance and travel-related costs. General and administrative expenses remained relatively flat during the three months ended September 30, 2015, as compared to the same period of 2014.

As our operations mature, we expect to continue to incur expenses of the type and nature described above. In addition, we expect to incur additional management fees pursuant to our management agreement with our Parent. For the three months ended September 30, 2015, we incurred fees from our Parent of $4,004, representing 5% of the cash receipts from brand contracts. Future fees from our parent will be dependent upon the cash received from our brand contracts.

Operating Expenses for nine months ended September 30, 2015 and 2014

	Nine Months Ended September 30,		Increase (Decrease)
	2015	2014	$	%
Personnel Costs	1,088,529	916,245	172,284	18.8%
Professional Services	1,625,993	1,745,112	(119,119)	(6.8)%
General and administrative, exclusive of personnel costs	515,885	435,563	80,322	18.4%

The increase in personnel costs during the nine months ended September 30, 2015 reflects an additional 2.4 FTE employees being allocated to us by our Parent in 2015. The additional FTE employees are involved in activities related to brand contract acquisitions, valuations and compliance with public company reporting requirements.

The decrease in professional services during the nine months ended September 30, 2015, as compared to the nine months ended September 30, 2014, was the result of higher brand marketing costs, audit and other professional services during the nine months ended September 30, 2014 associated with building our brand marketing capabilities and accounting infrastructure. During the nine months ended September 30, 2014, we completed our first two brand contracts and signed an additional three brand contracts which triggered the transition from a start-up to an operational phase.

The increase in general and administrative expenses is primarily due to higher insurance and travel-related costs in the nine months ended September 30, 2015, as compared to 2014.

For the nine months ended September 30, 2015, we incurred fees from our Parent of $23,289, representing 5% of the cash receipts from brand contracts.

Liquidity and Capital Resources

To date, we have relied significantly on our Parent for liquidity and capital resources. During the three months ended September 30, 2015, we completed our initial public offering of Fantex Series Jack Mewhort and collected ABI from our other consummated brand contracts. In the initial public offering of Fantex Series Jack Mewhort we raised $2.52 million net of underwriting discounts and expenses, and substantially all of the net proceeds were paid to Jack Mewhort to consummate the Jack Mewhort brand contract. For the nine month period ended September 30, 2015 we completed two additional initial public offerings to consummate the Michael Brockers and Alshon Jeffery brand contracts. In total we raised approximately $13.9 million net of underwriting discounts and expenses. Substantially all of the net proceeds were paid to the contract counterparty to consummate their respective brand contracts.

For the three month period ended September 30, 2014, we completed our initial public offering of Fantex Series EJ Manuel raising $4.98 million net of underwriting discounts and expenses. For the nine month period ended September 30, 2014 we completed one additional initial public offering to consummate the Vernon Davis brand contract. In total during the nine months ended September 30, 2014, we raised approximately $8.98 million net of underwriting discounts and expenses. Substantially all of the net proceeds were paid to the contract counterparty to consummate their respective brand contracts.

During the three and nine months ended September 30, 2015, we collected $69,690 and $455,380, respectively, from our brand contracts representing our interest in brand income generated by the contracts. During the three and nine months ended September 30, 2014, we collected $128,900 and $535,768, respectively.

Cash received under our brand contracts will be subject to seasonal variation. For example, the salary under NFL player contracts is usually paid out in even installments during the course of the NFL season, or as a signing bonus according to varying schedules. The NFL season occurs primarily in the third and fourth quarters of each calendar year with lower or no payments coming from NFL contracts in the first and second quarters of the calendar year.

During the nine months ended September 30, 2015, we exercised our co-investment right under the terms of the brand contract with Vernon Davis in connection with Vernon Davis’s purchase of Jamba Juice franchises. Mr. Davis was offered this opportunity in connection with an expanded endorsement relationship. We paid $110,800 for a 10% ownership interest in the franchises and per our attribution policy, will attribute 95% of the cash flows from this investment to Fantex Series Vernon Davis. During the third quarter of 2015, we recorded income of $10,400 from this investment.

On April 20, 2015, our Board of Directors declared a cash dividend of $0.50 per share to be paid to the holders of record of Fantex Series Vernon Davis as of the close of business on April 24, 2015, for an aggregate payment of $210,550. The dividend was paid on April 28, 2015. The foregoing dividend payment did not have a material impact on our liquidity or capital resources.

On May 31, 2015 our Board of Directors declared a cash dividend of $0.20 per share to be paid to the holders of record of Fantex Series Mohamed Sanu as of the close of business on June 30, 2015, for an aggregate payment of $32,860. The dividend was paid on July 30, 2015. The foregoing dividend payment did not have a material impact on our liquidity or capital resources.

Our Parent contributed capital of $0.9 million in each of the three months ended September 30, 2015 and 2014. For the nine month period ended September 30, 2015 and 2014, our Parent contributed capital of $3.2 million and $2.7 million, respectively. The contributed capital includes expenses paid by our Parent on our behalf and allocated to us as expenses. Our Parent will continue to fund our liquidity and capital resource needs either through direct cash contributions, non-cash contributed capital for direct and indirect expenses, or a combination of both.

We are not committed to any future capital expenditures and certain agreements, such as rental commitments, are the responsibility of our Parent. We expect, however, that our operations (excluding upfront payments under future brand contracts) will continue to consume substantial amounts of cash as we continue to build our platform of brands and our internal marketing, compliance and other administrative functions. Since April 28, 2014, we have been operating under a management agreement with our Parent, pursuant to which our Parent provides us with certain management and administrative services, including providing and compensating our executive management and other personnel, as well as services relating to information technology support, brand management and other support operations, facilities, human resources, tax planning and administration, accounting, treasury and insurance. The below table summarizes the management fees incurred during the periods noted.

	Three months ended September 30,		Nine Months ended September 30,
	2015	2014	2015	2014
Management Fees	$4,004	$6,444	$23,289	$26,788

The management fee represents a fee equal to 5% of the amount of gross cash received by us from our brand contracts and will vary based on the timing of cash collected from the contract party. The expense allocation from our Parent was reduced by the amount of the management fee for the three and nine months ended September 30, 2015.

We will begin to assume management and administrative tasks at such time in the future as the actual cost of these services is less than our service fee to Fantex Holdings, which we do not anticipate would occur until we begin to generate significant cash flows from multiple brand contracts. However, if our Parent is unable to perform any of the services that they are required to perform under the management agreement, due to financial difficulty or otherwise, then we may be forced to assume management and administrative tasks, and incur additional expenses, sooner than we anticipate. Until such time, we will continue to rely on our Parent to conduct our operations in accordance with the management agreement. We are dependent on the continued support of our Parent; at this time our Parent intends to continue to fund operations for at least the next 12 months. Our Parent has no obligation to continue to finance our operations except as required under our management agreement with them.

We believe the net proceeds from our offerings together with existing cash and cash equivalents and our Parent’s capital contributions will be sufficient to fund our projected capital needs and operating expenses for the next 12 months. However, if our operating and other expenses are higher than we expect or our cash receipts from brand contracts are lower than we expect then we may require higher than expected contributions from our Parent. In addition, if there is insufficient investor demand for any of our future offerings our Parent may have to expend additional funds to act as a standby purchaser for such offering or else we may not be able to consummate such offering. In any such event, our Parent may need to raise additional capital sooner than expected.

Any brand contracts that we enter into in the future with other contract parties may require us to make substantial upfront payments to acquire the ABI under such brand contracts. We do not, in the absence of a related financing, expect to have the necessary funds that we would need to make any of these upfront payments under future brand contracts. Therefore, we expect that our future brand contracts will be contingent upon obtaining financing to fund the acquisition of the ABI in the respective brands, and we intend to finance these acquisitions through the issuance of additional tracking stock linked to the value of such brands. Until such time as our operations generate sufficient cash to meet the liquidity needs of our business, if ever, we expect to finance future cash needs through existing cash balances and reliance on our parent.

Critical Accounting Policies

Our financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”). The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the amounts reported and disclosed in the financial statements. On an ongoing basis, management will evaluate these estimates, including those related to accounts receivable, fair values of financial instruments, income taxes, and contingent liabilities, among others. Estimates will be based on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ materially from these estimates. The critical accounting policies requiring estimates, assumptions and judgments that we believe have the most significant impact on our financial statements are described below.

Fair Value Option

The brand contracts represent a right to receive certain cash flows from the contract parties, and therefore, the brand contracts meet the definition of a financial asset under GAAP. As financial assets, the brand contracts are precluded from being accounted for as intangible assets. We have elected to account for the brand contracts using the fair value option, with changes in fair value recognized in the statement of operations. We believe measurement of the brand contracts at fair value provides the most meaningful information to users of our financial statements, because the value of the brand contracts may increase or decrease over time based on future events. We believe that the change in fair value through net income or loss provides a better indicator of the performance of the brand contracts for a given period, enhances transparency, and is more in line with how we manage the risks of the brand contracts.

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models are applied. These valuation models may involve a significant level of management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instruments’ complexity for disclosure purposes. Assets and liabilities in the balance sheet are categorized based upon the level of judgment associated with the inputs used to measure their value. Hierarchical levels, as defined under GAAP, are directly related to the amount of subjectivity associated with the inputs to fair valuations of these assets and liabilities, and are as follows:

•                  Level 1—Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date. The types of assets generally included in this category are mutual funds.

•                  Level 2—Inputs are other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar instruments in active markets, and inputs other than quoted prices that are observable for the asset or liability.

•                  Level 3—Inputs are unobservable inputs for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability. The types of assets and liabilities generally included in this category are our brand contracts.

A significant decrease in the volume and level of activity for the asset or liability is an indication that transactions or quoted prices may not be representative of fair value because in such market conditions there may be increased instances of transactions that are not orderly. In those circumstances, further analysis of transactions or quoted prices is needed, and a significant adjustment to the transactions or quoted prices may be necessary to estimate fair value.

The availability of observable inputs can vary depending on the financial asset or liability and is affected by a wide variety of factors, including, for example, the type of product, whether the product is new, whether the product is traded on an active exchange or in the secondary market, and the current market conditions. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by our management in determining fair value is greatest for instruments categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety. Our management’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and consideration of factors specific to the asset. The variability of the observable inputs affected by the factors described above may cause transfers between Levels 1, 2, and/or 3, which our management recognizes at the end of the reporting period.

Depending on the relative liquidity in the markets for certain assets, our management may classify assets as Level 3 if they determine that observable quoted prices, obtained directly or indirectly, are not available. Management has determined that all of our contracts should be classified as Level 3. The valuation models used for the assets and liabilities that are valued using Level 3 of the fair value hierarchy are described below.

Valuation Process

The valuation process involved in Level 3 measurements for assets and liabilities will be completed on no less than a quarterly basis, provided that we do not intend to update the on-field statistical performance data used in our valuation models, including those that we used to estimate career longevity and potential future playing contracts, more frequently than on an annual basis based on a full season of on-field statistical performance data, or at such time as there is a material event that we believe would have a long-term material impact on these estimates and the potential brand income resulting from these estimates. The valuation process is designed to subject the valuation of Level 3 investments, including our brand contracts, to an appropriate level of consistency, oversight and review.

Our internal valuation professionals, which include employees of both Fantex and our parent, Fantex Holdings, are responsible for estimating fair value based on various factors including:

•                  current playing contract including: amounts, duration, incentive provisions, guaranteed portions, if any, termination and other important terms;

•                  current endorsement contracts, if any, including amounts, duration and contract terms;

•                  age and health (including injuries) of the individual associated with the brand, duration of career to date and prospects for additional future contracts, both playing and endorsement;

•                  potential future playing and endorsement contracts, including duration and value;

•                  position and data specific to that position focused on estimating longevity of career;

•                  reported contract value increases or decreases for other comparable players (by position and status they hold among their peers (e.g. All Pro, Most Valuable Player, franchise player and the like)) in order to estimate future contract values;

•                  professional sports league imposed salary caps if appropriate; and

•                  risk free cost of capital.

In addition, we consider a number of qualitative factors to develop estimates used in our models, including:

•                  the stated aspirations and goals of the contract party;

•                  certain intangibles of the contract party, including media relationships, communication ability, “likeability,” demand as a product endorser, personal drive and ambition;

•                  social footprint (for example, number of Twitter followers);

•                  the market in which the contract party performs and how that may impact the number and amount of endorsement opportunities;

•                  the reach of the brand of the contract party;

•                  value of TV contracts and the rate of growth in those contracts; and

•                  attendance trends in the contract party’s primary field of performance.

We consider all of these factors to estimate brand income for use in a discounted cash flow model. These estimates include amounts based on existing contracts as well as our estimates of amounts to be received for anticipated future contracts. With respect to existing contracts we consider that certain amounts are reasonably assured of realization, but that most earnings from existing contracts depend on continued satisfactory performance. To determine the amount of the purchase price of a brand contract and a current fair value we apply discount rates to our estimates of earnings.

In general, we apply lower discount rates to amounts associated with existing contracts, particularly portions of those contracts that have a higher degree of certainty of payment, and higher discount rates to amounts associated with future potential earnings under existing contracts and to potential earnings under anticipated future contracts. Further, discount rates rise over time to reflect that uncertainty increases over time.

The valuation professionals will document their consideration of this data and it is then reviewed by a valuation committee consisting of management of our parent, Fantex Holdings, and our officers, including our chief executive officer and chief financial officer. We then utilize the approved valuation as a basis to negotiate the purchase price of a brand contract. We will follow the same process on no less than a quarterly basis to estimate the fair value of the brand contracts that are then in effect.

If the estimates of brand income prove to be too high and/or the discount rates used in the calculation prove to be too low then the valuation of a brand contract may be too high which will result in the recording of a loss on the brand contract.

Brand Contracts, at Estimated Fair Value

The negotiated value of our brand contracts, including those brand contracts discussed below and brand contracts with any future contract parties, have been and will continue to be based on a discounted cash flow model using the procedures described above.

In our analysis we generally consider three categories of potential brand income:

•                  Category A—Potential brand income related to the portions of existing contracts that have a higher degree of certainty of payment, such as brand income that is very near-term or that is guaranteed under existing included contracts.

•                  Category B—Potential brand income related to the portions of existing contracts that have a lesser degree of certainty of payment, such as brand income that is payable pursuant to existing included contracts but that depends on longer-term continued satisfactory performance of the contract party.

•                  Category C—Potential brand income related to anticipated future contracts, such as future endorsements, playing contracts and/or additional brand income generated from coaching, broadcasting or the like.

Brand Contract Values

In estimating the value of the brand contracts with all of our contract parties, we review (i) the existing playing contracts of our contract parties, (ii) the playing contracts for other players, retired or active who we believe are of similar caliber to the contract party and who have entered into contracts in a similar era, and are or were at similar stages in their career at which the contract party is expected to enter into additional player contracts. The values of such comparable playing contracts are adjusted for inflation to better predict the contract values of future playing contracts for our contract parties. In addition we also review the existing endorsement contracts of our contract parties and make certain estimates with respect to future endorsement contracts that our contract parties may receive.

Below is a table showing the change in fair value of our brand contract portfolio by Category A, Category B and Category C from the inception date of all of our completed brand contracts through September 30, 2015.

	Inception	Payments on Brand Contracts	Increase in Present Value	Gain (Loss)	Transfers / Reclassifications	Balance September 30, 2015
Category A
NFL Contract	$1,108,893	$(1,033,866)	$75,886	$53,588	$861,955	$1,066,456
Endorsements	14,657	(68,019)	2,134	4,660	48,952	2,384
Category B
NFL Contract	1,062,511	(130,398)	172,955	77,257	(1,038,466)	143,859
Endorsements	67,183	(58,333)	29,907	(36,165)	(2,592)	—
Category C
NFL Contract	20,033,330	—	4,220,516	(4,340,515)	(125,991)	19,787,340
Endorsements	1,975,202	(7,800)	324,139	(1,554,957)	(149,386)	587,198
Post-Career	173,224	—	44,140	25,326	—	242,690
Total	$24,435,000	$(1,298,416)	$4,869,677	$(5,770,806)	$(405,528)	$21,829,927

For a more detailed breakdown of the fair value of our brand contract portfolio by tracking stock, see Exhibit 99.1, “Attributed Financial Information for Our Platform Common Stock and Tracking Stocks.”

For additional information on how we estimated the fair values of our brand contracts, see Note 4, “Investment In Brand Contracts, At Fair Value” in the Notes to Condensed Financial Statements in this Quarterly Report on Form 10-Q.

Estimated Fair Value of Consummated Brand Contracts as of September 30, 2015

Jack Mewhort Brand Contract, at Estimated Fair Value

On March 26, 2015, we entered into a brand contract with Jack Mewhort. At that time we estimated the fair value of the brand contract to be approximately $2.5 million. On July 14, 2015 we completed the initial public offering of our Fantex Series Jack Mewhort. On July 15, 2015, as consideration for ABI under the Jack Mewhort brand contract, we paid Jack Mewhort $2.52 million, less $126,000 held in escrow until six consecutive months of payments of brand amounts have been timely delivered to us.

The table below shows our initial estimates, based on the quantitative and qualitative factors described above, of Category A, Category B and Category C brand income for Jack Mewhort as a percentage of our estimate of aggregate lifetime brand income, on a gross basis before we applied any discount rates, and on a net basis after we applied our discount rates, as well as the discount rates that we applied to each of these categories in our estimate of brand value:

	Estimated Lifetime Brand		% of Estimated Total
	Income		Lifetime Brand Income
		Net amount,		Net amount,
	Gross amount,	after	Gross amount,	after	Weighted-
	before	applying	before	applying	average
	applying	discount	applying	discount	discount
	discount rate(1)	rate	discount rate	rate	rate
Category A(2)	$582,446	$557,365	1.0%	2.2%	4.5%
NFL Contract	582,446	557,365	1.0	2.2	4.5
Endorsements	—	—	—	—	—
Category B	$1,652,228	$1,363,815	2.8%	5.4%	7.5%
NFL Contract	1,652,228	1,363,815	2.8	5.4	7.5
Endorsements	—	—	—	—	—
Category C	$56,607,580	$23,229,085	96.2%	92.4%	16.0%
Projected Player Contracts	55,907,580	22,967,911	95.0	91.3	16.0
Projected Endorsements	450,000	232,194	0.8	0.9	15.7
Projected Post-Career	250,000	28,980	0.4	0.1	20.0
Total	$58,842,254	$25,150,264	100.0%	100.0%
Average					15.7%

(1)         All amounts presented are gross payments due to Jack Mewhort prior to any exclusion for expenses such as legal fees, travel expenses or self-employment taxes, which are otherwise excluded from brand income. Potential post-season compensation and player performance bonus under the CBA has not been included in the estimation of lifetime brand income in any of Category A, Category B or Category C.

(2)         All amounts included in Category A are from and after February 15, 2015.

The most significant assumptions in our determination of the initial contract value for Jack Mewhort’s brand contract include:

•                  discount rates for each of Category A, Category B and Category C as set forth above;

•                  that Jack Mewhort would have an NFL career length of at least 10 years; and

•                  that during this time he would play out his existing NFL player contract and enter into an additional NFL player contract for at least $55.9 million in total and that he will be able over the same period and beyond to enter into and maintain endorsement contracts (or earn other brand income) that compensate him in amounts that exceed the compensation that he has had historically from these sources.

Below is a table showing the change in fair value of the Jack Mewhort brand contract by Category A, Category B, and Category C from the brand contract inception date of February 15, 2015 through September 30, 2015.

Jack Mewhort Brand Contract	Inception	Payments on Brand Contract	Increase in Present Value	Gain (Loss)	Transfers / Reclassifications	Balance September 30, 2015
Category A
NFL Contract	$55,736	$	$1,865	$114	$(10,278)	$47,437
Endorsements	—	—		—		—
Category B
NFL Contract	136,381	—	7,298	180	—	143,859
Endorsements	—	—	—	—	—	—
Category C
NFL Contract	2,296,791	—	268,614	—	—	2,565,405
Endorsements	28,194	—	2,546	(8,275)	—	22,465
Post-Career	2,898	—	422	—	—	3,320
Total	$2,520,000	$—	$280,745	$(7,981)	$(10,278)	$2,782,486

The most significant assumptions in our determination of fair value for Jack Mewhort’s brand contract as of September 30, 2015 did not change from our initial fair value determination.

For additional discussion of the change in fair value for this brand contract, see Exhibit 99.1, “Attributed Financial Information for Our Platform Common Stock and Tracking Stocks.”

Michael Brockers Brand Contract, at Estimated Fair Value

On January 9, 2015 we entered into a brand contract with Michael Brockers and his affiliated company, Brockers Marketing, LLC. At that time we estimated the fair value of the brand contract to be approximately $3.4 million. On May 29, 2015, we completed the initial public offering of our Fantex Series Michael Brockers. On June 2, 2015, as consideration for ABI under the Michael Brockers brand contract, we paid Michael Brockers $3.44 million, less $172,000 held in escrow until six consecutive months of payments of brand amounts have been timely delivered to us, and ABI due to us under the brand contract for the period between October 15, 2014 and May 29, 2015.

The table below shows our initial estimates, based on the quantitative and qualitative factors described above, of Category A, Category B and Category C brand income for Michael Brockers as a percentage of our estimate of aggregate lifetime brand income, on a gross basis before we applied any discount rates, and on a net basis after we applied our discount rates, as well as the discount rates that we applied to each of these categories in our estimate of brand value:

	Estimated Lifetime Brand		% of Estimated Total
	Income		Lifetime Brand Income
		Net amount,		Net amount,
	Gross amount,	after	Gross amount,	after
	before	applying	before	applying	Weighted-
	applying	discount	applying	discount	average
	discount rate(1)	rate	discount rate	rate	discount rate
Category A(2)(3)	$2,500,926	$2,351,224	3.5%	6.9%	4.5%
NFL Contract	2,500,926	2,351,224	3.5	6.9	4.5
Endorsements	—	—	—	—	—
Category B	$—	$—	—%	—%	—%
NFL Contract	—	—	—	—	—
Endorsements	—	—	—	—	—
Category C	$69,823,275	$31,638,787	96.5%	93.1%	14.8%
Projected Player Contracts	69,073,275	31,375,089	95.5	92.3	14.8
Projected Endorsements	500,000	239,548	0.7	0.7	16.3
Projected Post-Career	250,000	24,150	0.3	0.1	20.0
Total	$72,324,201	$33,990,011	100.0%	100.0%
Average					14.5%

(1)         All amounts presented are gross payments due to Michael Brockers prior to any exclusion for expenses such as legal fees, travel expenses or self-employment taxes, which are otherwise excluded from brand income. Potential post-season compensation and player performance bonus under the CBA has not been included in the estimation of lifetime brand income in any of Category A, Category B or Category C.

(2)         All amounts included in Category A are from and after October 15, 2014.

(3)         The amounts payable to Michael Brockers under his current NFL player contract are guaranteed.

The most significant assumptions in our determination of the initial contract value for Michael Brockers’s brand contract include:

•                  discount rates for each of Category A, Category B and Category C as set forth above;

•                  that Michael Brockers would have an NFL career length of at least 12 years; and

•                  that during this time he would play out his existing NFL player contract and enter into two additional NFL player contracts for at least $69.1 million in total and that he will be able over the same period and beyond to enter into and maintain endorsement contracts (or earn other brand income) that compensate him in amounts that exceed the compensation that he has had historically from these sources.

Below is a table showing the change in fair value of the Michael Brockers brand contract by Category A, Category B, and Category C from the brand contract inception date of October 15, 2014 through September 30, 2015.

Michael Brockers Brand Contract	Inception	Payments on Brand Contract	Increase in Present Value	Gain (Loss)	Transfers / Reclassifications	Balance September 30, 2015
Category A
NFL Contract	$235,122	$(84,611)	$13,547	$3,144	$(19,864)	$147,338
Endorsements	—	—	—	85	(85)	—
Category B
NFL Contract	—	—	—	—	—	—
Endorsements	—	—	—	—	—	—
Category C
NFL Contract	3,178,508	—	759,188	—	—	3,937,696
Endorsements	23,955	(281)	6,672	(7,219)	(1,250)	21,877
Post-Career	2,415	—	905	—	—	3,320
Total	$3,440,000	$(84,892)	$780,312	$(3,990)	$(21,199)	$4,110,231

The most significant assumptions in our determination of fair value for Michael Brockers’s brand contract as of September 30, 2015 did not change from our initial fair value determination.

For additional discussion of the change in fair value for this brand contract, see Exhibit 99.1, “Attributed Financial Information for Our Platform Common Stock and Tracking Stocks.”

Alshon Jeffery Brand Contract, at Estimated Fair Value

On September 18, 2014, we entered into a brand contract with Alshon Jeffery and his affiliated company, Ben and Jeffery, Inc. At that time we estimated the fair value of the brand contract to be approximately 7.94 million. On March 19, 2015, we completed the initial public offering of our Fantex Series Alshon Jeffery. On March 19, 2015, as consideration for ABI under the Alshon Jeffery brand contract, we paid Alshon Jeffery $7.94 million less ABI due to us under the brand contract for the period between September 18, 2014 and March 19, 2015.

The table below shows our initial estimates, based on the quantitative and qualitative factors described above, of Category A, Category B and Category C brand income for Alshon Jeffery as a percentage of our estimate of aggregate lifetime brand income, on a gross basis before we applied any discount rates, and on a net basis after we applied our discount rates, as well as the discount rates that we applied to each of these categories in our estimate of brand value:

	Estimated Lifetime Brand		% of Estimated Total
	Income		Lifetime Brand Income
		Net amount,		Net amount,
	Gross amount,	after	Gross amount,	after
	before	applying	before	applying	Weighted-
	applying	discount	applying	discount	average
	discount rate(1)	rate	discount rate	rate	discount rate
Category A(2)	$773,438	$740,132	0.7%	1.2%	4.5%
NFL Contract	753,438	720,993	0.7	1.2	4.5
Endorsements	20,000	19,139	0.0	0.0	4.5
Category B(3)	$195,440	$143,198	0.2%	0.2%	15.0%
NFL Contract	—	—	—	—	—
Endorsements	195,440	143,198	0.2	0.2	15.0
Category C	$104,330,610	$60,199,928	99.1%	98.6%	12.0%
Projected Player Contracts	100,196,050	58,327,405	95.2	95.5	11.8
Projected Endorsements	3,884,560	1,843,543	3.7	3.0	15.0
Projected Post-Career	250,000	28,980	0.2	0.1	20.0
Total	$105,299,488	$61,083,258	100.0%	100.0%
Average					11.9%

(1)         All amounts presented are gross payments due to Alshon Jeffery prior to any exclusion for expenses such as legal fees, travel expenses or self-employment taxes, which are otherwise excluded from brand income. Potential post-season compensation and player performance bonus under the CBA has not been included in the estimation of lifetime brand income in any of Category A, Category B or Category C

(2)         All amounts included in Category A are from and after September 18, 2014.

(3)         As part of our estimate of Alshon Jeffery’s brand income we had assumed that Alshon Jeffery would renegotiate his NFL playing contract prior to the 2015 season and as such we did not include any brand income in Category B that is payable to Alshon Jeffery for the 2015 season under his current NFL player contract.

Our brand contract with Alshon Jeffery was consummated on March 19, 2015 when we paid Alshon Jeffery $7.94 million. We did not make any adjustments to the fair value of this brand contract from the brand contract inception date of September 18, 2014 until the consummation of the brand contract as we believed that our significant assumptions listed below continued to be reasonable.

The most significant assumptions in our determination of the initial contract value for Alshon Jeffery’s brand contract included:

•                  discount rates for each of Category A, Category B and Category C as set forth above;

•                  that Alshon Jeffery would have an NFL career length of at least 11 years; and

•                  that during this time he would renegotiate his current NFL playing contract after the 2014 season and that he would be paid significantly more for the 2015 season than is specified in his current NFL player contract and enter into additional NFL player contracts for at least $100.2 million in total and that he will be able over the same period and beyond to enter into and maintain endorsement contracts (or earn other brand income) that compensate him in amounts that exceed the compensation that he has had historically from these sources.

The most significant assumptions in our determination of fair value for Alshon Jeffery brand contract as of September 30, 2015 are:

•                  discount rates for each of Category A, Category B and Category C as set forth above;

•                  that Alshon Jeffery would have an NFL career length of at least 11 years;

•                  that during this time he would enter into additional NFL player contracts after the 2015 NFL season for player contracts of at least for at least $84.3 million in total, including signing bonuses of $19.9 million; and

•                  that he will be able over the same period and beyond to enter into and maintain endorsement contracts (or earn other brand income) that compensate him in amounts that exceed the compensation that he has had historically from these sources.

Below is a table showing the change in fair value of the Alshon Jeffery brand contract by Category A, Category B, and Category C from the brand contract inception date of September 18, 2014 through September 30, 2015.

Alshon Jeffery Brand Contract	Inception	Payments on Brand Contract	Increase in Present Value	Gain (Loss)	Transfers / Reclassifications	Balance September 30, 2015
Category A
NFL Contract	$93,729	$(97,947)	$3,063	$16,191	$92,485	$107,521
Endorsements	2,488	(2,600)	—	112	—	—
Category B
NFL Contract	—	—	—	—	—	—
Endorsements	18,616	(21,880)	4,690	—	(1,426)	—
Category C
NFL Contract	7,582,563	—	1,606,770	(1,802,092)	(125,991)	7,261,250
Endorsements	238,837	—	66,533	(19,127)	(18,128)	268,115
Post-Career	3,767	—	1,412	—	—	5,179
Total	$7,940,000	$(122,427)	$1,682,468	$(1,804,916)	$(53,060)	$7,642,065

For additional discussion of the change in fair value for this brand contract, see “Results of Operations” beginning on page 63, and Exhibit 99.1, “Attributed Financial Information for Our Platform Common Stock and Tracking Stocks.”

Mohamed Sanu Brand Contract, at Estimated Fair Value

On May 14, 2014, we entered into a brand contract with Mohamed Sanu. At that time we estimated the fair value of the brand contract to be approximately $1.6 million. On November 3, 2014, we completed the initial public offering of our Fantex Series Mohamed Sanu. On November 3, 2014, as consideration for future ABI under the Mohamed Sanu brand contract, we paid Mohamed Sanu $1.56 million less ABI due to us under the brand contract for the period between May 14, 2014 and November 3, 2014.

The table below shows our initial estimates, based on the quantitative and qualitative factors described above, of Category A, Category B and Category C brand income for Mohamed Sanu as a percentage of our estimate of aggregate lifetime brand income, on a gross basis before we applied any discount rates, and on a net basis after we applied our discount rates, as well as the discount rates that we applied to each of these categories in our estimate of brand value:

	Estimated Lifetime Brand		% of Estimated Total
	Income		Lifetime Brand Income
		Net amount,		Net amount,
	Gross amount,	after	Gross amount,	after
	before	applying	before	applying	Weighted-
	applying	discount	applying	discount	average
	discount rate(1)	rate	discount rate	rate	discount rate
Category A(2)	$590,000	$564,593	2.0%	3.6%	4.5%
NFL Contract	590,000	564,593	2.0	3.6	4.5
Endorsements	—	—	—	—	—
Category B	$680,000	$561,983	2.3%	3.6%	10.0%
NFL Contract	680,000	561,983	2.3	3.6	10.0
Endorsements	—	—	—	—	—
Category C	$27,776,524	$14,479,031	95.6%	92.8%	16.4%
Projected Player Contracts	27,176,524	14,238,846	93.6	91.2	16.4
Projected Endorsements	350,000	198,454	1.2	1.3	16.3
Projected Post-Career	250,000	41,731	0.9	0.3	20.0
Total	$29,046,524	$15,605,608	100.0%	100.0%
Average					16.0%

(1)         All amounts presented are gross payments due to Mohamed Sanu prior to any exclusion for expenses such as legal fees, travel expenses or self-employment taxes, which are otherwise excluded from brand income. Potential post-season compensation and player performance bonus under the CBA has not been included in the estimation of lifetime brand income in any of Category A, Category B or Category C.

(2)         All amounts included in Category A are from and after May 14, 2014.

We did not make any adjustments to the fair value of this brand contract from the brand contract inception date of May 14, 2014 until the consummation of the brand contract as we believed that our significant assumptions listed below continued to be reasonable.

The most significant assumptions in our determination of the initial contract value for Mohamed Sanu’s brand contract included:

•                  discount rates for each of Category A, Category B and Category C as set forth above;

•                  that Mohamed Sanu would have an NFL career length of at least nine years; and

•                  that during this time he would enter into additional NFL player contracts for at least $27.1 million in total.

The most significant assumptions in our determination of fair value for Mohamed Sanu’s brand contract as of September 30, 2015 are:

•                  discount rates for each of Category A, Category B and Category C as set forth above;

•                  that Mohamed Sanu would have an NFL career length of at least nine years; and

•                  that during this time he would enter into additional NFL player contracts for at least $30.0 million in total.

Below is a table showing the change in fair value of the Mohamed Sanu brand contract by Category A, Category B, and Category C from the brand contract inception date of May 14, 2014 through September 30, 2015.

Mohamed Sanu Brand Contract	Inception	Payments on Brand Contract	Increase in Present Value	Gain (Loss)	Transfers / Reclassifications	Balance September 30, 2015
Category A
NFL Contract	$56,459	$(40,376)	$7,485	$23,396	$78,623	125,587
Endorsements	—	—	—	248	(248)	—
Category B
NFL Contract	56,198	—	12,739	78,721	(147,658)	—
Endorsements	—	—	—	—	—	—
Category C
NFL Contract	1,423,885	—	440,188	194,523	—	2,058,596
Endorsements	19,845	(165)	5,632	(7,800)	(744)	16,768
Post-Career	3,613	—	1,559	561	—	5,733
Total	$1,560,000	$(40,541)	$467,603	$289,649	$(70,027)	$2,206,684

For additional discussion of the change in fair value for this brand contract, see Exhibit 99.1, “Attributed Financial Information for Our Platform Common Stock and Tracking Stocks.”

EJ Manuel Brand Contract, at Estimated Fair Value

On February 14, 2014, we entered into a brand contract with EJ Manuel and his affiliated company, Kire Enterprises, LLC. The table below shows our initial estimates as of February 14, 2014, based on the quantitative and qualitative factors described above of Category A, Category B and Category C brand income for EJ Manuel as a percentage of our estimate of aggregate lifetime brand income, on a gross basis before we applied any discount rates, and on a net basis after we applied our discount rates, as well as the discount rates that we applied to each of these categories in our estimate of brand value:

	Estimated Lifetime Brand		% of Estimated Total
	Income		Lifetime Brand Income
		Net amount,		Net amount,
	Gross amount,	after	Gross amount,	after
	before	applying	before	applying	Weighted-
	applying	discount	applying	discount	average
	discount rate(1)	rate	discount rate	rate	discount rate
Category A(2)(3)	$3,723,264	$3,375,163	3.5%	6.8%	4.7%
NFL Contract	3,638,264	3,301,250	3.5	6.7	4.5
Endorsements	85,000	73,913	0.1	0.1	15.0
Category B	$195,000	$134,455	0.2%	0.3%	15.0%
NFL Contract	—	—	—	—	—
Endorsements	195,000	134,455	0.2	0.3	15.0
Category C	$101,276,268	$46,101,726	96.3%	92.9%	15.0%
Projected Player Contracts	80,306,268	36,167,290	76.3	72.9	14.7
Projected Endorsements	19,220,000	9,715,512	18.3	19.6	15.8
Projected Post-Career	1,750,000	218,924	1.7	0.4	20.0
Total	$105,194,532	$49,611,344	100.0%	100.0%
Average					14.6%

(1)         All amounts presented are gross payments due to EJ Manuel prior to any exclusion for expenses such as legal fees, travel expenses or self-employment taxes, which are otherwise excluded from brand income. Potential post-season compensation and player performance bonus under the CBA has not been included in the estimation of lifetime brand income in any of Category A, Category B or Category C.

(2)         All amounts included in Category A are from and after February 14, 2014.

(3)         The amounts payable to EJ Manuel under his current NFL player contract are guaranteed.

Our brand contract with EJ Manuel was consummated on July 25, 2014 when we paid EJ Manuel $4.975 million. We did not make any adjustments to the fair value of this brand contract from the brand contract inception date of February 14, 2014 until the consummation of the brand contract as we believed that our significant assumptions listed below continued to be reasonable.

The most significant assumptions in our determination of the initial contract value for EJ Manuel’s brand contract included:

•                  discount rates for each of Category A, Category B and Category C as set forth above;

•                  that EJ Manuel would have an NFL career length of at least 10 years; and

•                  that during this time he would enter into additional NFL player contracts for at least $80.3 million in total and that he will be able over the same period and beyond to enter into and maintain endorsement contracts (or earn other brand income) that compensate him in amounts that exceed the compensation that he has had historically from these sources.

The most significant assumptions in our determination of fair value for EJ Manuel’s brand contract as of September 30, 2015 are:

•                  discount rates for each of Category A, Category B and Category C as set forth above;

•                  that EJ Manuel would have an NFL career length of at least nine years;

•                  that during this time he would enter into additional NFL player contracts for at least $32.5 million in total, including signing bonuses of $7.0 million; and

•                  that he will be able over the same period and beyond to enter into and maintain endorsement contracts (or earn other brand income) that compensate him in amounts that exceed the compensation that he has had historically from these sources.

Below is a table showing the change in fair value of the EJ Manuel brand contract by Category A, Category B, and Category C from the brand contact inception date of February 14, 2014 through September 30, 2015.

EJ Manuel Brand Contract	Inception	Payments on Brand Contract	Increase in Present Value	Gain (Loss)	Transfers / Reclassifications	Balance September 30, 2015
Category A
NFL Contract	$330,125	$(73,200)	$24,498	$1,645	$(30,918)	$252,150
Endorsements	7,391	(18,668)	981	5,296	5,000	—
Category B
NFL Contract	—	—	—	—	—	—
Endorsements	13,446	(898)	—	(12,548)	—	—
Category C
NFL Contract	3,616,729	—	665,810	(2,237,423)	—	2,045,116
Endorsements	985,417	(3,343)	182,201	(1,096,535)	(6,570)	61,170
Post-Career	21,892	—	(7,545)	—	—	14,347
Total	$4,975,000	$(96,109)	$865,945	$(3,339,565)	$(32,488)	$2,372,783

For additional discussion of the change in fair value for this brand contract, see “Results of Operations” beginning on page 63, and Exhibit 99.1, “Attributed Financial Information for Our Platform Common Stock and Tracking Stocks.”

Vernon Davis Brand Contract, at Estimated Fair Value

On October 30, 2013, we entered into a brand contract with Vernon Davis and his affiliated company, The Duke Marketing, LLC. The table below shows our initial estimates, based on the quantitative and qualitative factors described above of Category A, Category B and Category C brand income for Vernon Davis as a percentage of our estimate of aggregate lifetime brand income, on a gross basis before we applied any discount rates, and on a net basis after we applied our discount rates, as well as the discount rates that we applied to each of these categories in our estimate of brand value:

	Estimated Lifetime Brand		% of Estimated Total
	Income		Lifetime Brand Income
		Net amount,		Net amount,
	Gross amount,	after	Gross amount,	after
	before	applying	before	applying	Weighted-
	applying	discount	applying	discount	average
	discount rate(1)	rate	discount rate	rate	discount rate
Category A(2)	$3,462,900	$3,425,002	5.7%	8.7%	4.5%
NFL Contract	3,414,588	3,377,219	5.6	8.6	4.5
Endorsements	48,312	47,783	0.1	0.1	4.5
Category B	$10,663,000	$9,050,526	17.4%	23.1%	10.0%
NFL Contract	10,250,000	8,699,318	16.7	22.2	10.0
Endorsements	413,000	351,208	0.7	0.9	10.0
Category C	$47,133,026	$26,782,368	76.9%	68.2%	12.9%
Projected Player Contracts	33,344,338	19,348,544	54.4	49.3	13.2
Projected Endorsements	8,288,689	6,047,439	13.5	15.4	9.7
Projected Post-Career	5,500,000	1,386,385	9.0	3.5	15.0
Total	$61,258,926	$39,257,896	100.0%	100.0%
Average					11.4%

(1)         All amounts presented are gross payments due to Vernon Davis prior to any exclusion for expenses such as legal fees, travel expenses or self-employment taxes, which are otherwise excluded from brand income. Potential post-season compensation and player performance bonus under the CBA has not been included in the estimation of lifetime brand income in any of Category A, Category B or Category C.

(2)         All amounts included in Category A are from and after October 30, 2013.

Our brand contact with Vernon Davis was consummated on May 2, 2014 when we paid Vernon Davis $4.0 million. We did not make any adjustments to the fair value of this brand contract from the brand contract inception date of October 30, 2013 until the consummation of the brand contract as we believe that our significant assumptions listed below continued to be reasonable.

The most significant assumptions in our determination of the initial contract value for Vernon Davis’s brand contract included:

•                  discount rates for each of Category A, Category B and Category C as set forth above;

•                  that Vernon Davis would have an NFL career length of at least 14 years; and

•                  that during this time he would enter into an additional NFL player contract for at least $33.3 million in total and that he will be able over the same period and beyond to enter into and maintain endorsement contracts (or earn other brand income) that compensate him in amounts that exceed the compensation that he has had historically from these sources.

The most significant assumptions in our determination of fair value for Vernon Davis’s brand contract as of September 30, 2015 are:

•                  discount rates for each of Category A, Category B and Category C as set forth above;

•                  that Vernon Davis would have an NFL career length of at least 13 years; and

•                  that during this time he would enter into an additional NFL player contract for at least $23.6 million in total and that he will be able over the same period and beyond to enter into and maintain endorsement contracts (or earn other brand income) that compensate him in amounts that exceed the compensation that he has had historically from these sources.

Below is a table showing the change in fair value of the Vernon Davis brand contract by Category A, Category B, and Category C from brand contract inception date of October 30, 2013 through September 30, 2015.

Vernon Davis Brand Contract	Inception	Payments on Brand Contract	Increase in Present Value	Gain (Loss)	Transfers / Reclassifications	Balance September 30, 2015
Category A
NFL Contract	$337,722	$(737,732)	$25,428	$9,098	$751,907	$386,423
Endorsements	4,778	(46,751)	1,153	(1,081)	44,285	2,384
Category B
NFL Contract	869,932	(130,398)	152,918	(1,644)	(890,808)	—
Endorsements	35,121	(35,555)	25,217	(23,617)	(1,166)	—
Category C
NFL Contract	1,934,854	—	479,946	(495,523)	—	1,919,277
Endorsements	678,954	(4,011)	60,555	(416,001)	(122,694)	196,803
Post-Career	138,639	—	47,387	24,765	—	210,791
Total	$4,000,000	$(954,447)	$792,604	$(904,003)	$(218,476)	$2,715,678

For additional discussion of the change in fair value for this brand contract, see Exhibit 99.1, “Attributed Financial Information for Our Platform Common Stock and Tracking Stocks.”

Estimated Fair Value of Unconsummated Brand Contracts as of September 30, 2015

Ryan Shazier Brand Contract, at Estimated Fair Value

On September 23, 2015, we entered into a brand contract with Ryan Shazier. The table below shows our estimates as of September 1, 2015, based on the quantitative and qualitative factors described above, of Category A, Category B and Category C brand income for Ryan Shazier as a percentage of our estimate of aggregate lifetime brand income, on a gross basis before we applied any discount rates, and on a net basis after we applied our discount rates, as well as the discount rates that we applied to each of these categories in our estimate of brand value:

	Estimated Lifetime Brand		% of Estimated Total
	Income		Lifetime Brand Income
		Net amount,		Net amount,
	Gross amount,	after	Gross amount,	after	Weighted-
	before	applying	before	applying	average
	applying	discount	applying	discount	discount
	discount rate(1)	rate	discount rate	rate	rate
Category A(2)(3)	$3,852,876	$3,495,624	5.9%	11.3%	4.5%
NFL Contract	3,852,876	3,495,624	5.9	11.3	4.5
Endorsements	—	—	—	—	—
Category B	$20,000	$18,182	0.0%	0.1%	10.0%
NFL Contract	—	—	—	—	—
Endorsements	20,000	18,182	0.0	0.1	10.0
Category C	$61,853,990	$27,484,141	94.1%	88.7%	15.4%
Projected Player Contracts	61,183,990	27,200,497	93.1	87.7	15.0
Projected Endorsements	420,000	248,868	0.6	0.8	15.4
Projected Post-Career	250,000	34,776	0.4	0.1	20.0
Total	$65,726,866	$30,997,947	100.0%	100.0%
Average					14.7%

(1)         All amounts presented are gross payments due to Ryan Shazier prior to any exclusion for expenses such as legal fees, travel expenses or self-employment taxes, which are otherwise excluded from brand income. Potential post-season compensation and player performance bonus under the CBA has not been included in the estimation of lifetime brand income in any of Category A, Category B or Category C.

(2)         All amounts included in Category A are from and after September 1, 2015.

(3)         The amounts payable to Ryan Shazier under his current NFL player contract are guaranteed.

The most significant assumptions in our determination of fair value for Ryan Shazier’s brand contract include:

•                  discount rates for each of Category A, Category B and Category C as set forth above;

•                  that Ryan Shazier would have an NFL career length of at least nine years; and

•                  that during this time he would play out his existing NFL player contract, that the Pittsburgh Steelers would exercise the Fifth Year Option and he would enter into a multi-year NFL player contract for at least $61.2 million in total.

We did not make any adjustments to the fair value of this brand contract from the brand contract inception date of September 1, 2015 through September 30, 2015 as we believe that our significant assumptions listed above continue to be reasonable.

Terrance Williams Brand Contract, at Estimated Fair Value

On September 17, 2015, we entered into a brand contract with Terrance Williams. The table below shows our estimates as of February 1, 2015, based on the quantitative and qualitative factors described above, of Category A, Category B and Category C brand income for Terrance Williams as a percentage of our estimate of aggregate lifetime brand income, on a gross basis before we applied any discount rates, and on a net basis after we applied our discount rates, as well as the discount rates that we applied to each of these categories in our estimate of brand value:

	Estimated Lifetime Brand		% of Estimated Total
	Income		Lifetime Brand Income
	Gross amount, before applying discount rate(1)	Net amount, after applying discount rate	Gross amount, before applying discount rate	Net amount, after applying discount rate	Weighted- average discount rate
Category A(2)	$628,000	$600,695	1.1%	2.0%	4.6%
NFL Contract	625,000	598,086	1.1	2.0	4.6
Endorsements	3,000	2,609	0.0	0.0	15.0
Category B	$1,660,000	$1,371,901	3.0%	4.5%	10.0%
NFL Contract	717,500	592,975	1.3	1.9	10.0
Proven Performance Escalator Estimate	942,500	778,926	1.7	2.5	10.0
Endorsements	—	—	—	—	—
Category C	$52,916,110	$28,621,340	95.9%	93.6%	15.0%
Projected Player Contracts	52,319,110	28,374,197	94.8	92.7	15.0
Projected Endorsements	347,000	205,412	0.6	0.7	17.1
Projected Post-Career	250,000	41,731	0.5	0.1	20.0
Total	$55,204,110	$30,593,936	100.0%	100.0%
Average					14.8%

(1)         All amounts presented are gross payments due to Terrance Williams prior to any exclusion for expenses such as legal fees, travel expenses or self-employment taxes, which are otherwise excluded from brand income. Potential post-season compensation and player performance bonus under the CBA has not been included in the estimation of lifetime brand income in any of Category A, Category B or Category C.

(2)         All amounts included in Category A are from and after February 1, 2015.

The most significant assumptions in our determination of fair value for Terrance Williams’s brand contract include:

•                  discount rates for each of Category A, Category B and Category C as set forth above;

•                  that Terrance Williams would have an NFL career length of at least nine years; and

•                  that during this time he would play out his existing NFL player contract and enter into an additional NFL player contract for $52.3 million in total and that he will be able over the same period and beyond to enter into and maintain endorsement contracts (or earn other brand income) that compensate him in amounts that exceed the compensation that he has had historically from these sources.

We did not make any adjustments to the fair value of this brand contract from the brand contract inception date of February 1, 2015 through September 30, 2015 as we believe that our significant assumptions listed above continue to be reasonable.

Andrew Heaney Brand Contract, at Estimated Fair Value

On September 10, 2015, we entered into a brand contract with Andrew Heaney. The table below shows our estimates as of January 1, 2015, based on the quantitative and qualitative factors described above, of Category A, Category B and Category C brand income for Andrew Heaney as a percentage of our estimate of aggregate lifetime brand income, on a gross basis before we applied any discount rates, and on a net basis after we applied our discount rates, as well as the discount rates that we applied to each of these categories in our estimate of brand value:

	Estimated Lifetime Brand		% of Estimated Total
	Income		Lifetime Brand Income
	Gross amount, before applying discount rate(1)	Net amount, after applying discount rate	Gross amount, before applying discount rate	Net amount, after applying discount rate	Weighted- average discount rate
Category A(2)	$326,087	$312,045	0.4%	0.9%	4.5%
MLB Contract	326,087	312,045	0.4	0.9	4.5
Endorsements	—	—	—	—	—
Category B	$—	$—	—%	—%	—%
MLB Contract	—	—	—	—	—
Endorsements	—	—	—	—	—
Category C	$83,665,193	$33,091,133	99.6%	99.1%	14.5%
Projected Player Contracts	83,015,193	32,865,979	98.8	98.4	14.5
Projected Endorsements	400,000	207,107	0.5	0.6	13.4
Projected Post-Career	250,000	18,047	0.3	0.1	25.0
Total	$83,991,280	$33,403,178	100.0%	100.0%
Average					14.5%

(1)           All amounts presented are gross payments due to Andrew Heaney prior to any exclusion for expenses such as legal fees, travel expenses or self-employment taxes, which are otherwise excluded from brand income. Potential post-season compensation and Performance, Award, and Other Bonuses under the BA has not been included in the estimation of lifetime brand income in any of Category A, Category B or Category C.

(2)           All amounts included in Category A are from and after January 1, 2015.

The most significant assumptions in our determination of fair value for the Andrew Heaney’s brand contract include:

•                  discount rates for each of Category A, Category B and Category C as set forth above;

•                  that Andrew Heaney would have an MLB career of at least nine years; and

•                  that during this time he would play out his existing MLB player contract and enter into additional MLB player contracts for at least $83.0 million in total and that he will be able over the same period and beyond to enter into and maintain endorsement contracts (or earn other brand income) that compensate him in amounts that exceed the compensation that he has had historically from these sources.

We did not make any adjustments to the fair value of this brand contract from the brand contract inception date of January 1, 2015 through September 30, 2015 as we believe that our significant assumptions listed above continue to be reasonable.

Kendall Wright Brand Contract, at Estimated Fair Value

On March 26, 2015, we entered into a brand contract with Kendall Wright. The table below shows our estimates as of December 1, 2014, based on the quantitative and qualitative factors described above, of Category A, Category B and Category C brand income for Kendall Wright as a percentage of our estimate of aggregate lifetime brand income, on a gross basis before we applied any discount rates, and on a net basis after we applied our discount rates, as well as the discount rates that we applied to each of these categories in our estimate of brand value:

	Estimated Lifetime Brand		% of Estimated Total
	Income		Lifetime Brand Income
	Gross amount, before applying discount rate(1)	Net amount, after applying discount rate	Gross amount, before applying discount rate	Net amount, after applying discount rate	Weighted- average discount rate
Category A(2)(3)	$1,678,345	$1,566,126	2.8%	5.0%	7.7%
Current NFL Contract	1,678,345	1,566,126	2.8	5.0	7.7
Endorsements	—	—	—	—	—
Category B	$—	$—	—%	—%	—%
Current NFL Contract	—	—	—	—	—
Current Endorsements	—	—	—	—	—
Category C	$58,032,384	$29,682,684	97.2%	95.0%	15.7%
Projected Player Contracts	57,382,384	29,428,502	96.0	94.2	15.7
Projected Endorsements	400,000	219,423	0.8	0.7	15.6
Projected Post-Career	250,000	34,759	0.4	0.1	20.0
Total	$59,710,729	$31,248,810	100.0%	100.0%
Average					15.5%

(1)         All amounts presented are gross payments due to Kendall Wright prior to any exclusion for expenses such as legal fees, travel expenses or self-employment taxes, which are otherwise excluded from brand income. Potential post-season compensation and player performance bonus under the CBA has not been included in the estimation of lifetime brand income in any of Category A, Category B or Category C.

(2)         All amounts included in Category A are from and after December 1, 2014.

(3)         The amounts payable to Kendall Wright under his current NFL player contract are guaranteed.

The most significant assumptions in our determination of fair value for Kendall Wright’s brand contract include:

•                  discount rates for each of Category A, Category B and Category C as set forth above;

•                  that Kendall Wright would have an NFL career length of at least 11 years; and

•                  that during this time he would play out his existing NFL player contract and enter into an additional NFL player contract for at least $57.4 million in total and that he will be able over the same period and beyond to enter into and maintain endorsement contracts (or earn other brand income) that compensate him in amounts that exceed the compensation that he has had historically from these sources.

We did not make any adjustments to the fair value of this brand contract from the brand contract inception date of December 1, 2014 through September 30, 2015 as we believe that our significant assumptions listed above continue to be reasonable.

Income (Loss) From Brand Contracts

We recognize income from brand contracts when cash or other consideration are received by the contract party under included contracts, which is the point at which we earn the right to our proportionate share of amounts received by the contract party. Other consideration received by the contract party may include stock, automobiles, or other items of value. In the event other consideration are received by the contract party, we will recognize income from brand contracts equal to our proportionate share of the estimated fair value of the other consideration received, and will receive payment in either cash or such other consideration based on the contractual arrangement. Amounts due to us under the brand contract are either remitted directly from the source of such income or through payment by the contract party. The brand contract stipulates that income once we earn it is not subject to recapture by the contract party.

For purposes of our financial statements and the notes thereto, cash received under the brand contract will either be recognized as a reduction of our carrying value (i.e., a reduction in the brand contract asset) or income (loss) from brand contracts. Whether cash receipts will be recognized as a reduction of carrying value or income (loss) from brand contracts will depend on the timing and amount of such cash receipt.

Additionally, the timing of changes in our estimates of future cash flows will impact whether cash receipts are recognized as a reduction of our carrying value or as income (loss) from brand contracts. If for example we increase our estimate of future cash flows and such increased cash flows are not received until a future period, such increase will be recognized as income (loss) from brand contracts and the majority of such future cash flow will be recognized as a reduction of carrying value of our investment. If on the other hand our expected cash flows increase and were not foreseen and therefore not expected until the period in which the cash is actually received, the entire cash amount will be recognized as income (loss) from brand contracts.

Expected cash flows will be based on the included contracts the contract party has in place and the expectations of future contracts. As it becomes more likely that the contract party will collect contracted amounts the expected discount rate will decrease. A decrease in the discount rate will result in the receipt of cash primarily being allocated to reduction of carrying value of our investment. The discount rates are determined at the purchase date and are revised each period based on the performance of the brand contract and the likelihood of collection of future contracted amounts.

Income (loss) from brand contracts are based on an estimate of expected cash flows and the associated expected discount rate. Changes in fair value resulting from changes in the expected performance of the brand contract or market factors are included in income (loss) from brand contracts in the statement of operations.

We are entitled to certain information and audit rights pursuant to the brand contracts that enable us to adequately calculate and collect the ABI under the brand contract. In addition to such annual audit rights, we intend to create a contract administration and surveillance division to proactively monitor and administer our rights under the brand contracts. Following the execution of a brand contract, the contract administration and surveillance division shall prepare a schedule charting the timing and amounts of expected future payments associated with that certain counterparty’s existing contracts that are subject to our brand contract, along with the term and the expected timing each contract would be expected to be renegotiated or renewed. The division will also be tasked with ensuring that all directives to pay Fantex directly have been executed and accepted by the parties making such payments. We will contact the contract party at renewal terms to determine whether the contracts will be renewed and take necessary steps to ensure that any new agreements are covered under the brand contract.

The division will also be tasked with reviewing each brand contract quarterly and to contact each of our contract parties to determine if the parties entered into additional agreements or renegotiated existing agreements that may impact our ABI. To supplement these direct inquiries, this division will also monitor social and mainstream media on at least a weekly basis for information relevant to our brand contract or relationship with each of our contract parties, including trade rumors, reports of new endorsements or other agreements that may be subject to our brand contract with such contract parties, reports of renegotiation of existing agreements and reports of personal behavior that may be beneficial or detrimental to the brand contract in general.

In addition to the above, in the event that expected payments are not received on a timely basis (generally within five days of receipt of income by the contract party), we will attempt to contact the contract party and resolve any issues of nonpayment amicably. If our efforts are unsuccessful, any issues with contract payments will initially be escalated to senior management for resolution. Depending on the nature and materiality of the contract party’s nonperformance, we may initiate legal action to recover any unpaid amounts under the brand contract. Significant or continuous nonpayment may be material and may trigger additional disclosure under the Securities Act as well as impair the fair value of the asset on our books.

Income Taxes

Income taxes are accounted for under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

Deferred tax assets are recorded to the extent management believes these assets will more likely than not be realized. In making such a determination, all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations is considered. In the event it is determined that we would be able to realize deferred tax assets in the future, an adjustment to the deferred tax asset valuation allowance would be made, which would reduce the provision for income taxes.

Uncertain tax positions are recorded on the basis of a two-step process whereby (1) it is determined whether it is more likely than not that the tax positions will be sustained based on the technical merits of the position and (2) those tax positions that meet the more-likely-than-not recognition threshold, the largest amount of tax benefit that is greater than 50 percent likely to be realized upon ultimate settlement with the related tax authority would be recognized.

Contractual Obligations

Our principal contractual obligations are limited to our obligations under our management agreement with our Parent and our brand contracts. We are not committed to any future capital expenditures and certain agreements, such as rental commitments, are the responsibility of our Parent.

We have no financial obligations under our consummated brand contracts with Vernon Davis, EJ Manuel, Mohamed Sanu, Alshon Jeffery, Michael Brockers and Jack Mewhort, other than certain indemnity obligations. We have evaluated the impact of these indemnity obligations on our financial statements and determined that they are not material individually or in the aggregate.

Kendall Wright Brand Contract

We must pay $3.125 million to Kendall Wright contingent upon our ability to obtain financing for the purchase price through the Fantex Series Professional Tracking Stock offering or another financing. We will have no further financial obligation to Kendall Wright under his brand contract once this payment has been made, other than certain indemnity obligations. We have evaluated the impact of these indemnity obligations on our financial statements and determined that they are not material.

Andrew Heaney Brand Contract

We must pay $3.34 million to Andrew Heaney contingent upon our ability to obtain financing for the purchase price through the Fantex Series Professional Tracking Stock offering or another financing. We will have no further financial obligation to Andrew Heaney under his brand contract once this payment has been made, other than certain indemnity obligations. We have evaluated the impact of these indemnity obligations on our financial statements and determined that they are not material.

Terrance Williams Brand Contract

We must pay $3.06 million to Terrance Williams contingent upon our ability to obtain financing for the purchase price through the Fantex Series Professional Tracking Stock offering or another financing. We will have no further financial obligation to Terrance Williams under his brand contract once this payment has been made, other than certain indemnity obligations. We have evaluated the impact of these indemnity obligations on our financial statements and determined that they are not material.

Ryan Shazier Brand Contract

We must pay $3.11 million to Ryan Shazier contingent upon our ability to obtain financing for the purchase price through the Fantex Series Professional Tracking Stock offering or another financing. We will have no further financial obligation to Ryan Shazier under his brand contract once this payment has been made, other than certain indemnity obligations. We have evaluated the impact of these indemnity obligations on our financial statements and determined that they are not material.

Management Agreement

We have entered into a management agreement with our parent, pursuant to which our parent provides us with management and administrative services, including providing and compensating our executive management and other personnel, as well as services relating to information technology support, brand management and other support operations, facilities, human resources, tax planning and administration, accounting, treasury and insurance. We have agreed to pay our parent 5% of the amount of the gross cash received by us, if any, pursuant to our brand contracts during any quarterly period as remuneration for the services provided. The amount of gross cash received used to calculate this 5% fee will include any portion allocated to a reduction of the carrying value on our financial statements but shall not take into account the changes in fair value of the brand contracts. As such, the service fee under the management agreement will be determined based on the total amount of cash received under the brand contracts in a given quarterly period prior to any adjustments for fair value and without regard to the expected cash receipts in such quarter as reflected in the financial statements for that quarter. To the extent we receive no cash for any period then we would not owe any fee for any services provided during that period. We may evaluate the service fee from time to time to assess the continued appropriateness of the percentage of our cash receipts upon which the service fee is calculated, in light of the services being provided by our parent at the time and the cost of those services.

The agreement had an initial term through December 31, 2014, and was automatically renewed for a one-year term through December 31, 2015. It will continue to automatically renew for successive one-year terms each December 31 unless either party provides written notice of its intent not to renew at least three months prior to such renewal. We may also terminate any specific service and/or the agreement, without penalty, with 30 days prior written notice to Fantex Holdings. Fantex Holdings may terminate any specific service and/or the agreement with 180 days prior written notice to us, but if we, using our commercially reasonable efforts, are unable to either perform the services ourselves or enter into a reasonable arrangement with a third party to perform the services that we are unable perform ourselves, then Fantex Holdings will continue to perform such services for an additional period of 180 days.

The agreement contains certain provisions requiring us to indemnify our parent with respect to all losses or damages arising from acts not constituting bad faith, willful misconduct, or gross negligence. We have evaluated the impact of these indemnity obligations on our financial statements and determined that they are remote. The management agreement became effective upon the consummation of our first initial public offering on April 28, 2014.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

ITEM 3: Quantitative and Qualitative Disclosures About Market Risk

A smaller reporting company is not required to provide the information required by this Item.

ITEM 4: Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our chief executive officer and chief financial officer, evaluated the effectiveness of our disclosure controls and procedures pursuant to Rule 13a-15 under the Exchange Act, as of the end of the period covered by this Quarterly Report on Form 10-Q. Based on this evaluation, Fantex Inc.’s principal executive officer and principal financial officer have concluded that, as of September 30, 2015,  Fantex Inc.’s disclosure controls and procedures provide reasonable assurance that information required to be disclosed by Fantex, Inc. in the reports that we file or submit under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms and that such information is accumulated and communicated to Fantex Inc.’s management, including our principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.

Changes in Internal Control over Financial Reporting

There were no changes in Fantex Inc.’s internal control over financial reporting that occurred during the quarter ended September 30, 2015 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II — OTHER INFORMATION

ITEM 1. Legal Proceedings

We may from time to time be involved in various legal proceedings of a character normally incident to the ordinary course of our business. We are not currently a party to any material litigation or other material legal proceedings.

ITEM 1A. Risk Factors

Our business faces many risks. Any of the risks discussed in this Quarterly Report on Form 10-Q and our other SEC filings could have a material impact on our business, financial position or results of operations. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also impair our business operations.

In addition to the information set forth in this Quarterly Report on Form 10-Q, you should carefully consider the risk factors discussed in our Annual Report on Form 10-K. There have been no material changes in our risk factors from those described in our Annual Report on Form 10-K.

ITEM 2: Unregistered Sales of Equity Securities and Use of Proceeds

Unregistered Sales of Equity Securities

None.

Issuer Purchases of Equity Securities

Not applicable.

ITEM 3: Default Upon Senior Securities

None.

ITEM 4. Mine Safety Disclosures

Not applicable.

ITEM 5. Other Information

None.

ITEM 6. Exhibits

EXHIBIT INDEX

Exhibit		Incorporation by reference herein
Number	Description	Form	Date
3.1	Amended and Restated Certificate of Incorporation of Fantex, Inc.	Registration Statement on Form S-1, as amended (File No 333-192476) as Exhibit 3.1	November 21, 2013
3.2	Amended and Restated Bylaws of Fantex, Inc.	Registration Statement on Form S-1, as amended (File No 333-191772) as Exhibit 3.4	October 17, 2013
3.3	Certificate of Designation for Fantex Series Vernon Davis	Registration Statement on Form S-1, as amended (File No 333-203457) as Exhibit 3.4	June 5, 2015
3.4	Certificate of Designation for Fantex Series EJ Manuel	Registration Statement on Form S-1, as amended (File No 333-203457) as Exhibit 3.5	June 5, 2015
3.5	Certificate of Designation for Fantex Series Mohamed Sanu	Registration Statement on Form S-1, as amended (File No 333-203457) as Exhibit 3.6	June 5, 2015
3.6	Certificate of Designation for Fantex Series Alshon Jeffery	Current Report on Form 8-K as Exhibit 3.1	June 1, 2015
3.7	Certificate of Designation for Fantex Series Michael Brockers	Current Report on Form 8-K as Exhibit 3.1	March 19, 2015
3.8	Certificate of Designations for Fantex Series Jack Mewhort	Current Report on Form 8-K as Exhibit 3.1	July 14, 2015
3.9	Form of Certificate of Designations for Fantex Series Kendall Wright	Registration Statement on Form S-1, as amended (File No 333-203458) as Exhibit 3.10	April 17, 2015
10.1	Brand Agreement effective as of September 10, 2015, by and between Andrew Heaney and Fantex, Inc.
10.2	Brand Agreement effective as of September 17, 2015, by and between Terrance Williams and Fantex, Inc.
10.3	Brand Agreement effective as of September 23, 2015, by and between Ryan Shazier and Fantex, Inc.
31.1	Certification of Chief Executive Officer pursuant to Exchange Act Rules 13a-14(a) and 15d-15(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Chief Financial Officer pursuant to Exchange Act Rules 13a-14(a) and 15d-15(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1*	Certifications of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
99.1	Attributed Financial Information for Our Platform Common Stock and Tracking Stocks
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

* The certifications attached as Exhibits 32.1 that accompany this Quarterly Report on Form 10-Q is not deemed filed with the SEC and is not to be incorporated by reference into any filing of Fantex, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Form 10-Q, irrespective of any general incorporation language contained in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fantex, Inc.

November 13, 2015	By:	/s/ David Mullin
Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit 10.1

FANTEX BRAND AGREEMENT

This Fantex Brand Agreement is entered into as of September 10, 2015 (“Effective Date”) by and between Fantex, Inc. (“Fantex”), on the one hand, and Andrew Heaney (“Talent”), jointly and severally with Talent’s personal services company, if such an entity is formed and in existence after the Effective Date (the “Company”), on the other hand.  For purposes of this Agreement, “Participant” shall refer to Talent and/or the Company, if applicable, jointly and severally, as the context may require.  Sometimes each of Participant and Fantex are referred to herein as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, Fantex operates a registered trading platform through which investors may buy and sell stock linked to the value and performance of an individual’s brand;

WHEREAS, Fantex desires to acquire an interest in Participant’s Brand Income (as defined below), which would be financed by an initial public offering of equity securities in the form of a tracking stock in Fantex that is linked to the separate economic performance and value of Participant’s brand, all pursuant to the terms and conditions of this Agreement; and

WHEREAS, Participant desires sell to Fantex an interest in Participant’s Brand Income pursuant to the terms and conditions of this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of good and valuable consideration as set forth in this Agreement, the Parties do hereby agree as follows:

1.                        Defined Terms.  The following terms have the meanings specified or referred to in this Section 1:

1.1.         “Affiliate” means, with respect to any specified Person, any Person that directly or indirectly Controls, or is under common Control with, or is Controlled by, such specified Person.

1.2.         “Agreement” means this Fantex Brand Agreement, together with all exhibits, schedules and related documents attached hereto or referenced herein, including:

•                  Exhibit A:  Participant Questionnaire;

•                  Exhibit B:  Exclusions from and Examples of “Brand Income”;

•                  Exhibit C:  Standard Terms and Conditions;

•                  Exhibit D:  Closing Certificate;

•                  Exhibit E:  Quarterly Report;

•                  Exhibit F:  Spousal Consent; and

•                  Exhibit G:  Form of Irrevocable Payment Instructions.

1.3.         “Brand Affiliate” means any Affiliate of Participant, and any agency, agent or other third-party representative that receives Brand Income or enters into Brand Income Contracts on behalf of Participant.

1.4.         “Brand Amount” means an amount equal to the product obtained by multiplying (a) any and all Brand Income (whether or not contracted or paid through any third party for or on behalf of Participant, such as a personal services corporation, agency, or otherwise), less Excluded Income and any applicable Merchandise Income Deduction, by (b) the Brand Percentage.

1.5.         “Brand Percentage” means ten percent (10%).

1.6.         “Brand Income” means any and all Gross Monies that are earned and payable to Participant after January 1, 2015 as a result of Participant’s activities (including licensing or assignment of rights) in the Field, including (a) Distributions in connection with any Indirect Fantex Equity or Indirect Fantex Co-Investments, and (b) an amount equal to the fair market value of any Merchandise Income, determined in accordance with Section 10.

1.7.         “Brand Income Contract” means any Contract to which Participant or any Brand Affiliate is or becomes a party under which Participant either is obligated to perform any services or grants rights in Participant’s Persona in exchange for any consideration, and in each case which is in the Field, other than Contracts excluded in their entirety (if any) pursuant to the definition of Excluded Income.  For the avoidance of doubt, any life, disability or injury insurance policy covering Talent is expressly excluded from the definition of Brand Income Contract.

1.8.         “Brand Investment Opportunity” has the meaning set forth in Section 0.

1.9.         “CBA” means the Basic Agreement between the 30 Major League Baseball clubs and the Major League Players Association, effective December 12, 2011, as the same may be amended, supplemented or otherwise modified from time to time in the manner provided therein and all replacement or successor agreements that may in the future be entered into by the Major League Baseball clubs and the Major League Players Association.

1.10.       “Closing” has the meaning set forth in Section 0.

1.11.       “Company” has the meaning set forth in the preamble to this Agreement.

1.12.       “Contract” means any contract, commitment, or other arrangement or understanding (and all amendments and supplements thereto), whether written or oral.

1.13.       “Control” (including, with its correlative meanings, “Controlled by” and “under Common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

1.14.       “Direct Fantex Co-Investment” has the meaning set forth in Section 0.

1.15.       “Direct Fantex Equity” has the meaning set forth in Section 0.

1.16.       “Distributions” means any Gross Monies received by Participant as a result of Participant receiving, holding, transferring, selling and/or otherwise disposing of any stock or other equity interest issued pursuant to any Brand Income Contract (whether as Equity Income or pursuant to any equity purchased pursuant to a Brand Investment Opportunity), including any distributions, dividends, profit payments, proceeds resulting from the sale, lease, license, exchange, liquidation or other disposition of any equity or assets of the issuer of such Equity Income or Brand Investment Opportunity, or otherwise.

1.17.       “Effective Date” means the date as set forth in the preamble to this Agreement.

1.18.       “Equity Deal Notice” has the meaning set forth in Section 7.1.1.

1.19.       “Equity Income” has the meaning set forth in Section 6.

1.20.       “Escrow Holdback” means an amount equal to 5% of the Purchase Price (i.e., $167,000).

1.21.       “Excluded Income” means (i) all Brand Income of Participant described on Schedule 0 attached to this Agreement and (ii) any non-cash compensation received pursuant to any UPC between Talent and any Major League Baseball club, including, without limitation, the provision of personal translators, cultural transition assistants, personal massage therapists or personal trainers, the use of suites at ballparks, airfare and game tickets exceeding normal club allotments,

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charitable contributions, additional and/or upgraded hotel rooms when club is travelling, spring training housing, visa fees, moving expenses, All-Star Game travel and housing allowances.

1.22.       “Exercise Payment” has the meaning set forth in Section 0.

1.23.       “Fantex Co-Investment Interest” has the meaning set forth in Section 0.

1.24.       “Fantex Equity Interest” has the meaning set forth in Section 0.

1.25.       “FBS” means Fantex Brokerage Services, LLC, an Affiliate of Fantex.

1.26.       “Field” means: (a) any activities in or substantially related to the Principal Business, including Talent’s employment as a Professional Athlete; (b) any and all of Participant’s activities, including any use of Participant’s Persona, in connection with motion pictures, audio-visual programming (for television, Internet or otherwise), radio, music, literary, talent engagements, personal appearances, public appearances, records and recording, or publications; (c) any use of Participant’s Persona, including for purposes of advertising, merchandising, or trade (e.g., sponsorships, endorsements, appearances, etc.); and (d) any activities of Participant, which are of the type typically performed by individuals in the Principal Business arising out of or relating to being or having been a Professional Athlete within the Principal Business (e.g., sports casting, coaching (at the collegiate or professional level only), participating in sports camps, acting as spokesperson, etc.)  In the event that there is any ambiguity as to whether an activity is in the Field, the Parties shall discuss in good faith and seek to resolve such matter.  In the event that a resolution is not met within thirty (30) days after initial notice by either Party to the other regarding such activity, then either Party shall be free to refer such matter to arbitration for resolution pursuant to the terms of Section 17.5 of the Terms and Conditions.

1.27.       “FINRA” means the Financial Industry Regulatory Authority, Inc.

1.28.       “Gift” means a transfer of personal property or cash, made voluntarily and without consideration; provided however, that a Gift does not include personal property or cash transferred to Participant, that is reportable on Participant’s tax return, for performance in the Field.

1.29.       “Good Reason” means Talent’s voluntary retirement or resignation from his employment as a Professional Athlete for any of the following reasons: (a) Talent suffers or sustains a Major Injury which renders Talent incapable of performing as a Professional Athlete; or (b) Talent suffers or sustains a Major Injury after the Closing and a qualified medical doctor (depending on the nature of the Major Injury) advises Talent that as a result thereof Talent is putting his physical health at substantial risk (i.e., a risk that is substantially greater than simply by virtue of Participant’s participation as a Professional Athlete) by continuing to perform as a Professional Athlete.

1.30.       “Gross Monies” means any and all gross monies or other consideration of any type, including salaries, earnings, fees, royalties, bonuses, shares of profit, shares of stock, partnership interests, percentages and the total amount paid to Participant, and/or received by Participant or Participant’s heirs, executors, administrators or assigns, or by any other Person on Participant’s behalf, net of (a) any reasonable and documented out-of-pocket legal, accounting, or other professional fees incurred by Participant in connection with securing, negotiating or preparing any Brand Income Contract which are not reimbursed or reimbursable, including pursuant to the terms of such Brand Income Contract, (b) any reasonable and documented travel, lodging and per diem expenses incurred by Participant or Participant’s representatives in connection with securing any Brand Income Contract, not to exceed Five Thousand Dollars ($5,000) per Brand Income Contract (or $10,000 per Brand Income Contract if international travel is necessary or appropriate in connection with acquiring such Brand Income Contract), to the extent actually paid by

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Participant and not reimbursed or reimbursable, including pursuant to the terms of such Brand Income Contract, and (c) self-employment taxes to which Participant is subject in connection with the receipt of such amounts or items to the extent that such amounts or items constitute Brand Income; but in each case, prior to the deduction or withholding of (x) any amounts payable to any third party (e.g., agency commissions), (y) any voluntary or personal deductions (e.g., contributions to retirement funds), or (z) any taxes required to be deducted or withheld by any federal, state or local government authority based on the net income of Participant (but excluding any deduction or withholding for payroll, medicare or FICA taxes or other deductions or payments required to be made to any federal, state or local government authority).  For the avoidance of doubt, the Parties agree that each of the following categories of economic benefit shall be deemed to be expressly excluded from the definition of “Gross Monies”: (i) subject to the terms of section 17.11 of Exhibit C, any and all donations made by any Person, whether cash or in-kind, to any charitable foundation, not-for-profit organization or not-for-profit sports camp Controlled by Participant or to which Participant donates personal services or the right to use Participant’s Persona; (ii) any and all Gifts to Talent; and (iii) the value of any and all standard employee benefits to which Participant is entitled pursuant to the terms of his employment (with Participant’s Team, including any benefits under any applicable collective bargaining agreement or otherwise) or the policies of his employer in effect from time to time.

1.31.       “Gross Proceeds” means an amount equal to the gross proceeds resulting from the Offering.

1.32.       “Incremental Cost” has the meaning set forth in Section 0.

1.33.       “Indirect Fantex Co-Investment” has the meaning set forth in Section 0.

1.34.       “Indirect Fantex Equity” has the meaning set forth in Section 0.

1.35.       “Investment Deal Notice” has the meaning set forth in Section 0.

1.36.       “League” means the Office of the Commissioner of Baseball d/b/a Major League Baseball and its successors and assigns.

1.37.       “Major Injury” means any injury, illness or medical condition sustained or incurred after the Closing.

1.38.       “Merchandise” means any product, merchandise, services, service plans, transportation, lodging, accommodations, or credits for any of the foregoing, except for Merchandise provided specifically for use on the field of play as a Professional Athlete (e.g., fielding gloves and batting gloves provided to Talent for games and practice).

1.39.       “Merchandise Income” means any Brand Income in the form of Merchandise.

1.40.       “Merchandise Income Deduction” means an annual (calendar year) deduction from Brand Income solely for the purpose of determining the Brand Amount for each calendar year (commencing on the Effective Date), equal to (1) in the case of calendar years 2015, 2016 and 2017, the sum of (a) the fair market value of Merchandise Income, up to forty thousand dollars ($40,000) and (b) the fair market value of any other Merchandise Income to the extent agreed to by Fantex in writing, in its sole and absolute discretion, and (2) in the case of all other calendar years, the sum of (a) the fair market value of Merchandise Income, up to the lesser of (i) forty thousand dollars ($40,000) and (ii) four percent (4%) of all Brand Income (including Merchandise Income) received by Participant during such calendar year during the Term, and (b) the fair market value of any other Merchandise Income to the extent agreed to by Fantex in writing, in its sole and absolute discretion.

1.41.       “Net Proceeds” means an amount equal to the Gross Proceeds, less the Underwriting Amount.

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1.42.       “Nonrecurring Brand Income” means the Brand Income payable to Participant under any Brand Income Contract pursuant to which Participant is entitled to receive fewer than five (5) installment payments per calendar year.

1.43.       “Offering” means an offering of the Series to the public pursuant to the Registration Statement.

1.44.       “Outside Date” has the meaning set forth in Section 4.2.

1.45.       “Owned Business Notice” has the meaning set forth in Section 0.

1.46.       “Participant” has the meaning set forth in the preamble to this Agreement.

1.47.       “Participant’s Persona” means Participant’s name, voice, likeness, image, caricature, biography, signature (including facsimile signature), or live, photographed or recorded performance.

1.48.       “Participant’s Team” means the League club (including, without limitation, any of its “minor league” affiliates) by which Talent is employed as a Professional Athlete from time to time.

1.49.       “Participant Owned Business” means any business or commercial venture (of whatever form, including sole proprietorship, partnership, limited liability company, corporation, franchise, etc.) that (a) is owned in whole or part, directly or indirectly, by Participant (other than as a Passive Investment) and not as a result of any Brand Income Contract, and (b) conducts operations or activities in or substantially related to the Principal Business, or otherwise uses Participant’s Persona in its legal name or “dba,” or in any material respect in its marketing, advertisement or promotion of its business.

1.50.       “Party” and “Parties” has the meaning set forth in the preamble to this Agreement.

1.51.       “Passive Investment” means any investments by Participant of any kind, including, without limitation, stocks or other equity, bonds, commodities, derivatives, debt or real estate, so long as (a) such investment is not received by Participant as compensation or consideration for activities (including licensing or assignment of rights) in the Field, (b) Participant is not obligated to provide any services related to the Field in connection with such investment (or the business or commercial venture related to such investment) and (c) the business or commercial venture related to such investment does not use Participant’s Persona in its legal name or “dba,” or in any material respect in its marketing, advertising or promotion.  For the avoidance of doubt, revenues, investment returns or other amounts received by Participant arising from Passive Investments are not Brand Income.

1.52.       “Payment Instruction Letter” means an irrevocable payment instruction in the form attached as Exhibit G.

1.53.       “Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

1.54.       “Personal Information Schedule” refers to the schedule of information provided by Participant to Fantex in a separate document to this Agreement as of the Effective Date, including Schedules 1 through 3 as referenced in the Participant Questionnaire attached hereto as Exhibit A.

1.55.       “Pre-Closing Brand Amount” has the meaning set forth in Section 0.

1.56.       “Purchase Price” means Three Million Three Hundred Forty Thousand Dollars ($3,340,000).

1.57.       “Purchase Payment” has the meaning set forth in Section 0.

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1.58.       “Principal Business” means the sport of baseball at the professional level (e.g., baseball played by any League club or any minor league club affiliated with any League club), college level, or other level (e.g., “independent” baseball, i.e., baseball played by any club that is not affiliated with a League club), regardless of the country in which it is played or the league, association or other governing body as applicable.

1.59.       “Professional Athlete” means an individual who is compensated for personal services rendered in the Principal Business as a baseball player.

1.60.       “Registration Statement” means a registration statement for the Series on Form S-1 filed with the SEC.

1.61.       “SEC” means the United States Securities and Exchange Commission.

1.62.       “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.63.       “Series” means of a series of Fantex’s securities linked to the value of the Brand Amount.

1.64.       “Talent” has the meaning set forth in the preamble to this Agreement.

1.65.       “Term” has the meaning set forth in Section 0.

1.66.       “Termination Date” has the meaning set forth in Section 0.

1.67.       “Terms and Conditions” means the Fantex Brand Agreement Standard Terms and Conditions in the form attached to this Agreement as Exhibit C.

1.68.       “Transaction Liability” has the meaning set forth in Section 0.

1.69.       “Underwriters” means FBS and such other underwriters selected by Fantex.

1.70.       “Underwriting Amount” means the underwriting commissions payable to the Underwriters not to exceed seven percent (7%) of the Gross Proceeds of the Offering.

1.71.       “UPC” means the Uniform Player’s Contract entered into by and between the Talent and any Major League Baseball club pursuant to and in accordance with the CBA.

2.                        Purchase Price.

2.1.         Upon the terms and subject to the conditions of this Agreement, as full, final and complete consideration for the right to receive the Brand Amount and to participate in Equity Income and Brand Investment Opportunities during the Term, Fantex shall pay Participant an amount equal to the Purchase Price, less only the sum of the Escrow Holdback and the Pre-Closing Brand Amount.

2.2.         The Escrow Holdback shall be deposited into an escrow account established in accordance with Section 5 of the Terms and Conditions.

3.                        Offering.

3.1.         Subject to the terms and conditions of this Agreement, Fantex will use commercially reasonable efforts to conduct the Offering and effectuate the Closing as promptly as practicable after the Effective Date.

3.2.         Fantex hereby represents, warrants and covenants, as applicable, that following the completion of the Offering (if it occurs): (a) the Series shall be publicly traded on an exchange, over-the-counter market or alternative trading system registered with the SEC, (b) FBS shall be a broker-dealer registered with the SEC, and (c) FBS shall be a member of FINRA.

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3.3.         Upon Participant’s reasonable request from time to time after the commencement of the Offering, Fantex shall provide to Participant information regarding the progress in connection with the Offering and demand for the Series.

4.                        Financing.

4.1.         The obligations of Fantex to pay the Purchase Price and consummate the transactions contemplated by this Agreement are subject to Fantex obtaining the financing to pay the Purchase Price as contemplated by the Offering, unless waived in writing by Fantex.

4.2.         If the Offering does not result in aggregate Net Proceeds at least equal to the Purchase Price (or Fantex does not otherwise waive such condition) on or before the earlier of (a) the date that is one month after the effectiveness of the Registration Statement and (b) January 15, 2016, or such later date agreed to in writing by the Parties (the “Outside Date”), then as the sole and exclusive remedy therefor, each of Fantex and Participant shall have the unilateral right, exercisable in its sole and absolute discretion, to terminate this Agreement, which termination shall be automatically effective immediately upon delivery of written notice to the other Party.

5.                        Closing.

5.1.         The consummation of the Offering (the “Closing”) shall occur on such date as shall be reasonably determined by Fantex, but in no event greater than ten (10) days, after either (a) Fantex has received commitments to purchase the Series such that the Net Proceeds would equal or exceed the Purchase Price, or (b) Fantex has elected in writing to waive the condition contained in the foregoing clause (a).

5.2.         Upon Closing, Participant will execute and provide to Fantex a written certification in the form attached as Exhibit D.

6.                        Brand Amount; Assignment for Security; Deferral of Brand Income.

6.1.         Except (a) with respect to Brand Income in the form of stock or other equity interests (which is addressed in Section 0) or (b) as otherwise agreed in writing by Fantex in its sole discretion (on a case-by-case basis), Participant shall pay to Fantex an amount of cash equal to the Brand Amount, subject and pursuant to the other provisions of this Agreement and the Terms and Conditions (including Section 4.1 thereof).  To secure Fantex’s right to receive the payment equal to the Brand Amount, to the maximum extent permitted under applicable law in effect from time to time, Participant hereby assigns (as and when earned), or will assign when Participant has an assignable interest in any future Brand Amounts, to Fantex, all right, title and interest in and to the Brand Amount.

6.2.         As soon as reasonably practicable after the Closing, except as otherwise agreed to in writing by Fantex (email correspondence from the CEO, Chief Financial Officer or Chief Legal Officer of Fantex is acceptable), Participant shall (a) execute and deliver to each payor of Brand Income (other than payors of Nonrecurring Brand Income) under all contracts existing at such time a Payment Instruction Letter, and (b) execute and deliver such additional documents or take such other actions as reasonably requested by Fantex to effectuate and perfect an assignment by Participant of the Brand Amount to secure Participant’s payment obligations to Fantex hereunder. To the extent that (x) any part of the Brand Amount is resulting from Nonrecurring Brand Income, (y) it is not commercially practical, without unreasonable burden to Participant, for installments of the Brand Amount to be delivered directly to Fantex (including, without limitation, arising from Participant’s Team’s refusal to countersign, acknowledge or act upon a Payment Instruction Letter), or (z) any assignment of the Brand Amount (or any portion thereof) is deemed invalid or not enforceable, then such installments of the Brand Amount shall be received by Participant as agent for Fantex, and Participant shall pay and deliver such

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installments of the Brand Amount to Fantex promptly after the receipt of the corresponding Brand Income by Participant (but in no event later than the fifteenth (15th) day following the receipt of such Brand Income) pursuant to the timing and other terms as set forth in Section 4.1 of the Terms and Conditions.

6.3.         Notwithstanding anything to the contrary herein, to the extent that Participant receives any Brand Income after January 1, 2015 but prior to the Closing, then no later than five (5) business days before the Closing, Participant shall report to Fantex the amount and source of such Brand Income but shall not be required to pay such Brand Amounts associated therewith (the “Pre-Closing Brand Amount”) prior to the Closing, which Pre-Closing Brand Amount shall be deducted from (i.e., set off against) the Purchase Price to be paid to Participant hereunder.

6.4.         In the event that Participant elects to voluntarily defer receipt of any Brand Income (so that such Brand Income is actually received by Participant at a date later than when Participant has the right to receive such Brand Income pursuant to the applicable Brand Income Contract), then for purposes of this Agreement, such Brand Income shall be deemed to have been received on the date that Participant has the right to receive such Brand Income pursuant to the applicable Brand Income Contract.

7.                        Equity Income.  In the event that Participant receives, pursuant to any Brand Income Contract, stock or other equity interests (including membership interests and partnership interests), or options, warrants or other rights to acquire any of the foregoing interests in any other Person (collectively, “Equity Income”), then the following shall apply:

7.1.         Notice and Response:

7.1.1.      Participant shall provide reasonable advance written notice (an “Equity Deal Notice”) to Fantex prior to entering into any Brand Income Contract pursuant to which Participant may receive Equity Income, including all details reasonably necessary for Fantex to evaluate such Equity Income.

7.1.2.      Fantex will use commercially reasonable efforts to respond to each Equity Deal Notice within five (5) business days (but no later than ten (10) business days), indicating whether or not Fantex elects to (x) participate in the applicable Equity Income by being issued and holding a direct equity interest in the applicable issuer of such Equity Income (“Direct Fantex Equity”) in an amount calculated by multiplying the Brand Percentage by the shares, membership interests, units (or other reasonable means of measurement) of such Equity Income payable to Participant (any of the foregoing, a “Fantex Equity Interest”), or (y) indirectly participate in the applicable Equity Income as described in Section 0 (“Indirect Fantex Equity”); provided that Fantex shall have no right to receive or otherwise participate in any Equity Income (whether as Direct Fantex Equity or Indirect Fantex Equity) with respect to any stock or other equity interest in a Major League Baseball club unless and until  all necessary approvals have been obtained from the League.

7.1.3.      If Fantex fails to timely respond to any Equity Deal Notice, then Fantex shall be deemed to have expressly rejected receiving the Direct Fantex Equity with respect to such Brand Income Contract, and elected instead to receive Indirect Fantex Equity.

7.1.4.      If the terms and conditions with respect to any Equity Income change in any material respect from what were previously presented to Fantex in any Equity Deal Notice, then Participant shall provide a new Equity Deal Notice to Fantex with the updated terms and conditions, and this Section 0 shall apply to such new Equity Deal Notice.

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7.2.         Fantex Participation; Reimbursement of Costs:

7.2.1.      If Participant is required to make any payment in consideration for such Equity Income (e.g. payments required by the terms of exercise of any options, warrants or other similar rights to acquire stock or other equity interests) (an “Exercise Payment”), and Fantex elects to receive either Direct Fantex Equity or Indirect Fantex Equity, then Fantex shall contribute to Participant (in the case of Indirect Fantex Equity), or pay directly to the applicable issuer (in the case of Direct Fantex Equity) an amount equal to the product of the Brand Percentage multiplied by such Exercise Payment timely and in accordance with the terms of the applicable Brand Income Contract relating to such Equity Income (which shall be deemed to include any subscription agreement, warrant, option agreement or other agreement pursuant to which Participant and Fantex, if applicable, is granted or issued such Equity Income).

7.2.2.      Fantex shall pay to Participant an amount equal to the amount of any self-employment taxes payable by Participant, or the amount of any payroll, medicare or FICA taxes or other deductions or payments required to be made to any federal, state or local government (other than taxes based on the income of Participant), in each case to the extent resulting from any Direct Fantex Equity or Indirect Fantex Equity, as applicable.  Fantex shall pay such amounts due under this Section 0 within five (5) business days after receipt of notice from Participant detailing such amounts (which notice will be delivered after delivery of the stock certificates or other documentation evidencing such Equity Income, or in the case of a warrant, option or other similar right to acquire stock or other equity interest, after exercising such warrant, option or right to acquire the stock or other equity interest).

7.2.3.      In addition, to the extent that Participant incurs any necessary and reasonable additional cost or expense resulting from Fantex participating (whether via Direct Fantex Equity or Indirect Fantex Equity) in such Equity Income, then Fantex shall pay such incremental costs incurred by Participant (i.e., over and above such amounts that Participant would have incurred but for Fantex’s participation) within fifteen (15) days after Fantex receives an invoice from Participant for such amount.

7.3.         Direct Fantex Equity.  If Fantex elects to receive Direct Fantex Equity, then Participant shall use commercially reasonable efforts to cause the issuer (other than in the instance where such issuer is a Major League Baseball club) of such equity to issue the applicable Fantex Equity Interest directly to Fantex (and such efforts shall be deemed to be satisfied if Participant or his representatives attempt to arrange for an introduction (including via electronic communications) between representatives of Fantex and representatives of such issuer); provided, however, that if (after such efforts by Participant) such issuer does not agree to issue the applicable Fantex Equity Interest directly to Fantex, then Fantex shall receive Indirect Fantex Equity with respect to such Equity Income as provided in Section 0 unless such issuer is a Major League Baseball club.  If Fantex receives Direct Fantex Equity and Participant is required to execute any documentation (including subscription agreements, warrants and option agreements) for such Equity Income, then Fantex shall be required to execute substantially similar documentation, as applicable. Fantex acknowledges that no Major League Baseball club will be required to issue Direct Fantex Equity or Indirect Fantex Equity unless and until all necessary approvals have been obtained from the League.

7.4.         Indirect Fantex Equity.  If Fantex receives Indirect Fantex Equity (whether by Fantex’s election, or because the issuer of such Equity Income does not agree to issue Direct Fantex Equity to Fantex), then, without limiting Fantex’s obligations under Section 0, (y) Fantex shall be entitled to receive as part of the Brand Amount hereunder an amount equal to the Brand Percentage of any Distributions to Participant with respect to such Equity Income, and (z) upon Fantex’s request, Participant will grant to Fantex a security interest in such Equity Income, and will do all acts and execute and deliver, or cause to be executed and delivered, all agreements, documents and instruments that Fantex may reasonably require, and take all further steps relating

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to the Equity Income and such security interest that Fantex may reasonably require, to perfect such security interest and Fantex’s rights therein and hereunder; provided, however, that in the case where the League has consented to the issuance of an indirect equity interest in a Major League Baseball club to Fantex (i.e., Indirect Fantex Equity), Participant shall not grant any such security interest to Fantex without first obtaining all necessary approvals of the League with respect to the grant of any such security interest.  For the avoidance of doubt, Fantex acknowledges that under no circumstance shall Fantex have the right to obtain an indirect interest in a Major League Baseball club without first obtaining all necessary approvals of the League.

8.                        Co-Investment Opportunity:  In the event that Participant receives, pursuant to any Brand Income Contract, the right or opportunity to invest in any other Person, including the right to purchase any stock or other equity interests (including membership interests and partnership interests) (each, a “Brand Investment Opportunity”), then the following shall apply:

8.1.         Notice and Response:

8.1.1.      Participant shall provide reasonable advance written notice (an “Investment Deal Notice”) to Fantex prior to entering into any Brand Income Contract pursuant to which Participant receives any Brand Investment Opportunity, including all details reasonably necessary for Fantex to evaluate such Brand Investment Opportunity.

8.1.2.      Fantex will use commercially reasonable efforts to respond to each Investment Deal Notice within five (5) business days (but no later than ten (10) business days), indicating whether or not Fantex elects to (a) participate in the applicable Brand Investment Opportunity by being issued and holding a direct equity interest in the applicable issuer of such equity (“Direct Fantex Co-Investment”) in an amount calculated by multiplying the Brand Percentage by the number of shares, membership interests, units (or other reasonable means of measurement) applicable to such Brand Investment Opportunity (any of the foregoing, a “Fantex Co-Investment Interest”), or (b) indirectly participate in the applicable Brand Investment Opportunity as described in Section 0 (“Indirect Fantex Co-Investment”); provided, however, that Fantex acknowledges that Fantex shall have no right to directly or indirectly participate in any Brand Investment Opportunity (whether as a Direct Fantex Co-Investment or an Indirect Fantex Co-Investment) with respect to any equity interest in a Major League Baseball club unless and until all necessary approvals have been obtained from the League.

8.1.3.      If Fantex fails to timely respond to any Investment Deal Notice, then Fantex shall be deemed to have expressly rejected participating as either a Direct Fantex Co-Investment or an Indirect Fantex Co-Investment with respect to such Brand Investment Opportunity, and elected instead to not participate in such Brand Investment Opportunity.

8.1.4.      If the terms and conditions with respect to any Brand Investment Opportunity change in any material respect from what were previously presented to Fantex in any Investment Deal Notice, then Participant shall provide a new Investment Deal Notice to Fantex with the updated terms and conditions, and this Section 0 shall apply to such new Equity Deal Notice.

8.2.         Fantex Participation; Reimbursement of Costs:

8.2.1.      If Participant is required to make any payment as consideration for any equity interest being issued in connection with such Brand Investment Opportunity (e.g., payments required for the purchase of any such equity interests) (a “Purchase Payment”), and Fantex elects to participate in such Brand Investment Opportunity either as a Direct Fantex Co-Investment or an Indirect Fantex Co-Investment, then Fantex shall contribute to Participant or such other Person as the Parties may mutually agree depending on the structure of the Indirect Fantex Co-Investment (in the case of an Indirect Fantex Co-Investment), or pay directly to the applicable issuer (in the case of a Direct Fantex Co-Investment) an amount equal to the product of the Brand

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Percentage multiplied by such Purchase Payment timely and in accordance with the terms of the applicable Brand Income Contract relating to such Brand Investment Opportunity (which shall be deemed to include any subscription agreement, purchase agreement or other agreement pursuant to which Participant and Fantex, if applicable, participates in such Brand Investment Opportunity).

8.2.2.      In addition, to the extent that Participant would incur any necessary and reasonable additional cost or expense resulting from Fantex participating (whether via Direct Fantex Co-Investment or Indirect Fantex Co-Investment) in such Brand Investment Opportunity (including costs relating to the structuring or documentation of any joint ventures, investment vehicles, special purpose entities or similar relationships between the Parties to hold the securities relating to such Brand Investment Opportunity), then Fantex shall pay directly, or reimburse Participant for, such incremental costs incurred by Participant (i.e., over and above such amounts that Participant would have incurred but for Fantex’s participation) within fifteen (15) days after Fantex receives an invoice from Participant for such amount.

8.3.         Direct Fantex Co-Investment.  If Fantex elects to participate in a Direct Fantex Co-Investment, then Participant shall use commercially reasonable efforts to cause the issuer (other than in the instance where such issuer is a Major League Baseball club) of such equity to issue the applicable Fantex Co-Investment Interest directly to Fantex (and such efforts shall be deemed to be satisfied if Participant or his representatives attempt to arrange for an introduction (including via electronic communications) between representatives of Fantex and representatives of such issuer); provided, however, that if (after such efforts by Participant) such issuer does not agree to issue the applicable Fantex Co-Investment Interest directly to Fantex, then Fantex shall instead participate via an Indirect Fantex Co-Investment with respect to such Brand Investment Opportunity as provided in Section 0 unless such issuer is a Major League Baseball club.  If Fantex participates in a Direct Fantex Co-Investment and Participant is required to execute any documentation (including subscription agreements and purchase agreements) in connection with such Brand Investment Opportunity, then Fantex shall be required to execute substantially similar documentation, as applicable.  Fantex acknowledges that no direct or indirect interests in any Major League Baseball club will be issued unless and until all necessary approvals are obtained from the League.

8.4.         Indirect Fantex Equity.

8.4.1.      If Fantex participates in a Brand Investment Opportunity via an Indirect Fantex Co-Investment (whether by Fantex’s election, or because the issuer of the equity interest related to such Brand Investment Opportunity does not agree to permit a Direct Fantex Co-Investment), then, without limiting Fantex’s obligations under Section 0, (a) Fantex shall be entitled to receive as part of the Brand Amount hereunder an amount equal to the Brand Percentage of any Distributions to Participant with respect to such Brand Investment Opportunity, and (b) upon Fantex’s request, Participant will grant to Fantex a security interest in such equity acquired pursuant to such Brand Investment Opportunity, and will do all acts and execute and deliver, or cause to be executed and delivered, all agreements, documents and instruments that Fantex may reasonably require, and take all further steps relating to the Brand Investment Opportunity and such security interest that Fantex may reasonably require, to perfect such security interest and Fantex’s rights therein and hereunder; provided, however, that in the case where the League has consented to the issuance of an indirect equity interest in a Major League Baseball club to Fantex (i.e., an Indirect Fantex Co-Investment), Participant acknowledges that Participant shall not grant any such security interest to Fantex without first obtaining all necessary approvals of the League with respect to the grant of any such security interest.  For the avoidance of doubt, and notwithstanding anything to the contrary contained elsewhere in this Section 0, it is the mutual intention of the Parties (to be interpreted in the broadest possible manner) that Participant shall

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not have, incur or suffer any liability, responsibility, damage, cost or expense, including any self-employment taxes payable by Participant, or the amount of any payroll, medicare or FICA taxes or other deductions or payments required to be made to any federal, state or local government, in connection with Fantex participating in a Brand Investment Opportunity via an Indirect Fantex Co-Investment (collectively, a “Transaction Liability”), regardless of its structure or the events or circumstances leading thereto, in excess of the Transaction Liabilities that Participant would have had, incurred or suffered had Fantex not participated in such Brand Investment Opportunity (such excess, the “Incremental Cost”).  Furthermore, if any Indirect Fantex Co-Investment results in Participant incurring any Incremental Cost, then, within five (5) business days after delivery by Participant to Fantex of reasonably satisfactory supporting documentation, Fantex shall pay Participant an amount equal to such Incremental Cost.

8.4.2.      In the event that Fantex elects to participate in a Brand Investment Opportunity other than via a Direct Fantex Co-Investment, then (without limiting the effect of Section 0 with respect to Incremental Costs), the Parties shall in good faith use best efforts to structure such transaction in a manner that is efficient to both Parties from an overall tax and expense perspective.

9.                        Participant Owned Businesses.   In the event that Participant intends to invest in (alone or with others) or establish a business that would qualify as a Participant Owned Business after the closing of such investment, then the following shall apply:

9.1.         Notice and Response.

9.1.1.      Participant shall provide reasonable advance written notice (an “Owned Business Notice”) to Fantex prior to commencing or investing in any business that would meet the definition of a Participant Owned Business, including all details reasonably requested by Fantex in writing, which are necessary for Fantex to evaluate such Participant Owned Business.

9.1.2.      Fantex will use commercially reasonable efforts to respond to each Owned Business Notice within five (5) business days (but no later than ten (10) business days), indicating whether or not Fantex elects to participate in the applicable potential Participant Owned Business by being issued and holding an equity interest in the Participant Owned Business in an amount calculated by multiplying the Brand Percentage by the shares, membership interests, units (or other reasonable means of measurement) of such Participant Owned Business to be held by Participant.

9.1.3.      If Fantex fails to timely respond to any Owned Business Notice, then Fantex shall be deemed to have expressly rejected participating in the Participant Owned Business.

9.1.4.      If the details of any Participant Owned Business change from what were previously presented to Fantex in any Owned Business Notice, then Participant shall provide a new Owned Business Notice to Fantex with the updated terms and conditions, and this Section 0 shall apply to such new Owned Business Notice.

9.2.         Fantex Participation; Reimbursement of Costs.

9.2.1.      If Fantex elects to participate in any Participant Owned Business, then (subject to Section 9.2.5) Fantex shall contribute to the applicable Participant Owned Business an amount of investment capital equal to the product of the Brand Percentage multiplied by the amount of the capital investment to be made by Participant in accordance with the terms contained in the Owned Business Notice (or otherwise mutually agreed by the Parties).  Notwithstanding Fantex’s election to participate in a Participant Owned Business, except as otherwise agreed to in writing by Participant and Fantex, Fantex shall have the same rights or entitlements (on a pro rata basis) with respect to its investment in such Participant Owned Business pari passu with the rights or

12

entitlements of Participant and other rights provided by statute or the charter or other governing documents of such Participant Owned Business.

9.2.2.      Fantex shall pay such amounts due under this Section 0 within five (5) business days after receipt of notice from Participant detailing such amounts, and provided that Fantex has received delivery of the applicable stock certificates or other documentation evidencing such participation by Fantex prior to, concurrent with or within a commercially reasonable time after such payment being due.

9.2.3.      In addition, to the extent that Participant incurs any additional necessary and reasonable cost or expense resulting from Fantex participating in such Participant Owned Business, then Fantex shall pay, or reimburse Participant for, such incremental costs incurred by Participant (i.e., over and above such amounts that Participant would have incurred but for Fantex’s participation) within fifteen (15) days after Fantex receives an invoice from Participant for such amount.

9.2.4.      If Participant is required to execute any documentation (including subscription agreements, warrants and option agreements) in connection with any Participant Owned Business, then Fantex shall execute substantially similar documentation, as applicable, in connection with its participation.

9.2.5.      If Fantex elects to participate in any Participant Owned Business pursuant to this Subsection 0, but such direct participation by Fantex is not possible for any reason, then the Parties shall cooperate in good faith to devise and implement commercially reasonable means (without causing any undue burden to Participant) for Fantex to indirectly participate and receive the same practical benefit of a direct participation in such investment.

10.                 Merchandise Income.  In the event that Participant receives Merchandise Income, then the Brand Income applicable to Participant’s receipt of the associated Merchandise shall be equal to the fair market value of such Merchandise determined as follows: (a) if there is a manufacturer’s suggested retail price (“MSRP”) for such Merchandise, then the value of such Merchandise shall be such MSRP; (b) if there is no MSRP and the value of such Merchandise Income is stated in the related Brand Income Contract, then such stated value shall govern unless Fantex objects thereto in writing  within ten (10) days after Fantex’s receipt of the related Brand Income Contract; (c) if there is no MSRP and the value of such Merchandise Income is not stated in the related Brand Income Contract or the value is stated but does not approximate fair market value and Fantex objected thereto in accordance with clause (b) of this Section 10, then the Parties shall seek to reach mutual agreement of such value within ten (10) business days after receipt thereof by Participant; and (d) if the Parties fail to reach such agreement within such period of time, then the Parties shall engage an independent third-party appraiser (if the Parties fail to mutually agree on an appraiser within five (5) business days, then either Party may petition JAMS to promptly appoint such an appraiser), and the Parties shall be bound by the determination of any such appraiser, which shall be delivered in writing within fifteen (15) days after the appraiser’s selection or appointment.  The cost and expenses associated with such an appraiser (and any petition to JAMS) shall be shared by the Parties in proportion to their respective interest in such Brand Income (i.e., Fantex shall pay a portion of such costs and expenses equal to the Brand Percentage).

11.                 Claw Back.

11.1.       Claw Back.  If Talent voluntarily retires or resigns from his employment as a Professional Athlete at any time prior to the second anniversary of the Closing for any reason other than Good Reason, Fantex may elect, in its sole discretion, to terminate this Agreement upon written notice to Participant (the date of such notice is hereinafter referred to as the

13

“Termination Date”).  In the event of such termination, Participant shall pay to Fantex, not later than thirty (30) days following the Termination Date, an amount equal to (a) the Purchase Price plus an amount equal to the Underwriting Amount, minus (b) all Brand Amounts previously paid to Fantex, including the Pre-Closing Brand Amount.  In addition, Participant shall concurrently pay to Fantex interest on the Purchase Price at the rate of five percent (5%) per annum, measured from the date the Purchase Price was paid to Participant.  For the avoidance of doubt, the Parties acknowledge and agree that Talent’s involuntary release from Participant’s Team or the fact that Talent is not under contract with, or on the roster of, any League club, any League-affiliated club, or any independent professional baseball club at any time prior to the second anniversary of the Closing shall not, in and of itself, trigger any rights of Fantex or obligations of Participant under this Section 11.1.

11.2.       Dispute Resolution.  In the event of any dispute between Fantex and Participant concerning whether there is Good Reason for any retirement or resignation by Talent from his employment as a Professional Athlete, then the Parties shall engage in informal, good faith discussions and attempt to resolve such dispute.  If the Parties are unable to resolve such dispute, then existence of Good Reason shall be determined by a qualified medical doctor selected by agreement of the Parties or, if no agreement can be reached, then each Party shall select a medical doctor qualified in the field applicable to the claimed Good Reason, and those two medical doctors shall select a third medical doctor qualified in such field to make the final determination regarding such claimed Good Reason.

12.                 Limited Brand Income Encumbrances.

12.1.       In addition to (i.e., exclusive of) the Brand Percentage, Participant shall ensure that the aggregate amount of all other encumbrances on any Brand Income in connection with the payment of agents, financial advisors and any other fee arrangements based on a percentage of Participant’s income (or any portion thereof) shall not exceed a maximum of (a) fifteen percent (15%) of all Brand Income resulting from any employment or player contracts in any given year, and (b) thirty percent (30%) of all other Brand Income in any given year.

12.2.       Without Fantex’s prior written approval, Participant shall not enter into any other arrangement similar to this Agreement (i.e., pursuant to which Participant receives compensation in exchange for a portion of Participant’s future Brand Income) with respect to any portion of the Brand Income.

13.                 Term.  The term of this Agreement shall commence as of the Effective Date and shall continue in perpetuity unless and until terminated pursuant to the terms of this Agreement (the “Term”).

14.                 Notices.  All notices, requests, consents and other communications required or given by the Parties hereunder shall be in writing and shall be deemed to be delivered (a) on the date delivered, if personally delivered or transmitted via facsimile or electronic mail with return confirmation of such transmission; (b) on the business day after the date sent, if sent by recognized overnight courier service and (c) on the fifth day (or on the next business day thereafter if such fifth day is not a business day) after the date sent, if mailed by first-class certified mail, postage prepaid and return receipt requested, to the addresses of the applicable Party set forth below:

If to Participant:

Mr. Andrew Heaney

c/o ICON Sports Mgmt.

60 Great Oak Dr.

Short Hills, NJ 07078

Attention: Matthew Cormier, Esq.

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Fax: [***]

Email: [***]

with a copy (which is required, but not alone sufficient, to constitute notice hereunder) to:

O’Hara General Counsel,

a professional corporation

8383 Wilshire Blvd.

Suite 800

Beverly Hills, CA 90211

Attention: Joseph O’Hara, Esq.

Fax: [***]

Email: [***]

If to Fantex:

Fantex, Inc.

330 Townsend Street, Suite 234

San Francisco, CA 94107

Attention: Mr. David Mullin, Chief Financial Officer, and

   Mr. Bill Garvey, Chief Legal Officer

with a copy (which is required, but not alone sufficient, to constitute notice hereunder) to:

Latham & Watkins

140 Scott Drive

Menlo Park, CA 94025

Attn: Patrick Pohlen

Fax: (650) 463-2600

Email: Patrick.Pohlen@lw.com

15.                 Standard Terms and Conditions.  The Parties agree to be bound by Fantex’s Standard Terms and Conditions attached hereto as Exhibit C (the “Terms and Conditions”), which are incorporated herein by this reference.  Any reference in this Agreement or the Terms and Conditions to this “Agreement” shall be deemed to be a reference to this Agreement and the Terms and Conditions, taken as a whole.

Upon execution by both Participant and Fantex, this Agreement and the exhibits attached hereto shall constitute a binding commitment of the Parties, as the entire agreement and understanding between the Parties concerning the subject matter hereof and thereof, and shall supersede and replace all prior negotiations, proposed agreements, and discussions, written or oral, relating hereto or thereto.

[Signatures on following page]

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Please confirm your agreement with the foregoing by signing where indicated below.

PARTICIPANT:	FANTEX:

/s/ Andrew Heaney	Fantex, Inc.
Andrew Heaney	By:	/s/ Buck French
	Name:	Buck French
	Title:	CEO
Date: September 10, 2015	Date:	9/10/15

Signature Page

– Brand Agreement –

Schedule 1.21

Excluded Income

•                  Any and all amounts that would have been payable to Participant for Talent’s participation in any League game, including any preseason game, All Star Game, or other postseason game(s), if Talent is excused from such participation without pay by the League or Participant’s Team as a result of any injury, illness, physical or mental condition, bereavement, or birth of Talent’s child.

•                  All consideration payable to Talent pursuant to that certain agreement dated September 3, 2014 by and between Panini America, Inc. and Major League Baseball Players Association, on behalf of Talent.  Any additional consideration payable by Panini to Talent that is agreed to after the Effective Date shall not be excluded from Brand Income.

•                  All consideration payable to Talent pursuant to that certain Player Royalty Agreement dated March 1, 2015 by and between Rawlings Sporting Goods Company, Inc. and Andrew Heaney.  Any additional consideration payable by Rawlings to Talent that is agreed to after the Effective Date shall not be excluded from Brand Income.

•                  All consideration payable to Talent pursuant to that certain oral agreement between Nike and Andrew Heaney for merchandise.  The agreement expires at the end of 2015. Any additional consideration payable by Nike to Talent that is agreed to after the Effective Date shall not be excluded from Brand Income.

Exhibit A

Participant Questionnaire

Please answer each of the following questions correctly and completely as of the Effective Date.  The completeness and accuracy of each such statement must be answered from the perspective of both the Company and Talent, as applicable, and must be initialed by Talent on behalf of himself and Company, if applicable, where indicated.  Capitalized terms used but not defined in this questionnaire shall have their respective meanings set forth in the Brand Agreement to which this questionnaire is attached (the “Agreement”).

IMPORTANT:  Review each of the following statements and initial each statement where indicated.  By placing your initials next to each below statement you hereby represent, warrant and covenant, as applicable, that each such statement is true and complete, except only as otherwise disclosed on Schedule 3 of the Personal Information Schedule delivered to Fantex in connection with the Agreement.

In addition, please provide copies of all documents or other information specifically requested as part of the below statements and/or relevant to any matter for which additional information has been disclosed pursuant to Schedule 3 of the Personal Information Schedule.

IT IS IMPORTANT FOR PARTICIPANT TO ENSURE THE ACCURACY AND COMPLETENESS OF ALL INFORMATION PROVIDED TO FANTEX, WHICH WILL BE RELIED UPON BY FANTEX IN CONNECTION WITH THE POTENTIAL SECURITIES OFFERING AND OTHER MATTERS UNDER THIS AGREEMENT.

Initials	Statement

/s/ AMH

1. I have read and fully understand the terms and conditions of the Agreement, and I have had the opportunity to be represented by an attorney, tax advisor and other professional representatives of my choosing in the review, negotiation and execution of the Agreement and performance of my obligations thereunder.

/s/ AMH

2.   I have not made, nor will I hereafter make, any grant, license or assignment whatsoever, which might conflict with or impair the complete enjoyment of the rights and privileges granted to Fantex under the Agreement.

/s/ AMH

3. I do not require any consent, approval, authorization or permit from, or filing or notification to, any Person in connection with my execution and delivery of the Agreement, and performance of my obligations thereunder.

/s/ AMH

4.   I am not subject to any condition, restriction, disability or obligation (whether physical, legal or contractual), and am otherwise not aware of any material nonpublic information, which could prevent, or materially interfere with my continued participation as a Professional Athlete, and I will promptly disclose the occurrence of any event to Fantex required pursuant to Section 0 of the Terms and Conditions so long as such disclosure is not prohibited by the terms of the CBA, any UPC that I have entered into and/or the rules and regulations of the League.

Initials	Statement

/s/ AMH

5.   I have never been convicted in a criminal proceeding, nor have I been named the subject of a criminal proceeding that is presently pending (excluding only traffic violations and similar minor offenses).

/s/ AMH

6.   Except only as listed on Schedule 1 of the Personal Information Schedule, no other Person has any right to receive any portion of my Brand Income in the form of any commission, royalty or other payment based on a percentage (or set amount, i.e., a flat fee arrangement based on a specific Brand Income Contract) of some or all of the Brand Income. I have secured all necessary consents to make available for review by Fantex (and have so made available) a complete copy of each Contract (or summary thereof, if an oral Contract) pursuant to which any such payments are owed.

/s/ AMH

7.   No other Person has any right to demand or receive any portion of the Brand Income in a manner that conflicts with any rights granted to Fantex under this Agreement with respect to the Brand Amounts.

/s/ AMH

8.   I Control all assets of Participant, including, if I have delegated the management of any assets to a third party (“Manager”), then I have also retained the right in my discretion (a) to approve and/or disapprove any decision by a Manager regarding Participant’s assets, and (b) to remove any Manager and/or change Managers at any time.

/s/ AMH

9.   To the extent that I have delegated, or during the Term do delegate, the management of any of my assets to a Manager, then throughout the Term (subject only to the death or incapacity of Talent), I will:  (a) retain the right in my discretion to remove any Manager and/or approve or disapprove any decision by a Manager regarding my assets, (b) exercise reasonable control and oversight regarding each Manager’s activities in connection with my assets, and (c) cause any such Manager to comply with the terms and conditions of the Agreement, as applicable.

/s/ AMH	10. I am not a party (plaintiff or defendant) in any lawsuit, government investigation, arbitration or other legal action, and to my knowledge, there is no valid basis for any of the foregoing.

/s/ AMH	11. I am not subject to any judgment, order or decree of any court or other government authority.

/s/ AMH

12.  Schedule 2 of the Personal Information Schedule consists of (a) a complete list of all Brand Income Contracts under which Participant is obligated to perform, or from which Participant is entitled to receive any benefit, on or after the Effective Date, and (b) a description of any Participant Owned Businesses.

/s/ AMH	13. I have provided or made available to Fantex true, correct and complete copies of each written Brand Income Contract, and an accurate detailed written summary of each oral Brand Income Contract.

/s/ AMH

14.  I am currently, and during the past three years have been, in compliance with all material terms under each Brand Income Contract, to the extent applicable, and Participant and I have not received any notice regarding any breach, default, termination or attempt to renegotiate, with respect to any Brand Income Contract.

/s/ AMH	15. I am not aware of any facts or circumstances that would cause the payments under the Brand Income Contracts to be materially less than the amounts specified in the Brand Income Contracts.

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Initials	Statement

/s/ AMH	16. I am not aware of any material breach by any other party under any Brand Income Contract.

/s/ AMH

17.  I have timely paid any taxes, fees or withholdings required by any state or federal or international government authority.  I have also timely filed all forms and documentation required in connection with any such taxes, fees or withholdings.

/s/ AMH	18. I am not, and have not been subject to any audit by a government authority in connection with any taxes or governmental fees. I am not subject to any unsatisfied judgments or tax liens.

/s/ AMH

19.  I have not conducted business, applied for or secured credit in, or received any official government identification under, any name or alias, other than the name listed in Section 1 of the Personal Information Schedule provided by Participant concurrently herewith.

/s/ AMH	20. Neither I, nor any business owned or Controlled by me, has ever declared bankruptcy or settled any debt for less than the amounts actually owed.

/s/ AMH	21. I have the ability to pay all of my debts and obligations as such debts mature and I do not have any present intention to incur debt beyond my ability to pay as such debts mature.

/s/ AMH

22.  I am not in violation of, and, subject to the immediately following sentence, throughout the Term will not violate in any material respect, any (a) laws, codes, rules, regulations or ordinances of any foreign, federal, state or local government authority (including with respect to any improper payments, bribery, taxation or securities laws), the violation of which has a material adverse effect on (i) Participant’s Persona or (ii) receipt of Brand Income by me or any of my Brand Affiliates; or (b) rules, standards or requirements of any league, organization, governing body or association to which I am a member or under which I am bound to comply in connection with my participation in the Principal Business as a Professional Athlete (including regarding gambling, anti-doping, or reporting of any injury or incidents), the violation of which has a material adverse effect on (i) Participant’s Persona or (ii) receipt of Brand Income by me or any of my Brand Affiliates. Notwithstanding the immediately preceding sentence, I am agreeing to the covenant contained in the foregoing clause (b) on the express condition that any violation by me of any “on field” rules of play (as stated in the applicable League rulebook, as modified from time to time), or the interpretation or enforcement of any of such rules of play, in each case solely to the extent that it relates to my actions on the field of play (regardless of whether any such violation carries with it a fine, suspension or any other economic consequence to me imposed by the League or other applicable association), shall not be deemed to be a breach of the foregoing clause (b).

/s/ AMH

23.  Without limiting the effect of any statement in this Exhibit A (Participant Questionnaire), all of the documents and information that I have provided, and will provide, to Fantex in connection with the Agreement (including the Personal Information Schedule) are true, correct and complete in all material respects, except with respect to any statement that, by its terms, is already limited as to materiality.  My responses to this questionnaire (and any documents or other information provided by me to Fantex in connection with the Agreement) do not, and will not, contain any untrue statement or fail to state a material fact necessary to not make any of such information not misleading, in light of the circumstances in which it was provided.

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Initials	Statement

/s/ AMH

24.  I have disclosed all facts and circumstances that could reasonably be expected to be material to Fantex or a reasonable investor or potential investor in the Series in the context of the transactions contemplated by the Agreement, including any event required to be reported to the league, organization, governing body or association (including, without limitation, the League) to which I am a member or under which I am bound to comply in connection with my participation in the Principal Business as a Professional Athlete.  I acknowledge my ongoing obligations throughout the Term to disclose certain facts and circumstances to Fantex as required pursuant to the terms of this Agreement, including as set forth in Section 6 of the Terms and Conditions, but subject to the rules, regulations, standards and requirements of the League.

/s/ AMH

25.  I have obtained advice from my advisors regarding the legal, tax and accounting consequences of entering into the Agreement, becoming a Fantex participant and the transactions contemplated by the Agreement, and I am not relying on any representation, warranty or statement made by Fantex, or any of its representatives or advisors, regarding such legal, tax and accounting consequences of becoming a Fantex participant and the transactions contemplated by the Agreement.  I acknowledge and agree that Fantex is not, and will not at any time be, an agent or representative to Participant.

/s/ AMH

26.  I acknowledge that myself and my advisors and representatives are solely responsible for negotiating the Agreement and neither myself nor my advisors or representatives have relied upon the Major League Baseball Players Association to negotiate the Agreement.

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Exhibit B

Exclusions From and Examples of Brand Income

The contents of this Exhibit B are incorporated by reference into and made a part of that certain Brand Agreement between Fantex and Participant to which it is attached (the “Agreement”).  Capitalized terms used but not defined in this Exhibit B shall have their respective meanings contained in the Agreement.

The following sources of revenue shall not be included in Brand Income:

a.              Any revenues, investment returns or other amounts received by Participant resulting from Participant’s Passive Investments.

b.              Any income earned from employment, services rendered or other activities not in the Field.

c.               Any reasonable reimbursement of incidental expenses actually incurred by Participant, including travel, lodging, per diem and other incidental expenses, or the value of any such items paid by a third party on Participant’s behalf.

d.              Any Excluded Income.

Examples of income that would be Brand Income or businesses that would be Participant Owned Businesses include the following:

•                  Talent receives an equity stake in ABC Energy Products, Inc. as part of an endorsement deal for ABC Energy Products’ vitamin water beverage.  The equity received by Talent would be considered Equity Income under Section 7 of the Agreement because it was consideration for Talent’s endorsement services and publicity rights.

•                  Talent starts Talent Enterprises, Inc. to provide entertainment, products and services to urban communities. Commercial ventures pursued by Talent Enterprises, Inc. may be a Participant Owned Business that Fantex would have the opportunity to participate in subject to Section 0 of the Agreement, and if so, could result in Brand Income. For example, any baseball camps owned by Talent Enterprises, Inc. would be deemed Participant Owned Business because they are in the Field, and operating baseball camps is an activity typically undertaken by a professional baseball player.  However, a 24-Hour Fitness club owned by Talent Enterprises, Inc. (but not bearing or branded with the Talent’s name) would not be considered a Participant Owned Business because Talent’s name and likeness are not used to promote the clubs.  Similarly, businesses owned by Talent such as movie theaters, restaurants and coffee shops that do not bear or are not branded with Talent’s persona would not be considered Participant Owned Businesses (and thus not result in Brand Income), because those types of businesses neither relate to the Principal Business nor utilize Talent’s name in connection with its marketing, advertising or promotion.

•                  Talent plays any role on an episode of a television program.  Compensation paid to Talent for his performance in such episode would be considered Brand Income.

•                  Talent becomes the host of a daytime talk show.  Compensation paid to Talent for his services as a talk show host would be considered Brand Income.

•                  Talent receives a car lease worth $12,000 (i.e., value of monthly lease of $1,000) in exchange for endorsement services for a local car dealership, a $25,000 clothing allowance from an apparel company in exchange for endorsement services, and $3,000 worth of products and service plans from a wireless phone carrier (i.e., a total of $40,000 of Merchandise Income) in exchange for

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endorsement services.  All of such Merchandise Income would be included in Brand Income.  However, solely for purposes of calculating the Brand Amount, Participant would be entitled to deduct from its Brand Income for such year all of such Merchandise Income under its Merchandise Income Deduction (assuming that such amount is less than 4% of all Brand Income earned by Participant during that year).  If, in addition to the foregoing Merchandise Income, Participant also received computer equipment in exchange for endorsement services from a retailer with a fair market value of $5,000, then such $5,000 of Merchandise Income would not be deductible from Brand Income for such year because it exceeds the amount of the allowable Merchandise Income Deduction.  If the foregoing example were applied to calendar years 2015, 2016 or 2017, then the 4% limitation would be disregarded.

•                  Talent receives a Chevrolet Corvette Stingray as the World Series Most Valuable Player.  The MSRP of the Corvette would be considered Brand Income (and not a Gift) because it was earned by Talent for his performance as a Professional Athlete (i.e., within the Field).  However, solely for purposes of calculating the Brand Amount, up to $40,000 (or 4% of all Brand Income, if less than $40,000) of such value would be deductible from Brand Income for such calendar year under the Merchandise Income Deduction (and assuming there were no other Merchandise Income Deductions) for such year. If the foregoing example were applied to calendar years 2015, 2016 or 2017, then the 4% limitation would be disregarded.

Examples of types of income that would not be Brand Income include the following:

•                  Talent receives an equity stake in Fantex Holdings, Inc., the parent company of Fantex, because he serves on the board of directors.  Talent’s equity stake in Fantex Holdings, Inc. would not be considered Brand Income because his service as a director of Fantex Holdings is not in the Field.

•                  Talent serves as the governor of California. His income from the state of California would not be considered Brand Income because it is not in the Field.

•                  Talent becomes employed as an elementary school teacher and in various positions at the U.S. Treasury and Justice Departments. Talent’s employment as a teacher and various positions at the U.S. Treasury and Justice Departments would not be considered Brand Income because such employment was based on Talent’s educational background, training and professional skills unrelated to baseball, and Talent’s salary did not exceed the ordinary amount paid to employees in such position with a similar educational background, training and professional skills and is not in the Field.

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Exhibit C

Fantex Brand Agreement

Standard Terms and Conditions

1.     General; Definitions; Interpretation.

These Fantex Brand Agreement Standard Terms and Conditions (these “Terms and Conditions”) are incorporated by reference into and made a part of that certain Brand Agreement between Fantex and Participant to which it is attached (the “Agreement”). Capitalized terms used in these Terms and Conditions and not otherwise defined herein, shall have the meaning set forth in the Agreement.  In the event of any inconsistency or conflict between these Terms and Conditions and the Agreement to which these Terms and Conditions is attached, the terms of the Agreement shall govern.

2.     Offering.

2.1.       Offering. Fantex will use commercially reasonable efforts to conduct the Offering of the Series and effectuate the Closing as promptly as practicable after the Effective Date.  In connection with such Offering, Participant recognizes that Fantex shall have the sole and exclusive right to (and to authorize any other Person to) promote and offer for sale the Series in connection with the Offering.

2.2.       Further Assurances; Credit Report Consent. Participant shall execute and deliver to Fantex such further documents, information, consents, forms, instruments, certificates, and other deliveries as Fantex shall reasonably request in writing to further effectuate the intentions of the Parties under this Agreement, or so Fantex can comply with any applicable legal requirements and Participant recognizes that Fantex will rely on information provided by Participant in the preparation and submission of the Registration Statement and materials to meet other reporting obligations as required by applicable law.  Participant shall reasonably cooperate with Fantex, upon Fantex’s specific request, in connection with the Offering and the marketing and sales of the Series; provided, that any such cooperation that would require any personal services on the part of Talent shall be at times and for durations mutually agreed to by Fantex and Participant; provided further, that any such personal services including services in the form of a personal appearance by Talent shall be on terms mutually agreed to by Fantex and Participant. Participant hereby consents to Fantex and its agents or representatives (i) obtaining reports of Participant’s credit records from time to time throughout the Term of this Agreement (as reasonably determined by Fantex and at Fantex’s sole cost and expense), and (ii) using the information from that report in connection with any diligence related to Participant and the Offering, and reporting obligations under applicable law.  Upon request by Participant, Fantex shall provide to Participant a copy of any report of Participant’s credit records that is received by Fantex.

2.3.       Participant Name and Likeness.  Fantex shall have the non-exclusive, irrevocable, fully paid, worldwide right to use and to authorize other Persons, as determined by Fantex, in its reasonable discretion, to use approved forms of Participant’s Persona from the Effective Date until the termination of this Agreement through any and all distribution channels in connection with the Offering, the marketing and sales of the Series, secondary trading of the Series and as part of the FBS website and marketing thereof; provided, however, that Fantex shall not make any use, or authorize any other party to make any use, of any part of Participant’s Persona without the prior written approval of Participant (approval, not to be unreasonably withheld by Participant); provided further, that any use of Participant’s Persona approved by Participant shall be deemed to be approval of subsequent uses of the same previously approved use until the time that Participant provides written notice to the contrary to Fantex.  For the avoidance of doubt, nothing herein shall give Fantex any right to use any intellectual property owned or controlled by the League or any of its affiliates, including, without limitation, Major League Baseball Properties, Inc. and each of the Major League Baseball clubs.  Furthermore, the Parties acknowledge that the purpose of the license granted in this Section 2.3 is to enable Fantex to market and promote the trading of the Series by displaying Participant’s Persona, and that Participant is not entitled to any compensation for such license or any revenues generated by Fantex in connection with the trading of the Series.

2.4.       Participant Restrictions.

(i)      No Promotion of Series. Except as otherwise expressly approved by Fantex in writing, Participant shall not, and shall not authorize any other Person to, solicit, promote or offer the Series in connection with the Offering.  To the extent that Participant receives unsolicited requests for information regarding the Offering or the Series, then except as otherwise expressly approved by Fantex in writing, Participant shall refer such inquiry to the Registration Statement or to one of the Underwriters.

(ii)        No Assignment of Similar Rights. Participant has not and will not assign or grant to any other Person rights to receive a portion of Brand Income other than (a) as may be granted in the ordinary course of pursuing activities in the Principal Business (such as commissions payable to an agent or financial advisors); (b) in a manner that will not conflict with the rights granted to Fantex, or the obligations of Participant, hereunder with respect to any installment payment of the Brand Amount, and (c) in an amount that would not violate any other the terms of this Agreement.

3.     Purchase Price.

3.1.       Payment.  Within fifteen (15) days after the Closing of the Offering, Fantex shall pay to Participant an amount equal to the Purchase Price, less the Escrow Holdback and less the Pre-Closing Brand Amount, via check or wire transfer (less any fees charged by any third party in connection with such transfer, such as bank fees) pursuant to the instructions provided in the Personal Information Schedule, or such updated wire transfer instruction as may be provided by Participant to Fantex in writing from time to time.

4.     Brand Amount.

4.1.       Payment Terms.

(i)      Direct Payment.  Participant shall deliver a Payment Instruction Letter to each payor of Brand Income (other than Nonrecurring Brand Income), and otherwise use commercially reasonable efforts to ensure that the Brand Amount is assigned to Fantex and delivered directly to Fantex from each such payor of Brand Income.  To the extent that direct payment from the source of the Brand Income is not commercially practical, without unreasonable burden on Participant (including, without limitation, arising from Participant’s Team’s refusal to countersign, acknowledge or act upon a Payment Instruction Letter), or any assignment of Brand Income is deemed invalid or not enforceable, then Participant shall comply with paragraph (ii) below and use commercially reasonable efforts to set up automated payments of installments of the Brand Amount through Participant’s banking relationships.

(ii)     Alternative Payment; Timing.  To the extent that it is not commercially practical, without unreasonable burden on Participant, for Brand Amounts to be delivered directly to Fantex from any payor of Brand Income, or any assignment of Brand Income is deemed invalid or unenforceable, then Participant shall receive such portion of the Brand Amount as agent for Fantex and will deliver such portion of the Brand Amount to Fantex as and when (or as promptly as practicable after) such Brand Income is received by Participant; provided, however, that in no case shall any Brand Amount be delivered later than fifteen (15) days following receipt of funds by Participant (or any other Person on behalf of Participant) with respect to such payment.

(iii)    Wire Transfer.  Except as otherwise approved by Fantex in writing, each installment payment of the Brand Amount shall be made via wire transfer pursuant to the wire transfer instructions provided by Fantex to Participant in writing, as may be updated by Fantex from time to time; provided, however, that to the extent that any individual installment payment of the Brand Amount is less than $1,000, such amount may be paid via check.

4.2.       Additional Provisions.

(i)      In the event that Participant is prohibited from making payment of any installment of the Brand Amount at the time when same is due and payable to Fantex hereunder by reason of any applicable laws, including currency regulations, Participant shall promptly so advise Fantex and Participant shall, upon Fantex’s request, deposit any such blocked funds to the credit of Fantex in a bank or banks or other depository institution as permitted by law and designated in writing by Fantex, or pay them promptly to such Persons as Fantex may designate in writing consistent with applicable law.

(ii)     Each of the Parties acknowledges and agrees that time is of the essence in connection with its payment obligations hereunder.  In the event that any payment due to Fantex hereunder is not paid in full by the applicable date due (unless there is a cure period, then by the date the cure period ends), then, without limiting any other rights or remedies of Fantex, Participant shall also pay to Fantex interest on such amount, if invoiced by Fantex, at the rate of the lesser of (a) the then current prime rate (as reported in the Wall Street Journal) plus three percent (3%) per year, compounded monthly, or (b) the maximum rate permitted by applicable law, measured from the date such amount was due until it is fully paid. In the event that any payment due to Participant hereunder (other than payment of the Purchase Price) is not paid in full by the applicable date due (unless there is a cure period, then by the date the cure period ends), then, without limiting any other rights or remedies of Participant, Fantex shall also pay to Participant interest on such amount, if invoiced by Participant, at the rate of the lesser of (a) the then current prime rate (as reported in the Wall Street Journal) plus three percent (3%) per year, compounded monthly, or (b) the maximum rate permitted by applicable law, measured from the date such amount was due until it is fully paid.

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(iii)    Participant acknowledges and agrees that Fantex may disclose to the public any material breach by Participant of this Agreement, including any failure of Participant to pay any amounts as and when due hereunder (subject to applicable notice and cure periods contained herein); provided, that Fantex covenants and agrees not to make any such disclosure without first notifying Participant and giving Participant a reasonable amount of time to cure such breach, except that no such cure period is required in the event of at least two prior instances of a similar breach (with such notice provided in each instance) during the 12-month period prior to such breach.

4.3.       Records.  Participant shall, and shall cause all of its Brand Affiliates to, maintain (until at least twelve months after termination of this Agreement), records of all Brand Income Contracts, receipts, invoices, reports and other documents relating to the Brand Income and Brand Amount for at least the then current year and previous three (3) calendar years (or such longer period as may be required by law); provided, that the foregoing obligation shall not extend to any time period prior to the Effective Date.

4.4.       Audit Rights.  Commencing upon the Effective Date and continuing through the date that is twelve (12) months after termination of this Agreement (the “Audit Period”), Fantex or its representatives shall have the right to inspect and make copies of the books and records of Participant (and its Brand Affiliates) relating to the Brand Income Contracts, the Brand Income and Brand Amount.  Such audit shall be at Fantex’s sole cost and expense and shall not cover any period greater than the current year and previous three (3) calendar years at the time of such audit, provided that if an audit reveals an underpayment of the Brand Amount by greater than five percent (5%) for the period being audited, then Participant shall reimburse Fantex for its reasonable and documented audit costs.  In any case, either (a) Participant shall promptly pay to Fantex any underpaid amount, together with any interest thereon as provided in Section 0 of these Terms and Conditions or (b) Fantex shall promptly pay to Participant any overpaid amount together with interest at the same rate provided in Section 4.2(ii) of these Terms and Conditions; provided, that at Participant’s election, Participant may set off against the immediately following installment payment of the Brand Amount an amount equal to such overpayment.  Fantex shall not audit Participant’s books and records more frequently than once per year during the Audit Period.  Fantex shall provide Participant with reasonable advance written notice that it will be conducting an audit, and any such audit shall be conducted during the normal business hours of Participant’s representatives and with limited interruption to such representatives business.

5.     Escrow Holdback.

5.1.       Escrow Amount.  Participant hereby authorizes and instructs Fantex to deduct from the Purchase Price otherwise payable to Participant, an aggregate amount equal to the Escrow Holdback.  Fantex shall deposit the Escrow Holdback into an escrow account (the “Escrow Account” and all such funds included in the Escrow Account, the “Escrow Funds”) established pursuant to the terms of a written escrow agreement (the “Escrow Agreement”) mutually agreed among the Parties and a financial services institution agreed to in writing by the Parties (the “Escrow Agent”) based on the form of agreement provided by Escrow Agent as modified to be consistent with the terms of this Agreement, as applicable.

5.2.       Use of Escrow Amount.  In the event that Participant fails to timely deliver any installment payment of the Brand Amount prior to the release of Escrow Funds pursuant to Section 0 of these Terms and Conditions, then in addition to and without limiting any other rights or remedies available to Fantex, upon written notice from Fantex to the Escrow Agent and Participant, the Escrow Agent shall release to Fantex (up to the amount of available Escrow Funds) an amount equal to such due installment payment of the Brand Amount as notified by Fantex.  Participant shall promptly replenish the Escrow Account by depositing in the Escrow Account an amount equal to any Escrow Funds that are released to Fantex pursuant to this Section 0 of these Terms and Conditions.

5.3.       Release of Escrow Amount.  Within five (5) business days immediately following the first consecutive six (6) month period after the Closing during which all installment payments of the Brand Amount have been timely delivered to Fantex when due (subject to applicable notice and cure periods contained herein), then the Escrow Agent shall deliver to Participant all amounts then remaining in the Escrow Account, the Escrow Agreement shall be terminated, and Participant shall thereafter have no obligation to maintain any amounts in the Escrow Account.

5.4.       Ownership of Escrow Holdback.  The Parties agree to treat the Escrow Holdback as owned by Fantex until released to Participant pursuant to terms hereof; provided, that any interest accrued on the Escrow Holdback shall be the property of Participant.

5.5.       Controlling Terms. In the event of any conflict or inconsistency between the terms of this Section 5 and

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the terms of the Escrow Agreement, the terms of the Escrow Agreement shall govern.

6.     Information Rights; New Contracts.

6.1.       Quarterly Reports.  Within ten (10) business days after the end of each calendar quarter during the Term, Participant shall provide to Fantex a report in the form mutually agreed by the Parties (each a “Quarterly Report”), which shall detail all Brand Income earned during such quarter, detail the calculation of the Brand Amount for such quarter with respect to such Brand Income, and provide such additional information and certifications required to be included in the Quarterly Report, including such matters as specified in Exhibit E.

6.2.       Material Change.  Subject to Participant’s obligation to comply with any UPC entered into by Talent, the CBA and all rules, regulations, standards or requirements of the League, including, without limitation, reporting or disclosure of any injury or incidents, Participant shall promptly provide written notice to Fantex if at any time after the Effective Date and during the Term of this Agreement, there occurs any condition, restriction, disability or obligation (whether physical, legal or contractual) that will or could reasonably be expected to (i) prevent, or materially interfere with Participant’s (or any of Participant’s Brand Affiliates), compliance with any Brand Income Contract and/or participation in the Principal Business as a Professional Athlete, or (ii) result in any of the representations or warranties made by the Participant on Exhibit A to be untrue in any material respect; provided, that Participant shall not have any obligation to notify Fantex of the contents of any Brand Income Contract provided by Participant to Fantex, including the expiration of any contract pursuant to its terms.

6.3.       Brand Income Contracts.  Throughout the Term, Participant shall promptly (and in any case, no later than five (5) business days after the occurrence of the applicable event, and prior to any public announcement thereof) notify Fantex, in writing, and provide copies of all relevant documents and correspondence related to each such occurrence (including copies of all Brand Income Contracts), in the event that:

(i)      Participant enters into any Brand Income Contract, including any amendments, modifications or supplements to an existing Brand Income Contract, after the Effective Date (“New Brand Income Contract”);

(ii)     Participant receives any notice of termination, cancellation, breach or default under any Brand Income Contract;

(iii)    Participant becomes aware of any event which, with the passage of time or the giving of notice or both, would result in any material default, breach or event of noncompliance by Participant under any Brand Income Contract;

(iv)    Participant becomes aware that any other party to any Brand Income Contract is in material breach thereof; or

(v)     there are any renegotiations of or outstanding rights to renegotiate any material amounts paid or payable to Participant under any of the Brand Income Contracts with any Person, or Participant receives any demand for such renegotiation.

6.4.       New Brand Income Contracts.  Upon the execution of a New Brand Income Contract, Participant shall be deemed to represent and warrant that such New Brand Income Contract is valid, binding and enforceable against Participant, and enforceable by Participant against the other parties thereto, in accordance with their respective terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally, and subject, as to enforceability, to the effect of general principles of equity, as may apply.

6.5.       Disclosure of Brand Income Contracts.

(i)      Notwithstanding anything herein to the contrary, Fantex may publicly disclose the terms and conditions of any New Brand Income Contract, to the extent that such disclosure is required in connection with any filing related to the Offering or the Series, as determined by Fantex, upon advice of counsel in connection with such disclosure, but only after Fantex notifies Participant thereof and the related requirement.

(ii)     Participant shall use commercially reasonable efforts to cause each counterparty to a Brand Income Contract containing a legal, valid and binding confidentiality obligation of Participant existing as of the Effective Date (each, a “Confidential Brand Income Contract”), to consent to Fantex’s disclosure of the terms and conditions of such Confidential Brand Income Contract to the extent required by any governmental or quasi-governmental bodies or agencies, or self-regulatory organizations, including the SEC and FINRA; provided, that Fantex shall not make any disclosure of any terms or conditions of such an existing Confidential Brand Income Contract if such counterparty fails to so consent; provided further, that failure to obtain a counterparty’s consent with respect to an existing Confidential Brand Income Contract shall not in itself be a breach of this Agreement by Participant so long as Participant has complied with the terms of this paragraph.  Participant

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shall ensure that any necessary consents to permit disclosure of each New Brand Income Contract (as permitted pursuant to Section 00 of these Terms and Conditions) are obtained so that such disclosure will not result in any breach of any confidentiality obligation to any Person; provided, that to the extent that Participant is unable to secure such consent, then Participant shall promptly notify Fantex thereof and make itself available to consult with Fantex regarding the same.

(iii)    Fantex shall, in consultation with Participant, use commercially reasonable efforts to secure confidential treatment, or similar protection, with respect to any disclosure of any information contained in any New Brand Income Contract which could reasonably be expected to be sensitive to, or the confidential information of, any counterparty to such New Brand Income Contract.

(iv)    From time to time, as Participant is negotiating or reviewing the terms of any potential New Brand Income Contract (or any renewal of a Brand Income Contract), Fantex will respond to reasonable requests from Participant (including all relevant details with respect to such potential new or renewed Brand Income Contract) regarding whether or not the terms of such potential Brand Income Contract would be expected to be material and require disclosure pursuant to Section 00 of these Terms and Conditions, assuming such Brand Income Contract were executed at the time of such response.  Participant may decide in its sole and absolute discretion whether or not to execute any potential Brand Income Contract (or any renewal of a Brand Income Contract).

6.6.       Brand Income Statements.  Concurrent with delivery of each Quarterly Report (as required by Section 0 of these Terms and Conditions), Participant shall also provide copies of all receipts, invoices, pay stubs, or other documents evidencing all Brand Income referenced in the applicable Quarterly Report.

6.7.       Marital Status.  Participant shall, if applicable, use reasonable efforts to secure the signature of Participant’s spouse in substantially the form of spousal consent attached hereto as Exhibit F.  In the event that Participant fails to secure such signature, and as a result a portion of the Brand Income of Participant is deemed “community property,” or Participant’s spouse can otherwise claim legal ownership to any Brand Income, then Participant shall nonetheless be required to calculate and deliver any installment payments of the Brand Amount based on the entirety of the Brand Income (including any such portion thereof that is deemed to be such spouse’s share of community property or otherwise property of such spouse).

6.8.       Additional Information.  Participant shall provide to Fantex such additional information as Fantex shall reasonably request from time to time (in a reasonable amount of time after such request) in connection with the Brand Income and Participant’s participation in the Principal Business; provided, that Fantex shall use commercially reasonable efforts to limit any such requests to no more than once per calendar quarter.

7.     Taxes.

7.1.       Related to Purchase Price.  Participant shall be solely responsible for the payment of all taxes on the Purchase Price. Fantex shall be entitled to deduct and withhold any amounts required by applicable law to be deducted and withheld from the Purchase Price and such withheld amounts shall be treated as paid to Participant.  Fantex shall not be required to indemnify or “gross up” Participant for any such amounts withheld.  Participant will indemnify Fantex for and hold it harmless from and against any taxes of Participant, which may be sought against, imposed upon or suffered by Fantex or which Fantex may incur as a result of Fantex’s failure to deduct and withhold such taxes from the Purchase Price payable under this Agreement.

7.2.       Related to Brand Amounts.  Fantex shall be solely responsible for the payment of all taxes on the Brand Amounts.  Participant shall be entitled to deduct and withhold any amounts required by applicable law to be deducted and withheld from any installment payment of the Brand Amount.  To the extent that any such installment payment of the Brand Amount is made directly from the payor to Fantex and a withholding obligation is imposed on Participant and Participant has no ability to withhold or cause the payor to withhold from such Brand Amounts the required amounts, then Fantex shall make a payment to Participant (for remittance to the applicable taxing authority), within five (5) business days after receipt of such installment payment, equal to the amount that Participant would have been entitled to deduct and withhold hereunder had such installment payment been made by the payor to Participant and subsequently remitted by Participant to Fantex.  Any such withheld amounts, or amounts paid by Fantex to Participant for remittance to the applicable taxing authorities, shall be treated as having been paid to Fantex.  Participant shall not be required to indemnify or “gross up” Fantex for any such amounts withheld.  Fantex will indemnify Participant for and hold it harmless from and against any taxes of Fantex which may be sought against, imposed upon or suffered by Participant or which Participant may incur as a result of Participant’s failure to deduct and withhold such taxes

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from any installment payment of the Brand Amount to be delivered under this Agreement.

8.     Participant Representations and Warranties.

Participant hereby represents, warrants and covenants, as applicable, to Fantex that the statements contained in the Participant Questionnaire attached to the Agreement as Exhibit A, and the statements contained in this Section are and will be true and correct as of the Effective Date and throughout the Term (except only if a different time period is expressly provided).

8.1.       Authority.  Participant is free and authorized to enter into this Agreement, to make the covenants, representations and warranties contained herein and to grant the rights granted herein.

8.2.       Ownership and Control of Company. If applicable, Talent is, and throughout the Term shall remain, the sole owner and have Control of the Company (other than in the case of death or incapacity of Talent).

8.3.       Organization. If applicable, Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.  As of the Effective Date, Participant has not formed any personal services or “loan-out” corporation or other form of legal entity.

8.4.       Binding Agreement. This Agreement constitutes a valid and binding obligation of Participant (and its successors and heirs), enforceable in accordance with its terms subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally, and subject, as to enforceability, to the effect of general principles of equity, as may apply.  Participant and its successors and heirs, as applicable, will not challenge the validity or enforceability of this Agreement, or any portion thereof, in any action, proceeding, arbitration or otherwise.

8.5.       No Conflict.  Participant has not made nor will make any grant, license or assignment whatsoever, which will or could reasonably be expected to conflict with or impair the substantial enjoyment of the rights and privileges granted to Fantex hereunder; and, the execution and performance of this Agreement by Participant does not, and will not, violate or conflict with any agreement, arrangement, understanding or restriction, written or oral, between Participant and any other Person.

8.6.       Brokerage.  Except as expressly contemplated by this Agreement, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any contract to which Participant is a party or that is otherwise binding upon Participant.

8.7.       Intellectual Property.  No intellectual property provided by Participant to Fantex at any time in connection with this Agreement will violate the rights of privacy or publicity, constitute a libel or slander or infringe upon the copyright, literary, personal, private, civil, property or other rights of any Person.

9.     Fantex Representations and Warranties.

Fantex represents, warrants and covenants, as applicable, to Participant, as of the Effective Date and throughout the Term:

9.1.       Organization.  Fantex is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

9.2.       Authority.  Fantex possesses all requisite corporate power and authority necessary to enter into and carry out the transactions contemplated by this Agreement.

9.3.       Binding Agreement. This Agreement constitutes a valid and binding obligation of Fantex, enforceable in accordance with its terms subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally, and subject, as to enforceability, to the effect of general principles of equity, as may apply.  Fantex will not challenge the validity or enforceability of this Agreement, or any portion thereof, in any action, proceeding, arbitration or otherwise.

9.4.       No Conflict. The execution and performance of this Agreement by Fantex does not, and will not, violate or conflict with any agreement, arrangement, understanding or restriction, written or oral, between Fantex and any other Person.

9.5.       Brokerage.  Except as expressly contemplated by this Agreement, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any contract to which Fantex is a party or that is otherwise binding upon Fantex.

9.6.       Permits.  Fantex and its Affiliates have all permits, licenses, consents and approvals from all applicable governmental and quasi-governmental bodies and agencies, and all self-regulatory organizations, including the SEC and FINRA, necessary for it to carry out the intents and purposes of this Agreement.

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10.  Confidentiality; Public Statements/Disclosures.

10.1.     Confidentiality.  Each Party agrees that the Confidential Information of the other Party will be maintained confidentially and will not be disclosed to any other Person except: (a) as may be required by law or to comply with a valid order of a court of competent jurisdiction, in which event the Party making such disclosure shall promptly notify the other Party and shall seek confidential treatment of such information; (b) to a Party’s employees, agents and representatives (including accountants, auditors, legal advisors, underwriters, etc.), provided that such recipients of the Confidential Information are bound by confidentiality obligations with respect to such disclosure; (c) in order to enforce such Party’s rights under this Agreement; or (d) if mutually agreed to by the Parties in writing or otherwise permitted under this Agreement.  “Confidential Information” means all confidential, proprietary, or personally or commercially sensitive data, materials and/or other information that is either identified as, or reasonably expected to be, confidential information.  Confidential Information of Fantex includes the existence of this Agreement and terms and conditions of this Agreement (until and then only to the extent that such is publicly disclosed by Fantex), and any other non-public information in connection with the Offering, the Series, or Fantex or its Affiliates.  Confidential Information of Participant includes each of Participant’s Brand Income Contracts entered before or after the Effective Date and regardless of whether or not such Brand Income Contract has expired.  This Section 10 will survive the expiration or termination of this Agreement.

10.2.     Public Statements.  Prior to the end of the “quiet period” related to the Offering (as contemplated under applicable securities laws), Participant will not issue any press release or public statement in connection with the execution of this Agreement, the Series and/or the Offering without Fantex’s prior written consent, which consent Fantex may withhold in its sole discretion. After the end of the “quiet period” related to the Offering (as contemplated under applicable securities laws), Participant will not issue any press release or public statement in connection with the execution of this Agreement, the Series and/or the Offering without Fantex’s prior written consent, which consent will not be unreasonably withheld or delayed and shall be deemed granted if Participant fails to respond to any request for such consent within three (3) business days after Fantex requests such consent in writing, in accordance with the notice requirements set forth in the Agreement..  Fantex will not issue any press release or public statement in connection with this Agreement or which makes any reference to Participant, in each case, without Participant’s prior written consent, which consent will not be unreasonably withheld or delayed and shall be deemed granted if Participant fails to respond to any request for such consent within three (3) business days after Fantex requests such consent in writing, in accordance with the notice requirements set forth in the Agreement. Notwithstanding anything to the contrary contained in this Section 10.2, neither Party shall be prohibited from issuing publicity related to the other Party that includes incidental references to the other Party and its involvement therewith; provided, however, that any such incidental references shall (a) occur only after a mutually approved initial press release announcing the Parties entering into the Agreement and (b) not mention the other Party or any of its representatives in an unfavorable or derogatory manner.

10.3.     Fantex Disclosures. Notwithstanding anything herein to the contrary, Fantex shall have the right to disclose the terms and conditions of this Agreement and/or any other information provided by Participant related to this Agreement or the Offering or Series (including Brand Income Contracts, subject to Section 0 of these Terms and Conditions), to the extent that such disclosure is required by applicable law in connection with any filing related to the Offering or the Series.  Fantex shall, in consultation with Participant, use commercially reasonable efforts to secure confidential treatment, or similar protection, with respect to any disclosure of personal and confidential information provided by Participant, including the terms and conditions of this Agreement and such information as is provided in the Personal Information Schedule.

11.  Obligation to Negotiate.

At any time after the earlier to occur of (a) Talent’s death, (b) any Insolvency Event and (c) the Series either ceases to be listed on an exchange or “alternative trading system” or is converted into another security of Fantex or any of its Affiliates, Participant or his heirs or estate (or any of their representatives) may deliver a written notice to Fantex (a “Discussion Notice”) requesting that Fantex engage in negotiations with Participant in good faith to terminate this Agreement (“Good Faith Negotiations”).  The Parties shall be obligated to commence Good Faith Negotiations within thirty (30) days after Participant’s delivery of a Discussion Notice. Any termination of this Agreement shall only be on terms mutually agreed to in writing by the Parties.  For purposes of this Section 11, “Insolvency Event” means (i) the institution by or against either Fantex or its parent company of insolvency, receivership or bankruptcy proceedings, (ii) Fantex or its parent company  making an assignment for the benefit of creditors, or (iii) upon Fantex or its parent company’s dissolution or ceasing to do business.

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12.  Termination.

12.1.     By Mutual Consent.  This Agreement may be terminated by mutual written consent of Participant (or its successors and heirs) and Fantex.

12.2.     By Either Party.  This Agreement may be terminated by either Party by delivering written notice of termination to the extent such is permitted pursuant to Section 4.2 of the Agreement.

12.3.     Effect of Termination.  Upon the effective date of termination, the rights and obligations of the Parties under this Agreement will cease, except for rights and obligations arising out of Sections 0.3, 4.4, 0, 0, 0, 0 and 0 of these Terms and Conditions.

13.  Assignment.

13.1.     The rights and obligations of Fantex under this Agreement will inure to the benefit of and will be binding upon the successors and assigns of Fantex, and Fantex shall have the right to assign its rights and delegate its obligations hereunder (a) in whole or in part to any Affiliate of Fantex, and (b) in connection with a merger, acquisition, corporate restructuring, financing, sale of all or substantially all of its assets, or similar such transaction.

13.2.     This Agreement is personal to Participant, and Participant does not have the right to assign this Agreement, whether by operation of law or otherwise, or to delegate any duties or obligations imposed upon Participant under this Agreement without Fantex’s prior written consent; except only that this Agreement shall be automatically assigned and binding on Participant’s successors and heirs upon the death of Participant; provided, that any assignment and assumption of this Agreement by a personal services corporation or limited liability company (or “loan-out” company) that is wholly owned and Controlled by Talent shall be expressly authorized hereunder so long as Talent remains the Participant hereunder, jointly and severally with such surviving legal entity.

14.  Indemnification.

14.1.     Participant hereby agrees to indemnify and hold harmless Fantex, its parents, subsidiaries, Affiliates, assigns, successors, and each of their respective officers, directors, agents, representatives and employees (collectively, “Fantex Indemnified Party(ies)”), from and against any and all liabilities, actions, claims, suits, proceedings or investigations of government, quasi-government, administrative agencies or the League, liens, judgments, demands, losses, costs and expenses, including reasonable attorneys’ fees and costs and any and all damages of any kind and nature whatsoever (a “Claim”), incurred by any Fantex Indemnified Party as a result of a third-party claim arising out of or relating to any breach by Participant, directly or indirectly through any Brand Affiliate or Person, of any of the terms, covenants, conditions, representations or warranties contained in this Agreement.

14.2.     Fantex hereby agrees to indemnify and hold harmless Talent, Company and each of their respective Affiliates, heirs, assigns, successors, and each of their respective officers, directors, members, managers, agents, representatives and employees, as applicable, (collectively, “Participant Indemnified Party(ies)”), from and against any and all Claims by any third party (including any and all Claims brought by any holder of the Series or group of class thereof) arising out of or relating to Participant being a party to this Agreement (except those arising out of or relating to any breach committed knowingly by or through the gross negligence of  Participant, directly or indirectly through any Brand Affiliate or Person, of any of the terms, covenants, conditions, representations or warranties contained in this Agreement), including any and all Claims arising out of or relating to (a) any breach by Fantex, directly or indirectly through any of its Affiliates or any Person, of any of the terms, covenants, conditions, representations or warranties contained in this Agreement, (b) any violation of any applicable laws, rules or regulations (whether state or Federal) by Fantex, including any securities laws or any rules or regulations promulgated thereunder, or (c) the Offering, the Series, or the Registration Statement.  Fantex shall advance (or if advancement is not requested, promptly reimburse) Participant for any reasonable expenses incurred by Participant in connection with an indemnifiable third party claim.

14.3.     A Fantex Indemnified Party or Participant Indemnified Party, as applicable (the “Indemnified Party”), shall promptly deliver a written notice to the Party from whom indemnification is sought (the “Indemnifying Party”), providing notice (a “Claim Notice”) of any Claim asserted or filed by a third party (a “Third-Party Action”) within twenty (20) days (or such shorter period as reasonably necessary to permit timely response to such Claim) after receipt by the Indemnified Party of notice of such Third-Party Action.  Delay or failure to notify the Indemnitor in accordance with this Section 14.3 will not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party, except to the extent the defense of such Claim is prejudiced by the Indemnified Party’s delay or failure to give such Claim Notice.  Such Claim Notice shall describe in reasonable detail (to the extent known by the

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Indemnified Party) the facts constituting the basis for such Third-Party Action and the amount of the claimed damages. Within twenty (20) days after delivery of such Claim Notice, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third-Party Action with counsel selected by the Indemnifying Party, subject to the Indemnified Party’s approval, which shall not be unreasonably withheld, conditioned or delayed. If the Indemnifying Party does not so assume control of the defense of a Third-Party Action, the Indemnified Party shall have the right to control such defense at its own expense. The non-controlling party may participate in such defense at its own expense. In Third-Party Actions in which the Indemnifying Party is controlling the defense, the Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any Third-Party Action without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed; provided, that such consent shall not be required if such settlement or judgment (i) fully releases both the Indemnified Party and the Indemnifying Party and (ii) involves only the payment of money damages that are covered in full by the indemnity obligations of the Indemnifying Party hereunder.  In Third-Party Actions in which the Indemnified Party is controlling the defense, the Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third-Party Action without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed.

15.  Disclaimer of Warranties.

15.1.     Except as expressly provided in this Agreement (including Exhibit A, Participant Questionnaire) and to the maximum extent permitted by law, neither Party makes any representation or warranty of any kind, whether implied, statutory, or otherwise and disclaims, without limitation, implied warranties of merchantability, fitness for a particular use, and non-infringement.  Each Party acknowledges that it does not rely and has not relied upon any representation or statement made by the other Party or any of its representatives relating to the subject matter of this Agreement except as expressly set forth herein.

15.2.     In addition to, and without limiting the effect of, Section 0 of these Terms and Conditions, Participant expressly acknowledges and agrees that Fantex makes no representation or warranty regarding the results of the Offering, including the amount of Net Proceeds to be collected or otherwise.

16.  Agents.

16.1.     Fantex shall not be liable for any claims or demands for commissions or otherwise of any agent of Participant and Participant hereby agrees to indemnify and hold harmless Fantex, its Affiliates, advertisers, employees and all holders of the Series harmless against any liabilities, damages or expenses (including reasonable attorneys’ fees) incurred by them as a result of any such claims or demands.

17.  General Terms.

17.1.     Entire Agreement; Amendments.  The Agreement (including all exhibits thereto, including these Terms and Conditions) and any related agreements delivered simultaneously herewith, collectively, contain the complete, final, exclusive and binding statement of all of the agreements between the Parties with respect to the subject matter thereof and hereof, and supersedes all existing agreements, understandings, negotiations, communications or commitments between the Parties, whether oral or written, concerning the same subject matter.  This Agreement cannot be amended or modified or any provisions or obligations waived or changed except by a writing executed by Fantex and Participant.

17.2.     Waiver.  The failure or delay of a Party to insist on strict adherence to any term of this Agreement will not be considered a waiver of, or deprive that Party of the right thereafter to insist on strict adherence to that term or any other term of this Agreement.  No waiver of any breach or default of the other Party shall be construed as a continuing waiver of the same or any other breach or default under this Agreement.

17.3.     Further Actions; Attorney-in-Fact.  Participant will, as applicable, at the request of Fantex, execute and deliver to Fantex all such documents as Fantex may from time to time deem reasonably necessary or desirable to effectuate assignment of, and for Fantex to receive all installment payments of, the Brand Amount and otherwise effectuate the purposes of this Agreement.  If Participant fails or refuses to execute or deliver to Fantex any such document within a reasonable period of time following receipt of Fantex’s written request therefor, then Participant irrevocably appoints Fantex as Participant’s agent and attorney-in-fact to sign any such documents in Participant’s name and to make appropriate disposition of them, consistent with this Agreement; provided, that prior to exercising any rights under such power of attorney, Fantex shall notify Participant of its intention to do so.  Participant acknowledges that Fantex’s agency and power of attorney are coupled with an interest.

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17.4.     Interpretation.  In the interpretation and construction of this Agreement, no term shall be construed against any Party on the basis that the Party was the drafter, and the Parties waive any common law or statutory provision that would construe an ambiguous term against the other Party as the drafter of this Agreement.  Words importing the singular include the plural and vice versa, as the context requires.  Whenever any of the words “include,” “includes” or “including” or the abbreviation “e.g.” is used in this Agreement (including any exhibits hereto), such shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Any reference to “this Agreement,” even if such reference is contained in these Terms and Conditions, shall be a reference to the Agreement and all of the exhibits and schedules attached thereto.  The term “or” is not exclusive.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.  The captions and headings in this Agreement are inserted for convenience of the Parties only, do not constitute a part of this Agreement and will not be deemed to govern, limit, modify or in any other manner affect the scope, meaning, intent or interpretation of the provisions hereof or have any legal effect.  Any obligations or rights of any of the Parties contained in Section 1 of the Agreement shall be valid and binding on the Parties as if it were contained in any other section of this Agreement.

17.5.     Governing Law; Arbitration.  The law of California (exclusive of conflict or choice of law rules) shall govern, construe and enforce all of the rights and duties of the Parties arising or in any way relating to the subject matter of this Agreement.  In the event of any dispute, claim or controversy arising out of or relating to this Agreement (including any claim based on contract, tort or statute) or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, (a “Dispute”), then the Parties shall engage in informal, good faith discussions and attempt to resolve the Dispute.  If the Parties are unable to resolve the Dispute within forty-five (45) days, then the Dispute shall be determined by confidential binding arbitration in San Francisco before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Streamlined Arbitration Rules and Procedures.  Judgment on any award pursuant to arbitration may be entered in any court of competent jurisdiction.  The arbitrator shall be a retired judge with at least five years of experience presiding over disputes related to complex commercial transactions.  The arbitrator shall be appointed by agreement of the Parties or, if no agreement can be reached, then each Party shall appoint one JAMS arbitrator for the purpose of selecting the arbitrator to govern the Dispute, and those two arbitrators shall select the arbitrator to govern the Dispute.  In any arbitration arising out of or related to this Agreement, the arbitrator shall award to the prevailing Party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing Party in connection with the arbitration.  If the arbitrator determines a Party to be the prevailing Party under circumstances where the prevailing Party won on some but not all of the claims and counterclaims, the arbitrator may award the prevailing Party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing Party in connection with the arbitration.  Without limiting the effect of Section 4.2(iii) of these Terms and Conditions, the Parties shall maintain the confidential nature of the arbitration proceeding and the award, except as may be necessary in connection with a judicial challenge to an award or its enforcement, or unless otherwise required by law or judicial decision.  Notwithstanding anything herein to the contrary, either Party shall be entitled to seek to obtain any provisional remedy, including injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect that Party’s rights and interests.

17.6.     Severability.  Wherever possible, each provision of this Agreement (or portion thereof) will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement (or portion thereof) is held to be null, void, invalid, illegal or unenforceable in any respect under any applicable law or rule by any arbitrator or court of competent jurisdiction, then (a) such provision (or portion thereof) shall be deemed to be restated, to the extent possible, to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and if such restatement is not possible, then such provision (or portion thereof) shall be severed, and (b) the remaining provisions, terms or covenants and restrictions in this Agreement will remain in full force and effect.

17.7.     No Third Party Beneficiaries.  Nothing herein, express or implied, is intended to nor shall be construed to confer upon or give to any Person, other than the Parties, any interests, rights, remedies or other benefits with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

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17.8.     Independent Contractors; No Fiduciaries.

(i)      The Parties mutually agree that Participant and Fantex are each acting as independent contractors, and that Participant and Fantex are not engaging in any form of employment, partnership, co-ownership or a collaboration for the purpose of sharing any profits or ownership in common, or acting in the capacity of joint venture participants.

(ii)     Participant and Fantex each acknowledges and agrees that: (a) this Agreement, and the exercise of rights and performance of obligations hereunder, does not create any agency, advisory or fiduciary relationship between Participant and Fantex and its Affiliates; (b) Fantex is not, and at any time during the Term will not be, an agent, representative or advisor to Participant; and (c) Participant has relied on its own personal counsel and advisors with respect to legal, tax, accounting and other issues in connection with entering into and performing under this Agreement.

17.9.     Limitation on Liabilities.  In no event shall either Party or any of their representatives be liable under this Agreement to the other Party for any consequential, incidental, indirect, exemplary, special or punitive damages, including damages for business interruption, loss of use, revenue or profit, whether arising out of breach of contract, tort (including negligence and intentional torts), statute or otherwise, regardless of whether such damages were foreseeable and whether or not such Party was advised of the possibility of such damages.  For the avoidance of doubt, in the event that any Brand Income Contract is suspended or terminated or the amount of Brand Income committed to be paid to Participant is reduced as a result of any action or omission by Participant that constitutes a breach of this Agreement, then (without limiting the effect of Section 17.10) the Brand Amount that would have been attributed to such lost or reduced Brand Income shall be considered direct damages of Fantex resulting from such breach and shall not be excluded or waived by Fantex as a result of this Section 17.9; provided however that the total liability arising out of or related to a Player’s relationship with Fantex and/or the issuance (including value, sale, transfer or other conveyance) of a Series shall be limited to the Purchase Price.  For the avoidance of doubt, the foregoing limitation on liability shall not affect a Player’s financial obligations under his Baseball-Related Fantex Brand Agreement, including (i) the payment of all Brand Amounts due to Fantex, or (ii) Fantex’s right to participate in Equity Income and Brand Investment Opportunities during the Term.

17.10.   Cumulative Remedies.  None of the rights, powers or remedies conferred upon any Party under this Agreement will be mutually exclusive.  Each such right, power or remedy will be cumulative and in addition to every other right, power or remedy available to such Party, whether available at law, in equity or otherwise.

17.11.   Charitable Endeavors; Non-Circumvention. It is not Fantex’s intention to deter Talent from performing charitable acts, whether for the benefit of any charitable foundation or non-for-profit organization Controlled by him (a “Foundation”) or otherwise.  However, Participant covenants and agrees that he shall not perform services for a Foundation, or for third parties in exchange for donations or other payments to a Foundation or any other charitable organization, if Participant’s intention in connection therewith is to circumvent the intents and purposes of the Agreement.

17.12.   Force Majeure; Labor Stoppages and Lockouts.

(i)      No Party shall be liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement, when and to the extent such failure or delay is caused by or results from acts beyond the affected party’s reasonable control, including, without limitation (each, a “Force Majeure Event”): (a) acts of God; (b) flood, fire, earthquake or explosion; (c) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, riot or other civil unrest; (d) government order or law; (e) actions, embargoes or blockades in effect on or after the date of this Agreement; (f) action by any governmental authority; (g) national or regional emergency; (h) strikes, lockouts, labor stoppages or slowdowns or other industrial disturbances; and (i) shortage of adequate power or transportation facilities.

(ii)     Notwithstanding anything contained in the Agreement, Participant shall not have any liability to pay any installment of the Brand Amount with respect to any portion of Brand Income payable to Participant after the Effective Date that Participant does not actually receive as a result of any Force Majeure Event (including any player strike, lockout or other labor stoppage).

17.13.   Mutual Non-Disparagement.  Each Party shall refrain from making, issuing, publishing or otherwise disseminating any disparaging or unfavorable comments or statements (whether written or oral) about the other Party or any of the other Party’s Affiliates during or after the term of the Agreement; provided, however, that this Section shall not prohibit any Party from exercising its rights to commence a legal action subject to the terms of the Agreement nor shall it prohibit Fantex from making any filing or disclosure as required under law, rule or regulation.

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17.14.   Injunctive Relief.  The Parties agree that irreparable damage would occur if any provision of the Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to equitable relief, including injunctive relief or specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

17.15.   Counterparts; Binding Agreement.  This Agreement, may be executed in multiple counterparts, each of which individually constitutes an original, but all of which together will constitute one single agreement between the Parties.  The Parties agree that this Agreement shall be legally binding upon the electronic transmission, including by facsimile or email delivery of a .pdf or similar file, by each Party of a signed signature page hereof to the other Party.

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Confidential

Exhibit D:  Form of Closing Certificate

CLOSING CERTIFICATE

[DATE]

Reference is made to that certain Brand Agreement, by and among Fantex, Inc. (“Fantex”), [INSERT TALENT NAME] and [INSERT COMPANY NAME] (jointly and severally as “Participant”), effective as of  [•] (the “Brand Agreement”).  All capitalized terms used herein which are not defined herein have the meanings given to such terms in the Brand Agreement.

The undersigned, [INSERT TALENT NAME], certifies in his individual capacity and on behalf of [INSERT COMPANY NAME] to Fantex that he has carefully examined the Brand Agreement, the Participant Questionnaire and the Personal Information Schedule and that:

1.         the statements included in the Participant Questionnaire remain true and correct (except as disclosed on Schedule 3 of the Personal Information Schedule) as of the date hereof;

2.         Participant has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under the Brand Agreement in all material respects at or prior to the Closing; and

3.     since the date of the most recent Personal Information Schedule, the undersigned has not become aware of any condition, restriction, disability or obligation (whether physical, legal or contractual) that is described in Section 6.2 of the Terms and Conditions attached as Exhibit C to the Brand Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Closing Certificate as of the date first set forth above.

By:
By:
[INSERT TALENT NAME]

Confidential

Exhibit E:  Quarterly Report

Form of report to be mutually agreed by the Parties, and include at least the following details:

•                  detail all Brand Income earned during such quarter and provide a description of any material changes in the amount of revenue of the most recent quarter as compared to the same quarter in the previous year;

•                  detail the calculation of each Brand Amount with respect to such Brand Income;

•                  any correspondence with tax authorities and tax returns (annual basis)

•                  list all Brand Income Contracts entered into / terminated / amended, etc. during the quarter (and provide copies to the extent not previously provided);

•                  describe details regarding any condition, restriction, disability or obligation (whether physical, legal or contractual) that is described in Section 6.2 of the Terms and Conditions attached as Exhibit C to the Agreement;

•                  certification that certain publicly available facts about the Participant provided by Fantex to Participant in writing are correct and that all facts previously certified by the Participant remain correct (provided, that Fantex provides Participant with a list of all such previously certified facts); and

•                  certification that the statements included in the Participant Questionnaire remain true and correct as of the date of such report (or provide any details with respect to any exceptions of such statements) or provide a detailed description of facts or circumstances that have changed to make the statements in the Participant Questionnaire untrue.

•                  In any calendar quarter during which Fantex’s auditors, in order to comply with SEC rules and audit requirements, request confirmations (“Audit Confirmations”) from third parties (“Brand Income Payors”) of paid Brand Income to the Participant or to Participant’s Brand Affiliates (such Audit Confirmations will be to verify the terms of the Brand Income Contract and amounts paid or due to the Participant thereunder), Participant shall notify, as soon as reasonably practicable upon request by Fantex, that such Brand Income Payors have the Participant’s approval to respond to the Audit Confirmation.

Confidential

Exhibit F:  Spousal Consent
(only required if Participant is married)

[I, [            ], being the spouse of [INSERT TALENT NAME], who is a signatory to that certain Brand Agreement by and among my spouse and Fantex, Inc. (“Fantex”), dated as of [INSERT DATE] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”; capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Agreement), in connection with a potential securities offering linked to the value of the Brand Amounts as set forth in greater detail in the Agreement.  I have had the opportunity to consult with legal counsel regarding this consent and the Agreement; and I am aware that pursuant to the provisions of the Agreement, my spouse agrees to grant a percentage of my spouse’s Brand Income in the form of all right, title and interest in the Brand Amounts to Fantex, which may include a community property interest I may have therein, if any.  I hereby acknowledge that my spouse has sold, assigned and conveyed the Brand Amount to Fantex on the terms, and subject to the conditions, contained in the Agreement.  Furthermore, I hereby consent to such grants of the Brand Amounts, acknowledge that my spouse’s and my interest (if any) and any community property interest in the Brand Amount (if any) is subject to the terms of the Agreement, and approve of the provisions of the Agreement and any actions or performance arising therefrom, as applicable, to the extent the same affects any of my community property interest, if any. I further agree that my spouse may join in any future amendment, restatement, supplement or modification of the Agreement or any ratification of the foregoing in each case without any further consent from me.  Each of my spouse, my spouse’s Brand Affiliate(s) and Fantex shall be a third-party beneficiary of this Spousal Consent.

This Spousal Consent shall inure to the benefit of my spouse, my spouse’s Brand Affiliates and Fantex, and shall be binding on the undersigned and on the undersigned’s successors, assigns, representatives, heirs and legatees.

Name:
Date:

Confidential

Exhibit G:  Form of Irrevocable Payment Instructions

IRREVOCABLE PAYMENT INSTRUCTIONS

[DATE]

[BRAND INCOME SOURCE]

[ADDRESS]

Attn:  [NAME]

Re:          Payment of Amounts to Fantex, Inc. (“Fantex”)

Ladies and Gentlemen:

[INSERT PARTICIPANT NAME] (“Participant”) has entered into an agreement with Fantex pursuant to which, among other things, Participant has assigned all right, title and interest in and to an amount equal to [         ] percent ([  ]%) of all gross monies or other consideration of any type (the “Brand Amount”) that Participant may earn from [BRAND INCOME SOURCE] (“Company”) pursuant to [INSERT DESCRIPTION OF BRAND INCOME CONTRACT] (the “Agreement”).

Notwithstanding anything to the contrary contained in the Agreement or any prior instructions received by Company, unless and until Company receives written instructions from Fantex to the contrary, effective as of the date of this letter all Brand Amounts from any amounts payable by Company to Participant pursuant to the Agreement shall be delivered concurrent with any payment of the remaining amounts due to Participant, by federal funds wire transfer or electronic depository transfer directly to the following bank account:

[INSERT WIRE INSTRUCTIONS]

In the event Company receives any different instructions from Fantex with respect to the disposition of Brand Amounts, (a) Company is hereby irrevocably authorized and directed to follow such instructions, without inquiry as to Fantex’s right or authority to give such instructions.  Fantex acknowledges that any instructions from Fantex to Payment Source must be sent to [                    ], Attention:  [        ]; and (b) such instructions shall only provide for Brand Amounts to be sent to a single deposit account of Fantex.

Except only as expressly provided herein with respect to the applicable deposit instructions, this Irrevocable Payment Instructions cannot be changed, modified, or terminated, except by written agreement signed by Fantex, Payment Source and Participant.

Please acknowledge your receipt of, and agreement to, the foregoing by signing in the space provided below.

Very truly yours,
By:
[INSERT PARTICIPANT NAME]

Acknowledged and Agreed:

Fantex, Inc.	[INSERT BRAND INCOME SOURCE]

By:	By:
Name/Title:	Name/Title:
Date:	Title:

Exhibit 10.2

FANTEX BRAND AGREEMENT

This Fantex Brand Agreement is entered into as of September 17, 2015 (“Effective Date”) by and between Fantex, Inc. (“Fantex”), on the one hand, and Terrance Williams (“Talent”), jointly and severally with Talent’s personal services company, if such an entity is formed and in existence after the Effective Date (the “Company”), on the other hand.  For purposes of this Agreement, “Participant” shall refer to Talent and/or the Company, if applicable, jointly and severally, as the context may require.  Sometimes each of Participant and Fantex are referred to herein as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, Fantex operates a registered trading platform through which investors may buy and sell stock linked to the value and performance of an individual’s brand;

WHEREAS, Fantex desires to acquire an interest in Participant’s Brand Income (as defined below), which would be financed by an initial public offering of equity securities in the form of a tracking stock in Fantex that is linked to the separate economic performance and value of Participant’s brand, all pursuant to the terms and conditions of this Agreement; and

WHEREAS, Participant desires sell to Fantex an interest in Participant’s Brand Income pursuant to the terms and conditions of this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of good and valuable consideration as set forth in this Agreement, the Parties do hereby agree as follows:

1.                        Defined Terms.  The following terms have the meanings specified or referred to in this Section 1:

1.1.         “Affiliate” means, with respect to any specified Person, any Person that directly or indirectly Controls, or is under common Control with, or is Controlled by, such specified Person.

1.2.         “Agreement” means this Fantex Brand Agreement, together with all exhibits, schedules and related documents attached hereto or referenced herein, including:

•                  Exhibit A:  Participant Questionnaire;

•                  Exhibit B:  Exclusions from and Examples of “Brand Income”;

•                  Exhibit C:  Standard Terms and Conditions;

•                  Exhibit D:  Closing Certificate;

•                  Exhibit E:  Quarterly Report;

•                  Exhibit F:  Spousal Consent; and

•                  Exhibit G:  Form of Irrevocable Payment Instructions.

1.3.         “Brand Affiliate” means any Affiliate of Participant, and any agency, agent or other third-party representative that receives Brand Income or enters into Brand Income Contracts on behalf of Participant.

1.4.         “Brand Amount” means an amount equal to the product obtained by multiplying (a) any and all Brand Income (whether or not contracted or paid through any third party for or on behalf of Participant, such as a personal services corporation, agency, or otherwise) , less Excluded Income and any applicable Merchandise Income Deduction, by (b) the Brand Percentage.

1.5.         “Brand Percentage” means ten percent (10%).

1.6.         “Brand Income” means any and all Gross Monies that are earned by and payable to Participant after February 1, 2015 as a result of Participant’s activities (including licensing or assignment of rights) in the Field, including (a) Distributions in connection with any Indirect Fantex Equity or Indirect Fantex Co-Investments, and (b) an amount equal to the fair market value of any Merchandise Income, determined in accordance with Section 10.

1.7.         “Brand Income Contract” means any Contract to which Participant or Brand Affiliate is or becomes a party under which Participant either is obligated to perform any services or grants rights in Participant’s Persona in exchange for any consideration, and in each case which is in the Field, other than Contracts excluded in their entirety (if any) pursuant to the definition of Excluded Income.  For the avoidance of doubt, any life, disability or injury insurance policy covering Talent is expressly excluded from the definition of Brand Income Contract.

1.8.         “Brand Investment Opportunity” has the meaning set forth in Section 0.

1.9.         “Closing” has the meaning set forth in Section 0.

1.10.       “Company” has the meaning set forth in the preamble to this Agreement.

1.11.       “Contract” means any contract, commitment, or other arrangement or understanding (and all amendments and supplements thereto), whether written or oral.

1.12.       “Control” (including, with its correlative meanings, “Controlled by” and “under Common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

1.13.       “Direct Fantex Co-Investment” has the meaning set forth in Section 0.

1.14.       “Direct Fantex Equity” has the meaning set forth in Section 0.

1.15.       “Distributions” means any Gross Monies received by Participant as a result of Participant receiving, holding, transferring, selling and/or otherwise disposing of any stock or other equity interest issued pursuant to any Brand Income Contract (whether as Equity Income or pursuant to any equity purchased pursuant to a Brand Investment Opportunity), including any distributions, dividends, profit payments, proceeds resulting from the sale, lease, license, exchange, liquidation or other disposition of any equity or assets of the issuer of such Equity Income or Brand Investment Opportunity, or otherwise.

1.16.       “Effective Date” means the date as set forth in the preamble to this Agreement.

1.17.       “Equity Deal Notice” has the meaning set forth in Section 7.1.1.

1.18.       “Equity Income” has the meaning set forth in Section 6.

1.19.       “Escrow Holdback” means an amount equal to 5% of the Purchase Price (i.e., $153,000).

1.20.       “Excluded Income” means all Brand Income of Participant described on Schedule 0 attached to this Agreement.

1.21.       “Exercise Payment” has the meaning set forth in Section 0.

1.22.       “Fantex Co-Investment Interest” has the meaning set forth in Section 0.

1.23.       “Fantex Equity Interest” has the meaning set forth in Section 0.

1.24.       “FBS” means Fantex Brokerage Services, LLC, an Affiliate of Fantex.

1.25.       “Field” means: (a) any activities in or substantially related to the Principal Business, including Talent’s employment as a Professional Athlete; (b) any and all of Participant’s activities, including any use of Participant’s Persona, in connection with motion pictures, audio-

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visual programming (for television, Internet or otherwise), radio, music, literary, talent engagements, personal appearances, public appearances, records and recording, or publications; (c) any use of Participant’s Persona, including for purposes of advertising, merchandising, or trade (e.g., sponsorships, endorsements, appearances, etc.); and (d) any activities of Participant, which are of the type typically performed by individuals in the Principal Business arising out of or relating to being or having been a Professional Athlete or other professional within the Principal Business (e.g., sports casting, coaching, participating in sports camps, acting as spokesperson, etc.)  In the event that there is any ambiguity as to whether an activity is in the Field, the Parties shall discuss in good faith and seek to resolve such matter.  In the event that a resolution is not met within thirty (30) days after initial notice by either Party to the other regarding such activity, then either Party shall be free to refer such matter to arbitration for resolution pursuant to the terms of Section 17.5 of the Terms and Conditions.

1.26.       “FINRA” means the Financial Industry Regulatory Authority, Inc.

1.27.       “Gift” means a transfer of personal property or cash, made voluntarily and without consideration; provided however, that a Gift does not include personal property or cash transferred to Participant, that is reportable on Participant’s tax return, for performance in the Field.

1.28.       “Good Reason” means Talent’s voluntary retirement or resignation from his employment as a Professional Athlete for any of the following reasons: (a) Talent suffers or sustains a Major Injury which renders Talent incapable of performing as a Professional Athlete; or (b) Talent suffers or sustains a Major Injury after the Closing and a qualified medical doctor (depending on the nature of the Major Injury) advises Talent that as a result thereof Talent is putting his physical health at substantial risk (i.e., a risk that is substantially greater than simply by virtue of Participant’s participation as a Professional Athlete) by continuing to perform as a Professional Athlete.

1.29.       “Gross Monies” means any and all gross monies or other consideration of any type, including salaries, earnings, fees, royalties, bonuses, shares of profit, shares of stock, partnership interests, percentages and the total amount paid to Participant, and/or received by Participant or Participant’s heirs, executors, administrators or assigns, or by any other Person on Participant’s behalf, net of (a) any reasonable and documented out-of-pocket legal, accounting, or other professional fees incurred by Participant in connection with securing, negotiating or preparing any Brand Income Contract which are not reimbursed or reimbursable, including pursuant to the terms of such Brand Income Contract, (b) any reasonable and documented travel, lodging and per diem expenses incurred by Participant or Participant’s representatives in connection with securing any Brand Income Contract, not to exceed Five Thousand Dollars ($5,000) per Brand Income Contract (or $10,000 per Brand Income Contract if international travel is necessary or appropriate in connection with acquiring such Brand Income Contract), to the extent actually paid by Participant and not reimbursed or reimbursable, including pursuant to the terms of such Brand Income Contract, and (c) self-employment taxes to which Participant is subject in connection with the receipt of such amounts or items to the extent that such amounts or items constitute Brand Income; but in each case, prior to the deduction or withholding of (x) any amounts payable to any third party (e.g., agency commissions), (y) any voluntary or personal deductions (e.g., contributions to retirement funds), or (z) any taxes required to be deducted or withheld by any federal, state or local government authority based on the net income of Participant (but excluding any deduction or withholding for payroll, medicare or FICA taxes or other deductions or payments required to be made to any federal, state or local government authority).  For the avoidance of doubt, the Parties agree that each of the following categories of economic benefit shall be deemed to be expressly excluded from the definition of “Gross Monies”: (i) subject to the terms of section 17.11 of Exhibit C, any and all donations made by any Person, whether cash or

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in-kind, to any charitable foundation or not-for-profit football camp Controlled by Participant or to which Participant provides personal services or grants the right to use Participant’s Persona; (ii) any and all Gifts to Talent; and (iii) the value of any and all standard employee benefits to which Participant is entitled pursuant to the terms of his employment (with Participant’s Team, including any benefits under any applicable collective bargaining agreement or otherwise) or the policies of his employer in effect from time to time.

1.30.       “Gross Proceeds” means an amount equal to the gross proceeds resulting from the Offering.

1.31.       “Incremental Cost” has the meaning set forth in Section 0.

1.32.       “Indirect Fantex Co-Investment” has the meaning set forth in Section 0.

1.33.       “Indirect Fantex Equity” has the meaning set forth in Section 0.

1.34.       “Investment Deal Notice” has the meaning set forth in Section 0.

1.35.       “League” means the National Football League (i.e., the NFL) and its successors and assigns.

1.36.       “Major Injury” means any injury, illness or medical condition sustained or incurred after the Closing.

1.37.       “Merchandise” means any product, merchandise, services, service plans, transportation, lodging, accommodations, or credits for any of the foregoing.

1.38.       “Merchandise Income” means any Brand Income in the form of Merchandise.

1.39.       “Merchandise Income Deduction” means an annual (calendar year) deduction from Brand Income solely for the purpose of determining the Brand Amount for each calendar year (commencing on the Effective Date), equal to the sum of (a) the fair market value of Merchandise Income, up to the lesser of (i) forty thousand dollars ($40,000) and (ii) four percent (4%) of all Brand Income (including Merchandise Income) received by Participant during such calendar year during the Term, and (b) the fair market value of any other Merchandise Income to the extent agreed to by Fantex in writing, in its sole and absolute discretion.

1.40.       “Net Proceeds” means an amount equal to the Gross Proceeds, less the Underwriting Amount.

1.41.       “Nonrecurring Brand Income” means the Brand Income payable to Participant under any Brand Income Contract pursuant to which Participant is entitled to receive fewer than five (5) installment payments per calendar year.

1.42.       “Offering” means an offering of the Series to the public pursuant to the Registration Statement.

1.43.       “Outside Date” has the meaning set forth in Section 4.2.

1.44.       “Owned Business Notice” has the meaning set forth in Section 0.

1.45.       “Participant” has the meaning set forth in the preamble to this Agreement.

1.46.       “Participant’s Persona” means Participant’s name, voice, likeness, image, caricature, biography, signature (including facsimile signature), or live, photographed or recorded performance.

1.47.       “Participant’s Team” means the League franchise by which Talent is employed as a Professional Athlete from time to time.

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1.48.       “Participant Owned Business” means any business or commercial venture (of whatever form, including sole proprietorship, partnership, limited liability company, corporation, franchise, etc.) that (a) is owned in whole or part, directly or indirectly, by Participant (other than as a Passive Investment) and not as a result of any Brand Income Contract, and (b) conducts operations or activities in or substantially related to the Principal Business, or otherwise uses Participant’s Persona in its legal name or “dba,” or in any material respect in its marketing, advertisement or promotion of its business.

1.49.       “Party” and “Parties” has the meaning set forth in the preamble to this Agreement.

1.50.       “Passive Investment” means any investments by Participant of any kind, including, without limitation, stocks or other equity, bonds, commodities, derivatives, debt or real estate, so long as (a) such investment is not received by Participant as compensation or consideration for activities (including licensing or assignment of rights) in the Field, (b) Participant is not obligated to provide any services related to the Field in connection with such investment (or the business or commercial venture related to such investment) and (c) the business or commercial venture related to such investment does not use Participant’s Persona in its legal name or “dba,” or in any material respect in its marketing, advertising or promotion.  For the avoidance of doubt, revenues, investment returns or other amounts received by Participant arising from Passive Investments are not Brand Income.

1.51.       “Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

1.52.       “Personal Information Schedule” refers to the schedule of information provided by Participant to Fantex in a separate document to this Agreement as of the Effective Date, including Schedules 1 through 3 as referenced in the Participant Questionnaire attached hereto as Exhibit A.

1.53.       “Pre-Closing Brand Amount” has the meaning set forth in Section 0.

1.54.       “Purchase Price” means Three Million Sixty Thousand Dollars ($3,060,000).

1.55.       “Purchase Payment” has the meaning set forth in Section 0.

1.56.       “Principal Business” means the sport of football, at the professional, college or other level, regardless of the country in which it is played or the league, association or other governing body, as applicable.

1.57.       “Professional Athlete” means a professional football player.

1.58.       “Registration Statement” means a registration statement for the Series on Form S-1 filed with the SEC.

1.59.       “SEC” means the United States Securities and Exchange Commission.

1.60.       “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.61.       “Series” means of a series of Fantex’s securities linked to the value of the Brand Amount.

1.62.       “Talent” has the meaning set forth in the preamble to this Agreement.

1.63.       “Term” has the meaning set forth in Section 0.

1.64.       “Termination Date” has the meaning set forth in Section 0.

1.65.       “Terms and Conditions” means the Fantex Brand Agreement Standard Terms and Conditions in the form attached to this Agreement as Exhibit C.

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1.66.       “Transaction Liability” has the meaning set forth in Section 0.

1.67.       “Underwriters” means FBS and such other underwriters selected by Fantex.

1.68.       “Underwriting Amount” means the underwriting commissions payable to the Underwriters not to exceed seven percent (7%) of the Gross Proceeds of the Offering.

2.                        Purchase Price.

2.1.         Upon the terms and subject to the conditions of this Agreement, as full, final and complete consideration for the right to receive the Brand Amount and to participate in Equity Income and Brand Investment Opportunities during the Term, Fantex shall pay Participant an amount equal to the Purchase Price, less only the sum of the Escrow Holdback and the Pre-Closing Brand Amount.

2.2.         The Escrow Holdback shall be deposited into an escrow account established in accordance with Section 5 of the Terms and Conditions.

3.                        Offering.

3.1.         Subject to the terms and conditions of this Agreement, Fantex will use commercially reasonable efforts to conduct the Offering and effectuate the Closing as promptly as practicable after the Effective Date.

3.2.         Fantex hereby represents, warrants and covenants, as applicable, that following the completion of the Offering (if it occurs): (a) the Series shall be publicly traded on an exchange, over-the-counter market or alternative trading system registered with the SEC, (b) FBS shall be a broker-dealer registered with the SEC, and (c) FBS shall be a member of FINRA.

3.3.         Upon Participant’s reasonable request from time to time after the commencement of the Offering, Fantex shall provide to Participant information regarding the progress in connection with the Offering and demand for the Series.

4.                        Financing.

4.1.         The obligations of Fantex to pay the Purchase Price and consummate the transactions contemplated by this Agreement are subject to Fantex obtaining the financing to pay the Purchase Price as contemplated by the Offering, unless waived in writing by Fantex.

4.2.         If the Offering does not result in aggregate Net Proceeds at least equal to the Purchase Price (or Fantex does not otherwise waive such condition) on or before the earlier of (a) the date that is one month after the effectiveness of the Registration Statement and (b) January 30, 2016 (the “Outside Date”), then as the sole and exclusive remedy therefor, each of Fantex and Participant shall have the unilateral right, exercisable in its sole and absolute discretion, to terminate this Agreement, which termination shall be automatically effective immediately upon delivery of written notice to the other Party.

5.                        Closing.

5.1.         The consummation of the Offering (the “Closing”) shall occur on such date as shall be reasonably determined by Fantex, but in no event greater than ten (10) days, after either (a) Fantex has received commitments to purchase the Series such that the Net Proceeds would equal or exceed the Purchase Price, or (b) Fantex has elected in writing to waive the condition contained in the foregoing clause (a).

5.2.         Upon Closing, Participant will execute and provide to Fantex a written certification in the form attached as Exhibit D.

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6.                        Brand Amount; Assignment for Security; Deferral of Brand Income.

6.1.         Except (a) with respect to Brand Income in the form of stock or other equity interests (which is addressed in Section 0) or (b) as otherwise agreed in writing by Fantex in its sole discretion (on a case-by-case basis), Participant shall pay to Fantex an amount of cash equal to the Brand Amount, subject and pursuant to the other provisions of this Agreement and the Terms and Conditions (including Section 4.1 thereof).  To secure Fantex’s right to receive the payment equal to the Brand Amount, to the maximum extent permitted under applicable law in effect from time to time, Participant hereby assigns (as and when earned), or will assign when Participant has an assignable interest in any future Brand Amounts, to Fantex, all right, title and interest in and to the Brand Amount.

6.2.         As soon as reasonably practicable after the Closing, except as otherwise agreed to in writing by Fantex (email correspondence from the CEO, Chief Financial Officer or Chief Legal Officer of Fantex is acceptable), Participant shall (a) execute and deliver to each payor of Brand Income (other than payors of Nonrecurring Brand Income) under all contracts existing at such time an irrevocable payment instruction in the form attached as Exhibit G, and (b) execute and deliver such additional documents or take such other actions as reasonably requested by Fantex to effectuate and perfect an assignment by Participant of the Brand Amount to secure Participant’s payment obligations to Fantex hereunder. To the extent that (x) any part of the Brand Amount is resulting from Nonrecurring Brand Income, (y) it is not commercially practical, without unreasonable burden to Participant, for installments of the Brand Amount to be delivered directly to Fantex, or (z) any assignment of the Brand Amount (or any portion thereof) is deemed invalid or not enforceable, then such installments of the Brand Amount shall be received by Participant as agent for Fantex, and Participant shall pay and deliver such installments of the Brand Amount to Fantex promptly after the receipt of the corresponding Brand Income by Participant (but in no event later than the fifteenth (15th) day following the receipt of such Brand Income) pursuant to the timing and other terms as set forth in Section 4.1 of the Terms and Conditions.

6.3.         Notwithstanding anything to the contrary herein, to the extent that Participant receives any Brand Income after February 1, 2015 but prior to the Closing, then no later than five (5) business days before the Closing, Participant shall report to Fantex the amount and source of such Brand Income but shall not be required to pay such Brand Amounts associated therewith (the “Pre-Closing Brand Amount”) prior to the Closing, which Pre-Closing Brand Amount shall be deducted from (i.e., set off against) the Purchase Price to be paid to Participant hereunder.

6.4.         In the event that Participant elects to voluntarily defer receipt of any Brand Income (so that such Brand Income is actually received by Participant at a date later than when Participant has the right to receive such Brand Income pursuant to the applicable Brand Income Contract), then for purposes of this Agreement, such Brand Income shall be deemed to have been received on the date that Participant has the right to receive such Brand Income pursuant to the applicable Brand Income Contract.

7.                        Equity Income.  In the event that Participant receives, pursuant to any Brand Income Contract, stock or other equity interests (including membership interests and partnership interests), or options, warrants or other rights to acquire any of the foregoing interests in any other Person (collectively, “Equity Income”), then the following shall apply:

7.1.         Notice and Response:

7.1.1.      Participant shall provide reasonable advance written notice (an “Equity Deal Notice”) to Fantex prior to entering into any Brand Income Contract pursuant to which Participant may receive Equity Income, including all details reasonably necessary for Fantex to evaluate such Equity Income.

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7.1.2.      Fantex will use commercially reasonable efforts to respond to each Equity Deal Notice within five (5) business days (but no later than ten (10) business days), indicating whether or not Fantex elects to (x) participate in the applicable Equity Income by being issued and holding a direct equity interest in the applicable issuer of such Equity Income (“Direct Fantex Equity”) in an amount calculated by multiplying the Brand Percentage by the shares, membership interests, units (or other reasonable means of measurement) of such Equity Income payable to Participant (any of the foregoing, a “Fantex Equity Interest”), or (y) indirectly participate in the applicable Equity Income as described in Section 0 (“Indirect Fantex Equity”).

7.1.3.      If Fantex fails to timely respond to any Equity Deal Notice, then Fantex shall be deemed to have expressly rejected receiving the Direct Fantex Equity with respect to such Brand Income Contract, and elected instead to receive Indirect Fantex Equity.

7.1.4.      If the terms and conditions with respect to any Equity Income change in any material respect from what were previously presented to Fantex in any Equity Deal Notice, then Participant shall provide a new Equity Deal Notice to Fantex with the updated terms and conditions, and this Section 0 shall apply to such new Equity Deal Notice.

7.2.         Fantex Participation; Reimbursement of Costs:

7.2.1.      If Participant is required to make any payment in consideration for such Equity Income (e.g. payments required by the terms of exercise of any options, warrants or other similar rights to acquire stock or other equity interests) (an “Exercise Payment”), and Fantex elects to receive either Direct Fantex Equity or Indirect Fantex Equity, then Fantex shall contribute to Participant (in the case of Indirect Fantex Equity), or pay directly to the applicable issuer (in the case of Direct Fantex Equity) an amount equal to the product of the Brand Percentage multiplied by such Exercise Payment timely and in accordance with the terms of the applicable Brand Income Contract relating to such Equity Income (which shall be deemed to include any subscription agreement, warrant, option agreement or other agreement pursuant to which Participant and Fantex, if applicable, is granted or issued such Equity Income).

7.2.2.      Fantex shall pay to Participant an amount equal to the amount of any self-employment taxes payable by Participant, or the amount of any payroll, medicare or FICA taxes or other deductions or payments required to be made to any federal, state or local government (other than taxes based on the income of Participant), in each case to the extent resulting from any Direct Fantex Equity or Indirect Fantex Equity, as applicable.  Fantex shall pay such amounts due under this Section 0 within five (5) business days after receipt of notice from Participant detailing such amounts (which notice will be delivered after delivery of the stock certificates or other documentation evidencing such Equity Income, or in the case of a warrant, option or other similar right to acquire stock or other equity interest, after exercising such warrant, option or right to acquire the stock or other equity interest).

7.2.3.      In addition, to the extent that Participant incurs any necessary and reasonable additional cost or expense resulting from Fantex participating (whether via Direct Fantex Equity or Indirect Fantex Equity) in such Equity Income, then Fantex shall pay such incremental costs incurred by Participant (i.e., over and above such amounts that Participant would have incurred but for Fantex’s participation) within fifteen (15) days after Fantex receives an invoice from Participant for such amount.

7.3.         Direct Fantex Equity.  If Fantex elects to receive Direct Fantex Equity, then Participant shall use commercially reasonable efforts to cause the issuer of such equity to issue the applicable Fantex Equity Interest directly to Fantex (and such efforts shall be deemed to be satisfied if Participant or his representatives attempt to arrange for an introduction (including via electronic communications) between representatives of Fantex and representatives of such issuer); provided,

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however, that if (after such efforts by Participant) such issuer does not agree to issue the applicable Fantex Equity Interest directly to Fantex, then Fantex shall receive Indirect Fantex Equity with respect to such Equity Income as provided in Section 0.  If Fantex receives Direct Fantex Equity and Participant is required to execute any documentation (including subscription agreements, warrants and option agreements) for such Equity Income, then Fantex shall be required to execute substantially similar documentation, as applicable.

7.4.         Indirect Fantex Equity.  If Fantex receives Indirect Fantex Equity (whether by Fantex’s election, or because the issuer of such Equity Income does not agree to issue Direct Fantex Equity to Fantex), then, without limiting Fantex’s obligations under Section 0, (y) Fantex shall be entitled to receive as part of the Brand Amount hereunder an amount equal to the Brand Percentage of any Distributions to Participant with respect to such Equity Income, and (z) upon Fantex’s request, Participant will grant to Fantex a security interest in such Equity Income, and will do all acts and execute and deliver, or cause to be executed and delivered, all agreements, documents and instruments that Fantex may reasonably require, and take all further steps relating to the Equity Income and such security interest that Fantex may reasonably require, to perfect such security interest and Fantex’s rights therein and hereunder.

8.                        Co-Investment Opportunity:  In the event that Participant receives, pursuant to any Brand Income Contract, the right or opportunity to invest in any other Person, including the right to purchase any stock or other equity interests (including membership interests and partnership interests) (each, a “Brand Investment Opportunity”), then the following shall apply:

8.1.         Notice and Response:

8.1.1.      Participant shall provide reasonable advance written notice (an “Investment Deal Notice”) to Fantex prior to entering into any Brand Income Contract pursuant to which Participant receives any Brand Investment Opportunity, including all details reasonably necessary for Fantex to evaluate such Brand Investment Opportunity.

8.1.2.      Fantex will use commercially reasonable efforts to respond to each Investment Deal Notice within five (5) business days (but no later than ten (10) business days), indicating whether or not Fantex elects to (a) participate in the applicable Brand Investment Opportunity by being issued and holding a direct equity interest in the applicable issuer of such equity (“Direct Fantex Co-Investment”) in an amount calculated by multiplying the Brand Percentage by the number of shares, membership interests, units (or other reasonable means of measurement) applicable to such Brand Investment Opportunity (any of the foregoing, a “Fantex Co-Investment Interest”), or (b) indirectly participate in the applicable Brand Investment Opportunity as described in Section 0 (“Indirect Fantex Co-Investment”).

8.1.3.      If Fantex fails to timely respond to any Investment Deal Notice, then Fantex shall be deemed to have expressly rejected participating as either a Direct Fantex Co-Investment or an Indirect Fantex Co-Investment with respect to such Brand Investment Opportunity, and elected instead to not participate in such Brand Investment Opportunity.

8.1.4.      If the terms and conditions with respect to any Brand Investment Opportunity change from what were previously presented to Fantex in any Investment Deal Notice, then Participant shall provide a new Investment Deal Notice to Fantex with the updated terms and conditions, and this Section 0 shall apply to such new Equity Deal Notice.

8.2.         Fantex Participation; Reimbursement of Costs:

8.2.1.      If Participant is required to make any payment as consideration for any equity interest being issued in connection with such Brand Investment Opportunity (e.g., payments required for the purchase of any such equity interests) (a “Purchase Payment”), and Fantex elects

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to participate in such Brand Investment Opportunity either as a Direct Fantex Co-Investment or an Indirect Fantex Co-Investment, then Fantex shall contribute to Participant or such other Person as the Parties may mutually agree depending on the structure of the Indirect Fantex Co-Investment (in the case of an Indirect Fantex Co-Investment), or pay directly to the applicable issuer (in the case of a Direct Fantex Co-Investment) an amount equal to the product of the Brand Percentage multiplied by such Purchase Payment timely and in accordance with the terms of the applicable Brand Income Contract relating to such Brand Investment Opportunity (which shall be deemed to include any subscription agreement, purchase agreement or other agreement pursuant to which Participant and Fantex, if applicable, participates in such Brand Investment Opportunity).

8.2.2.      In addition, to the extent that Participant would incur any necessary and reasonable additional cost or expense resulting from Fantex participating (whether via Direct Fantex Co-Investment or Indirect Fantex Co-Investment) in such Brand Investment Opportunity (including costs relating to the structuring or documentation of any joint ventures, investment vehicles, special purpose entities or similar relationships between the Parties to hold the securities relating to such Brand Investment Opportunity), then Fantex shall pay directly, or reimburse Participant for, such incremental costs incurred by Participant (i.e., over and above such amounts that Participant would have incurred but for Fantex’s participation) within fifteen (15) days after Fantex receives an invoice from Participant for such amount.

8.3.         Direct Fantex Co-Investment.  If Fantex elects to participate in a Direct Fantex Co-Investment, then Participant shall use commercially reasonable efforts to cause the issuer of such equity to issue the applicable Fantex Co-Investment Interest directly to Fantex (and such efforts shall be deemed to be satisfied if Participant or his representatives attempt to arrange for an introduction (including via electronic communications) between representatives of Fantex and representatives of such issuer); provided, however, that if (after such efforts by Participant) such issuer does not agree to issue the applicable Fantex Co-Investment Interest directly to Fantex, then Fantex shall instead participate via an Indirect Fantex Co-Investment with respect to such Brand Investment Opportunity as provided in Section 0.  If Fantex participates in a Direct Fantex Co-Investment and Participant is required to execute any documentation (including subscription agreements and purchase agreements) in connection with such Brand Investment Opportunity, then Fantex shall be required to execute substantially similar documentation, as applicable.

8.4.         Indirect Fantex Equity.

8.4.1.      If Fantex participates in a Brand Investment Opportunity via an Indirect Fantex Co-Investment (whether by Fantex’s election, or because the issuer of the equity interest related to such Brand Investment Opportunity does not agree to permit a Direct Fantex Co-Investment), then, without limiting Fantex’s obligations under Section 0, (a) Fantex shall be entitled to receive as part of the Brand Amount hereunder an amount equal to the Brand Percentage of any Distributions to Participant with respect to such Brand Investment Opportunity, and (b) upon Fantex’s request, Participant will grant to Fantex a security interest in such equity acquired pursuant to such Brand Investment Opportunity, and will do all acts and execute and deliver, or cause to be executed and delivered, all agreements, documents and instruments that Fantex may reasonably require, and take all further steps relating to the Brand Investment Opportunity and such security interest that Fantex may reasonably require, to perfect such security interest and Fantex’s rights therein and hereunder.  For the avoidance of doubt, and notwithstanding anything to the contrary contained elsewhere in this Section 0, it is the mutual intention of the Parties (to be interpreted in the broadest possible manner) that Participant shall not have, incur or suffer any liability, responsibility, damage, cost or expense, including any self-employment taxes payable by Participant, or the amount of any payroll, medicare or FICA taxes or other deductions or payments required to be made to any federal, state or local government, in connection with

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Fantex participating in a Brand Investment Opportunity via an Indirect Fantex Co-Investment (collectively, a “Transaction Liability”), regardless of its structure or the events or circumstances leading thereto, in excess of the Transaction Liabilities that Participant would have had, incurred or suffered had Fantex not participated in such Brand Investment Opportunity (such excess, the “Incremental Cost”).  Furthermore, if any Indirect Fantex Co-Investment results in Participant incurring any Incremental Cost, then, within five (5) business days after delivery by Participant to Fantex of reasonably satisfactory supporting documentation, Fantex shall pay Participant an amount equal to such Incremental Cost.

8.4.2.      In the event that Fantex elects to participate in a Brand Investment Opportunity other than via a Direct Fantex Co-Investment, then (without limiting the effect of Section 0 with respect to Incremental Costs), the Parties shall in good faith use best efforts to structure such transaction in a manner that is efficient to both Parties from an overall tax and expense perspective.

9.                        Participant Owned Businesses.   In the event that Participant intends to invest in (alone or with others) or establish a business that would qualify as a Participant Owned Business after the closing of such investment, then the following shall apply:

9.1.         Notice and Response.

9.1.1.      Participant shall provide reasonable advance written notice (an “Owned Business Notice”) to Fantex prior to commencing or investing in any business that would meet the definition of a Participant Owned Business, including all details reasonably requested by Fantex in writing, which are necessary for Fantex to evaluate such Participant Owned Business.

9.1.2.      Fantex will use commercially reasonable efforts to respond to each Owned Business Notice within five (5) business days (but no later than ten (10) business days), indicating whether or not Fantex elects to participate in the applicable potential Participant Owned Business by being issued and holding an equity interest in the Participant Owned Business in an amount calculated by multiplying the Brand Percentage by the shares, membership interests, units (or other reasonable means of measurement) of such Participant Owned Business to be held by Participant.

9.1.3.      If Fantex fails to timely respond to any Owned Business Notice, then Fantex shall be deemed to have expressly rejected participating in the Participant Owned Business.

9.1.4.      If the details of any Participant Owned Business change from what were previously presented to Fantex in any Owned Business Notice, then Participant shall provide a new Owned Business Notice to Fantex with the updated terms and conditions, and this Section 0 shall apply to such new Owned Business Notice.

9.2.         Fantex Participation; Reimbursement of Costs.

9.2.1.      If Fantex elects to participate in any Participant Owned Business, then (subject to Section 9.2.5) Fantex shall contribute to the applicable Participant Owned Business an amount of investment capital equal to the product of the Brand Percentage multiplied by the amount of the capital investment to be made by Participant in accordance with the terms contained in the Owned Business Notice (or otherwise mutually agreed by the Parties).  Notwithstanding Fantex’s election to participate in a Participant Owned Business, except as otherwise agreed to in writing by Participant and Fantex, Fantex shall have the same rights or entitlements (on a pro rata basis) with respect to its investment in such Participant Owned Business pari passu with the rights or entitlements of Participant and other rights provided by statute or the charter or other governing documents of such Participant Owned Business.

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9.2.2.      Fantex shall pay such amounts due under this Section 0 within five (5) business days after receipt of notice from Participant detailing such amounts, and provided that Fantex has received delivery of the applicable stock certificates or other documentation evidencing such participation by Fantex prior to, concurrent with or within a commercially reasonable time after such payment being due.

9.2.3.      In addition, to the extent that Participant incurs any additional necessary and reasonable cost or expense resulting from Fantex participating in such Participant Owned Business, then Fantex shall pay, or reimburse Participant for, such incremental costs incurred by Participant (i.e., over and above such amounts that Participant would have incurred but for Fantex’s participation) within fifteen (15) days after Fantex receives an invoice from Participant for such amount.

9.2.4.      If Participant is required to execute any documentation (including subscription agreements, warrants and option agreements) in connection with any Participant Owned Business, then Fantex shall execute substantially similar documentation, as applicable, in connection with its participation.

9.2.5.      If Fantex elects to participate in any Participant Owned Business pursuant to this Subsection 0, but such direct participation by Fantex is not possible for any reason, then the Parties shall cooperate in good faith to devise and implement commercially reasonable means (without causing any undue burden to Participant) for Fantex to indirectly participate and receive the same practical benefit of a direct participation in such investment.

10.                 Merchandise Income.  In the event that Participant receives Merchandise Income, then the Brand Income applicable to Participant’s receipt of the associated Merchandise shall be equal to the fair market value of such Merchandise determined as follows: (a) if there is a manufacturer’s suggested retail price (“MSRP”) for such Merchandise, then the value of such Merchandise shall be such MSRP; (b) if there is no MSRP and the value of such Merchandise Income is stated in the related Brand Income Contract, then such stated value shall govern unless Fantex objects thereto in writing within ten (10) days after Fantex’s receipt of the related Brand Income Contract; (c) if there is no MSRP and the value of such Merchandise Income is not stated in the related Brand Income Contract or the value is stated but does not approximate fair market value and Fantex objected thereto in accordance with clause (b) of this Section 10, then the Parties shall seek to reach mutual agreement of such value within ten (10) business days after receipt thereof by Participant; and (d) if the Parties fail to reach such agreement within such period of time, then the Parties shall engage an independent third-party appraiser (if the Parties fail to mutually agree on an appraiser within five (5) business days, then either Party may petition JAMS to promptly appoint such an appraiser), and the Parties shall be bound by the determination of any such appraiser, which shall be delivered in writing within fifteen (15) days after the appraiser’s selection or appointment.  The cost and expenses associated with such an appraiser (and any petition to JAMS) shall be shared by the Parties in proportion to their respective interest in such Brand Income (i.e., Fantex shall pay a portion of such costs and expenses equal to the Brand Percentage).

11.                 Claw Back.

11.1.       Claw Back.  If Talent retires or resigns from his employment as a Professional Athlete in the League at any time prior to the second anniversary of the Closing for any reason other than Good Reason, Fantex may elect, in its sole discretion, to terminate this Agreement upon written notice to Participant (the date of such notice is hereinafter referred to as the “Termination Date”).  In the event of such termination, Participant shall pay to Fantex, not later than thirty (30) days following the Termination Date, an amount equal to (a) the Purchase Price plus an amount equal to the Underwriting Amount, minus (b) all Brand Amounts previously paid to Fantex, including

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the Pre-Closing Brand Amount.  In addition, Participant shall concurrently pay to Fantex interest on the Purchase Price at the rate of five percent (5%) per annum, measured from the date the Purchase Price was paid to Participant.  For the avoidance of doubt, the Parties acknowledge and agree that Talent’s involuntary release from Participant’s Team or the fact that Talent is not under contract with, or on the roster of, any League franchise at any time prior to the second anniversary of the Closing shall not, in and of itself, trigger any rights of Fantex or obligations of Participant under this Section 11.1.

11.2.       Dispute Resolution.  In the event of any dispute between Fantex and Participant concerning whether there is Good Reason for any retirement or resignation by Talent from his employment as a Professional Athlete, then the Parties shall engage in informal, good faith discussions and attempt to resolve such dispute.  If the Parties are unable to resolve such dispute, then existence of Good Reason shall be determined by a qualified medical doctor selected by agreement of the Parties or, if no agreement can be reached, then each Party shall select a medical doctor qualified in the field applicable to the claimed Good Reason, and those two medical doctors shall select a third medical doctor qualified in such field to make the final determination regarding such claimed Good Reason.

12.                 Limited Brand Income Encumbrances.

12.1.       In addition to (i.e., exclusive of) the Brand Percentage, Participant shall ensure that the aggregate amount of all other encumbrances on any Brand Income in connection with the payment of agents, financial advisors and any other fee arrangements based on a percentage of Participant’s income (or any portion thereof) shall not exceed a maximum of (a) fifteen percent (15%) of all Brand Income resulting from any employment or player contracts in any given year, and (b) thirty percent (30%) of all other Brand Income in any given year.

12.2.       Without Fantex’s prior written approval, Participant shall not enter into any other arrangement similar to this Agreement (i.e., pursuant to which Participant receives compensation in exchange for a portion of Participant’s future Brand Income) with respect to any portion of the Brand Income.

13.                 Term.  The term of this Agreement shall commence as of the Effective Date and shall continue in perpetuity unless and until terminated pursuant to the terms of this Agreement (the “Term”).

14.                 Notices.  All notices, requests, consents and other communications required or given by the Parties hereunder shall be in writing and shall be deemed to be delivered (a) on the date delivered, if personally delivered or transmitted via facsimile or electronic mail with return confirmation of such transmission; (b) on the business day after the date sent, if sent by recognized overnight courier service and (c) on the fifth day (or on the next business day thereafter if such fifth day is not a business day) after the date sent, if mailed by first-class certified mail, postage prepaid and return receipt requested, to the addresses of the applicable Party set forth below:

If to Participant:

Mr. Terrance Williams

c/o Select Sports Group

2700 Post Oak Blvd., Suite 1450

Houston, TX 77056

Attn: Mr. Jeff Nalley

Fax: 713.621.5413

Email:  [***]

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with a copy (which is required, but not alone sufficient, to constitute notice hereunder) to:

O’Hara General Counsel,

a professional corporation

8383 Wilshire Blvd., Suite 800
Beverly Hills, CA 90211

Attention: Joseph O’Hara, Esq.

Fax: [***]

Email: [***]

If to Fantex:

Fantex, Inc.

330 Townsend Street, Suite 234

San Francisco, CA 94107

Attention: Mr. David Mullin, Chief Financial Officer, and

Mr. Bill Garvey, Chief Legal Officer

with a copy (which is required, but not alone sufficient, to constitute notice hereunder) to:

Latham & Watkins

140 Scott Drive

Menlo Park, CA 94025

Attn: Patrick Pohlen

Fax: (650) 463-2600

Email: Patrick.Pohlen@lw.com

15.                 Standard Terms and Conditions.  The Parties agree to be bound by Fantex’s Standard Terms and Conditions attached hereto as Exhibit C (the “Terms and Conditions”), which are incorporated herein by this reference.  Any reference in this Agreement or the Terms and Conditions to this “Agreement” shall be deemed to be a reference to this Agreement and the Terms and Conditions, taken as a whole.

Upon execution by both Participant and Fantex, this Agreement and the exhibits attached hereto shall constitute a binding commitment of the Parties, as the entire agreement and understanding between the Parties concerning the subject matter hereof and thereof, and shall supersede and replace all prior negotiations, proposed agreements, and discussions, written or oral, relating hereto or thereto.

[Signatures on following page]

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Please confirm your agreement with the foregoing by signing where indicated below.

PARTICIPANT:		FANTEX:

Terrance Williams		Fantex, Inc.
Signature:	/s/ Terrance Williams	By:	/s/ David Mullin
		Name:	Dave Mullin
		Title:	CFO
Date: September 17, 2015		Date:	September 17, 2015

Signature Page

– Brand Agreement –

Schedule 1.20

Excluded Income

•                  Any and all amounts that would have been payable to Participant for Talent’s participation in any League game, including any preseason game, Pro Bowl or other postseason game(s), if Talent is excused from such participation without pay by the League or Participant’s Team as a result of any injury, illness, physical or mental condition, bereavement, or birth of Talent’s child.

•                  All consideration payable to Talent pursuant to that certain agreement dated as of July 25, 2013 by and between Nike USA, Inc. and Talent.  Any additional consideration payable by Nike USA, Inc. to Talent that is agreed to after the Effective Date shall not be excluded from Brand Income.

Exhibit A

Participant Questionnaire

Please answer each of the following questions correctly and completely as of the Effective Date.  The completeness and accuracy of each such statement must be answered from the perspective of both the Company and Talent, as applicable, and must be initialed by Talent on behalf of himself and Company, if applicable, where indicated.  Capitalized terms used but not defined in this questionnaire shall have their respective meanings set forth in the Brand Agreement to which this questionnaire is attached (the “Agreement”).

IMPORTANT:  Review each of the following statements and initial each statement where indicated.  By placing your initials next to each below statement you hereby represent, warrant and covenant, as applicable, that each such statement is true and complete, except only as otherwise disclosed on Schedule 3 of the Personal Information Schedule delivered to Fantex in connection with the Agreement.

In addition, please provide copies of all documents or other information specifically requested as part of the below statements and/or relevant to any matter for which additional information has been disclosed pursuant to Schedule 3 of the Personal Information Schedule.

IT IS IMPORTANT FOR PARTICIPANT TO ENSURE THE ACCURACY AND COMPLETENESS OF ALL INFORMATION PROVIDED TO FANTEX, WHICH WILL BE RELIED UPON BY FANTEX IN CONNECTION WITH THE POTENTIAL SECURITIES OFFERING AND OTHER MATTERS UNDER THIS AGREEMENT.

Initials	Statement

/s/ TW

1. I have read and fully understand the terms and conditions of the Agreement, and I have had the opportunity to be represented by an attorney, tax advisor and other professional representatives of my choosing in the review, negotiation and execution of the Agreement and performance of my obligations thereunder.

/s/ TW

2. I have not made, nor will I hereafter make, any grant, license or assignment whatsoever, which might conflict with or impair the complete enjoyment of the rights and privileges granted to Fantex under the Agreement.

/s/ TW

3. I do not require any consent, approval, authorization or permit from, or filing or notification to, any Person in connection with my execution and delivery of the Agreement, and performance of my obligations thereunder.

/s/ TW

4. I am not subject to any condition, restriction, disability or obligation (whether physical, legal or contractual), and am otherwise not aware of any material nonpublic information, which could prevent, or materially interfere with my continued participation as a Professional Athlete, and I will promptly disclose the occurrence of any event to Fantex required pursuant to Section 0 of the Terms and Conditions.

/s/ TW

5. I have never been convicted in a criminal proceeding, nor have I been named the subject of a criminal proceeding that is presently pending (excluding only traffic violations and similar minor offenses).

Initials	Statement

/s/ TW

6. Except only as listed on Schedule 1 of the Personal Information Schedule, no other Person has any right to receive any portion of my Brand Income in the form of any commission, royalty or other payment based on a percentage (or set amount, i.e., a flat fee arrangement based on a specific Brand Income Contract) of some or all of the Brand Income. I have secured all necessary consents to make available for review by Fantex (and have so made available) a complete copy of each Contract (or summary thereof, if an oral Contract) pursuant to which any such payments are owed.

/s/ TW

7. No other Person has any right to demand or receive any portion of the Brand Income in a manner that conflicts with any rights granted to Fantex under this Agreement with respect to the Brand Amounts.

/s/ TW

8. I Control all assets of Participant, including, if I have delegated the management of any assets to a third party (“Manager”), then I have also retained the right in my discretion (a) to approve and/or disapprove any decision by a Manager regarding Participant’s assets, and (b) to remove any Manager and/or change Managers at any time.

/s/ TW

9. To the extent that I have delegated, or during the Term do delegate, the management of any of my assets to a Manager, then throughout the Term (subject only to the death or incapacity of Talent), I will:  (a) retain the right in my discretion to remove any Manager and/or approve or disapprove any decision by a Manager regarding my assets, (b) exercise reasonable control and oversight regarding each Manager’s activities in connection with my assets, and (c) cause any such Manager to comply with the terms and conditions of the Agreement, as applicable.

/s/ TW	10. I am not a party (plaintiff or defendant) in any lawsuit, government investigation, arbitration or other legal action, and to my knowledge, there is no valid basis for any of the foregoing.

/s/ TW	11. I am not subject to any judgment, order or decree of any court or other government authority.

/s/ TW

12. Schedule 2 of the Personal Information Schedule consists of (a) a complete list of all Brand Income Contracts under which Participant is obligated to perform, or from which Participant is entitled to receive any benefit, on or after the Effective Date, and (b) a description of any Participant Owned Businesses.

/s/ TW	13. I have provided or made available to Fantex true, correct and complete copies of each written Brand Income Contract, and an accurate detailed written summary of each oral Brand Income Contract.

/s/ TW

14. I am currently, and during the past three years have been, in compliance with all material terms under each Brand Income Contract, to the extent applicable, and Participant and I have not received any notice regarding any breach, default, termination or attempt to renegotiate, with respect to any Brand Income Contract.

/s/ TW	15. I am not aware of any facts or circumstances that would cause the payments under the Brand Income Contracts to be materially less than the amounts specified in the Brand Income Contracts.

/s/ TW	16. I am not aware of any material breach by any other party under any Brand Income Contract.

/s/ TW

17. I have timely paid any taxes, fees or withholdings required by any state or federal or international government authority. I have also timely filed all forms and documentation required in connection with any such taxes, fees or withholdings.

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Initials	Statement

/s/ TW	18. I am not, and have not been subject to any audit by a government authority in connection with any taxes or governmental fees. I am not subject to any unsatisfied judgments or tax liens.

/s/ TW

19. I have not conducted business, applied for or secured credit in, or received any official government identification under, any name or alias, other than the name listed in Section 1 of the Personal Information Schedule provided by Participant concurrently herewith.

/s/ TW	20. Neither I, nor any business owned or Controlled by me, has ever declared bankruptcy or settled any debt for less than the amounts actually owed.

/s/ TW	21. I have the ability to pay all of my debts and obligations as such debts mature and I do not have any present intention to incur debt beyond my ability to pay as such debts mature.

/s/ TW

22. I am not in violation of, and, subject to the immediately following sentence, throughout the Term will not violate in any material respect, any (a) laws, codes, rules, regulations or ordinances of any foreign, federal, state or local government authority (including with respect to any improper payments, bribery, taxation or securities laws), the violation of which could reasonably be expected to have a material adverse effect on (i) Participant’s Persona or (ii) receipt of Brand Income by me or any of my Brand Affiliates; or (b) rules, standards or requirements of any league, organization, governing body or association to which I am a member or under which I am bound to comply in connection with my participation in the Principal Business as a Professional Athlete (including regarding gambling, anti-doping, or reporting of any injury or incidents), the violation of which could reasonably be expected to have a material adverse effect on (i) Participant’s Persona or (ii) receipt of Brand Income by me or any of my Brand Affiliates. Notwithstanding the immediately preceding sentence, I am agreeing to the covenant contained in the foregoing clause (b) on the express condition that any violation by me of any “on field” rules of play (as stated in the applicable League rulebook, as modified from time to time), or the interpretation or enforcement of any of such rules of play, in each case solely to the extent that it relates to my actions on the field of play (regardless of whether any such violation carries with it a fine, suspension or any other economic consequence to me imposed by the League or other applicable association), shall not be deemed to be a breach of the foregoing clause (b).

/s/ TW

23. Without limiting the effect of any statement in this Exhibit A (Participant Questionnaire), all of the documents and information that I have provided, and will provide, to Fantex in connection with the Agreement (including the Personal Information Schedule) are true, correct and complete in all material respects, except with respect to any statement that, by its terms, is already limited as to materiality. My responses to this questionnaire (and any documents or other information provided by me to Fantex in connection with the Agreement) do not, and will not, contain any untrue statement or fail to state a material fact necessary to not make any of such information not misleading, in light of the circumstances in which it was provided.

/s/ TW

24. I have disclosed all facts and circumstances that could reasonably be expected to be material to Fantex or a reasonable investor or potential investor in the Series in the context of the transactions contemplated by the Agreement, including any event required to be reported to the league, organization, governing body or association to which I am a member or under which I am bound to comply in connection with my participation in the Principal Business as a Professional Athlete. I acknowledge my ongoing obligations throughout the Term to disclose certain facts and circumstances to Fantex as required pursuant to the terms of this Agreement, including as set forth in Section 6 of the Terms and Conditions.

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Initials	Statement

/s/ TW

25. I have obtained advice from my advisors regarding the legal, tax and accounting consequences of entering into the Agreement, becoming a Fantex participant and the transactions contemplated by the Agreement, and I am not relying on any representation, warranty or statement made by Fantex, or any of its representatives or advisors, regarding such legal, tax and accounting consequences of becoming a Fantex participant and the transactions contemplated by the Agreement. I acknowledge and agree that Fantex is not, and will not at any time be, an agent or representative to Participant.

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Exhibit B

Exclusions From and Examples of Brand Income

The contents of this Exhibit B are incorporated by reference into and made a part of that certain Brand Agreement between Fantex and Participant to which it is attached (the “Agreement”).  Capitalized terms used but not defined in this Exhibit B shall have their respective meanings contained in the Agreement.

The following sources of revenue shall not be included in Brand Income:

a.              Any revenues, investment returns or other amounts received by Participant resulting from Participant’s Passive Investments.

b.              Any income earned from employment, services rendered or other activities not in the Field.

c.               Any reasonable reimbursement of incidental expenses actually incurred by Participant, including travel, lodging, per diem and other incidental expenses, or the value of any such items paid by a third party on Participant’s behalf.

d.              Any Excluded Income.

Examples of income that would be Brand Income or businesses that would be Participant Owned Businesses include the following:

•                  Talent receives an equity stake in ABC Energy Products, Inc. as part of an endorsement deal for ABC Energy Products’ vitamin water beverage.  The equity received by Talent would be considered Equity Income under Section 7 of the Agreement because it was consideration for Talent’s endorsement services and publicity rights.

•                  Talent starts Talent Enterprises, Inc. to provide entertainment, products and services to urban communities. Commercial ventures pursued by Talent Enterprises, Inc. may be a Participant Owned Business that Fantex would have the opportunity to participate in subject to Section 0 of the Agreement, and if so, could result in Brand Income. For example, any football camps owned by Talent Enterprises, Inc. would be deemed Participant Owned Business because they are in the Field, and operating football camps is an activity typically undertaken by a professional football player.  However, a 24-Hour Fitness club owned by Talent Enterprises, Inc. (but not bearing or branded with the Talent’s name) would not be considered a Participant Owned Business because Talent’s name and likeness are not used to promote the clubs.  Similarly, businesses owned by Talent such as movie theaters, restaurants and coffee shops that do not bear or are not branded with Talent’s persona would not be considered Participant Owned Businesses (and thus not result in Brand Income), because those types of businesses neither relate to the Principal Business nor utilize Talent’s name in connection with its marketing, advertising or promotion.

•                  Talent plays any role on an episode of a television program.  Compensation paid to Talent for his performance in such episode would be considered Brand Income.

•                  Talent becomes the host of a daytime talk show.  Compensation paid to Talent for his services as a talk show host would be considered Brand Income.

•                  Talent receives a car lease worth $12,000 (i.e., value of monthly lease of $1,000) in exchange for endorsement services for a local car dealership, a $25,000 clothing allowance from an apparel company in exchange for endorsement services, and $3,000 worth of products and service plans

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from a wireless phone carrier (i.e., a total of $40,000 of Merchandise Income) in exchange for endorsement services.  All of such Merchandise Income would be included in Brand Income.  However, solely for purposes of calculating the Brand Amount, Participant would be entitled to deduct from its Brand Income for such year all of such Merchandise Income under its Merchandise Income Deduction (assuming that such amount is less than 4% of all Brand Income earned by Participant during that year).  If, in addition to the foregoing Merchandise Income, Participant also received computer equipment in exchange for endorsement services from a retailer with a fair market value of $5,000, then such $5,000 of Merchandise Income would not be deductible from Brand Income for such year because it exceeds the amount of the allowable Merchandise Income Deduction.

•                  Talent receives a 2014 Chevrolet Corvette Stingray as the Super Bowl XLIX Most Valuable Player.  The MSRP of the Corvette would be considered Brand Income (and not a Gift) because it was earned by Talent for his performance as a Professional Athlete (i.e., within the Field).  However, solely for purposes of calculating the Brand Amount, up to $40,000 (or 4% of all Brand Income, if less than $40,000) of such value would be deductible from Brand Income for such calendar year under the Merchandise Income Deduction (and assuming there were no other Merchandise Income Deductions) for such year.

Examples of types of income that would not be Brand Income include the following:

•                  Talent receives an equity stake in Fantex Holdings, Inc., the parent company of Fantex, because he serves on the board of directors.  Talent’s equity stake in Fantex Holdings, Inc. would not be considered Brand Income because his service as a director of Fantex Holdings is not in the Field.

•                  Talent serves as the governor of California. His income from the state of California would not be considered Brand Income because it is not in the Field.

•                  Talent becomes employed as an elementary school teacher and in various positions at the U.S. Treasury and Justice Departments. Talent’s employment as a teacher and various positions at the U.S. Treasury and Justice Departments would not be considered Brand Income because such employment was based on Talent’s educational background, training and professional skills unrelated to football, and Talent’s salary did not exceed the ordinary amount paid to employees in such position with a similar educational background, training and professional skills and is not in the Field.

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Exhibit C

Fantex Brand Agreement

Standard Terms and Conditions

1.     General; Definitions; Interpretation.

These Fantex Brand Agreement Standard Terms and Conditions (these “Terms and Conditions”) are incorporated by reference into and made a part of that certain Brand Agreement between Fantex and Participant to which it is attached (the “Agreement”). Capitalized terms used in these Terms and Conditions and not otherwise defined herein, shall have the meaning set forth in the Agreement.  In the event of any inconsistency or conflict between these Terms and Conditions and the Agreement to which these Terms and Conditions is attached, the terms of the Agreement shall govern.

2.     Offering.

2.1.       Offering. Fantex will use commercially reasonable efforts to conduct the Offering of the Series and effectuate the Closing as promptly as practicable after the Effective Date.  In connection with such Offering, Participant recognizes that Fantex shall have the sole and exclusive right to (and to authorize any other Person to) promote and offer for sale the Series in connection with the Offering.

2.2.       Further Assurances; Credit Report Consent. Participant shall execute and deliver to Fantex such further documents, information, consents, forms, instruments, certificates, and other deliveries as Fantex shall reasonably request in writing to further effectuate the intentions of the Parties under this Agreement, or so Fantex can comply with any applicable legal requirements and Participant recognizes that Fantex will rely on information provided by Participant in the preparation and submission of the Registration Statement and materials to meet other reporting obligations as required by applicable law.  Participant shall reasonably cooperate with Fantex, upon Fantex’s specific request, in connection with the Offering and the marketing and sales of the Series; provided, that any such cooperation that would require any personal services on the part of Talent shall be at times and for durations mutually agreed to by Fantex and Participant; provided further, that any such personal services including services in the form of a personal appearance by Talent shall be on terms mutually agreed to by Fantex and Participant. Participant hereby consents to Fantex and its agents or representatives (i) obtaining reports of Participant’s credit records from time to time throughout the Term of this Agreement (as reasonably determined by Fantex and at Fantex’s sole cost and expense), and (ii) using the information from that report in connection with any diligence related to Participant and the Offering, and reporting obligations under applicable law.  Upon request by Participant, Fantex shall provide to Participant a copy of any report of Participant’s credit records that is received by Fantex.

2.3.       Participant Name and Likeness.  Fantex shall have the non-exclusive, irrevocable, fully paid, worldwide right to use and to authorize other Persons, as determined by Fantex, in its reasonable discretion, to use approved forms of Participant’s Persona  from the Effective Date until the termination of this Agreement through any and all distribution channels in connection with the Offering, the marketing and sales of the Series, secondary trading of the Series and as part of the FBS website and marketing thereof; provided, however, that Fantex shall not make any use, or authorize any other party to make any use, of any part of Participant’s Persona without the prior written approval of Participant (approval, not to be unreasonably withheld by Participant); provided further, that any use of Participant’s Persona approved by Participant shall be deemed to be approval of subsequent uses of the same previously approved use until the time that Participant provides written notice to the contrary to Fantex.

2.4.       Participant Restrictions.

(i)      No Promotion of Series. Except as otherwise expressly approved by Fantex in writing, Participant shall not, and shall not authorize any other Person to, solicit, promote or offer the Series in connection with the Offering.  To the extent that Participant receives unsolicited requests for information regarding the Offering or the Series, then except as otherwise expressly approved by Fantex in writing, Participant shall refer such inquiry to the Registration Statement or to one of the Underwriters.

(ii)     No Assignment of Similar Rights. Participant has not and will not assign or grant to any other Person rights to receive a portion of Brand Income other than (a) as may be granted in the ordinary course of pursuing activities in the Principal Business (such as commissions payable to an agent or financial advisors); (b) in a manner that will not conflict with the rights granted to Fantex, or the obligations of Participant, hereunder with respect to any installment payment of the Brand Amount, and (c) in an amount that would not violate any other the terms of this Agreement.

3.     Purchase Price.

3.1.       Payment.  Within fifteen (15) days after the Closing of the Offering, Fantex shall pay to Participant an amount equal to the Purchase Price, less the Escrow Holdback and less the Pre-Closing Brand Amount, via check or wire transfer (less any fees charged by any third party in connection with such transfer, such as bank fees) pursuant to the instructions provided in the Personal Information Schedule, or such updated wire transfer instruction as may be provided by Participant to Fantex in writing from time to time.

4.     Brand Amount.

4.1.       Payment Terms.

(i)      Direct Payment.  Participant shall deliver an irrevocable payment instruction in the form attached as Exhibit G to the Agreement to each payor of Brand Income (other than Nonrecurring Brand Income), and otherwise use commercially reasonable efforts to ensure that the Brand Amount is assigned to Fantex and delivered directly to Fantex from each such payor of Brand Income.  To the extent that direct payment from the source of the Brand Income is not commercially practical, without unreasonable burden on Participant, or any assignment of Brand Income is deemed invalid or not enforceable, then Participant shall comply with paragraph (ii) below and use commercially reasonable efforts to set up automated payments of installments of the Brand Amount through Participant’s banking relationships.

(ii)     Alternative Payment; Timing.  To the extent that it is not commercially practical, without unreasonable burden on Participant, for Brand Amounts to be delivered directly to Fantex from any payor of Brand Income, or any assignment of Brand Income is deemed invalid or unenforceable, then Participant shall receive such portion of the Brand Amount as agent for Fantex and will deliver such portion of the Brand Amount to Fantex as and when (or as promptly as practicable after) such Brand Income is received by Participant; provided, however, that in no case shall any Brand Amount be delivered later than fifteen (15) days following receipt of funds by Participant (or any other Person on behalf of Participant) with respect to such payment.

(iii)    Wire Transfer.  Except as otherwise approved by Fantex in writing, each installment payment of the Brand Amount shall be made via wire transfer pursuant to the wire transfer instructions provided by Fantex to Participant in writing, as may be updated by Fantex from time to time; provided, however, that to the extent that any individual installment payment of the Brand Amount is less than $500, such amount may be paid via check.

4.2.       Additional Provisions.

(i)      In the event that Participant is prohibited from making payment of any installment of the Brand Amount at the time when same is due and payable to Fantex hereunder by reason of any applicable laws, including currency regulations, Participant shall promptly so advise Fantex and Participant shall, upon Fantex’s request, deposit any such blocked funds to the credit of Fantex in a bank or banks or other depository institution as permitted by law and designated in writing by Fantex, or pay them promptly to such Persons as Fantex may designate in writing consistent with applicable law.

(ii)     Each of the Parties acknowledges and agrees that time is of the essence in connection with its payment obligations hereunder.  In the event that any payment due to Fantex hereunder is not paid in full by the applicable date due (unless there is a cure period, then by the date the cure period ends), then, without limiting any other rights or remedies of Fantex, Participant shall also pay to Fantex interest on such amount, if invoiced by Fantex, at the rate of the lesser of (a) the then current prime rate (as reported in the Wall Street Journal) plus three percent (3%) per year, compounded monthly, or (b) the maximum rate permitted by applicable law, measured from the date such amount was due until it is fully paid. In the event that any payment due to Participant hereunder (other than payment of the Purchase Price) is not paid in full by the applicable date due (unless there is a cure period, then by the date the cure period ends), then, without limiting any other rights or remedies of Participant, Fantex shall also pay to Participant interest on such amount, if invoiced by Participant, at the rate of the lesser of (a) the then current prime rate (as reported in the Wall Street Journal) plus three percent (3%) per year, compounded monthly, or (b) the maximum rate permitted by applicable law, measured from the date such amount was due until it is fully paid.

(iii)    Participant acknowledges and agrees that Fantex may disclose to the public any material breach by Participant of this Agreement, including any failure of Participant to pay any amounts as and when due hereunder (subject to applicable notice and cure periods contained herein); provided, that Fantex covenants and agrees not to make any such disclosure without first notifying Participant and giving Participant a reasonable amount of time to cure such breach, except that no such cure period is required in the event of at least two prior instances of a similar breach (with such notice provided in each instance) during the 12-month period prior to such breach.

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4.3.       Records.  Participant shall, and shall cause all of its Brand Affiliates to, maintain (until at least twelve months after termination of this Agreement), records of all Brand Income Contracts, receipts, invoices, reports and other documents relating to the Brand Income and Brand Amount for at least the then current year and previous three (3) calendar years (or such longer period as may be required by law); provided, that the foregoing obligation shall not extend to any time period prior to the Effective Date.

4.4.       Audit Rights.  Commencing upon the Effective Date and continuing through the date that is twelve (12) months after termination of this Agreement (the “Audit Period”), Fantex or its representatives shall have the right to inspect and make copies of the books and records of Participant (and its Brand Affiliates) relating to the Brand Income Contracts, the Brand Income and Brand Amount.  Such audit shall be at Fantex’s sole cost and expense and shall not cover any period greater than the current year and previous three (3) calendar years at the time of such audit, provided that if an audit reveals an underpayment of the Brand Amount by greater than five percent (5%) for the period being audited, then Participant shall reimburse Fantex for its reasonable and documented audit costs.  In any case, either (a) Participant shall promptly pay to Fantex any underpaid amount, together with any interest thereon as provided in Section 0 of these Terms and Conditions or (b) Fantex shall promptly pay to Participant any overpaid amount together with interest at the same rate provided in Section 4.2(ii) of these Terms and Conditions; provided, that at Participant’s election, Participant may set off against the immediately following installment payment of the Brand Amount an amount equal to such overpayment.  Fantex shall not audit Participant’s books and records more frequently than once per year during the Audit Period.  Fantex shall provide Participant with reasonable advance written notice that it will be conducting an audit, and any such audit shall be conducted during the normal business hours of Participant’s representatives and with limited interruption to such representatives business.

5.     Escrow Holdback.

5.1.       Escrow Amount.  Participant hereby authorizes and instructs Fantex to deduct from the Purchase Price otherwise payable to Participant, an aggregate amount equal to the Escrow Holdback.  Fantex shall deposit the Escrow Holdback into an escrow account (the “Escrow Account” and all such funds included in the Escrow Account, the “Escrow Funds”) established pursuant to the terms of a written escrow agreement (the “Escrow Agreement”) mutually agreed among the Parties and a financial services institution agreed to in writing by the Parties (the “Escrow Agent”) based on the form of agreement provided by Escrow Agent as modified to be consistent with the terms of this Agreement, as applicable.

5.2.       Use of Escrow Amount.  In the event that Participant fails to timely deliver any installment payment of the Brand Amount prior to the release of Escrow Funds pursuant to Section 0 of these Terms and Conditions, then in addition to and without limiting any other rights or remedies available to Fantex, upon written notice from Fantex to the Escrow Agent and Participant, the Escrow Agent shall release to Fantex (up to the amount of available Escrow Funds) an amount equal to such due installment payment of the Brand Amount as notified by Fantex.  Participant shall promptly replenish the Escrow Account by depositing in the Escrow Account an amount equal to any Escrow Funds that are released to Fantex pursuant to this Section 0 of these Terms and Conditions.

5.3.       Release of Escrow Amount.  Within five (5) business days immediately following the first consecutive six (6) month period after the Closing during which all installment payments of the Brand Amount have been timely delivered to Fantex when due (subject to applicable notice and cure periods contained herein), then the Escrow Agent shall deliver to Participant all amounts then remaining in the Escrow Account, the Escrow Agreement shall be terminated, and Participant shall thereafter have no obligation to maintain any amounts in the Escrow Account.

5.4.       Ownership of Escrow Holdback.  The Parties agree to treat the Escrow Holdback as owned by Fantex until released to Participant pursuant to terms hereof; provided, that any interest accrued on the Escrow Holdback shall be the property of Participant.

5.5.       Controlling Terms. In the event of any conflict or inconsistency between the terms of this Section 5 and the terms of the Escrow Agreement, the terms of the Escrow Agreement shall govern.

6.     Information Rights; New Contracts.

6.1.       Quarterly Reports.  Within ten (10) business days after the end of each calendar quarter during the Term, Participant shall provide to Fantex a report in the form mutually agreed by the Parties (each a “Quarterly Report”), which shall detail all Brand Income earned during such quarter, detail the calculation of the Brand Amount for such quarter with respect to such Brand Income, and provide such additional information and certifications required to be included in the Quarterly Report, including such matters as specified in Exhibit E.

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6.2.       Material Change.  Participant shall promptly provide written notice to Fantex if at any time after the Effective Date and during the Term of this Agreement, there occurs any condition, restriction, disability or obligation (whether physical, legal or contractual) that will or could reasonably be expected to (i) prevent, or materially interfere with Participant’s (or any of Participant’s Brand Affiliates), compliance with any Brand Income Contract and/or participation in the Principal Business as a Professional Athlete, or (ii) result in any of the representations or warranties made by the Participant on Exhibit A to be untrue in any material respect; provided, that Participant shall not have any obligation to notify Fantex of the contents of any Brand Income Contract provided by Participant to Fantex, including the expiration of any contract pursuant to its terms.

6.3.       Brand Income Contracts.  Throughout the Term, Participant shall promptly (and in any case, no later than five (5) business days after the occurrence of the applicable event, and prior to any public announcement thereof) notify Fantex, in writing, and provide copies of all relevant documents and correspondence related to each such occurrence (including copies of all Brand Income Contracts), in the event that:

(i)      Participant enters into any Brand Income Contract, including any amendments, modifications or supplements to an existing Brand Income Contract, after the Effective Date (“New Brand Income Contract”);

(ii)     Participant receives any notice of termination, cancellation, breach or default under any Brand Income Contract;

(iii)    Participant becomes aware of any event which, with the passage of time or the giving of notice or both, would result in any material default, breach or event of noncompliance by Participant under any Brand Income Contract;

(iv)    Participant becomes aware that any other party to any Brand Income Contract is in material breach thereof; or

(v)     there are any renegotiations of or outstanding rights to renegotiate any material amounts paid or payable to Participant under any of the Brand Income Contracts with any Person, or Participant receives any demand for such renegotiation.

6.4.       New Brand Income Contracts.  Upon the execution of a New Brand Income Contract, Participant shall be deemed to represent and warrant that such New Brand Income Contract is valid, binding and enforceable against Participant, and enforceable by Participant against the other parties thereto, in accordance with their respective terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally, and subject, as to enforceability, to the effect of general principles of equity, as may apply.

6.5.       Disclosure of Brand Income Contracts.

(i)      Notwithstanding anything herein to the contrary, Fantex may publicly disclose the terms and conditions of any New Brand Income Contract, to the extent that such disclosure is required in connection with any filing related to the Offering or the Series, as determined by Fantex, upon advice of counsel in connection with such disclosure, but only after Fantex notifies Participant thereof and the related requirement.

(ii)     Participant shall use commercially reasonable efforts to cause each counterparty to a Brand Income Contract containing a legal, valid and binding confidentiality obligation of Participant existing as of the Effective Date (each, a “Confidential Brand Income Contract”), to consent to Fantex’s disclosure of the terms and conditions of such Confidential Brand Income Contract to the extent required by any governmental or quasi-governmental bodies or agencies, or self-regulatory organizations, including the SEC and FINRA; provided, that Fantex shall not make any disclosure of any terms or conditions of such an existing Confidential Brand Income Contract if such counterparty fails to so consent; provided further, that failure to obtain a counterparty’s consent with respect to an existing Confidential Brand Income Contract shall not in itself be a breach of this Agreement by Participant so long as Participant has complied with the terms of this paragraph.  Participant shall ensure that any necessary consents to permit disclosure of each New Brand Income Contract (as permitted pursuant to Section 00 of these Terms and Conditions) are obtained so that such disclosure will not result in any breach of any confidentiality obligation to any Person.

(iii)    Fantex shall, in consultation with Participant, use commercially reasonable efforts to secure confidential treatment, or similar protection, with respect to any disclosure of any information contained in any New Brand Income Contract which could reasonably be expected to be sensitive to, or the confidential information of, any counterparty to such New Brand Income Contract.

(iv)    From time to time, as Participant is negotiating or reviewing the terms of any potential New Brand Income Contract (or any renewal of a Brand Income Contract), Fantex will respond to reasonable requests from Participant (including all relevant details

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with respect to such potential new or renewed Brand Income Contract) regarding whether or not the terms of such potential Brand Income Contract would be expected to be material and require disclosure pursuant to Section 00 of these Terms and Conditions, assuming such Brand Income Contract were executed at the time of such response.  Participant may decide in its sole and absolute discretion whether or not to execute any potential Brand Income Contract (or any renewal of a Brand Income Contract).

6.6.       Brand Income Statements.  Concurrent with delivery of each Quarterly Report (as required by Section 0 of these Terms and Conditions), Participant shall also provide copies of all receipts, invoices, pay stubs, or other documents evidencing all Brand Income referenced in the applicable Quarterly Report.

6.7.       Marital Status.  Participant shall, if applicable, use reasonable efforts to secure the signature of Participant’s spouse in substantially the form of spousal consent attached hereto as Exhibit F.  In the event that Participant fails to secure such signature, and as a result a portion of the Brand Income of Participant is deemed “community property,” or Participant’s spouse can otherwise claim legal ownership to any Brand Income, then Participant shall nonetheless be required to calculate and deliver any installment payments of the Brand Amount based on the entirety of the Brand Income (including any such portion thereof that is deemed to be such spouse’s share of community property or otherwise property of such spouse).

6.8.       Additional Information.  Participant shall provide to Fantex such additional information as Fantex shall reasonably request from time to time (in a reasonable amount of time after such request) in connection with the Brand Income and Participant’s participation in the Principal Business; provided, that Fantex shall use commercially reasonable efforts to limit any such requests to no more than once per calendar quarter.

7.     Taxes.

7.1.       Related to Purchase Price.  Participant shall be solely responsible for the payment of all taxes on the Purchase Price. Fantex shall be entitled to deduct and withhold any amounts required by applicable law to be deducted and withheld from the Purchase Price and such withheld amounts shall be treated as paid to Participant.  Fantex shall not be required to indemnify or “gross up” Participant for any such amounts withheld.  Participant will indemnify Fantex for and hold it harmless from and against any taxes of Participant, which may be sought against, imposed upon or suffered by Fantex or which Fantex may incur as a result of Fantex’s failure to deduct and withhold such taxes from the Purchase Price payable under this Agreement.

7.2.       Related to Brand Amounts.  Fantex shall be solely responsible for the payment of all taxes on the Brand Amounts.  Participant shall be entitled to deduct and withhold any amounts required by applicable law to be deducted and withheld from any installment payment of the Brand Amount.  To the extent that any such installment payment of the Brand Amount is made directly from the payor to Fantex and a withholding obligation is imposed on Participant and Participant has no ability to withhold or cause the payor to withhold from such Brand Amounts the required amounts, then Fantex shall make a payment to Participant (for remittance to the applicable taxing authority), within five (5) business days after receipt of such installment payment, equal to the amount that Participant would have been entitled to deduct and withhold hereunder had such installment payment been made by the payor to Participant and subsequently remitted by Participant to Fantex.  Any such withheld amounts, or amounts paid by Fantex to Participant for remittance to the applicable taxing authorities, shall be treated as having been paid to Fantex.  Participant shall not be required to indemnify or “gross up” Fantex for any such amounts withheld.  Fantex will indemnify Participant for and hold it harmless from and against any taxes of Fantex which may be sought against, imposed upon or suffered by Participant or which Participant may incur as a result of Participant’s failure to deduct and withhold such taxes from any installment payment of the Brand Amount to be delivered under this Agreement.

8.     Participant Representations and Warranties.

Participant hereby represents, warrants and covenants, as applicable, to Fantex that the statements contained in the Participant Questionnaire attached to the Agreement as Exhibit A, and the statements contained in this Section are and will be true and correct as of the Effective Date and throughout the Term (except only if a different time period is expressly provided).

8.1.       Authority.  Participant is free and authorized to enter into this Agreement, to make the covenants, representations and warranties contained herein and to grant the rights granted herein.

8.2.       Ownership and Control of Company. If applicable, Talent is, and throughout the Term shall remain, the sole owner and have Control of the Company (other than in the case of death or incapacity of Talent).

8.3.       Organization. If applicable, Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or

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organization.  As of the Effective Date, Participant has not formed any personal services or “loan-out” corporation or other form of legal entity.

8.4.       Binding Agreement. This Agreement constitutes a valid and binding obligation of Participant (and its successors and heirs), enforceable in accordance with its terms subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally, and subject, as to enforceability, to the effect of general principles of equity, as may apply.  Participant and its successors and heirs, as applicable, will not challenge the validity or enforceability of this Agreement, or any portion thereof, in any action, proceeding, arbitration or otherwise.

8.5.       No Conflict.  Participant has not made nor will make any grant, license or assignment whatsoever, which will or could reasonably be expected to conflict with or impair the substantial enjoyment of the rights and privileges granted to Fantex hereunder; and, the execution and performance of this Agreement by Participant does not, and will not, violate or conflict with any agreement, arrangement, understanding or restriction, written or oral, between Participant and any other Person.

8.6.       Brokerage.  Except as expressly contemplated by this Agreement, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any contract to which Participant is a party or that is otherwise binding upon Participant.

8.7.       Intellectual Property.  No intellectual property provided by Participant to Fantex at any time in connection with this Agreement will violate the rights of privacy or publicity, constitute a libel or slander or infringe upon the copyright, literary, personal, private, civil, property or other rights of any Person.

9.     Fantex Representations and Warranties.

Fantex represents, warrants and covenants, as applicable, to Participant, as of the Effective Date and throughout the Term:

9.1.       Organization.  Fantex is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

9.2.       Authority.  Fantex possesses all requisite corporate power and authority necessary to enter into and carry out the transactions contemplated by this Agreement.

9.3.       Binding Agreement. This Agreement constitutes a valid and binding obligation of Fantex, enforceable in accordance with its terms subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally, and subject, as to enforceability, to the effect of general principles of equity, as may apply.  Fantex will not challenge the validity or enforceability of this Agreement, or any portion thereof, in any action, proceeding, arbitration or otherwise.

9.4.       No Conflict. The execution and performance of this Agreement by Fantex does not, and will not, violate or conflict with any agreement, arrangement, understanding or restriction, written or oral, between Fantex and any other Person.

9.5.       Brokerage.  Except as expressly contemplated by this Agreement, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any contract to which Fantex is a party or that is otherwise binding upon Fantex.

9.6.       Permits.  Fantex and its Affiliates have all permits, licenses, consents and approvals from all applicable governmental and quasi-governmental bodies and agencies, and all self-regulatory organizations, including the SEC and FINRA, necessary for it to carry out the intents and purposes of this Agreement.

10.  Confidentiality; Public Statements/Disclosures.

10.1.     Confidentiality.  Each Party agrees that the Confidential Information of the other Party will be maintained confidentially and will not be disclosed to any other Person except: (a) as may be required by law or to comply with a valid order of a court of competent jurisdiction, in which event the Party making such disclosure shall promptly notify the other Party and shall seek confidential treatment of such information; (b) to a Party’s employees, agents and representatives (including accountants, auditors, legal advisors, underwriters, etc.), provided that such recipients of the Confidential Information are bound by confidentiality obligations with respect to such disclosure; (c) in order to enforce such Party’s rights under this Agreement; or (d) if mutually agreed to by the Parties in writing or otherwise permitted under this Agreement.  “Confidential Information” means all confidential, proprietary, or personally or commercially sensitive data, materials and/or other information that is either identified as, or reasonably expected to be, confidential information.  Confidential Information of Fantex includes the existence of this Agreement and terms and conditions of this Agreement (until and then only to the extent that such is publicly disclosed by Fantex), and any other non-public information in connection with the Offering, the Series,

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or Fantex or its Affiliates.  This Section 10 will survive the expiration or termination of this Agreement.

10.2.     Public Statements.  Prior to the end of the “quiet period” related to the Offering (as contemplated under applicable securities laws), Participant will not issue any press release or public statement in connection with the execution of this Agreement, the Series and/or the Offering without Fantex’s prior written consent, which consent Fantex may withhold in its sole discretion. After the end of the “quiet period” related to the Offering (as contemplated under applicable securities laws), Participant will not issue any press release or public statement in connection with the execution of this Agreement, the Series and/or the Offering without Fantex’s prior written consent, which consent will not be unreasonably withheld or delayed and shall be deemed granted if Participant fails to respond to any request for such consent within three (3) business days after Fantex requests such consent in writing, in accordance with the notice requirements set forth in the Agreement..  Fantex will not issue any press release or public statement in connection with this Agreement or which makes any reference to Participant, in each case, without Participant’s prior written consent, which consent will not be unreasonably withheld or delayed and shall be deemed granted if Participant fails to respond to any request for such consent within three (3) business days after Fantex requests such consent in writing, in accordance with the notice requirements set forth in the Agreement. Notwithstanding anything to the contrary contained in this Section 10.2, neither Party shall be prohibited from issuing publicity related to the other Party that includes incidental references to the other Party and its involvement therewith; provided, however, that any such incidental references shall (a) occur only after a mutually approved initial press release announcing the Parties entering into the Agreement and (b) not mention the other Party or any of its representatives in an unfavorable or derogatory manner.

10.3.     Fantex Disclosures. Notwithstanding anything herein to the contrary, Fantex shall have the right to disclose the terms and conditions of this Agreement and/or any other information provided by Participant related to this Agreement or the Offering or Series (including Brand Income Contracts, subject to Section 0 of these Terms and Conditions), to the extent that such disclosure is required by applicable law in connection with any filing related to the Offering or the Series.  Fantex shall, in consultation with Participant, use commercially reasonable efforts to secure confidential treatment, or similar protection, with respect to any disclosure of personal and confidential information provided by Participant, including the terms and conditions of this Agreement and such information as is provided in the Personal Information Schedule.

11.  Obligation to Negotiate.

At any time after the earlier to occur of (a) Talent’s death, (b) any Insolvency Event and (c) the Series either ceases to be listed on an exchange or “alternative trading system” or is converted into another security of Fantex or any of its Affiliates, Participant or his heirs or estate (or any of their representatives) may deliver a written notice to Fantex (a “Discussion Notice”) requesting that Fantex engage in negotiations with Participant in good faith to terminate this Agreement (“Good Faith Negotiations”).  The Parties shall be obligated to commence Good Faith Negotiations within thirty (30) days after Participant’s delivery of a Discussion Notice. Any termination of this Agreement shall only be on terms mutually agreed to in writing by the Parties.  For purposes of this Section 11, “Insolvency Event” means (i) the institution by or against either Fantex or its parent company of insolvency, receivership or bankruptcy proceedings, (ii) Fantex or its parent company  making an assignment for the benefit of creditors, or (iii) upon Fantex or its parent company’s dissolution or ceasing to do business.

12.  Termination.

12.1.     By Mutual Consent.  This Agreement may be terminated by mutual written consent of Participant (or its successors and heirs) and Fantex.

12.2.     By Either Party.  This Agreement may be terminated by either Party by delivering written notice of termination to the extent such is permitted pursuant to Section 4.2 of the Agreement.

12.3.     Effect of Termination.  Upon the effective date of termination, the rights and obligations of the Parties under this Agreement will cease, except for rights and obligations arising out of Sections 0.3, 4.4, 0, 0, 0, 0 and 0 of these Terms and Conditions.

13.  Assignment.

13.1.     The rights and obligations of Fantex under this Agreement will inure to the benefit of and will be binding upon the successors and assigns of Fantex, and Fantex shall have the right to assign its rights and delegate its obligations hereunder (a) in whole or in part to any Affiliate of Fantex, and (b) in connection with a merger, acquisition, corporate restructuring, financing, sale of all or substantially all of its assets, or similar such transaction.

13.2.     This Agreement is personal to Participant, and Participant does not have the right to assign this Agreement, whether by operation of law or otherwise, or

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to delegate any duties or obligations imposed upon Participant under this Agreement without Fantex’s prior written consent; except only that this Agreement shall be automatically assigned and binding on Participant’s successors and heirs upon the death of Participant; provided, that any assignment and assumption of this Agreement by a personal services corporation or limited liability company (or “loan-out” company) that is wholly owned and Controlled by Talent shall be expressly authorized hereunder so long as Talent remains the Participant hereunder, jointly and severally with such surviving legal entity.

14.  Indemnification.

14.1.     Participant hereby agrees to indemnify and hold harmless Fantex, its parents, subsidiaries, Affiliates, assigns, successors, and each of their respective officers, directors, agents, representatives and employees (collectively, “Fantex Indemnified Party(ies)”), from and against any and all liabilities, actions, claims, suits, proceedings or investigations of government, quasi-government, administrative agencies or the League, liens, judgments, demands, losses, costs and expenses, including reasonable attorneys’ fees and costs and any and all damages of any kind and nature whatsoever (a “Claim”), incurred by any Fantex Indemnified Party as a result of a third-party claim arising out of or relating to any breach by Participant, directly or indirectly through any Brand Affiliate or Person, of any of the terms, covenants, conditions, representations or warranties contained in this Agreement.

14.2.     Fantex hereby agrees to indemnify and hold harmless Talent, Company and each of their respective Affiliates, heirs, assigns, successors, and each of their respective officers, directors, members, managers, agents, representatives and employees, as applicable, (collectively, “Participant Indemnified Party(ies)”), from and against any and all Claims by any third party (including any and all Claims brought by any holder of the Series or group of class thereof) arising out of or relating to Participant being a party to this Agreement (except those arising out of or relating to any breach by Participant, directly or indirectly through any Brand Affiliate or Person, of any of the terms, covenants, conditions, representations or warranties contained in this Agreement), including any and all Claims arising out of or relating to (a) any breach by Fantex, directly or indirectly through any of its Affiliates or any Person, of any of the terms, covenants, conditions, representations or warranties contained in this Agreement, (b) any violation of any applicable laws, rules or regulations (whether state or Federal) by Fantex, including any securities laws or any rules or regulations promulgated thereunder, or (c) the Offering, the Series, or the Registration Statement.

14.3.     A Fantex Indemnified Party or Participant Indemnified Party, as applicable (the “Indemnified Party”), shall promptly deliver a written notice to the Party from whom indemnification is sought (the “Indemnifying Party”), providing notice (a “Claim Notice”) of any Claim asserted or filed by a third party (a “Third-Party Action”) within twenty (20) days (or such shorter period as reasonably necessary to permit timely response to such Claim) after receipt by the Indemnified Party of notice of such Third-Party Action.  Delay or failure to notify the Indemnitor in accordance with this Section 14.3 will not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party, except to the extent the defense of such Claim is prejudiced by the Indemnified Party’s delay or failure to give such Claim Notice.  Such Claim Notice shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such Third-Party Action and the amount of the claimed damages. Within twenty (20) days after delivery of such Claim Notice, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third-Party Action with counsel selected by the Indemnifying Party, subject to the Indemnified Party’s approval, which shall not be unreasonably withheld, conditioned or delayed. If the Indemnifying Party does not so assume control of the defense of a Third-Party Action, the Indemnified Party shall have the right to control such defense at its own expense. The non-controlling party may participate in such defense at its own expense. In Third-Party Actions in which the Indemnifying Party is controlling the defense, the Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any Third-Party Action without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed; provided, that such consent shall not be required if such settlement or judgment (i) fully releases both the Indemnified Party and the Indemnifying Party and (ii) involves only the payment of money damages that are covered in full by the indemnity obligations of the Indemnifying Party hereunder.  In Third-Party Actions in which the Indemnified Party is controlling the defense, the Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third-Party Action without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed.

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15.  Disclaimer of Warranties.

15.1.     Except as expressly provided in this Agreement (including Exhibit A, Participant Questionnaire) and to the maximum extent permitted by law, neither Party makes any representation or warranty of any kind, whether implied, statutory, or otherwise and disclaims, without limitation, implied warranties of merchantability, fitness for a particular use, and non-infringement.  Each Party acknowledges that it does not rely and has not relied upon any representation or statement made by the other Party or any of its representatives relating to the subject matter of this Agreement except as expressly set forth herein.

15.2.     In addition to, and without limiting the effect of, Section 0 of these Terms and Conditions, Participant expressly acknowledges and agrees that Fantex makes no representation or warranty regarding the results of the Offering, including the amount of Net Proceeds to be collected or otherwise.

16.  Agents.

16.1.     Fantex shall not be liable for any claims or demands for commissions or otherwise of any agent of Participant and Participant hereby agrees to indemnify and hold harmless Fantex, its Affiliates, advertisers, employees and all holders of the Series harmless against any liabilities, damages or expenses (including reasonable attorneys’ fees) incurred by them as a result of any such claims or demands.

17.  General Terms.

17.1.     Entire Agreement; Amendments.  The Agreement (including all exhibits thereto, including these Terms and Conditions) and any related agreements delivered simultaneously herewith, collectively, contain the complete, final, exclusive and binding statement of all of the agreements between the Parties with respect to the subject matter thereof and hereof, and supersedes all existing agreements, understandings, negotiations, communications or commitments between the Parties, whether oral or written, concerning the same subject matter.  This Agreement cannot be amended or modified or any provisions or obligations waived or changed except by a writing executed by Fantex and Participant.

17.2.     Waiver.  The failure or delay of a Party to insist on strict adherence to any term of this Agreement will not be considered a waiver of, or deprive that Party of the right thereafter to insist on strict adherence to that term or any other term of this Agreement.  No waiver of any breach or default of the other Party shall be construed as a continuing waiver of the same or any other breach or default under this Agreement.

17.3.     Further Actions; Attorney-in-Fact.  Participant will, as applicable, at the request of Fantex, execute and deliver to Fantex all such documents as Fantex may from time to time deem reasonably necessary or desirable to effectuate assignment of, and for Fantex to receive all installment payments of, the Brand Amount and otherwise effectuate the purposes of this Agreement.  If Participant fails or refuses to execute or deliver to Fantex any such document within a reasonable period of time following receipt of Fantex’s written request therefor, then Participant irrevocably appoints Fantex as Participant’s agent and attorney-in-fact to sign any such documents in Participant’s name and to make appropriate disposition of them, consistent with this Agreement; provided, that prior to exercising any rights under such power of attorney, Fantex shall notify Participant of its intention to do so.  Participant acknowledges that Fantex’s agency and power of attorney are coupled with an interest.

17.4.     Interpretation.  In the interpretation and construction of this Agreement, no term shall be construed against any Party on the basis that the Party was the drafter, and the Parties waive any common law or statutory provision that would construe an ambiguous term against the other Party as the drafter of this Agreement.  Words importing the singular include the plural and vice versa, as the context requires.  Whenever any of the words “include,” “includes” or “including” or the abbreviation “e.g.” is used in this Agreement (including any exhibits hereto), such shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Any reference to “this Agreement,” even if such reference is contained in these Terms and Conditions, shall be a reference to the Agreement and all of the exhibits and schedules attached thereto.  The term “or” is not exclusive.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.  The captions and headings in this Agreement are inserted for convenience of the Parties only, do not constitute a part of this Agreement and will not be deemed to govern, limit, modify or in any other manner affect the scope, meaning, intent or interpretation of the provisions hereof or have any legal effect.  Any obligations or rights of any of the Parties contained in Section 1 of the Agreement shall be valid and binding on the Parties as if it were contained in any other section of this Agreement.

17.5.     Governing Law; Arbitration.  The law of California (exclusive of conflict or choice of law rules) shall govern, construe and enforce all of the rights and

9

duties of the Parties arising or in any way relating to the subject matter of this Agreement.  In the event of any dispute, claim or controversy arising out of or relating to this Agreement (including any claim based on contract, tort or statute) or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, (a “Dispute”), then the Parties shall engage in informal, good faith discussions and attempt to resolve the Dispute.  If the Parties are unable to resolve the Dispute, then the Dispute shall be determined by confidential binding arbitration in San Francisco before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Streamlined Arbitration Rules and Procedures.  Judgment on any award pursuant to arbitration may be entered in any court of competent jurisdiction.  The arbitrator shall be a retired judge with at least five years of experience presiding over disputes related to complex commercial transactions.  The arbitrator shall be appointed by agreement of the Parties or, if no agreement can be reached, then each Party shall appoint one JAMS arbitrator for the purpose of selecting the arbitrator to govern the Dispute, and those two arbitrators shall select the arbitrator to govern the Dispute.  In any arbitration arising out of or related to this Agreement, the arbitrator shall award to the prevailing Party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing Party in connection with the arbitration.  If the arbitrator determines a Party to be the prevailing Party under circumstances where the prevailing Party won on some but not all of the claims and counterclaims, the arbitrator may award the prevailing Party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing Party in connection with the arbitration.  Without limiting the effect of Section 4.2(iii) of these Terms and Conditions, the Parties shall maintain the confidential nature of the arbitration proceeding and the award, except as may be necessary in connection with a judicial challenge to an award or its enforcement, or unless otherwise required by law or judicial decision.  Notwithstanding anything herein to the contrary, either Party shall be entitled to seek to obtain any provisional remedy, including injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect that Party’s rights and interests.

17.6.     Severability.  Wherever possible, each provision of this Agreement (or portion thereof) will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement (or portion thereof) is held to be null, void, invalid, illegal or unenforceable in any respect under any applicable law or rule by any arbitrator or court of competent jurisdiction, then (a) such provision (or portion thereof) shall be deemed to be restated, to the extent possible, to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and if such restatement is not possible, then such provision (or portion thereof) shall be severed, and (b) the remaining provisions, terms or covenants and restrictions in this Agreement will remain in full force and effect.

17.7.     No Third Party Beneficiaries.  Nothing herein, express or implied, is intended to nor shall be construed to confer upon or give to any Person, other than the Parties, any interests, rights, remedies or other benefits with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

17.8.     Independent Contractors; No Fiduciaries.

(i)      The Parties mutually agree that Participant and Fantex are each acting as independent contractors, and that Participant and Fantex are not engaging in any form of employment, partnership, co-ownership or a collaboration for the purpose of sharing any profits or ownership in common, or acting in the capacity of joint venture participants.

(ii)     Participant and Fantex each acknowledges and agrees that: (a) this Agreement, and the exercise of rights and performance of obligations hereunder, does not create any agency, advisory or fiduciary relationship between Participant and Fantex and its Affiliates; (b) Fantex is not, and at any time during the Term will not be, an agent, representative or advisor to Participant; and (c) Participant has relied on its own personal counsel and advisors with respect to legal, tax, accounting and other issues in connection with entering into and performing under this Agreement.

17.9.     Limitation on Liabilities.  In no event shall either Party or any of their representatives be liable under this Agreement to the other Party for any consequential, incidental, indirect, exemplary, special or punitive damages, including damages for business interruption, loss of use, revenue or profit, whether arising out of breach of contract, tort (including negligence and intentional torts), statute or otherwise, regardless of whether such damages were foreseeable and whether or not such Party was advised of the possibility of such damages.  For the avoidance of doubt, in the event that any Brand Income Contract is suspended or terminated or the amount of Brand Income committed to be paid to Participant is reduced as a result of any action or omission by Participant that constitutes a breach of this Agreement, then (without limiting the effect of Section 17.10) the Brand Amount that would have been attributed to such lost or reduced Brand Income shall be considered direct damages of Fantex resulting from such

10

breach and shall not be excluded or waived by Fantex as a result of this Section 17.9.

17.10.   Cumulative Remedies.  None of the rights, powers or remedies conferred upon any Party under this Agreement will be mutually exclusive.  Each such right, power or remedy will be cumulative and in addition to every other right, power or remedy available to such Party, whether available at law, in equity or otherwise.

17.11.   Charitable Endeavors; Non-Circumvention. It is not Fantex’s intention to deter Talent from performing charitable acts, whether for the benefit of any charitable foundation Controlled by him (a “Foundation”) or otherwise.  However, Participant covenants and agrees that he shall not perform services for a Foundation, or for third parties in exchange for donations or other payments to a Foundation or any other charitable organization, if Participant’s intention in connection therewith is to circumvent the intents and purposes of the Agreement.

17.12.   Force Majeure; Labor Stoppages and Lockouts.

(i)      No Party shall be liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement, when and to the extent such failure or delay is caused by or results from acts beyond the affected party’s reasonable control, including, without limitation (each, a “Force Majeure Event”): (a) acts of God; (b) flood, fire, earthquake or explosion; (c) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, riot or other civil unrest; (d) government order or law; (e) actions, embargoes or blockades in effect on or after the date of this Agreement; (f) action by any governmental authority; (g) national or regional emergency; (h) strikes, lockouts, labor stoppages or slowdowns or other industrial disturbances; and (i) shortage of adequate power or transportation facilities.

(ii)     Notwithstanding anything contained in the Agreement, Participant shall not have any liability to pay any installment of the Brand Amount with respect to any portion of Brand Income payable to Participant after the Effective Date that Participant does not actually receive as a result of any Force Majeure Event (including any player strike, lockout or other labor stoppage).

17.13.   Mutual Non-Disparagement.  Each Party shall refrain from making, issuing, publishing or otherwise disseminating any disparaging or unfavorable comments or statements (whether written or oral) about the other Party or any of the other Party’s Affiliates during or after the term of the Agreement; provided, however, that this Section shall not prohibit any Party from exercising its rights to commence a legal action subject to the terms of the Agreement nor shall it prohibit Fantex from making any filing or disclosure as required under law, rule or regulation.

17.14.   Injunctive Relief.  The Parties agree that irreparable damage would occur if any provision of the Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to equitable relief, including injunctive relief or specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

17.15.   Counterparts; Binding Agreement.  This Agreement, may be executed in multiple counterparts, each of which individually constitutes an original, but all of which together will constitute one single agreement between the Parties.  The Parties agree that this Agreement shall be legally binding upon the electronic transmission, including by facsimile or email delivery of a .pdf or similar file, by each Party of a signed signature page hereof to the other Party.

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Confidential

Exhibit D:  Form of Closing Certificate

CLOSING CERTIFICATE

[DATE]

Reference is made to that certain Brand Agreement, by and among Fantex, Inc. (“Fantex”), [INSERT TALENT NAME] and [INSERT COMPANY NAME] (jointly and severally as “Participant”), effective as of  [•] (the “Brand Agreement”).  All capitalized terms used herein which are not defined herein have the meanings given to such terms in the Brand Agreement.

The undersigned, [INSERT TALENT NAME], certifies in his individual capacity and on behalf of [INSERT COMPANY NAME] to Fantex that he has carefully examined the Brand Agreement, the Participant Questionnaire and the Personal Information Schedule and that:

1.         the statements included in the Participant Questionnaire remain true and correct (except as disclosed on Schedule 3 of the Personal Information Schedule) as of the date hereof;

2.         Participant has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under the Brand Agreement in all material respects at or prior to the Closing; and

3.         since the date of the most recent Personal Information Schedule, the undersigned has not become aware of any condition, restriction, disability or obligation (whether physical, legal or contractual) that is described in Section 6.2 of the Terms and Conditions attached as Exhibit C to the Brand Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Closing Certificate as of the date first set forth above.

By:
By:
[INSERT TALENT NAME]

Confidential

Exhibit E:  Quarterly Report

Form of report to be mutually agreed by the Parties, and include at least the following details:

•                  detail all Brand Income earned during such quarter and provide a description of any material changes in the amount of revenue of the most recent quarter as compared to the same quarter in the previous year;

•                  detail the calculation of each Brand Amount with respect to such Brand Income;

•                  any correspondence with tax authorities and tax returns (annual basis)

•                  list all Brand Income Contracts entered into / terminated / amended, etc. during the quarter (and provide copies to the extent not previously provided);

•                  describe details regarding any condition, restriction, disability or obligation (whether physical, legal or contractual) that is described in Section 6.2 of the Terms and Conditions attached as Exhibit C to the Agreement;

•                  certification that certain publicly available facts about the Participant provided by Fantex to Participant in writing are correct and that all facts previously certified by the Participant remain correct (provided, that Fantex provides Participant with a list of all such previously certified facts); and

•                  certification that the statements included in the Participant Questionnaire remain true and correct as of the date of such report (or provide any details with respect to any exceptions of such statements) or provide a detailed description of facts or circumstances that have changed to make the statements in the Participant Questionnaire untrue.

•                  In any calendar quarter during which Fantex’s auditors, in order to comply with SEC rules and audit requirements, request confirmations (“Audit Confirmations”) from third parties (“Brand Income Payors”) of paid Brand Income to the Participant or to Participant’s Brand Affiliates (such Audit Confirmations will be to verify the terms of the Brand Income Contract and amounts paid or due to the Participant thereunder), Participant shall notify, as soon as reasonably practicable upon request by Fantex, that such Brand Income Payors have the Participant’s approval to respond to the Audit Confirmation.

Confidential

Exhibit F:  Spousal Consent
(only required if Participant is married)

[I, [            ], being the spouse of [INSERT TALENT NAME], who is a signatory to that certain Brand Agreement by and among my spouse and Fantex, Inc. (“Fantex”), dated as of [INSERT DATE] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”; capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Agreement), in connection with a potential securities offering linked to the value of the Brand Amounts as set forth in greater detail in the Agreement.  I have had the opportunity to consult with legal counsel regarding this consent and the Agreement; and I am aware that pursuant to the provisions of the Agreement, my spouse agrees to grant a percentage of my spouse’s Brand Income in the form of all right, title and interest in the Brand Amounts to Fantex, which may include a community property interest I may have therein, if any.  I hereby acknowledge that my spouse has sold, assigned and conveyed the Brand Amount to Fantex on the terms, and subject to the conditions, contained in the Agreement.  Furthermore, I hereby consent to such grants of the Brand Amounts, acknowledge that my spouse’s and my interest (if any) and any community property interest in the Brand Amount (if any) is subject to the terms of the Agreement, and approve of the provisions of the Agreement and any actions or performance arising therefrom, as applicable, to the extent the same affects any of my community property interest, if any. I further agree that my spouse may join in any future amendment, restatement, supplement or modification of the Agreement or any ratification of the foregoing in each case without any further consent from me.  Each of my spouse, my spouse’s Brand Affiliate(s) and Fantex shall be a third-party beneficiary of this Spousal Consent.

This Spousal Consent shall inure to the benefit of my spouse, my spouse’s Brand Affiliates and Fantex, and shall be binding on the undersigned and on the undersigned’s successors, assigns, representatives, heirs and legatees.

Name:
Date:

Confidential

Exhibit G:  Form of Irrevocable Payment Instructions

IRREVOCABLE PAYMENT INSTRUCTIONS

[DATE]

[BRAND INCOME SOURCE]

[ADDRESS]

Attn:  [NAME]

Re:          Payment of Amounts to Fantex, Inc. (“Fantex”)

Ladies and Gentlemen:

[INSERT PARTICIPANT NAME] (“Participant”) has entered into an agreement with Fantex pursuant to which, among other things, Participant has assigned all right, title and interest in and to an amount equal to [                  ] percent ([     ]%) of all gross monies or other consideration of any type (the “Brand Amount”) that Participant may earn from [BRAND INCOME SOURCE] (“Company”) pursuant to [INSERT DESCRIPTION OF BRAND INCOME CONTRACT] (the “Agreement”).

Notwithstanding anything to the contrary contained in the Agreement or any prior instructions received by Company, unless and until Company receives written instructions from Fantex to the contrary, effective as of the date of this letter all Brand Amounts from any amounts payable by Company to Participant pursuant to the Agreement shall be delivered concurrent with any payment of the remaining amounts due to Participant, by federal funds wire transfer or electronic depository transfer directly to the following bank account:

[INSERT WIRE INSTRUCTIONS]

In the event Company receives any different instructions from Fantex with respect to the disposition of Brand Amounts, (a) Company is hereby irrevocably authorized and directed to follow such instructions, without inquiry as to Fantex’s right or authority to give such instructions.  Fantex acknowledges that any instructions from Fantex to Payment Source must be sent to [                            ], Attention:  [              ]; and (b) such instructions shall only provide for Brand Amounts to be sent to a single deposit account of Fantex.

Except only as expressly provided herein with respect to the applicable deposit instructions, this Irrevocable Payment Instructions cannot be changed, modified, or terminated, except by written agreement signed by Fantex, Payment Source and Participant.

Please acknowledge your receipt of, and agreement to, the foregoing by signing in the space provided below.

Very truly yours,
By:
[INSERT PARTICIPANT NAME]

Acknowledged and Agreed:

Fantex, Inc.	[INSERT BRAND INCOME SOURCE]

By:	By:
Name/Title:	Name/Title:
Date:	Title:

Exhibit 10.3

FANTEX BRAND AGREEMENT

This Fantex Brand Agreement is entered into as of September 23, 2015 (“Effective Date”) by and between Fantex, Inc. (“Fantex”), on the one hand, and Ryan Shazier (“Talent”), jointly and severally with Talent’s personal services company, if such an entity is formed and in existence after the Effective Date (the “Company”), on the other hand.  For purposes of this Agreement, “Participant” shall refer to Talent and/or the Company, if applicable, jointly and severally, as the context may require.  Sometimes each of Participant and Fantex are referred to herein as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, Fantex operates a registered trading platform through which investors may buy and sell stock linked to the value and performance of an individual’s brand;

WHEREAS, Fantex desires to acquire an interest in Participant’s Brand Income (as defined below), which would be financed by an initial public offering of equity securities in the form of a tracking stock in Fantex that is linked to the separate economic performance and value of Participant’s brand, all pursuant to the terms and conditions of this Agreement; and

WHEREAS, Participant desires sell to Fantex an interest in Participant’s Brand Income pursuant to the terms and conditions of this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of good and valuable consideration as set forth in this Agreement, the Parties do hereby agree as follows:

1.                        Defined Terms.  The following terms have the meanings specified or referred to in this Section 1:

1.1.         “Affiliate” means, with respect to any specified Person, any Person that directly or indirectly Controls, or is under common Control with, or is Controlled by, such specified Person.

1.2.         “Agreement” means this Fantex Brand Agreement, together with all exhibits, schedules and related documents attached hereto or referenced herein, including:

•                  Exhibit A:  Participant Questionnaire;

•                  Exhibit B:  Exclusions from and Examples of “Brand Income”;

•                  Exhibit C:  Standard Terms and Conditions;

•                  Exhibit D:  Closing Certificate;

•                  Exhibit E:  Quarterly Report;

•                  Exhibit F:  Spousal Consent; and

•                  Exhibit G:  Form of Irrevocable Payment Instructions.

1.3.         “Brand Affiliate” means any Affiliate of Participant, and any agency, agent or other third-party representative that receives Brand Income or enters into Brand Income Contracts on behalf of Participant.

1.4.         “Brand Amount” means an amount equal to the product obtained by multiplying (a) any and all Brand Income (whether or not contracted or paid through any third party for or on behalf of Participant, such as a personal services corporation, agency, or otherwise), less Excluded Income and any applicable Merchandise Income Deduction, by (b) the Brand Percentage.

1.5.         “Brand Percentage” means ten percent (10%).

1.6.         “Brand Income” means any and all Gross Monies that are earned and payable to Participant after September 1, 2015 as a result of Participant’s activities (including licensing or assignment of rights) in the Field, including (a) Distributions in connection with any Indirect Fantex Equity or Indirect Fantex Co-Investments, and (b) an amount equal to the fair market value of any Merchandise Income, determined in accordance with Section 10.

1.7.         “Brand Income Contract” means any Contract to which Participant or any Brand Affiliate is or becomes a party under which Participant either is obligated to perform any services or grants rights in Participant’s Persona in exchange for any consideration, and in each case which is in the Field, other than Contracts excluded in their entirety (if any) pursuant to the definition of Excluded Income.  For the avoidance of doubt, any life, disability or injury insurance policy covering Talent is expressly excluded from the definition of Brand Income Contract.

1.8.         “Brand Investment Opportunity” has the meaning set forth in Section 0.

1.9.         “Closing” has the meaning set forth in Section 0.

1.10.       “Company” has the meaning set forth in the preamble to this Agreement.

1.11.       “Contract” means any contract, commitment, or other arrangement or understanding (and all amendments and supplements thereto), whether written or oral.

1.12.       “Control” (including, with its correlative meanings, “Controlled by” and “under Common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

1.13.       “Direct Fantex Co-Investment” has the meaning set forth in Section 0.

1.14.       “Direct Fantex Equity” has the meaning set forth in Section 0.

1.15.       “Distributions” means any Gross Monies received by Participant as a result of Participant receiving, holding, transferring, selling and/or otherwise disposing of any stock or other equity interest issued pursuant to any Brand Income Contract (whether as Equity Income or pursuant to any equity purchased pursuant to a Brand Investment Opportunity), including any distributions, dividends, profit payments, proceeds resulting from the sale, lease, license, exchange, liquidation or other disposition of any equity or assets of the issuer of such Equity Income or Brand Investment Opportunity, or otherwise.

1.16.       “Effective Date” means the date as set forth in the preamble to this Agreement.

1.17.       “Equity Deal Notice” has the meaning set forth in Section 7.1.1.

1.18.       “Equity Income” has the meaning set forth in Section 6.

1.19.       “Escrow Holdback” means an amount equal to 5% of the Purchase Price (i.e., $155,500).

1.20.       “Excluded Income” means (a) any and all amounts that would have been payable to Participant for Talent’s participation in any League game, including any preseason game, Pro Bowl or other postseason game(s), if Talent is excused from such participation without pay by the League or Participant’s Team as a result of any injury, illness, physical or mental condition, bereavement, or birth of Talent’s child, and (b) all Brand Income of Participant described on Schedule 0 attached to this Agreement.

1.21.       “Exercise Payment” has the meaning set forth in Section 0.

1.22.       “Fantex Co-Investment Interest” has the meaning set forth in Section 0.

1.23.       “Fantex Equity Interest” has the meaning set forth in Section 0.

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1.24.       “FBS” means Fantex Brokerage Services, LLC, an Affiliate of Fantex.

1.25.       “Field” means: (a) any activities in or substantially related to the Principal Business, including Talent’s employment as a Professional Athlete; (b) any and all of Participant’s activities, including any use of Participant’s Persona, in connection with motion pictures, audio-visual programming (for television, Internet or otherwise), radio, music, literary, talent engagements, personal appearances, public appearances, records and recording, or publications; (c) any use of Participant’s Persona, including for purposes of advertising, merchandising, or trade (e.g., sponsorships, endorsements, appearances, etc.); and (d) any activities of Participant, which are of the type typically performed by individuals in the Principal Business arising out of or relating to being or having been a Professional Athlete or other professional within the Principal Business (e.g., sports casting, coaching (at the collegiate or professional level only), participating in sports camps, acting as spokesperson, etc.)  In the event that there is any ambiguity as to whether an activity is in the Field, the Parties shall discuss in good faith and seek to resolve such matter.  In the event that a resolution is not met within thirty (30) days after initial notice by either Party to the other regarding such activity, then either Party shall be free to refer such matter to arbitration for resolution pursuant to the terms of Section 17.5 of the Terms and Conditions.

1.26.       “FINRA” means the Financial Industry Regulatory Authority, Inc.

1.27.       “Gift” means a transfer of personal property or cash, made voluntarily and without consideration; provided however, that a Gift does not include personal property or cash transferred to Participant, that is reportable on Participant’s tax return, for performance in the Field.

1.28.       “Good Reason” means Talent’s voluntary retirement or resignation from his employment as a Professional Athlete for any of the following reasons: (a) Talent suffers or sustains a Major Injury which renders Talent incapable of performing as a Professional Athlete; or (b) Talent suffers or sustains a Major Injury after the Closing and a qualified medical doctor (depending on the nature of the Major Injury) advises Talent that as a result thereof Talent is putting his physical health at substantial risk (i.e., a risk that is substantially greater than simply by virtue of Participant’s participation as a Professional Athlete) by continuing to perform as a Professional Athlete.

1.29.       “Gross Monies” means any and all gross monies or other consideration of any type, including salaries, earnings, fees, royalties, bonuses, shares of profit, shares of stock, partnership interests, percentages and the total amount paid to Participant, and/or received by Participant or Participant’s heirs, executors, administrators or assigns, or by any other Person on Participant’s behalf, net of (a) any reasonable and documented out-of-pocket legal, accounting, or other professional fees incurred by Participant in connection with securing, negotiating or preparing any Brand Income Contract which are not reimbursed or reimbursable, including pursuant to the terms of such Brand Income Contract, (b) any reasonable and documented travel, lodging and per diem expenses incurred by Participant or Participant’s representatives in connection with securing any Brand Income Contract, not to exceed Five Thousand Dollars ($5,000) per Brand Income Contract (or $10,000 per Brand Income Contract if international travel is necessary or appropriate in connection with acquiring such Brand Income Contract), to the extent actually paid by Participant and not reimbursed or reimbursable, including pursuant to the terms of such Brand Income Contract, and (c) self-employment taxes to which Participant is subject in connection with the receipt of such amounts or items to the extent that such amounts or items constitute Brand Income; but in each case, prior to the deduction or withholding of (x) any amounts payable to any third party (e.g., agency commissions), (y) any voluntary or personal deductions (e.g., contributions to retirement funds), or (z) any taxes required to be deducted or withheld by any

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federal, state or local government authority based on the net income of Participant (but excluding any deduction or withholding for payroll, medicare or FICA taxes or other deductions or payments required to be made to any federal, state or local government authority).  For the avoidance of doubt, the Parties agree that each of the following categories of economic benefit shall be deemed to be expressly excluded from the definition of “Gross Monies”: (i) subject to the terms of section 17.11 of Exhibit C, any and all donations made by any Person, whether cash or in-kind, to any charitable foundation, not-for-profit organization or not-for-profit sports camp Controlled by Participant or to which Participant donates personal services or the right to use Participant’s Persona; (ii) any and all Gifts to Talent; and (iii) the value of any and all standard employee benefits to which Participant is entitled pursuant to the terms of his employment (with Participant’s Team, including any benefits under any applicable collective bargaining agreement or otherwise) or the policies of his employer in effect from time to time.

1.30.       “Gross Proceeds” means an amount equal to the gross proceeds resulting from the Offering.

1.31.       “Incremental Cost” has the meaning set forth in Section 0.

1.32.       “Indirect Fantex Co-Investment” has the meaning set forth in Section 0.

1.33.       “Indirect Fantex Equity” has the meaning set forth in Section 0.

1.34.       “Investment Deal Notice” has the meaning set forth in Section 0.

1.35.       “League” means the National Football League (i.e., the NFL) and its successors and assigns.

1.36.       “Major Injury” means any injury, illness or medical condition sustained or incurred after the Closing.

1.37.       “Merchandise” means any product, merchandise, services, service plans, transportation, lodging, accommodations, or credits for any of the foregoing, except for Merchandise provided specifically for use on the field of play as a Professional Athlete (e.g., gloves and cleats provided to Talent for games and practice).

1.38.       “Merchandise Income” means any Brand Income in the form of Merchandise.

1.39.       “Merchandise Income Deduction” means an annual (calendar year) deduction from Brand Income solely for the purpose of determining the Brand Amount for each calendar year (commencing on the Effective Date), equal to the sum of (a) the fair market value of Merchandise Income, up to the lesser of (i) forty thousand dollars ($40,000) and (ii) four percent (4%) of all Brand Income (including Merchandise Income) received by Participant during such calendar year during the Term, and (b) the fair market value of any other Merchandise Income to the extent agreed to by Fantex in writing, in its sole and absolute discretion.

1.40.       “Net Proceeds” means an amount equal to the Gross Proceeds, less the Underwriting Amount.

1.41.       “Nonrecurring Brand Income” means the Brand Income payable to Participant under any Brand Income Contract pursuant to which Participant is entitled to receive fewer than five (5) installment payments per calendar year.

1.42.       “Offering” means an offering of the Series to the public pursuant to the Registration Statement.

1.43.       “Outside Date” has the meaning set forth in Section 4.2.

1.44.       “Owned Business Notice” has the meaning set forth in Section 0.

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1.45.       “Participant” has the meaning set forth in the preamble to this Agreement.

1.46.       “Participant’s Persona” means Participant’s name, voice, likeness, image, caricature, biography, signature (including facsimile signature), or live, photographed or recorded performance.

1.47.       “Participant’s Team” means the League franchise by which Talent is employed as a Professional Athlete from time to time.

1.48.       “Participant Owned Business” means any business or commercial venture (of whatever form, including sole proprietorship, partnership, limited liability company, corporation, franchise, etc.) that (a) is owned in whole or part, directly or indirectly, by Participant (other than as a Passive Investment) and not as a result of any Brand Income Contract, and (b) conducts operations or activities in or substantially related to the Principal Business, or otherwise uses Participant’s Persona in its legal name or “dba,” or in any material respect in its marketing, advertisement or promotion of its business.

1.49.       “Party” and “Parties” has the meaning set forth in the preamble to this Agreement.

1.50.       “Passive Investment” means any investments by Participant of any kind, including, without limitation, stocks or other equity, bonds, commodities, derivatives, debt or real estate, so long as (a) such investment is not received by Participant as compensation or consideration for activities (including licensing or assignment of rights) in the Field, (b) Participant is not obligated to provide any services related to the Field in connection with such investment (or the business or commercial venture related to such investment) and (c) the business or commercial venture related to such investment does not use Participant’s Persona in its legal name or “dba,” or in any material respect in its marketing, advertising or promotion.  For the avoidance of doubt, revenues, investment returns or other amounts received by Participant arising from Passive Investments are not Brand Income.

1.51.       “Payment Instruction Letter” means an irrevocable payment instruction in the form attached as Exhibit G.

1.52.       “Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

1.53.       “Personal Information Schedule” refers to the schedule of information provided by Participant to Fantex in a separate document to this Agreement as of the Effective Date, including Schedules 1 through 3 as referenced in the Participant Questionnaire attached hereto as Exhibit A.

1.54.       “Pre-Closing Brand Amount” has the meaning set forth in Section 0.

1.55.       “Purchase Price” means Three Million One Hundred and Ten Thousand Dollars ($3,110,000).

1.56.       “Purchase Payment” has the meaning set forth in Section 0.

1.57.       “Principal Business” means the sport of football, at the professional, college or other level, regardless of the country in which it is played or the league, association or other governing body, as applicable.

1.58.       “Professional Athlete” means a professional football player.

1.59.       “Registration Statement” means a registration statement for the Series on Form S-1 filed with the SEC.

1.60.       “SEC” means the United States Securities and Exchange Commission.

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1.61.       “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.62.       “Series” means of a series of Fantex’s securities linked to the value of the Brand Amount.

1.63.       “Talent” has the meaning set forth in the preamble to this Agreement.

1.64.       “Term” has the meaning set forth in Section 0.

1.65.       “Termination Date” has the meaning set forth in Section 0.

1.66.       “Terms and Conditions” means the Fantex Brand Agreement Standard Terms and Conditions in the form attached to this Agreement as Exhibit C.

1.67.       “Transaction Liability” has the meaning set forth in Section 0.

1.68.       “Underwriters” means FBS and such other underwriters selected by Fantex.

1.69.       “Underwriting Amount” means the underwriting commissions payable to the Underwriters not to exceed seven percent (7%) of the Gross Proceeds of the Offering.

2.                        Purchase Price.

2.1.         Upon the terms and subject to the conditions of this Agreement, as full, final and complete consideration for the right to receive the Brand Amount and to participate in Equity Income and Brand Investment Opportunities during the Term, Fantex shall pay Participant an amount equal to the Purchase Price, less only the sum of the Escrow Holdback and the Pre-Closing Brand Amount.

2.2.         The Escrow Holdback shall be deposited into an escrow account established in accordance with Section 5 of the Terms and Conditions.

3.                        Offering.

3.1.         Subject to the terms and conditions of this Agreement, Fantex will use commercially reasonable efforts to conduct the Offering and effectuate the Closing as promptly as practicable after the Effective Date.

3.2.         Fantex hereby represents, warrants and covenants, as applicable, that following the completion of the Offering (if it occurs): (a) the Series shall be publicly traded on an exchange, over-the-counter market or alternative trading system registered with the SEC, (b) FBS shall be a broker-dealer registered with the SEC, and (c) FBS shall be a member of FINRA.

3.3.         Upon Participant’s reasonable request from time to time after the commencement of the Offering, Fantex shall provide to Participant information regarding the progress in connection with the Offering and demand for the Series.

4.                        Financing and Medical Contingencies.

4.1.         The obligations of Fantex to pay the Purchase Price and consummate the transactions contemplated by this Agreement are subject to: (a) Fantex obtaining the financing to pay the Purchase Price as contemplated by the Offering, unless waived in writing by Fantex; and (b) Fantex’s receipt of Talent’s medical records.

4.2.         If the Offering does not result in aggregate Net Proceeds at least equal to the Purchase Price (or Fantex does not otherwise waive such condition) on or before the earlier of (a) the date that is one month after the effectiveness of the Registration Statement and (b) January 30, 2016, or such later date agreed to in writing by the Parties (the “Outside Date”), then as the sole and exclusive remedy therefor, each of Fantex and Participant shall have the unilateral right,

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exercisable in its sole and absolute discretion, to terminate this Agreement, which termination shall be automatically effective immediately upon delivery of written notice to the other Party.

5.                        Closing.

5.1.         The consummation of the Offering (the “Closing”) shall occur on such date as shall be reasonably determined by Fantex, but in no event greater than ten (10) days, after either (a) Fantex has received commitments to purchase the Series such that the Net Proceeds would equal or exceed the Purchase Price, or (b) Fantex has elected in writing to waive the condition contained in the foregoing clause (a).

5.2.         Upon Closing, Participant will execute and provide to Fantex a written certification in the form attached as Exhibit D.

6.                        Brand Amount; Assignment for Security; Deferral of Brand Income.

6.1.         Except (a) with respect to Brand Income in the form of stock or other equity interests (which is addressed in Section 0) or (b) as otherwise agreed in writing by Fantex in its sole discretion (on a case-by-case basis), Participant shall pay to Fantex an amount of cash equal to the Brand Amount, subject and pursuant to the other provisions of this Agreement and the Terms and Conditions (including Section 4.1 thereof).  To secure Fantex’s right to receive the payment equal to the Brand Amount, to the maximum extent permitted under applicable law in effect from time to time, Participant hereby assigns (as and when earned), or will assign when Participant has an assignable interest in any future Brand Amounts, to Fantex, all right, title and interest in and to the Brand Amount.

6.2.         As soon as reasonably practicable after the Closing, except as otherwise agreed to in writing by Fantex (email correspondence from the CEO, Chief Financial Officer or Chief Legal Officer of Fantex is acceptable), Participant shall (a) execute and deliver to each payor of Brand Income (other than payors of Nonrecurring Brand Income) under all contracts existing at such time a Payment Instruction Letter, and (b) execute and deliver such additional documents or take such other actions as reasonably requested by Fantex to effectuate and perfect an assignment by Participant of the Brand Amount to secure Participant’s payment obligations to Fantex hereunder. To the extent that (x) any part of the Brand Amount is resulting from Nonrecurring Brand Income, (y) it is not commercially practical, without unreasonable burden to Participant, for installments of the Brand Amount to be delivered directly to Fantex (including, without limitation, arising from Participant’s Team’s refusal to countersign, acknowledge or act upon a Payment Instruction Letter), or (z) any assignment of the Brand Amount (or any portion thereof) is deemed invalid or not enforceable, then such installments of the Brand Amount shall be received by Participant as agent for Fantex, and Participant shall pay and deliver such installments of the Brand Amount to Fantex promptly after the receipt of the corresponding Brand Income by Participant (but in no event later than the fifteenth (15th) day following the receipt of such Brand Income) pursuant to the timing and other terms as set forth in Section 4.1 of the Terms and Conditions.

6.3.         Notwithstanding anything to the contrary herein, to the extent that Participant receives any Brand Income after September 1, 2015 but prior to the Closing, then no later than five (5) business days before the Closing, Participant shall report to Fantex the amount and source of such Brand Income but shall not be required to pay such Brand Amounts associated therewith (the “Pre-Closing Brand Amount”) prior to the Closing, which Pre-Closing Brand Amount shall be deducted from (i.e., set off against) the Purchase Price to be paid to Participant hereunder.

6.4.         In the event that Participant elects to voluntarily defer receipt of any Brand Income (so that such Brand Income is actually received by Participant at a date later than when Participant has the right to receive such Brand Income pursuant to the applicable Brand Income Contract),

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then for purposes of this Agreement, such Brand Income shall be deemed to have been received on the date that Participant has the right to receive such Brand Income pursuant to the applicable Brand Income Contract.

7.                        Equity Income.  In the event that Participant receives, pursuant to any Brand Income Contract, stock or other equity interests (including membership interests and partnership interests), or options, warrants or other rights to acquire any of the foregoing interests in any other Person (collectively, “Equity Income”), then the following shall apply:

7.1.         Notice and Response:

7.1.1.      Participant shall provide reasonable advance written notice (an “Equity Deal Notice”) to Fantex prior to entering into any Brand Income Contract pursuant to which Participant may receive Equity Income, including all details reasonably necessary for Fantex to evaluate such Equity Income.

7.1.2.      Fantex will use commercially reasonable efforts to respond to each Equity Deal Notice within five (5) business days (but no later than ten (10) business days), indicating whether or not Fantex elects to (x) participate in the applicable Equity Income by being issued and holding a direct equity interest in the applicable issuer of such Equity Income (“Direct Fantex Equity”) in an amount calculated by multiplying the Brand Percentage by the shares, membership interests, units (or other reasonable means of measurement) of such Equity Income payable to Participant (any of the foregoing, a “Fantex Equity Interest”), or (y) indirectly participate in the applicable Equity Income as described in Section 0 (“Indirect Fantex Equity”).

7.1.3.      If Fantex fails to timely respond to any Equity Deal Notice, then Fantex shall be deemed to have expressly rejected receiving the Direct Fantex Equity with respect to such Brand Income Contract, and elected instead to receive Indirect Fantex Equity.

7.1.4.      If the terms and conditions with respect to any Equity Income change in any material respect from what were previously presented to Fantex in any Equity Deal Notice, then Participant shall provide a new Equity Deal Notice to Fantex with the updated terms and conditions, and this Section 0 shall apply to such new Equity Deal Notice.

7.2.         Fantex Participation; Reimbursement of Costs:

7.2.1.      If Participant is required to make any payment in consideration for such Equity Income (e.g. payments required by the terms of exercise of any options, warrants or other similar rights to acquire stock or other equity interests) (an “Exercise Payment”), and Fantex elects to receive either Direct Fantex Equity or Indirect Fantex Equity, then Fantex shall contribute to Participant (in the case of Indirect Fantex Equity), or pay directly to the applicable issuer (in the case of Direct Fantex Equity) an amount equal to the product of the Brand Percentage multiplied by such Exercise Payment timely and in accordance with the terms of the applicable Brand Income Contract relating to such Equity Income (which shall be deemed to include any subscription agreement, warrant, option agreement or other agreement pursuant to which Participant and Fantex, if applicable, is granted or issued such Equity Income).

7.2.2.      Fantex shall pay to Participant an amount equal to the amount of any self-employment taxes payable by Participant, or the amount of any payroll, medicare or FICA taxes or other deductions or payments required to be made to any federal, state or local government (other than taxes based on the income of Participant), in each case to the extent resulting from any Direct Fantex Equity or Indirect Fantex Equity, as applicable.  Fantex shall pay such amounts due under this Section 0 within five (5) business days after receipt of notice from Participant detailing such amounts (which notice will be delivered after delivery of the stock certificates or other documentation evidencing such Equity Income, or in the case of a warrant, option or other similar

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right to acquire stock or other equity interest, after exercising such warrant, option or right to acquire the stock or other equity interest).

7.2.3.      In addition, to the extent that Participant incurs any necessary and reasonable additional cost or expense resulting from Fantex participating (whether via Direct Fantex Equity or Indirect Fantex Equity) in such Equity Income, then Fantex shall pay such incremental costs incurred by Participant (i.e., over and above such amounts that Participant would have incurred but for Fantex’s participation) within fifteen (15) days after Fantex receives an invoice from Participant for such amount.

7.3.         Direct Fantex Equity.  If Fantex elects to receive Direct Fantex Equity, then Participant shall use commercially reasonable efforts to cause the issuer of such equity to issue the applicable Fantex Equity Interest directly to Fantex (and such efforts shall be deemed to be satisfied if Participant or his representatives attempt to arrange for an introduction (including via electronic communications) between representatives of Fantex and representatives of such issuer); provided, however, that if (after such efforts by Participant) such issuer does not agree to issue the applicable Fantex Equity Interest directly to Fantex, then Fantex shall receive Indirect Fantex Equity with respect to such Equity Income as provided in Section 0.  If Fantex receives Direct Fantex Equity and Participant is required to execute any documentation (including subscription agreements, warrants and option agreements) for such Equity Income, then Fantex shall be required to execute substantially similar documentation, as applicable.

7.4.         Indirect Fantex Equity.  If Fantex receives Indirect Fantex Equity (whether by Fantex’s election, or because the issuer of such Equity Income does not agree to issue Direct Fantex Equity to Fantex), then, without limiting Fantex’s obligations under Section 0, (y) Fantex shall be entitled to receive as part of the Brand Amount hereunder an amount equal to the Brand Percentage of any Distributions to Participant with respect to such Equity Income, and (z) upon Fantex’s request, Participant will grant to Fantex a security interest in such Equity Income, and will do all acts and execute and deliver, or cause to be executed and delivered, all agreements, documents and instruments that Fantex may reasonably require, and take all further steps relating to the Equity Income and such security interest that Fantex may reasonably require, to perfect such security interest and Fantex’s rights therein and hereunder.

8.                        Co-Investment Opportunity:  In the event that Participant receives, pursuant to any Brand Income Contract, the right or opportunity to invest in any other Person, including the right to purchase any stock or other equity interests (including membership interests and partnership interests) (each, a “Brand Investment Opportunity”), then the following shall apply:

8.1.         Notice and Response:

8.1.1.      Participant shall provide reasonable advance written notice (an “Investment Deal Notice”) to Fantex prior to entering into any Brand Income Contract pursuant to which Participant receives any Brand Investment Opportunity, including all details reasonably necessary for Fantex to evaluate such Brand Investment Opportunity.

8.1.2.      Fantex will use commercially reasonable efforts to respond to each Investment Deal Notice within five (5) business days (but no later than ten (10) business days), indicating whether or not Fantex elects to (a) participate in the applicable Brand Investment Opportunity by being issued and holding a direct equity interest in the applicable issuer of such equity (“Direct Fantex Co-Investment”) in an amount calculated by multiplying the Brand Percentage by the number of shares, membership interests, units (or other reasonable means of measurement) applicable to such Brand Investment Opportunity (any of the foregoing, a “Fantex Co-Investment Interest”), or (b) indirectly participate in the applicable Brand Investment Opportunity as described in Section 0 (“Indirect Fantex Co-Investment”).

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8.1.3.      If Fantex fails to timely respond to any Investment Deal Notice, then Fantex shall be deemed to have expressly rejected participating as either a Direct Fantex Co-Investment or an Indirect Fantex Co-Investment with respect to such Brand Investment Opportunity, and elected instead to not participate in such Brand Investment Opportunity.

8.1.4.      If the terms and conditions with respect to any Brand Investment Opportunity change in any material respect from what were previously presented to Fantex in any Investment Deal Notice, then Participant shall provide a new Investment Deal Notice to Fantex with the updated terms and conditions, and this Section 0 shall apply to such new Equity Deal Notice.

8.2.         Fantex Participation; Reimbursement of Costs:

8.2.1.      If Participant is required to make any payment as consideration for any equity interest being issued in connection with such Brand Investment Opportunity (e.g., payments required for the purchase of any such equity interests) (a “Purchase Payment”), and Fantex elects to participate in such Brand Investment Opportunity either as a Direct Fantex Co-Investment or an Indirect Fantex Co-Investment, then Fantex shall contribute to Participant or such other Person as the Parties may mutually agree depending on the structure of the Indirect Fantex Co-Investment (in the case of an Indirect Fantex Co-Investment), or pay directly to the applicable issuer (in the case of a Direct Fantex Co-Investment) an amount equal to the product of the Brand Percentage multiplied by such Purchase Payment timely and in accordance with the terms of the applicable Brand Income Contract relating to such Brand Investment Opportunity (which shall be deemed to include any subscription agreement, purchase agreement or other agreement pursuant to which Participant and Fantex, if applicable, participates in such Brand Investment Opportunity).

8.2.2.      In addition, to the extent that Participant would incur any necessary and reasonable additional cost or expense resulting from Fantex participating (whether via Direct Fantex Co-Investment or Indirect Fantex Co-Investment) in such Brand Investment Opportunity (including costs relating to the structuring or documentation of any joint ventures, investment vehicles, special purpose entities or similar relationships between the Parties to hold the securities relating to such Brand Investment Opportunity), then Fantex shall pay directly, or reimburse Participant for, such incremental costs incurred by Participant (i.e., over and above such amounts that Participant would have incurred but for Fantex’s participation) within fifteen (15) days after Fantex receives an invoice from Participant for such amount.

8.3.         Direct Fantex Co-Investment.  If Fantex elects to participate in a Direct Fantex Co-Investment, then Participant shall use commercially reasonable efforts to cause the issuer of such equity to issue the applicable Fantex Co-Investment Interest directly to Fantex (and such efforts shall be deemed to be satisfied if Participant or his representatives attempt to arrange for an introduction (including via electronic communications) between representatives of Fantex and representatives of such issuer); provided, however, that if (after such efforts by Participant) such issuer does not agree to issue the applicable Fantex Co-Investment Interest directly to Fantex, then Fantex shall instead participate via an Indirect Fantex Co-Investment with respect to such Brand Investment Opportunity as provided in Section 0.  If Fantex participates in a Direct Fantex Co-Investment and Participant is required to execute any documentation (including subscription agreements and purchase agreements) in connection with such Brand Investment Opportunity, then Fantex shall be required to execute substantially similar documentation, as applicable.

8.4.         Indirect Fantex Equity.

8.4.1.      If Fantex participates in a Brand Investment Opportunity via an Indirect Fantex Co-Investment (whether by Fantex’s election, or because the issuer of the equity interest related to such Brand Investment Opportunity does not agree to permit a Direct Fantex Co-Investment),

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then, without limiting Fantex’s obligations under Section 0, (a) Fantex shall be entitled to receive as part of the Brand Amount hereunder an amount equal to the Brand Percentage of any Distributions to Participant with respect to such Brand Investment Opportunity, and (b) upon Fantex’s request, Participant will grant to Fantex a security interest in such equity acquired pursuant to such Brand Investment Opportunity, and will do all acts and execute and deliver, or cause to be executed and delivered, all agreements, documents and instruments that Fantex may reasonably require, and take all further steps relating to the Brand Investment Opportunity and such security interest that Fantex may reasonably require, to perfect such security interest and Fantex’s rights therein and hereunder.  For the avoidance of doubt, and notwithstanding anything to the contrary contained elsewhere in this Section 0, it is the mutual intention of the Parties (to be interpreted in the broadest possible manner) that Participant shall not have, incur or suffer any liability, responsibility, damage, cost or expense, including any self-employment taxes payable by Participant, or the amount of any payroll, medicare or FICA taxes or other deductions or payments required to be made to any federal, state or local government, in connection with Fantex participating in a Brand Investment Opportunity via an Indirect Fantex Co-Investment (collectively, a “Transaction Liability”), regardless of its structure or the events or circumstances leading thereto, in excess of the Transaction Liabilities that Participant would have had, incurred or suffered had Fantex not participated in such Brand Investment Opportunity (such excess, the “Incremental Cost”).  Furthermore, if any Indirect Fantex Co-Investment results in Participant incurring any Incremental Cost, then, within five (5) business days after delivery by Participant to Fantex of reasonably satisfactory supporting documentation, Fantex shall pay Participant an amount equal to such Incremental Cost.

8.4.2.      In the event that Fantex elects to participate in a Brand Investment Opportunity other than via a Direct Fantex Co-Investment, then (without limiting the effect of Section 0 with respect to Incremental Costs), the Parties shall in good faith use best efforts to structure such transaction in a manner that is efficient to both Parties from an overall tax and expense perspective.

9.                        Participant Owned Businesses.   In the event that Participant intends to invest in (alone or with others) or establish a business that would qualify as a Participant Owned Business after the closing of such investment, then the following shall apply:

9.1.         Notice and Response.

9.1.1.      Participant shall provide reasonable advance written notice (an “Owned Business Notice”) to Fantex prior to commencing or investing in any business that would meet the definition of a Participant Owned Business, including all details reasonably requested by Fantex in writing, which are necessary for Fantex to evaluate such Participant Owned Business.

9.1.2.      Fantex will use commercially reasonable efforts to respond to each Owned Business Notice within five (5) business days (but no later than ten (10) business days), indicating whether or not Fantex elects to participate in the applicable potential Participant Owned Business by being issued and holding an equity interest in the Participant Owned Business in an amount calculated by multiplying the Brand Percentage by the shares, membership interests, units (or other reasonable means of measurement) of such Participant Owned Business to be held by Participant.

9.1.3.      If Fantex fails to timely respond to any Owned Business Notice, then Fantex shall be deemed to have expressly rejected participating in the Participant Owned Business.

9.1.4.      If the details of any Participant Owned Business change from what were previously presented to Fantex in any Owned Business Notice, then Participant shall provide a

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new Owned Business Notice to Fantex with the updated terms and conditions, and this Section 0 shall apply to such new Owned Business Notice.

9.2.         Fantex Participation; Reimbursement of Costs.

9.2.1.      If Fantex elects to participate in any Participant Owned Business, then (subject to Section 9.2.5) Fantex shall contribute to the applicable Participant Owned Business an amount of investment capital equal to the product of the Brand Percentage multiplied by the amount of the capital investment to be made by Participant in accordance with the terms contained in the Owned Business Notice (or otherwise mutually agreed by the Parties).  Notwithstanding Fantex’s election to participate in a Participant Owned Business, except as otherwise agreed to in writing by Participant and Fantex, Fantex shall have the same rights or entitlements (on a pro rata basis) with respect to its investment in such Participant Owned Business pari passu with the rights or entitlements of Participant and other rights provided by statute or the charter or other governing documents of such Participant Owned Business.

9.2.2.      Fantex shall pay such amounts due under this Section 0 within five (5) business days after receipt of notice from Participant detailing such amounts, and provided that Fantex has received delivery of the applicable stock certificates or other documentation evidencing such participation by Fantex prior to, concurrent with or within a commercially reasonable time after such payment being due.

9.2.3.      In addition, to the extent that Participant incurs any additional necessary and reasonable cost or expense resulting from Fantex participating in such Participant Owned Business, then Fantex shall pay, or reimburse Participant for, such incremental costs incurred by Participant (i.e., over and above such amounts that Participant would have incurred but for Fantex’s participation) within fifteen (15) days after Fantex receives an invoice from Participant for such amount.

9.2.4.      If Participant is required to execute any documentation (including subscription agreements, warrants and option agreements) in connection with any Participant Owned Business, then Fantex shall execute substantially similar documentation, as applicable, in connection with its participation.

9.2.5.      If Fantex elects to participate in any Participant Owned Business pursuant to this Subsection 0, but such direct participation by Fantex is not possible for any reason, then the Parties shall cooperate in good faith to devise and implement commercially reasonable means (without causing any undue burden to Participant) for Fantex to indirectly participate and receive the same practical benefit of a direct participation in such investment.

10.                 Merchandise Income.  In the event that Participant receives Merchandise Income, then the Brand Income applicable to Participant’s receipt of the associated Merchandise shall be equal to the fair market value of such Merchandise determined as follows: (a) if there is a manufacturer’s suggested retail price (“MSRP”) for such Merchandise, then the value of such Merchandise shall be such MSRP; (b) if there is no MSRP and the value of such Merchandise Income is stated in the related Brand Income Contract, then such stated value shall govern unless Fantex objects thereto in writing within ten (10) days after Fantex’s receipt of the related Brand Income Contract; (c) if there is no MSRP and the value of such Merchandise Income is not stated in the related Brand Income Contract or the value is stated but does not approximate fair market value and Fantex objected thereto in accordance with clause (b) of this Section 10, then the Parties shall seek to reach mutual agreement of such value within ten (10) business days after receipt thereof by Participant; and (d) if the Parties fail to reach such agreement within such period of time, then the Parties shall engage an independent third-party appraiser (if the Parties fail to mutually agree on an appraiser within five (5) business days, then either Party may petition JAMS to promptly

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appoint such an appraiser), and the Parties shall be bound by the determination of any such appraiser, which shall be delivered in writing within fifteen (15) days after the appraiser’s selection or appointment.  The cost and expenses associated with such an appraiser (and any petition to JAMS) shall be shared by the Parties in proportion to their respective interest in such Brand Income (i.e., Fantex shall pay a portion of such costs and expenses equal to the Brand Percentage).

11.                 Claw Back.

11.1.       Claw Back.  If Talent retires or resigns from his employment as a Professional Athlete in the League at any time prior to the second anniversary of the Closing for any reason other than Good Reason, Fantex may elect, in its sole discretion, to terminate this Agreement upon written notice to Participant (the date of such notice is hereinafter referred to as the “Termination Date”).  In the event of such termination, Participant shall pay to Fantex, not later than thirty (30) days following the Termination Date, an amount equal to (a) the Purchase Price plus an amount equal to the Underwriting Amount, minus (b) all Brand Amounts previously paid to Fantex, including the Pre-Closing Brand Amount.  In addition, Participant shall concurrently pay to Fantex interest on the Purchase Price at the rate of five percent (5%) per annum, measured from the date the Purchase Price was paid to Participant.  For the avoidance of doubt, the Parties acknowledge and agree that Talent’s involuntary release from Participant’s Team or the fact that Talent is not under contract with, or on the roster of, any League franchise at any time prior to the second anniversary of the Closing shall not, in and of itself, trigger any rights of Fantex or obligations of Participant under this Section 11.1.

11.2.       Dispute Resolution.  In the event of any dispute between Fantex and Participant concerning whether there is Good Reason for any retirement or resignation by Talent from his employment as a Professional Athlete, then the Parties shall engage in informal, good faith discussions and attempt to resolve such dispute.  If the Parties are unable to resolve such dispute, then existence of Good Reason shall be determined by a qualified medical doctor selected by agreement of the Parties or, if no agreement can be reached, then each Party shall select a medical doctor qualified in the field applicable to the claimed Good Reason, and those two medical doctors shall select a third medical doctor qualified in such field to make the final determination regarding such claimed Good Reason.

12.                 Limited Brand Income Encumbrances.

12.1.       In addition to (i.e., exclusive of) the Brand Percentage, Participant shall ensure that the aggregate amount of all other encumbrances on any Brand Income in connection with the payment of agents, financial advisors and any other fee arrangements based on a percentage of Participant’s income (or any portion thereof) shall not exceed a maximum of (a) fifteen percent (15%) of all Brand Income resulting from any employment or player contracts in any given year, and (b) thirty percent (30%) of all other Brand Income in any given year.

12.2.       Without Fantex’s prior written approval, Participant shall not enter into any other arrangement similar to this Agreement (i.e., pursuant to which Participant receives compensation in exchange for a portion of Participant’s future Brand Income) with respect to any portion of the Brand Income.

13.                 Term.  The term of this Agreement shall commence as of the Effective Date and shall continue in perpetuity unless and until terminated pursuant to the terms of this Agreement (the “Term”).

14.                 Notices.  All notices, requests, consents and other communications required or given by the Parties hereunder shall be in writing and shall be deemed to be delivered (a) on the date delivered, if personally delivered or transmitted via facsimile or electronic mail with return confirmation of such transmission; (b) on the business day after the date sent, if sent by recognized overnight

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courier service and (c) on the fifth day (or on the next business day thereafter if such fifth day is not a business day) after the date sent, if mailed by first-class certified mail, postage prepaid and return receipt requested, to the addresses of the applicable Party set forth below:

If to Participant:

Mr. Ryan Shazier

c/o Mr. Vernon Shazier

[***]

[***]

Fax:

Email:

with a copy (which is required, but not alone sufficient, to constitute notice hereunder) to:

O’Hara General Counsel,

a professional corporation

8383 Wilshire Blvd.

Suite 800

Beverly Hills, CA 90211

Attention: Joseph O’Hara, Esq.

Fax: [***]

Email: [***]

If to Fantex:

Fantex, Inc.

330 Townsend Street, Suite 234

San Francisco, CA 94107

Attention: Mr. David Mullin, Chief Financial Officer, and

Mr. Bill Garvey, Chief Legal Officer

with a copy (which is required, but not alone sufficient, to constitute notice hereunder) to:

Latham & Watkins

140 Scott Drive

Menlo Park, CA 94025

Attn: Patrick Pohlen

Fax: (650) 463-2600

Email: Patrick.Pohlen@lw.com

15.                 Standard Terms and Conditions.  The Parties agree to be bound by Fantex’s Standard Terms and Conditions attached hereto as Exhibit C (the “Terms and Conditions”), which are incorporated herein by this reference.  Any reference in this Agreement or the Terms and Conditions to this “Agreement” shall be deemed to be a reference to this Agreement and the Terms and Conditions, taken as a whole.

Upon execution by both Participant and Fantex, this Agreement and the exhibits attached hereto shall constitute a binding commitment of the Parties, as the entire agreement and understanding between the Parties concerning the subject matter hereof and thereof, and shall supersede and replace all prior negotiations, proposed agreements, and discussions, written or oral, relating hereto or thereto.

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[Signatures on following page]

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Please confirm your agreement with the foregoing by signing where indicated below.

PARTICIPANT:		FANTEX:

Ryan Shazier		Fantex, Inc.
Signature:	/s/ Ryan Shazier	By:	/s/ David Mullin
		Name:	Dave Mullin
		Title:	CFO
Date: September 23, 2015		Date:	September 23, 2015

Signature Page

– Brand Agreement –

Schedule 1.20

Excluded Income

N/A

Exhibit A

Participant Questionnaire

Please answer each of the following questions correctly and completely as of the Effective Date.  The completeness and accuracy of each such statement must be answered from the perspective of both the Company and Talent, as applicable, and must be initialed by Talent on behalf of himself and Company, if applicable, where indicated.  Capitalized terms used but not defined in this questionnaire shall have their respective meanings set forth in the Brand Agreement to which this questionnaire is attached (the “Agreement”).

IMPORTANT:  Review each of the following statements and initial each statement where indicated.  By placing your initials next to each below statement you hereby represent, warrant and covenant, as applicable, that each such statement is true and complete, except only as otherwise disclosed on Schedule 3 of the Personal Information Schedule delivered to Fantex in connection with the Agreement.

In addition, please provide copies of all documents or other information specifically requested as part of the below statements and/or relevant to any matter for which additional information has been disclosed pursuant to Schedule 3 of the Personal Information Schedule.

IT IS IMPORTANT FOR PARTICIPANT TO ENSURE THE ACCURACY AND COMPLETENESS OF ALL INFORMATION PROVIDED TO FANTEX, WHICH WILL BE RELIED UPON BY FANTEX IN CONNECTION WITH THE POTENTIAL SECURITIES OFFERING AND OTHER MATTERS UNDER THIS AGREEMENT.

Initials	Statement

/s/ RS

1. I have read and fully understand the terms and conditions of the Agreement, and I have had the opportunity to be represented by an attorney, tax advisor and other professional representatives of my choosing in the review, negotiation and execution of the Agreement and performance of my obligations thereunder.

/s/ RS

2. I have not made, nor will I hereafter make, any grant, license or assignment whatsoever, which might conflict with or impair the complete enjoyment of the rights and privileges granted to Fantex under the Agreement.

/s/ RS

3. I do not require any consent, approval, authorization or permit from, or filing or notification to, any Person in connection with my execution and delivery of the Agreement, and performance of my obligations thereunder.

/s/ RS

4. I am not subject to any condition, restriction, disability or obligation (whether physical, legal or contractual), and am otherwise not aware of any material nonpublic information, which could prevent, or materially interfere with my continued participation as a Professional Athlete, and I will promptly disclose the occurrence of any event to Fantex required pursuant to Section 0 of the Terms and Conditions.

/s/ RS

5. I have never been convicted in a criminal proceeding, nor have I been named the subject of a criminal proceeding that is presently pending (excluding only traffic violations and similar minor offenses).

Initials	Statement

/s/ RS

6. Except only as listed on Schedule 1 of the Personal Information Schedule, no other Person has any right to receive any portion of my Brand Income in the form of any commission, royalty or other payment based on a percentage (or set amount, i.e., a flat fee arrangement based on a specific Brand Income Contract) of some or all of the Brand Income. I have secured all necessary consents to make available for review by Fantex (and have so made available) a complete copy of each Contract (or summary thereof, if an oral Contract) pursuant to which any such payments are owed.

/s/ RS

7. No other Person has any right to demand or receive any portion of the Brand Income in a manner that conflicts with any rights granted to Fantex under this Agreement with respect to the Brand Amounts.

/s/ RS

8. I Control all assets of Participant, including, if I have delegated the management of any assets to a third party (“Manager”), then I have also retained the right in my discretion (a) to approve and/or disapprove any decision by a Manager regarding Participant’s assets, and (b) to remove any Manager and/or change Managers at any time.

/s/ RS

9. To the extent that I have delegated, or during the Term do delegate, the management of any of my assets to a Manager, then throughout the Term (subject only to the death or incapacity of Talent), I will:  (a) retain the right in my discretion to remove any Manager and/or approve or disapprove any decision by a Manager regarding my assets, (b) exercise reasonable control and oversight regarding each Manager’s activities in connection with my assets, and (c) cause any such Manager to comply with the terms and conditions of the Agreement, as applicable.

/s/ RS	10. I am not a party (plaintiff or defendant) in any lawsuit, government investigation, arbitration or other legal action, and to my knowledge, there is no valid basis for any of the foregoing.

/s/ RS	11. I am not subject to any judgment, order or decree of any court or other government authority.

/s/ RS

12. Schedule 2 of the Personal Information Schedule consists of (a) a complete list of all Brand Income Contracts under which Participant is obligated to perform, or from which Participant is entitled to receive any benefit, on or after the Effective Date, and (b) a description of any Participant Owned Businesses.

/s/ RS	13. I have provided or made available to Fantex true, correct and complete copies of each written Brand Income Contract, and an accurate detailed written summary of each oral Brand Income Contract.

/s/ RS

14. I am currently, and during the past three years have been, in compliance with all material terms under each Brand Income Contract, to the extent applicable, and Participant and I have not received any notice regarding any breach, default, termination or attempt to renegotiate, with respect to any Brand Income Contract.

/s/ RS	15. I am not aware of any facts or circumstances that would cause the payments under the Brand Income Contracts to be materially less than the amounts specified in the Brand Income Contracts.

/s/ RS	16. I am not aware of any material breach by any other party under any Brand Income Contract.

/s/ RS

17. I have timely paid any taxes, fees or withholdings required by any state or federal or international government authority. I have also timely filed all forms and documentation required in connection with any such taxes, fees or withholdings.

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Initials	Statement

/s/ RS	18. I am not, and have not been subject to any audit by a government authority in connection with any taxes or governmental fees. I am not subject to any unsatisfied judgments or tax liens.

/s/ RS

19. I have not conducted business, applied for or secured credit in, or received any official government identification under, any name or alias, other than the name listed in Section 1 of the Personal Information Schedule provided by Participant concurrently herewith.

/s/ RS	20. Neither I, nor any business owned or Controlled by me, has ever declared bankruptcy or settled any debt for less than the amounts actually owed.

/s/ RS	21. I have the ability to pay all of my debts and obligations as such debts mature and I do not have any present intention to incur debt beyond my ability to pay as such debts mature.

/s/ RS

22. I am not in violation of, and, subject to the immediately following sentence, throughout the Term will not violate in any material respect, any (a) laws, codes, rules, regulations or ordinances of any foreign, federal, state or local government authority (including with respect to any improper payments, bribery, taxation or securities laws), the violation of which has a material adverse effect on (i) Participant’s Persona or (ii) receipt of Brand Income by me or any of my Brand Affiliates; or (b) rules, standards or requirements of any league, organization, governing body or association to which I am a member or under which I am bound to comply in connection with my participation in the Principal Business as a Professional Athlete (including regarding gambling, anti-doping, or reporting of any injury or incidents), the violation of which has a material adverse effect on (i) Participant’s Persona or (ii) receipt of Brand Income by me or any of my Brand Affiliates. Notwithstanding the immediately preceding sentence, I am agreeing to the covenant contained in the foregoing clause (b) on the express condition that any violation by me of any “on field” rules of play (as stated in the applicable League rulebook, as modified from time to time), or the interpretation or enforcement of any of such rules of play, in each case solely to the extent that it relates to my actions on the field of play (regardless of whether any such violation carries with it a fine, suspension or any other economic consequence to me imposed by the League or other applicable association), shall not be deemed to be a breach of the foregoing clause (b).

/s/ RS

23. Without limiting the effect of any statement in this Exhibit A (Participant Questionnaire), all of the documents and information that I have provided, and will provide, to Fantex in connection with the Agreement (including the Personal Information Schedule) are true, correct and complete in all material respects, except with respect to any statement that, by its terms, is already limited as to materiality. My responses to this questionnaire (and any documents or other information provided by me to Fantex in connection with the Agreement) do not, and will not, contain any untrue statement or fail to state a material fact necessary to not make any of such information not misleading, in light of the circumstances in which it was provided.

/s/ RS

24. I have disclosed all facts and circumstances that could reasonably be expected to be material to Fantex or a reasonable investor or potential investor in the Series in the context of the transactions contemplated by the Agreement, including any event required to be reported to the league, organization, governing body or association to which I am a member or under which I am bound to comply in connection with my participation in the Principal Business as a Professional Athlete. I acknowledge my ongoing obligations throughout the Term to disclose certain facts and circumstances to Fantex as required pursuant to the terms of this Agreement, including as set forth in Section 6 of the Terms and Conditions.

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Initials	Statement

/s/ RS

25. I have obtained advice from my advisors regarding the legal, tax and accounting consequences of entering into the Agreement, becoming a Fantex participant and the transactions contemplated by the Agreement, and I am not relying on any representation, warranty or statement made by Fantex, or any of its representatives or advisors, regarding such legal, tax and accounting consequences of becoming a Fantex participant and the transactions contemplated by the Agreement. I acknowledge and agree that Fantex is not, and will not at any time be, an agent or representative to Participant.

4

Exhibit B

Exclusions From and Examples of Brand Income

The contents of this Exhibit B are incorporated by reference into and made a part of that certain Brand Agreement between Fantex and Participant to which it is attached (the “Agreement”).  Capitalized terms used but not defined in this Exhibit B shall have their respective meanings contained in the Agreement.

The following sources of revenue shall not be included in Brand Income:

a.              Any revenues, investment returns or other amounts received by Participant resulting from Participant’s Passive Investments.

b.              Any income earned from employment, services rendered or other activities not in the Field.

c.               Any reasonable reimbursement of incidental expenses actually incurred by Participant, including travel, lodging, per diem and other incidental expenses, or the value of any such items paid by a third party on Participant’s behalf.

d.              Any Excluded Income.

Examples of income that would be Brand Income or businesses that would be Participant Owned Businesses include the following:

•                  Talent receives an equity stake in ABC Energy Products, Inc. as part of an endorsement deal for ABC Energy Products’ vitamin water beverage.  The equity received by Talent would be considered Equity Income under Section 7 of the Agreement because it was consideration for Talent’s endorsement services and publicity rights.

•                  Talent starts Talent Enterprises, Inc. to provide entertainment, products and services to urban communities. Commercial ventures pursued by Talent Enterprises, Inc. may be a Participant Owned Business that Fantex would have the opportunity to participate in subject to Section 0 of the Agreement, and if so, could result in Brand Income. For example, any football camps owned by Talent Enterprises, Inc. would be deemed Participant Owned Business because they are in the Field, and operating football camps is an activity typically undertaken by a professional football player.  However, a 24-Hour Fitness club owned by Talent Enterprises, Inc. (but not bearing or branded with the Talent’s name) would not be considered a Participant Owned Business because Talent’s name and likeness are not used to promote the clubs.  Similarly, businesses owned by Talent such as movie theaters, restaurants and coffee shops that do not bear or are not branded with Talent’s persona would not be considered Participant Owned Businesses (and thus not result in Brand Income), because those types of businesses neither relate to the Principal Business nor utilize Talent’s name in connection with its marketing, advertising or promotion.

•                  Talent plays any role on an episode of a television program.  Compensation paid to Talent for his performance in such episode would be considered Brand Income.

•                  Talent becomes the host of a daytime talk show.  Compensation paid to Talent for his services as a talk show host would be considered Brand Income.

•                  Talent receives a car lease worth $12,000 (i.e., value of monthly lease of $1,000) in exchange for endorsement services for a local car dealership, a $25,000 clothing allowance from an apparel company in exchange for endorsement services, and $3,000 worth of products and service plans

1

from a wireless phone carrier (i.e., a total of $40,000 of Merchandise Income) in exchange for endorsement services.  All of such Merchandise Income would be included in Brand Income.  However, solely for purposes of calculating the Brand Amount, Participant would be entitled to deduct from its Brand Income for such year all of such Merchandise Income under its Merchandise Income Deduction (assuming that such amount is less than 4% of all Brand Income earned by Participant during that year).  If, in addition to the foregoing Merchandise Income, Participant also received computer equipment in exchange for endorsement services from a retailer with a fair market value of $5,000, then such $5,000 of Merchandise Income would not be deductible from Brand Income for such year because it exceeds the amount of the allowable Merchandise Income Deduction.

•                  Talent receives a Chevrolet Corvette Stingray as the Super Bowl Most Valuable Player.  The MSRP of the Corvette would be considered Brand Income (and not a Gift) because it was earned by Talent for his performance as a Professional Athlete (i.e., within the Field).  However, solely for purposes of calculating the Brand Amount, up to $40,000 (or 4% of all Brand Income, if less than $40,000) of such value would be deductible from Brand Income for such calendar year under the Merchandise Income Deduction (and assuming there were no other Merchandise Income Deductions) for such year.

Examples of types of income that would not be Brand Income include the following:

•                  Talent receives an equity stake in Fantex Holdings, Inc., the parent company of Fantex, because he serves on the board of directors.  Talent’s equity stake in Fantex Holdings, Inc. would not be considered Brand Income because his service as a director of Fantex Holdings is not in the Field.

•                  Talent serves as the governor of California. His income from the state of California would not be considered Brand Income because it is not in the Field.

•                  Talent becomes employed as an elementary school teacher and in various positions at the U.S. Treasury and Justice Departments. Talent’s employment as a teacher and various positions at the U.S. Treasury and Justice Departments would not be considered Brand Income because such employment was based on Talent’s educational background, training and professional skills unrelated to football, and Talent’s salary did not exceed the ordinary amount paid to employees in such position with a similar educational background, training and professional skills and is not in the Field.

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Exhibit C

Fantex Brand Agreement

Standard Terms and Conditions

1.     General; Definitions; Interpretation.

These Fantex Brand Agreement Standard Terms and Conditions (these “Terms and Conditions”) are incorporated by reference into and made a part of that certain Brand Agreement between Fantex and Participant to which it is attached (the “Agreement”). Capitalized terms used in these Terms and Conditions and not otherwise defined herein, shall have the meaning set forth in the Agreement.  In the event of any inconsistency or conflict between these Terms and Conditions and the Agreement to which these Terms and Conditions is attached, the terms of the Agreement shall govern.

2.     Offering.

2.1.       Offering. Fantex will use commercially reasonable efforts to conduct the Offering of the Series and effectuate the Closing as promptly as practicable after the Effective Date.  In connection with such Offering, Participant recognizes that Fantex shall have the sole and exclusive right to (and to authorize any other Person to) promote and offer for sale the Series in connection with the Offering.

2.2.       Further Assurances; Credit Report Consent. Participant shall execute and deliver to Fantex such further documents, information, consents, forms, instruments, certificates, and other deliveries as Fantex shall reasonably request in writing to further effectuate the intentions of the Parties under this Agreement, or so Fantex can comply with any applicable legal requirements and Participant recognizes that Fantex will rely on information provided by Participant in the preparation and submission of the Registration Statement and materials to meet other reporting obligations as required by applicable law.  Participant shall reasonably cooperate with Fantex, upon Fantex’s specific request, in connection with the Offering and the marketing and sales of the Series; provided, that any such cooperation that would require any personal services on the part of Talent shall be at times and for durations mutually agreed to by Fantex and Participant; provided further, that any such personal services including services in the form of a personal appearance by Talent shall be on terms mutually agreed to by Fantex and Participant. Participant hereby consents to Fantex and its agents or representatives (i) obtaining reports of Participant’s credit records from time to time throughout the Term of this Agreement (as reasonably determined by Fantex and at Fantex’s sole cost and expense), and (ii) using the information from that report in connection with any diligence related to Participant and the Offering, and reporting obligations under applicable law.  Upon request by Participant, Fantex shall provide to Participant a copy of any report of Participant’s credit records that is received by Fantex.

2.3.       Participant Name and Likeness.  Fantex shall have the non-exclusive, irrevocable, fully paid, worldwide right to use and to authorize other Persons, as determined by Fantex, in its reasonable discretion, to use approved forms of Participant’s Persona from the Effective Date until the termination of this Agreement through any and all distribution channels in connection with the Offering, the marketing and sales of the Series, secondary trading of the Series and as part of the FBS website and marketing thereof; provided, however, that Fantex shall not make any use, or authorize any other party to make any use, of any part of Participant’s Persona without the prior written approval of Participant (approval, not to be unreasonably withheld by Participant); provided further, that any use of Participant’s Persona approved by Participant shall be deemed to be approval of subsequent uses of the same previously approved use until the time that Participant provides written notice to the contrary to Fantex.  For the avoidance of doubt, nothing herein shall give Fantex any right to use any intellectual property owned or controlled by the League.  Furthermore, the Parties acknowledge that the purpose of the license granted in this Section 2.3 is to enable Fantex to market and promote the trading of the Series by displaying Participant’s Persona, and that Participant is not entitled to any compensation for such license or any revenues generated by Fantex in connection with the trading of the Series by the public.

2.4.       Participant Restrictions.

(i)      No Promotion of Series. Except as otherwise expressly approved by Fantex in writing, Participant shall not, and shall not authorize any other Person to, solicit, promote or offer the Series in connection with the Offering.  To the extent that Participant receives unsolicited requests for information regarding the Offering or the Series, then except as otherwise expressly approved by Fantex in writing, Participant shall refer such inquiry to the Registration Statement or to one of the Underwriters.

(ii)     No Assignment of Similar Rights. Participant has not and will not assign or grant to any other Person rights to receive a portion of Brand Income other than (a) as may be granted in the ordinary course of pursuing activities in the Principal Business (such as commissions payable to an agent or financial advisors); (b) in a manner that will not conflict with the rights granted to Fantex, or the obligations of Participant, hereunder with respect to any installment payment of the Brand Amount, and (c) in an amount that would not violate any other the terms of this Agreement.

3.     Purchase Price.

3.1.       Payment.  Within fifteen (15) days after the Closing of the Offering, Fantex shall pay to Participant an amount equal to the Purchase Price, less the Escrow Holdback and less the Pre-Closing Brand Amount, via check or wire transfer (less any fees charged by any third party in connection with such transfer, such as bank fees) pursuant to the instructions provided in the Personal Information Schedule, or such updated wire transfer instruction as may be provided by Participant to Fantex in writing from time to time.

4.     Brand Amount.

4.1.       Payment Terms.

(i)      Direct Payment.  Participant shall deliver a Payment Instruction Letter to each payor of Brand Income (other than Nonrecurring Brand Income), and otherwise use commercially reasonable efforts to ensure that the Brand Amount is assigned to Fantex and delivered directly to Fantex from each such payor of Brand Income.  To the extent that direct payment from the source of the Brand Income is not commercially practical, without unreasonable burden on Participant (including, without limitation, arising from Participant’s Team’s refusal to countersign, acknowledge or act upon a Payment Instruction Letter), or any assignment of Brand Income is deemed invalid or not enforceable, then Participant shall comply with paragraph (ii) below and use commercially reasonable efforts to set up automated payments of installments of the Brand Amount through Participant’s banking relationships.

(ii)     Alternative Payment; Timing.  To the extent that it is not commercially practical, without unreasonable burden on Participant, for Brand Amounts to be delivered directly to Fantex from any payor of Brand Income, or any assignment of Brand Income is deemed invalid or unenforceable, then Participant shall receive such portion of the Brand Amount as agent for Fantex and will deliver such portion of the Brand Amount to Fantex as and when (or as promptly as practicable after) such Brand Income is received by Participant; provided, however, that in no case shall any Brand Amount be delivered later than fifteen (15) days following receipt of funds by Participant (or any other Person on behalf of Participant) with respect to such payment.

(iii)    Wire Transfer.  Except as otherwise approved by Fantex in writing, each installment payment of the Brand Amount shall be made via wire transfer pursuant to the wire transfer instructions provided by Fantex to Participant in writing, as may be updated by Fantex from time to time; provided, however, that to the extent that any individual installment payment of the Brand Amount is less than $1,000, such amount may be paid via check.

4.2.       Additional Provisions.

(i)      In the event that Participant is prohibited from making payment of any installment of the Brand Amount at the time when same is due and payable to Fantex hereunder by reason of any applicable laws, including currency regulations, Participant shall promptly so advise Fantex and Participant shall, upon Fantex’s request, deposit any such blocked funds to the credit of Fantex in a bank or banks or other depository institution as permitted by law and designated in writing by Fantex, or pay them promptly to such Persons as Fantex may designate in writing consistent with applicable law.

(ii)     Each of the Parties acknowledges and agrees that time is of the essence in connection with its payment obligations hereunder.  In the event that any payment due to Fantex hereunder is not paid in full by the applicable date due (unless there is a cure period, then by the date the cure period ends), then, without limiting any other rights or remedies of Fantex, Participant shall also pay to Fantex interest on such amount, if invoiced by Fantex, at the rate of the lesser of (a) the then current prime rate (as reported in the Wall Street Journal) plus three percent (3%) per year, compounded monthly, or (b) the maximum rate permitted by applicable law, measured from the date such amount was due until it is fully paid. In the event that any payment due to Participant hereunder (other than payment of the Purchase Price) is not paid in full by the applicable date due (unless there is a cure period, then by the date the cure period ends), then, without limiting any other rights or remedies of Participant, Fantex shall also pay to Participant interest on such amount, if invoiced by Participant, at the rate of the lesser of (a) the then current prime rate (as reported in the Wall Street Journal) plus three percent (3%) per year, compounded monthly, or (b) the maximum rate permitted by applicable law, measured from the date such amount was due until it is fully paid.

(iii)    Participant acknowledges and agrees that Fantex may disclose to the public any material breach by Participant of this Agreement, including any failure of

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Participant to pay any amounts as and when due hereunder (subject to applicable notice and cure periods contained herein); provided, that Fantex covenants and agrees not to make any such disclosure without first notifying Participant and giving Participant a reasonable amount of time to cure such breach, except that no such cure period is required in the event of at least two prior instances of a similar breach (with such notice provided in each instance) during the 12-month period prior to such breach.

4.3.       Records.  Participant shall, and shall cause all of its Brand Affiliates to, maintain (until at least twelve months after termination of this Agreement), records of all Brand Income Contracts, receipts, invoices, reports and other documents relating to the Brand Income and Brand Amount for at least the then current year and previous three (3) calendar years (or such longer period as may be required by law); provided, that the foregoing obligation shall not extend to any time period prior to the Effective Date.

4.4.       Audit Rights.  Commencing upon the Effective Date and continuing through the date that is twelve (12) months after termination of this Agreement (the “Audit Period”), Fantex or its representatives shall have the right to inspect and make copies of the books and records of Participant (and its Brand Affiliates) relating to the Brand Income Contracts, the Brand Income and Brand Amount.  Such audit shall be at Fantex’s sole cost and expense and shall not cover any period greater than the current year and previous three (3) calendar years at the time of such audit, provided that if an audit reveals an underpayment of the Brand Amount by greater than five percent (5%) for the period being audited, then Participant shall reimburse Fantex for its reasonable and documented audit costs.  In any case, either (a) Participant shall promptly pay to Fantex any underpaid amount, together with any interest thereon as provided in Section 0 of these Terms and Conditions or (b) Fantex shall promptly pay to Participant any overpaid amount together with interest at the same rate provided in Section 4.2(ii) of these Terms and Conditions; provided, that at Participant’s election, Participant may set off against the immediately following installment payment of the Brand Amount an amount equal to such overpayment.  Fantex shall not audit Participant’s books and records more frequently than once per year during the Audit Period.  Fantex shall provide Participant with reasonable advance written notice that it will be conducting an audit, and any such audit shall be conducted during the normal business hours of Participant’s representatives and with limited interruption to such representatives business.

5.     Escrow Holdback.

5.1.       Escrow Amount.  Participant hereby authorizes and instructs Fantex to deduct from the Purchase Price otherwise payable to Participant, an aggregate amount equal to the Escrow Holdback.  Fantex shall deposit the Escrow Holdback into an escrow account (the “Escrow Account” and all such funds included in the Escrow Account, the “Escrow Funds”) established pursuant to the terms of a written escrow agreement (the “Escrow Agreement”) mutually agreed among the Parties and a financial services institution agreed to in writing by the Parties (the “Escrow Agent”) based on the form of agreement provided by Escrow Agent as modified to be consistent with the terms of this Agreement, as applicable.

5.2.       Use of Escrow Amount.  In the event that Participant fails to timely deliver any installment payment of the Brand Amount prior to the release of Escrow Funds pursuant to Section 0 of these Terms and Conditions, then in addition to and without limiting any other rights or remedies available to Fantex, upon written notice from Fantex to the Escrow Agent and Participant, the Escrow Agent shall release to Fantex (up to the amount of available Escrow Funds) an amount equal to such due installment payment of the Brand Amount as notified by Fantex.  Participant shall promptly replenish the Escrow Account by depositing in the Escrow Account an amount equal to any Escrow Funds that are released to Fantex pursuant to this Section 0 of these Terms and Conditions.

5.3.       Release of Escrow Amount.  Within five (5) business days immediately following the first consecutive six (6) month period after the Closing during which all installment payments of the Brand Amount have been timely delivered to Fantex when due (subject to applicable notice and cure periods contained herein), then the Escrow Agent shall deliver to Participant all amounts then remaining in the Escrow Account, the Escrow Agreement shall be terminated, and Participant shall thereafter have no obligation to maintain any amounts in the Escrow Account.

5.4.       Ownership of Escrow Holdback.  The Parties agree to treat the Escrow Holdback as owned by Fantex until released to Participant pursuant to terms hereof; provided, that any interest accrued on the Escrow Holdback shall be the property of Participant.

5.5.       Controlling Terms. In the event of any conflict or inconsistency between the terms of this Section 5 and the terms of the Escrow Agreement, the terms of the Escrow Agreement shall govern.

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6.     Information Rights; New Contracts.

6.1.       Quarterly Reports.  Within ten (10) business days after the end of each calendar quarter during the Term, Participant shall provide to Fantex a report in the form mutually agreed by the Parties (each a “Quarterly Report”), which shall detail all Brand Income earned during such quarter, detail the calculation of the Brand Amount for such quarter with respect to such Brand Income, and provide such additional information and certifications required to be included in the Quarterly Report, including such matters as specified in Exhibit E.

6.2.       Material Change.  Participant shall promptly provide written notice to Fantex if at any time after the Effective Date and during the Term of this Agreement, there occurs any condition, restriction, disability or obligation (whether physical, legal or contractual) that will or could reasonably be expected to (i) prevent, or materially interfere with Participant’s (or any of Participant’s Brand Affiliates), compliance with any Brand Income Contract and/or participation in the Principal Business as a Professional Athlete, or (ii) result in any of the representations or warranties made by the Participant on Exhibit A to be untrue in any material respect; provided, that Participant shall not have any obligation to notify Fantex of the contents of any Brand Income Contract provided by Participant to Fantex, including the expiration of any contract pursuant to its terms.

6.3.       Brand Income Contracts.  Throughout the Term, Participant shall promptly (and in any case, no later than five (5) business days after the occurrence of the applicable event, and prior to any public announcement thereof) notify Fantex, in writing, and provide copies of all relevant documents and correspondence related to each such occurrence (including copies of all Brand Income Contracts), in the event that:

(i)      Participant enters into any Brand Income Contract, including any amendments, modifications or supplements to an existing Brand Income Contract, after the Effective Date (“New Brand Income Contract”);

(ii)     Participant receives any notice of termination, cancellation, breach or default under any Brand Income Contract;

(iii)    Participant becomes aware of any event which, with the passage of time or the giving of notice or both, would result in any material default, breach or event of noncompliance by Participant under any Brand Income Contract;

(iv)    Participant becomes aware that any other party to any Brand Income Contract is in material breach thereof; or

(v)     there are any renegotiations of or outstanding rights to renegotiate any material amounts paid or payable to Participant under any of the Brand Income Contracts with any Person, or Participant receives any demand for such renegotiation.

6.4.       New Brand Income Contracts.  Upon the execution of a New Brand Income Contract, Participant shall be deemed to represent and warrant that such New Brand Income Contract is valid, binding and enforceable against Participant, and enforceable by Participant against the other parties thereto, in accordance with their respective terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally, and subject, as to enforceability, to the effect of general principles of equity, as may apply.

6.5.       Disclosure of Brand Income Contracts.

(i)      Notwithstanding anything herein to the contrary, Fantex may publicly disclose the terms and conditions of any New Brand Income Contract, to the extent that such disclosure is required in connection with any filing related to the Offering or the Series, as determined by Fantex, upon advice of counsel in connection with such disclosure, but only after Fantex notifies Participant thereof and the related requirement.

(ii)     Participant shall use commercially reasonable efforts to cause each counterparty to a Brand Income Contract containing a legal, valid and binding confidentiality obligation of Participant existing as of the Effective Date (each, a “Confidential Brand Income Contract”), to consent to Fantex’s disclosure of the terms and conditions of such Confidential Brand Income Contract to the extent required by any governmental or quasi-governmental bodies or agencies, or self-regulatory organizations, including the SEC and FINRA; provided, that Fantex shall not make any disclosure of any terms or conditions of such an existing Confidential Brand Income Contract if such counterparty fails to so consent; provided further, that failure to obtain a counterparty’s consent with respect to an existing Confidential Brand Income Contract shall not in itself be a breach of this Agreement by Participant so long as Participant has complied with the terms of this paragraph.  Participant shall ensure that any necessary consents to permit disclosure of each New Brand Income Contract (as permitted pursuant to Section 00 of these Terms and Conditions) are obtained so that such disclosure will not result in any breach of any confidentiality obligation to any Person.

(iii)    Fantex shall, in consultation with Participant, use commercially reasonable efforts to secure confidential treatment, or similar protection, with

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respect to any disclosure of any information contained in any New Brand Income Contract which could reasonably be expected to be sensitive to, or the confidential information of, any counterparty to such New Brand Income Contract.

(iv)    From time to time, as Participant is negotiating or reviewing the terms of any potential New Brand Income Contract (or any renewal of a Brand Income Contract), Fantex will respond to reasonable requests from Participant (including all relevant details with respect to such potential new or renewed Brand Income Contract) regarding whether or not the terms of such potential Brand Income Contract would be expected to be material and require disclosure pursuant to Section 00 of these Terms and Conditions, assuming such Brand Income Contract were executed at the time of such response.  Participant may decide in its sole and absolute discretion whether or not to execute any potential Brand Income Contract (or any renewal of a Brand Income Contract).

6.6.       Brand Income Statements.  Concurrent with delivery of each Quarterly Report (as required by Section 0 of these Terms and Conditions), Participant shall also provide copies of all receipts, invoices, pay stubs, or other documents evidencing all Brand Income referenced in the applicable Quarterly Report.

6.7.       Marital Status.  Participant shall, if applicable, use reasonable efforts to secure the signature of Participant’s spouse in substantially the form of spousal consent attached hereto as Exhibit F.  In the event that Participant fails to secure such signature, and as a result a portion of the Brand Income of Participant is deemed “community property,” or Participant’s spouse can otherwise claim legal ownership to any Brand Income, then Participant shall nonetheless be required to calculate and deliver any installment payments of the Brand Amount based on the entirety of the Brand Income (including any such portion thereof that is deemed to be such spouse’s share of community property or otherwise property of such spouse).

6.8.       Additional Information.  Participant shall provide to Fantex such additional information as Fantex shall reasonably request from time to time (in a reasonable amount of time after such request) in connection with the Brand Income and Participant’s participation in the Principal Business; provided, that Fantex shall use commercially reasonable efforts to limit any such requests to no more than once per calendar quarter.

7.     Taxes.

7.1.       Related to Purchase Price.  Participant shall be solely responsible for the payment of all taxes on the Purchase Price. Fantex shall be entitled to deduct and withhold any amounts required by applicable law to be deducted and withheld from the Purchase Price and such withheld amounts shall be treated as paid to Participant.  Fantex shall not be required to indemnify or “gross up” Participant for any such amounts withheld.  Participant will indemnify Fantex for and hold it harmless from and against any taxes of Participant, which may be sought against, imposed upon or suffered by Fantex or which Fantex may incur as a result of Fantex’s failure to deduct and withhold such taxes from the Purchase Price payable under this Agreement.

7.2.       Related to Brand Amounts.  Fantex shall be solely responsible for the payment of all taxes on the Brand Amounts.  Participant shall be entitled to deduct and withhold any amounts required by applicable law to be deducted and withheld from any installment payment of the Brand Amount.  To the extent that any such installment payment of the Brand Amount is made directly from the payor to Fantex and a withholding obligation is imposed on Participant and Participant has no ability to withhold or cause the payor to withhold from such Brand Amounts the required amounts, then Fantex shall make a payment to Participant (for remittance to the applicable taxing authority), within five (5) business days after receipt of such installment payment, equal to the amount that Participant would have been entitled to deduct and withhold hereunder had such installment payment been made by the payor to Participant and subsequently remitted by Participant to Fantex.  Any such withheld amounts, or amounts paid by Fantex to Participant for remittance to the applicable taxing authorities, shall be treated as having been paid to Fantex.  Participant shall not be required to indemnify or “gross up” Fantex for any such amounts withheld.  Fantex will indemnify Participant for and hold it harmless from and against any taxes of Fantex which may be sought against, imposed upon or suffered by Participant or which Participant may incur as a result of Participant’s failure to deduct and withhold such taxes from any installment payment of the Brand Amount to be delivered under this Agreement.

8.     Participant Representations and Warranties.

Participant hereby represents, warrants and covenants, as applicable, to Fantex that the statements contained in the Participant Questionnaire attached to the Agreement as Exhibit A, and the statements contained in this Section are and will be true and correct as of the Effective Date and throughout the Term (except only if a different time period is expressly provided).

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8.1.       Authority.  Participant is free and authorized to enter into this Agreement, to make the covenants, representations and warranties contained herein and to grant the rights granted herein.

8.2.       Ownership and Control of Company. If applicable, Talent is, and throughout the Term shall remain, the sole owner and have Control of the Company (other than in the case of death or incapacity of Talent).

8.3.       Organization. If applicable, Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.  As of the Effective Date, Participant has not formed any personal services or “loan-out” corporation or other form of legal entity.

8.4.       Binding Agreement. This Agreement constitutes a valid and binding obligation of Participant (and its successors and heirs), enforceable in accordance with its terms subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally, and subject, as to enforceability, to the effect of general principles of equity, as may apply.  Participant and its successors and heirs, as applicable, will not challenge the validity or enforceability of this Agreement, or any portion thereof, in any action, proceeding, arbitration or otherwise.

8.5.       No Conflict.  Participant has not made nor will make any grant, license or assignment whatsoever, which will or could reasonably be expected to conflict with or impair the substantial enjoyment of the rights and privileges granted to Fantex hereunder; and, the execution and performance of this Agreement by Participant does not, and will not, violate or conflict with any agreement, arrangement, understanding or restriction, written or oral, between Participant and any other Person.

8.6.       Brokerage.  Except as expressly contemplated by this Agreement, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any contract to which Participant is a party or that is otherwise binding upon Participant.

8.7.       Intellectual Property.  No intellectual property provided by Participant to Fantex at any time in connection with this Agreement will violate the rights of privacy or publicity, constitute a libel or slander or infringe upon the copyright, literary, personal, private, civil, property or other rights of any Person.

9.     Fantex Representations and Warranties.

Fantex represents, warrants and covenants, as applicable, to Participant, as of the Effective Date and throughout the Term:

9.1.       Organization.  Fantex is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

9.2.       Authority.  Fantex possesses all requisite corporate power and authority necessary to enter into and carry out the transactions contemplated by this Agreement.

9.3.       Binding Agreement. This Agreement constitutes a valid and binding obligation of Fantex, enforceable in accordance with its terms subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally, and subject, as to enforceability, to the effect of general principles of equity, as may apply.  Fantex will not challenge the validity or enforceability of this Agreement, or any portion thereof, in any action, proceeding, arbitration or otherwise.

9.4.       No Conflict. The execution and performance of this Agreement by Fantex does not, and will not, violate or conflict with any agreement, arrangement, understanding or restriction, written or oral, between Fantex and any other Person.

9.5.       Brokerage.  Except as expressly contemplated by this Agreement, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any contract to which Fantex is a party or that is otherwise binding upon Fantex.

9.6.       Permits.  Fantex and its Affiliates have all permits, licenses, consents and approvals from all applicable governmental and quasi-governmental bodies and agencies, and all self-regulatory organizations, including the SEC and FINRA, necessary for it to carry out the intents and purposes of this Agreement.

10.  Confidentiality; Public Statements/Disclosures.

10.1.     Confidentiality.  Each Party agrees that the Confidential Information of the other Party will be maintained confidentially and will not be disclosed to any other Person except: (a) as may be required by law or to comply with a valid order of a court of competent jurisdiction, in which event the Party making such disclosure shall promptly notify the other Party and shall seek confidential treatment of such information; (b) to a Party’s employees, agents and representatives (including accountants, auditors, legal advisors, underwriters, etc.), provided that such recipients of the Confidential

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Information are bound by confidentiality obligations with respect to such disclosure; (c) in order to enforce such Party’s rights under this Agreement; or (d) if mutually agreed to by the Parties in writing or otherwise permitted under this Agreement.  “Confidential Information” means all confidential, proprietary, or personally or commercially sensitive data, materials and/or other information that is either identified as, or reasonably expected to be, confidential information.  Confidential Information of Fantex includes the existence of this Agreement and terms and conditions of this Agreement (until and then only to the extent that such is publicly disclosed by Fantex), and any other non-public information in connection with the Offering, the Series, or Fantex or its Affiliates.  Confidential Information of Participant includes each of Participant’s Brand Income Contracts entered before or after the Effective Date and regardless of whether or not such Brand Income Contract has expired.  This Section 10 will survive the expiration or termination of this Agreement.

10.2.     Public Statements.  Prior to the end of the “quiet period” related to the Offering (as contemplated under applicable securities laws), Participant will not issue any press release or public statement in connection with the execution of this Agreement, the Series and/or the Offering without Fantex’s prior written consent, which consent Fantex may withhold in its sole discretion. After the end of the “quiet period” related to the Offering (as contemplated under applicable securities laws), Participant will not issue any press release or public statement in connection with the execution of this Agreement, the Series and/or the Offering without Fantex’s prior written consent, which consent will not be unreasonably withheld or delayed and shall be deemed granted if Participant fails to respond to any request for such consent within three (3) business days after Fantex requests such consent in writing, in accordance with the notice requirements set forth in the Agreement..  Fantex will not issue any press release or public statement in connection with this Agreement or which makes any reference to Participant, in each case, without Participant’s prior written consent, which consent will not be unreasonably withheld or delayed and shall be deemed granted if Participant fails to respond to any request for such consent within three (3) business days after Fantex requests such consent in writing, in accordance with the notice requirements set forth in the Agreement. Notwithstanding anything to the contrary contained in this Section 10.2, neither Party shall be prohibited from issuing publicity related to the other Party that includes incidental references to the other Party and its involvement therewith; provided, however, that any such incidental references shall (a) occur only after a mutually approved initial press release announcing the Parties entering into the Agreement and (b) not mention the other Party or any of its representatives in an unfavorable or derogatory manner.

10.3.     Fantex Disclosures. Notwithstanding anything herein to the contrary, Fantex shall have the right to disclose the terms and conditions of this Agreement and/or any other information provided by Participant related to this Agreement or the Offering or Series (including Brand Income Contracts, subject to Section 0 of these Terms and Conditions), to the extent that such disclosure is required by applicable law in connection with any filing related to the Offering or the Series.  Fantex shall, in consultation with Participant, use commercially reasonable efforts to secure confidential treatment, or similar protection, with respect to any disclosure of personal and confidential information provided by Participant, including the terms and conditions of this Agreement and such information as is provided in the Personal Information Schedule.

11.  Obligation to Negotiate.

At any time after the earlier to occur of (a) Talent’s death, (b) any Insolvency Event and (c) the Series either ceases to be listed on an exchange or “alternative trading system” or is converted into another security of Fantex or any of its Affiliates, Participant or his heirs or estate (or any of their representatives) may deliver a written notice to Fantex (a “Discussion Notice”) requesting that Fantex engage in negotiations with Participant in good faith to terminate this Agreement (“Good Faith Negotiations”).  The Parties shall be obligated to commence Good Faith Negotiations within thirty (30) days after Participant’s delivery of a Discussion Notice. Any termination of this Agreement shall only be on terms mutually agreed to in writing by the Parties.  For purposes of this Section 11, “Insolvency Event” means (i) the institution by or against either Fantex or its parent company of insolvency, receivership or bankruptcy proceedings, (ii) Fantex or its parent company  making an assignment for the benefit of creditors, or (iii) upon Fantex or its parent company’s dissolution or ceasing to do business.

12.  Termination.

12.1.     By Mutual Consent.  This Agreement may be terminated by mutual written consent of Participant (or its successors and heirs) and Fantex.

12.2.     By Either Party.  This Agreement may be terminated by either Party by delivering written notice of termination to the extent such is permitted pursuant to Section 4.2 of the Agreement.

12.3.     Effect of Termination.  Upon the effective date of termination, the rights and obligations of the Parties

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under this Agreement will cease, except for rights and obligations arising out of Sections 0.3, 4.4, 0, 0, 0, 0 and 0 of these Terms and Conditions.

13.  Assignment.

13.1.     The rights and obligations of Fantex under this Agreement will inure to the benefit of and will be binding upon the successors and assigns of Fantex, and Fantex shall have the right to assign its rights and delegate its obligations hereunder (a) in whole or in part to any Affiliate of Fantex, and (b) in connection with a merger, acquisition, corporate restructuring, financing, sale of all or substantially all of its assets, or similar such transaction.

13.2.     This Agreement is personal to Participant, and Participant does not have the right to assign this Agreement, whether by operation of law or otherwise, or to delegate any duties or obligations imposed upon Participant under this Agreement without Fantex’s prior written consent; except only that this Agreement shall be automatically assigned and binding on Participant’s successors and heirs upon the death of Participant; provided, that any assignment and assumption of this Agreement by a personal services corporation or limited liability company (or “loan-out” company) that is wholly owned and Controlled by Talent shall be expressly authorized hereunder so long as Talent remains the Participant hereunder, jointly and severally with such surviving legal entity.

14.  Indemnification.

14.1.     Participant hereby agrees to indemnify and hold harmless Fantex, its parents, subsidiaries, Affiliates, assigns, successors, and each of their respective officers, directors, agents, representatives and employees (collectively, “Fantex Indemnified Party(ies)”), from and against any and all liabilities, actions, claims, suits, proceedings or investigations of government, quasi-government, administrative agencies or the League, liens, judgments, demands, losses, costs and expenses, including reasonable attorneys’ fees and costs and any and all damages of any kind and nature whatsoever (a “Claim”), incurred by any Fantex Indemnified Party as a result of a third-party claim arising out of or relating to any breach by Participant, directly or indirectly through any Brand Affiliate or Person, of any of the terms, covenants, conditions, representations or warranties contained in this Agreement.

14.2.     Fantex hereby agrees to indemnify and hold harmless Talent, Company and each of their respective Affiliates, heirs, assigns, successors, and each of their respective officers, directors, members, managers, agents, representatives and employees, as applicable, (collectively, “Participant Indemnified Party(ies)”), from and against any and all Claims by any third party (including any and all Claims brought by any holder of the Series or group of class thereof) arising out of or relating to Participant being a party to this Agreement (except those arising out of or relating to any breach by Participant, directly or indirectly through any Brand Affiliate or Person, of any of the terms, covenants, conditions, representations or warranties contained in this Agreement), including any and all Claims arising out of or relating to (a) any breach by Fantex, directly or indirectly through any of its Affiliates or any Person, of any of the terms, covenants, conditions, representations or warranties contained in this Agreement, (b) any violation of any applicable laws, rules or regulations (whether state or Federal) by Fantex, including any securities laws or any rules or regulations promulgated thereunder, or (c) the Offering, the Series, or the Registration Statement.

14.3.     A Fantex Indemnified Party or Participant Indemnified Party, as applicable (the “Indemnified Party”), shall promptly deliver a written notice to the Party from whom indemnification is sought (the “Indemnifying Party”), providing notice (a “Claim Notice”) of any Claim asserted or filed by a third party (a “Third-Party Action”) within twenty (20) days (or such shorter period as reasonably necessary to permit timely response to such Claim) after receipt by the Indemnified Party of notice of such Third-Party Action.  Delay or failure to notify the Indemnitor in accordance with this Section 14.3 will not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party, except to the extent the defense of such Claim is prejudiced by the Indemnified Party’s delay or failure to give such Claim Notice.  Such Claim Notice shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such Third-Party Action and the amount of the claimed damages. Within twenty (20) days after delivery of such Claim Notice, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third-Party Action with counsel selected by the Indemnifying Party, subject to the Indemnified Party’s approval, which shall not be unreasonably withheld, conditioned or delayed. If the Indemnifying Party does not so assume control of the defense of a Third-Party Action, the Indemnified Party shall have the right to control such defense at its own expense. The non-controlling party may participate in such defense at its own expense. In Third-Party Actions in which the Indemnifying Party is controlling the defense, the Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any Third-Party Action without the prior written consent

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of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed; provided, that such consent shall not be required if such settlement or judgment (i) fully releases both the Indemnified Party and the Indemnifying Party and (ii) involves only the payment of money damages that are covered in full by the indemnity obligations of the Indemnifying Party hereunder.  In Third-Party Actions in which the Indemnified Party is controlling the defense, the Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third-Party Action without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed.

15.  Disclaimer of Warranties.

15.1.     Except as expressly provided in this Agreement (including Exhibit A, Participant Questionnaire) and to the maximum extent permitted by law, neither Party makes any representation or warranty of any kind, whether implied, statutory, or otherwise and disclaims, without limitation, implied warranties of merchantability, fitness for a particular use, and non-infringement.  Each Party acknowledges that it does not rely and has not relied upon any representation or statement made by the other Party or any of its representatives relating to the subject matter of this Agreement except as expressly set forth herein.

15.2.     In addition to, and without limiting the effect of, Section 0 of these Terms and Conditions, Participant expressly acknowledges and agrees that Fantex makes no representation or warranty regarding the results of the Offering, including the amount of Net Proceeds to be collected or otherwise.

16.  Agents.

16.1.     Fantex shall not be liable for any claims or demands for commissions or otherwise of any agent of Participant and Participant hereby agrees to indemnify and hold harmless Fantex, its Affiliates, advertisers, employees and all holders of the Series harmless against any liabilities, damages or expenses (including reasonable attorneys’ fees) incurred by them as a result of any such claims or demands.

17.  General Terms.

17.1.     Entire Agreement; Amendments.  The Agreement (including all exhibits thereto, including these Terms and Conditions) and any related agreements delivered simultaneously herewith, collectively, contain the complete, final, exclusive and binding statement of all of the agreements between the Parties with respect to the subject matter thereof and hereof, and supersedes all existing agreements, understandings, negotiations, communications or commitments between the Parties, whether oral or written, concerning the same subject matter.  This Agreement cannot be amended or modified or any provisions or obligations waived or changed except by a writing executed by Fantex and Participant.

17.2.     Waiver.  The failure or delay of a Party to insist on strict adherence to any term of this Agreement will not be considered a waiver of, or deprive that Party of the right thereafter to insist on strict adherence to that term or any other term of this Agreement.  No waiver of any breach or default of the other Party shall be construed as a continuing waiver of the same or any other breach or default under this Agreement.

17.3.     Further Actions; Attorney-in-Fact.  Participant will, as applicable, at the request of Fantex, execute and deliver to Fantex all such documents as Fantex may from time to time deem reasonably necessary or desirable to effectuate assignment of, and for Fantex to receive all installment payments of, the Brand Amount and otherwise effectuate the purposes of this Agreement.  If Participant fails or refuses to execute or deliver to Fantex any such document within a reasonable period of time following receipt of Fantex’s written request therefor, then Participant irrevocably appoints Fantex as Participant’s agent and attorney-in-fact to sign any such documents in Participant’s name and to make appropriate disposition of them, consistent with this Agreement; provided, that prior to exercising any rights under such power of attorney, Fantex shall notify Participant of its intention to do so.  Participant acknowledges that Fantex’s agency and power of attorney are coupled with an interest.

17.4.     Interpretation.  In the interpretation and construction of this Agreement, no term shall be construed against any Party on the basis that the Party was the drafter, and the Parties waive any common law or statutory provision that would construe an ambiguous term against the other Party as the drafter of this Agreement.  Words importing the singular include the plural and vice versa, as the context requires.  Whenever any of the words “include,” “includes” or “including” or the abbreviation “e.g.” is used in this Agreement (including any exhibits hereto), such shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Any reference to “this Agreement,” even if such reference is contained in these Terms and Conditions, shall be a reference to the Agreement and all of the exhibits and schedules attached thereto.  The term “or” is not exclusive.  The definitions contained in this Agreement are applicable to the

9

singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.  The captions and headings in this Agreement are inserted for convenience of the Parties only, do not constitute a part of this Agreement and will not be deemed to govern, limit, modify or in any other manner affect the scope, meaning, intent or interpretation of the provisions hereof or have any legal effect.  Any obligations or rights of any of the Parties contained in Section 1 of the Agreement shall be valid and binding on the Parties as if it were contained in any other section of this Agreement.

17.5.     Governing Law; Arbitration.  The law of California (exclusive of conflict or choice of law rules) shall govern, construe and enforce all of the rights and duties of the Parties arising or in any way relating to the subject matter of this Agreement.  In the event of any dispute, claim or controversy arising out of or relating to this Agreement (including any claim based on contract, tort or statute) or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, (a “Dispute”), then the Parties shall engage in informal, good faith discussions and attempt to resolve the Dispute.  If the Parties are unable to resolve the Dispute within forty-five (45) days, then the Dispute shall be determined by confidential binding arbitration in San Francisco before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Streamlined Arbitration Rules and Procedures.  Judgment on any award pursuant to arbitration may be entered in any court of competent jurisdiction.  The arbitrator shall be a retired judge with at least five years of experience presiding over disputes related to complex commercial transactions.  The arbitrator shall be appointed by agreement of the Parties or, if no agreement can be reached, then each Party shall appoint one JAMS arbitrator for the purpose of selecting the arbitrator to govern the Dispute, and those two arbitrators shall select the arbitrator to govern the Dispute.  In any arbitration arising out of or related to this Agreement, the arbitrator shall award to the prevailing Party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing Party in connection with the arbitration.  If the arbitrator determines a Party to be the prevailing Party under circumstances where the prevailing Party won on some but not all of the claims and counterclaims, the arbitrator may award the prevailing Party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing Party in connection with the arbitration.  Without limiting the effect of Section 4.2(iii) of these Terms and Conditions, the Parties shall maintain the confidential nature of the arbitration proceeding and the award, except as may be necessary in connection with a judicial challenge to an award or its enforcement, or unless otherwise required by law or judicial decision.  Notwithstanding anything herein to the contrary, either Party shall be entitled to seek to obtain any provisional remedy, including injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect that Party’s rights and interests.

17.6.     Severability.  Wherever possible, each provision of this Agreement (or portion thereof) will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement (or portion thereof) is held to be null, void, invalid, illegal or unenforceable in any respect under any applicable law or rule by any arbitrator or court of competent jurisdiction, then (a) such provision (or portion thereof) shall be deemed to be restated, to the extent possible, to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and if such restatement is not possible, then such provision (or portion thereof) shall be severed, and (b) the remaining provisions, terms or covenants and restrictions in this Agreement will remain in full force and effect.

17.7.     No Third Party Beneficiaries.  Nothing herein, express or implied, is intended to nor shall be construed to confer upon or give to any Person, other than the Parties, any interests, rights, remedies or other benefits with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

17.8.     Independent Contractors; No Fiduciaries.

(i)      The Parties mutually agree that Participant and Fantex are each acting as independent contractors, and that Participant and Fantex are not engaging in any form of employment, partnership, co-ownership or a collaboration for the purpose of sharing any profits or ownership in common, or acting in the capacity of joint venture participants.

(ii)     Participant and Fantex each acknowledges and agrees that: (a) this Agreement, and the exercise of rights and performance of obligations hereunder, does not create any agency, advisory or fiduciary relationship between Participant and Fantex and its Affiliates; (b) Fantex is not, and at any time during the Term will not be, an agent, representative or advisor to Participant; and (c) Participant has relied on its own personal counsel and advisors with respect to legal, tax, accounting and other issues in connection with entering into and performing under this Agreement.

17.9.     Limitation on Liabilities.  In no event shall either Party or any of their representatives be liable under this Agreement to the other Party for any consequential,

10

incidental, indirect, exemplary, special or punitive damages, including damages for business interruption, loss of use, revenue or profit, whether arising out of breach of contract, tort (including negligence and intentional torts), statute or otherwise, regardless of whether such damages were foreseeable and whether or not such Party was advised of the possibility of such damages.  For the avoidance of doubt, in the event that any Brand Income Contract is suspended or terminated or the amount of Brand Income committed to be paid to Participant is reduced as a result of any action or omission by Participant that constitutes a breach of this Agreement, then (without limiting the effect of Section 17.10) the Brand Amount that would have been attributed to such lost or reduced Brand Income shall be considered direct damages of Fantex resulting from such breach and shall not be excluded or waived by Fantex as a result of this Section 17.9.

17.10.   Cumulative Remedies.  None of the rights, powers or remedies conferred upon any Party under this Agreement will be mutually exclusive.  Each such right, power or remedy will be cumulative and in addition to every other right, power or remedy available to such Party, whether available at law, in equity or otherwise.

17.11.   Charitable Endeavors; Non-Circumvention. It is not Fantex’s intention to deter Talent from performing charitable acts, whether for the benefit of any charitable foundation or non-for-profit organization Controlled by him (a “Foundation”) or otherwise.  However, Participant covenants and agrees that he shall not perform services for a Foundation, or for third parties in exchange for donations or other payments to a Foundation or any other charitable organization, if Participant’s intention in connection therewith is to circumvent the intents and purposes of the Agreement.

17.12.   Force Majeure; Labor Stoppages and Lockouts.

(i)      No Party shall be liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement, when and to the extent such failure or delay is caused by or results from acts beyond the affected party’s reasonable control, including, without limitation (each, a “Force Majeure Event”): (a) acts of God; (b) flood, fire, earthquake or explosion; (c) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, riot or other civil unrest; (d) government order or law; (e) actions, embargoes or blockades in effect on or after the date of this Agreement; (f) action by any governmental authority; (g) national or regional emergency; (h) strikes, lockouts, labor stoppages or slowdowns or other industrial disturbances; and (i) shortage of adequate power or transportation facilities.

(ii)     Notwithstanding anything contained in the Agreement, Participant shall not have any liability to pay any installment of the Brand Amount with respect to any portion of Brand Income payable to Participant after the Effective Date that Participant does not actually receive as a result of any Force Majeure Event (including any player strike, lockout or other labor stoppage).

17.13.   Mutual Non-Disparagement.  Each Party shall refrain from making, issuing, publishing or otherwise disseminating any disparaging or unfavorable comments or statements (whether written or oral) about the other Party or any of the other Party’s Affiliates during or after the term of the Agreement; provided, however, that this Section shall not prohibit any Party from exercising its rights to commence a legal action subject to the terms of the Agreement nor shall it prohibit Fantex from making any filing or disclosure as required under law, rule or regulation.

17.14.   Injunctive Relief.  The Parties agree that irreparable damage would occur if any provision of the Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to equitable relief, including injunctive relief or specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

17.15.   Counterparts; Binding Agreement.  This Agreement, may be executed in multiple counterparts, each of which individually constitutes an original, but all of which together will constitute one single agreement between the Parties.  The Parties agree that this Agreement shall be legally binding upon the electronic transmission, including by facsimile or email delivery of a .pdf or similar file, by each Party of a signed signature page hereof to the other Party.

11

Confidential

Exhibit D:  Form of Closing Certificate

CLOSING CERTIFICATE

[DATE]

Reference is made to that certain Brand Agreement, by and among Fantex, Inc. (“Fantex”), [INSERT TALENT NAME] and [INSERT COMPANY NAME] (jointly and severally as “Participant”), effective as of [•] (the “Brand Agreement”).  All capitalized terms used herein which are not defined herein have the meanings given to such terms in the Brand Agreement.

The undersigned, [INSERT TALENT NAME], certifies in his individual capacity and on behalf of [INSERT COMPANY NAME] to Fantex that he has carefully examined the Brand Agreement, the Participant Questionnaire and the Personal Information Schedule and that:

1.         the statements included in the Participant Questionnaire remain true and correct (except as disclosed on Schedule 3 of the Personal Information Schedule) as of the date hereof;

2.         Participant has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under the Brand Agreement in all material respects at or prior to the Closing; and

3.         since the date of the most recent Personal Information Schedule, the undersigned has not become aware of any condition, restriction, disability or obligation (whether physical, legal or contractual) that is described in Section 6.2 of the Terms and Conditions attached as Exhibit C to the Brand Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Closing Certificate as of the date first set forth above.

By:
By:
[INSERT TALENT NAME]

Confidential

Exhibit E:  Quarterly Report

Form of report to be mutually agreed by the Parties, and include at least the following details:

•                  detail all Brand Income earned during such quarter and provide a description of any material changes in the amount of revenue of the most recent quarter as compared to the same quarter in the previous year;

•                  detail the calculation of each Brand Amount with respect to such Brand Income;

•                  any correspondence with tax authorities and tax returns (annual basis)

•                  list all Brand Income Contracts entered into / terminated / amended, etc. during the quarter (and provide copies to the extent not previously provided);

•                  describe details regarding any condition, restriction, disability or obligation (whether physical, legal or contractual) that is described in Section 6.2 of the Terms and Conditions attached as Exhibit C to the Agreement;

•                  certification that certain publicly available facts about the Participant provided by Fantex to Participant in writing are correct and that all facts previously certified by the Participant remain correct (provided, that Fantex provides Participant with a list of all such previously certified facts); and

•                  certification that the statements included in the Participant Questionnaire remain true and correct as of the date of such report (or provide any details with respect to any exceptions of such statements) or provide a detailed description of facts or circumstances that have changed to make the statements in the Participant Questionnaire untrue.

•                  In any calendar quarter during which Fantex’s auditors, in order to comply with SEC rules and audit requirements, request confirmations (“Audit Confirmations”) from third parties (“Brand Income Payors”) of paid Brand Income to the Participant or to Participant’s Brand Affiliates (such Audit Confirmations will be to verify the terms of the Brand Income Contract and amounts paid or due to the Participant thereunder), Participant shall notify, as soon as reasonably practicable upon request by Fantex, that such Brand Income Payors have the Participant’s approval to respond to the Audit Confirmation.

Confidential

Exhibit F:  Spousal Consent
(only required if Participant is married)

[I, [            ], being the spouse of [INSERT TALENT NAME], who is a signatory to that certain Brand Agreement by and among my spouse and Fantex, Inc. (“Fantex”), dated as of [INSERT DATE] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”; capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Agreement), in connection with a potential securities offering linked to the value of the Brand Amounts as set forth in greater detail in the Agreement.  I have had the opportunity to consult with legal counsel regarding this consent and the Agreement; and I am aware that pursuant to the provisions of the Agreement, my spouse agrees to grant a percentage of my spouse’s Brand Income in the form of all right, title and interest in the Brand Amounts to Fantex, which may include a community property interest I may have therein, if any.  I hereby acknowledge that my spouse has sold, assigned and conveyed the Brand Amount to Fantex on the terms, and subject to the conditions, contained in the Agreement.  Furthermore, I hereby consent to such grants of the Brand Amounts, acknowledge that my spouse’s and my interest (if any) and any community property interest in the Brand Amount (if any) is subject to the terms of the Agreement, and approve of the provisions of the Agreement and any actions or performance arising therefrom, as applicable, to the extent the same affects any of my community property interest, if any. I further agree that my spouse may join in any future amendment, restatement, supplement or modification of the Agreement or any ratification of the foregoing in each case without any further consent from me.  Each of my spouse, my spouse’s Brand Affiliate(s) and Fantex shall be a third-party beneficiary of this Spousal Consent.

This Spousal Consent shall inure to the benefit of my spouse, my spouse’s Brand Affiliates and Fantex, and shall be binding on the undersigned and on the undersigned’s successors, assigns, representatives, heirs and legatees.

Name:
Date:

Confidential

Exhibit G:  Form of Irrevocable Payment Instructions

IRREVOCABLE PAYMENT INSTRUCTIONS

[DATE]

[BRAND INCOME SOURCE]

[ADDRESS]

Attn:  [NAME]

Re:          Payment of Amounts to Fantex, Inc. (“Fantex”)

Ladies and Gentlemen:

[INSERT PARTICIPANT NAME] (“Participant”) has entered into an agreement with Fantex pursuant to which, among other things, Participant has assigned all right, title and interest in and to an amount equal to [         ] percent ([  ]%) of all gross monies or other consideration of any type (the “Brand Amount”) that Participant may earn from [BRAND INCOME SOURCE] (“Company”) pursuant to [INSERT DESCRIPTION OF BRAND INCOME CONTRACT] (the “Agreement”).

Notwithstanding anything to the contrary contained in the Agreement or any prior instructions received by Company, unless and until Company receives written instructions from Fantex to the contrary, effective as of the date of this letter all Brand Amounts from any amounts payable by Company to Participant pursuant to the Agreement shall be delivered concurrent with any payment of the remaining amounts due to Participant, by federal funds wire transfer or electronic depository transfer directly to the following bank account:

[INSERT WIRE INSTRUCTIONS]

In the event Company receives any different instructions from Fantex with respect to the disposition of Brand Amounts, (a) Company is hereby irrevocably authorized and directed to follow such instructions, without inquiry as to Fantex’s right or authority to give such instructions.  Fantex acknowledges that any instructions from Fantex to Payment Source must be sent to [                    ], Attention:  [        ]; and (b) such instructions shall only provide for Brand Amounts to be sent to a single deposit account of Fantex.

Except only as expressly provided herein with respect to the applicable deposit instructions, this Irrevocable Payment Instructions cannot be changed, modified, or terminated, except by written agreement signed by Fantex, Payment Source and Participant.

Please acknowledge your receipt of, and agreement to, the foregoing by signing in the space provided below.

Very truly yours,
By:
[INSERT PARTICIPANT NAME]

Acknowledged and Agreed:

Fantex, Inc.	[INSERT BRAND INCOME SOURCE]

By:	By:
Name/Title:	Name/Title:
Date:	Title:

EXHIBIT 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO EXCHANGE ACT RULES 13a-14(a) AND 15d-15(a), AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Cornell “Buck” French, certify that:

1.              I have reviewed this Quarterly Report on Form 10-Q of Fantex, Inc.;

2.              Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.              Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.              The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)         Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)         Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)          Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.              The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)         All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)         Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 13, 2015

/s/ Cornell “Buck” French
Chief Executive Officer and Director
(Principal Executive Officer)

EXHIBIT 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO EXCHANGE ACT RULES 13a-14(a) AND 15d-15(a), AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, David Mullin, certify that:

1.              I have reviewed this Quarterly Report on Form 10-Q of Fantex, Inc.;

2.              Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.              Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.              The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)         Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)         Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)          Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.              The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)         All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)         Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 13, 2015

/s/ David Mullin
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Fantex, Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2015, as filed with the Securities and Exchange Commission (the “Quarterly Report”), Cornell “Buck” French, Chief Executive Officer of the Company and David Mullin, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

•                  The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•                  The information in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2015

/s/ Cornell “Buck” French
Chief Executive Officer and Director
(Principal Executive Officer)

/s/ David Mullin
Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit 99.1

Attributed Financial Information for Our Platform Common Stock and Tracking Stocks

Our tracking stocks are intended to reflect the separate performance of one or more of our brand contracts. Our platform common stock is intended to reflect the separate performance of all of our assets and liabilities not attributed to our existing tracking stocks or any other tracking stock that we may create from time to time.

The following tables present our assets, liabilities, income, expenses and cash flows that are attributed to our platform common stock and our tracking stocks for the three and nine months ended September 30, 2015. The financial information should be read in conjunction with our unaudited condensed financial statements for the three and nine months ended September 30, 2015 included in this Quarterly Report on Form 10-Q.

Notwithstanding the following attribution of assets, liabilities, income, expenses and cash flows to our platform common stock and our tracking stocks, our tracking stock structure does not affect the ownership or the respective legal title to our assets or responsibility for our liabilities. Holders of our platform common stock and our tracking stocks are holders of our common stock and are subject to risks associated with an investment in our company and all of our businesses, assets and liabilities. The issuance of our platform common stock or tracking stocks does not affect the rights of our creditors.

FANTEX, INC.

ATTRIBUTED BALANCE SHEET INFORMATION

(Unaudited)

	September 30, 2015
	ATTRIBUTED ASSETS				ATTRIBUTED LIABILITIES AND STOCKHOLDERS’ EQUITY
	Cash and Cash Equivalents	Investment in Brand Contracts, at Fair Value	Other Assets	Total Attributed Assets	Total Attributed Liabilities	Total Attributed Stockholders’ Equity	Total Attributed Liabilities and Stockholders’ Equity
Platform Common Stock	$426,890	$1,091,496	$15,457	$1,533,843	$653	$1,533,190	$1,533,843
Fantex Series Vernon Davis Convertible Tracking Stock	194,946	2,579,894	186,803	2,961,643	5,946	2,955,697	2,961,643
Fantex Series EJ Manuel Convertible Tracking Stock	89,697	2,254,144	21,823	2,365,664	299	2,365,365	2,365,664
Fantex Series Mohamed Sanu Convertible Tracking Stock	38,635	2,096,350	27,274	2,162,259	998	2,161,261	2,162,259
Fantex Series Alshon Jeffery Convertible Tracking Stock	124,853	7,259,962	27,887	7,412,702	1,135	7,411,567	7,412,702
Fantex Series Michael Brockers Convertible Tracking Stock	75,808	3,904,720	20,139	4,000,667	4,032	3,996,635	4,000,667
Fantex Series Jack Mewhort Convertible Tracking Stock	—	2,643,361	9,764	2,653,125	—	2,653,125	2,653,125
Total	$950,829	$21,829,927	$309,147	$23,089,903	$13,063	$23,076,840	$23,089,903

FANTEX, INC.

ATTRIBUTED STATEMENT OF OPERATIONS

(Unaudited)

	For the three months ended September 30, 2015
	Attributed	Attributed Operating Expenses
	Income (Loss) from Brand Contracts*	Personnel & Related	Professional & Related	General & Administrative	Management Fees	Total Attributed Operating Expenses	Attributed Net Income (Loss)
Platform Common Stock	$22,312	$365,926	$382,399	$146,791	$(3,804)	$891,312	$(869,000)
Fantex Series Vernon Davis Convertible Tracking Stock	90,464	—	3,884	—	3,237	7,121	83,343
Fantex Series EJ Manuel Convertible Tracking Stock	(312,723)	—	145	—	121	266	(312,989)
Fantex Series Mohamed Sanu Convertible Tracking Stock	75,169	—	—	—	—	—	75,169
Fantex Series Alshon Jeffery Convertible Tracking Stock	194,162	—	536	—	446	982	193,180
Fantex Series Michael Brockers Convertible Tracking Stock	117,743	—	—	—	—	—	117,743
Fantex Series Jack Mewhort Convertible Tracking Stock	259,126	—	—	—	—	—	259,126
Total	$446,253	$365,926	$386,964	$146,791	$—	$899,681	$(453,428)

	For the nine months ended September 30, 2015
	Attributed	Attributed Operating Expenses
	Income (Loss) from Brand Contracts*	Personnel & Related	Professional & Related	General & Administrative	Management Fees	Total Attributed Operating Expenses	Attributed Net Income (Loss)
Platform Common Stock	$65,619	$1,088,529	$1,599,451	$515,885	$(22,124)	$3,181,741	$(3,116,122)
Fantex Series Vernon Davis Convertible Tracking Stock	301,123	—	9,800	—	8,167	17,967	283,156
Fantex Series EJ Manuel Convertible Tracking Stock	(168,827)	—	1,052	—	876	1,928	(170,755)
Fantex Series Mohamed Sanu Convertible Tracking Stock	233,981	—	2,510	—	2,099	4,609	229,372
Fantex Series Alshon Jeffery Convertible Tracking Stock	(116,142)	—	8,341	—	6,950	15,291	(131,433)
Fantex Series Michael Brockers Convertible Tracking Stock	737,505	—	4,839	—	4,032	8,871	728,634
Fantex Series Jack Mewhort Convertible Tracking Stock	259,126	—	—	—	—	—	259,126
Total	$1,312,385	$1,088,529	$1,625,993	$515,885	$—	$3,230,407	$(1,918,022)

* Attributed income also includes income from other investments of $10,400.

FANTEX, INC.

ATTRIBUTED STATEMENT OF CASH FLOWS INFORMATION

(Unaudited)

	For the nine months ended September 30, 2015
	Net cash provided from (used in) operating activities	Net cash used in investing activities	Net cash provided from (used in) financing activities	Net cash increase (decrease) for period	Cash and cash equivalents at beginning of period	Cash and cash equivalents at end of period
Platform Common Stock	$(335)	$(5,540)	$—	$(5,875)	$432,765	$426,890
Fantex Series Vernon Davis Convertible Tracking Stock	126,757	(105,260)	(210,550)	(189,053)	383,999	194,946
Fantex Series EJ Manuel Convertible Tracking Stock	11,963	—	—	11,963	77,734	89,697
Fantex Series Mohamed Sanu Convertible Tracking Stock	36,553	—	(32,860)	3,693	34,942	38,635
Fantex Series Alshon Jeffery Convertible Tracking Stock	(7,815,247)	—	7,940,100	124,853	—	124,853
Fantex Series Michael Brockers Convertible Tracking Stock	(3,365,092)	—	3,440,900	75,808	—	75,808
Fantex Series Jack Mewhort Convertible Tracking Stock	(2,520,140)	—	2,520,140	—	—	—
Total	$(13,525,541)	$(110,800)	$13,657,730	$21,389	$929,440	$950,829
Non-Cash Financing Activities:
Contributions from Parent (Platform Common Stock)	$3,157,917
Dividends Paid:
Fantex Series Vernon Davis Convertible Tracking Stock	$(210,550)
Fantex Series Mohamed Sanu Convertible Tracking Stock	(32,860)
Total Dividends Paid	$(243,410)

NOTES TO ATTRIBUTED FINANCIAL INFORMATION

(Unaudited)

We have attributed the following assets and liabilities to the tracking stocks:

•                  95% of our acquired brand income (“ABI”), that we acquire under our brand contracts ;

•                  any and all of our liabilities, costs and expenses incurred after the offering of each of our tracking stocks that are directly attributable to the brand associated with the tracking stock, such as our direct costs arising out of our promotion of the brand or arising out of or related to the maintenance and enforcement of the brand contract, provided, however, that to date we have not attributed any of the expenses or costs related to the initial public offerings of our tracking stocks (other than underwriting commissions and expenses) or incurred by us or our parent prior to the consummation of the offerings, including our efforts to build our business model and enter into our brand contracts, to any of our tracking stocks;

•                  a pro rata share of our general liabilities, costs and expenses not directly attributable to any specific tracking stock (calculated based on attributable ABI), but excluding any non-cash expenses that are allocated from our parent to us. Attributable expenses would include, for example, a pro rata portion of the service fee we pay to our parent pursuant to the management agreement (5% of the attributed ABI from our brand contracts). Expenses that would not be attributed would include expenses incurred by our parent, including any expenses incurred in providing services to us under the management agreement, to the extent in excess of our service fee to them;

•                  as income, any covered amounts, as described below, for our brand contracts; and

•                  as an expense, the pro rata share of any covered amounts, as described below, relating to any tracking stock brand.

We will also attribute the following additional assets and liabilities to each tracking stock brand:

•                  all net income or net losses from the assets and liabilities that are included in each tracking stock brand and all net proceeds from any disposition of any such assets, in each case, after deductions to reflect any dividends paid to holders of shares of a specific tracking stock; and

•                  any acquisitions or investments made from assets that are included in a specific tracking stock brand.

Covered Amounts

As described above, income (and assets) and liabilities will generally be attributed to a tracking stock based on the income and liabilities of that tracking stock. However, if as a result of any debtor relief laws we do not receive any portion of our ABI from a brand contract then we will nonetheless attribute income during any period to the corresponding tracking stock in an amount equal to the difference between any amounts we actually receive under that brand contract and the amounts to which we would otherwise have been entitled to receive but for debtor relief laws. We refer to such difference as a covered amount.

In such a case, the covered amount will also be attributed as a general expense of Fantex, and we will attribute the pro rata share of any covered amounts to each tracking stock as an expense, as discussed above.

Platform Stock

Our platform stock has attributed to it all of our assets and liabilities that are not specifically attributed to our current tracking stocks or to any other tracking stocks that we may establish from time to time. The assets attributed to the platform stock will thus include, for example, any portion of the ABI for any brand contract that is not specifically attributed to the associated tracking stock. For example, we will attribute the 5% of our ABI under our existing brand contracts to the platform stock, and expect to attribute a similar amount for each of our future brand contracts.

We believe the attribution presented in the financial information above reasonably reflects our attribution policy to track the performance of our tracking stocks. We cannot guarantee that any tracking stock will in fact track the performance of the associated brand contract.

Management Discussion of Tracking Stocks

Tracking Stock Attributed Assets

The largest attributed asset for each of our tracking stocks is the brand contract associated with each tracking stock. We expect the underlying brand contract to be the largest single attributed asset for each tracking stock for the foreseeable future. As the cash generated by each brand contract is remitted to us, we intend to return a portion of this cash to the stockholders of the tracking stock in the form of dividend payments. The remaining cash will be used to meet the working capital and attributed operating needs of the tracking stock and for potential future co-investment opportunities that may arise pursuant to the brand contract.

Fantex Series Vernon Davis

Attributed Acquired Brand Income and Expenses

During the three months ended September 30, 2015, we attributed $81,543 of ABI to Fantex Series Vernon Davis Convertible Tracking Stock (the “Fantex Series Vernon Davis”). This was comprised of $80,051 from Vernon Davis’s NFL player contract and $1,492 from his endorsement contracts. During the nine months ended September 30, 2015, we attributed $193,663 of ABI to Fantex Series Vernon Davis. This was comprised of $100,795 from Vernon Davis’s NFL player contract and $92,868 from his endorsement contracts. During the three and nine months ended September 30, 2015 we attributed expenses for management fees and direct costs totaling $7,121 and $17,967, respectively, to Fantex Series Vernon Davis. There were no significant changes with respect to Vernon Davis’s existing brand income contracts and no new material brand income contracts were signed during the quarter.

Change in Fair Value of Brand Contract

We account for the Vernon Davis Brand Contract at estimated fair market value, as more fully described in the Notes to our Condensed Financial Statements in this Quarterly Report on Form 10-Q. During the three and nine months ended September 30, 2015 the Vernon Davis Brand Contract generated attributed income of $90,464 and $301,123, respectively. This reflects a net increase in the fair value of the brand contract and gains realized from receipts of cash.  The increase in the fair value of the Vernon Davis Brand Contract for both the three and nine month periods was driven primarily by an increase in the net present value (the “NPV”) of expected cash flows from this brand contract. In this case, the NPV increased due mainly to the passage of time and not as a result of any significant changes in our estimates in the amount or timing of cash to be received under this brand contract. The passage of time brought these future cash flows closer to the present. As these future cash flows are closer to the present, they are subject to a shorter period of time for discounting, which results in an increase in the present value of these cash flows. As long as other items affecting NPV (e.g. timing of cash receipts, discount rates, etc.) do not change significantly, this would result in an increase in the present value of these cash flows.

Dividends

On April 28, 2015, the Company paid a cash dividend of $0.50 per share to the holders of record of Fantex Series Vernon Davis as of April 24, 2015.

Other Items

During the nine months ended September 30, 2015, the Company exercised its co-investment right under the terms of the brand contract with Vernon Davis in connection with Vernon Davis’ purchase of Jamba Juice franchises. Vernon Davis was offered this opportunity in connection with an expanded endorsement relationship. The Company paid $110,800 for a 10% ownership interest in the franchises and per our attribution policy, will attribute 95% of the cash flows from this investment to Fantex Series Vernon Davis. During the third quarter of 2015, the Company collected $10,400 from this investment.

Estimates of Annual Lifetime Brand Income

We estimate that Vernon Davis will play in the NFL through the 2018 NFL season. We estimate that he will receive brand income for the remainder of 2015 and for 2016, 2017 and 2018 from his NFL player contract and endorsement contracts of $4.1 million, $14.4 million, $5.2 million and $6.3 million, respectively. We also estimate Vernon Davis will receive $5.5 million in post-career brand income from 2019-2028.

Fantex Series EJ Manuel

Attributed Acquired Brand Income and Expenses

During the three months ended September 30, 2015 we attributed $24,239 of ABI to Fantex Series EJ Manuel Convertible Tracking Stock (the “Fantex Series EJ Manuel”). This was comprised of $20,331 from EJ Manuel’s NFL player contract and $3,907 from his endorsement contracts. During the nine months ended September 30, 2015, we attributed $30,298 of ABI to Fantex Series EJ Manuel. This was comprised of $22,069 from his NFL player contract and $8,229 from his endorsement contracts. During the three and nine months ended September 30, 2015 we attributed expenses for management fees and direct costs totaling $266 and $1,928, respectively to Fantex Series EJ Manuel. There were no significant changes with respect to EJ Manuel’s existing brand income contracts and no new material brand income contracts were signed during the quarter.

Change in Fair Value of Brand Contract

We account for the EJ Manuel Brand Contract at estimated fair market value, as more fully described in the notes to our financial statements in this Quarterly Report on Form 10-Q. During the three and nine months ended September 30, 2015, the EJ Manuel Brand Contract generated attributed loss of $312,723 and $168,827, respectively. The decrease in the fair value of the EJ Manuel Brand Contract for the three and nine month periods was driven primarily by reductions in estimated ABI from lower estimated future endorsement income to be received under this brand contract as a result of the impact of EJ Manuel not obtaining the starting quarterback position of the Buffalo Bills as previously projected in his endorsement income estimates. We also reviewed the fair value assumptions of his current and future NFL contracts including career length and the composition of the comparable contracts. We have concluded that as of September 30, 2015, these assumptions remain reasonable as his current comparable contracts include a representative mix of starting, journeymen and back-up quarterback comparable players. The decrease in the fair value resulting from the reductions in estimated ABI from future endorsement income, was partially offset by an increase in the NPV of expected cash flows from this brand contract. The NPV of estimated future cash receipts increased due mainly to the passage of time which brought these future cash flows closer to the present. As these future cash flows are closer to the present, they are subject to a shorter period of time for discounting. As long as other items affecting NPV (e.g. timing of cash receipts, discount rates, etc.) do not change significantly, this would results in an increase in the present value of these cash flows.

Estimates of Annual Lifetime Brand Income

We estimate that EJ Manuel will play in the NFL through the 2021 NFL season. We estimate that he will receive brand income for the remainder of 2015 and for 2016 through 2021 from his NFL player contract and endorsement contracts of approximately $1.1 million, $1.8 million, $12.3 million, $6.4 million, $6.1 million, $4.9 million and $3.6 million respectively. We also estimate EJ Manuel will receive approximately $0.8 million in post-career brand income from 2022-2026.

Fantex Series Mohamed Sanu

Attributed Acquired Brand Income and Expenses

During the three months ended September 30, 2015 we attributed $27,274 ABI to Fantex Series Mohamed Sanu Convertible Tracking Stock (the “Fantex Series Mohamed Sanu”). This was comprised of $25,851 from Mohamed Sanu’s NFL player contract and $1,423 from his endorsement contracts. During the nine months ended September 30, 2015, we attributed $50,414 of ABI to the Fantex Series Mohamed Sanu. This was comprised of $47,890 from his NFL player contract and $2,524 from his endorsement contracts. During the three and nine months ended September 30, 2015 we attributed expenses for management fees and direct costs totaling zero and $4,609, respectively, to Fantex Series Mohamed Sanu. There were no significant changes with respect to Mohamed Sanu’s existing brand income contracts and no new material brand income contracts were signed during the quarter.

Change in Fair Value of Brand Contract

We account for the Mohamed Sanu Brand Contract at estimated fair market value, as more fully described in the notes to our financial statements in this Quarterly Report on Form 10-Q. During the three and nine months ended September 30, 2015 the Mohamed Sanu Brand Contract generated attributed income of $75,169 and $233,981, respectively. The increase in the fair value of the Mohamed Sanu Brand Contract for the three and nine month periods was driven primarily by an increase in the NPV of expected cash flows from this brand contract and gains realized from receipts of cash. The NPV of estimated future cash receipts increased due mainly to the passage of time and not as a result of any significant changes in our estimates in the amount or timing of cash to be received under this brand contract. The passage of time brought these future cash flows closer to the present. As these future cash flows are closer to the present, they are subject to a shorter period of time for discounting, which results in an increase in the present value of these cash flows. As long as other items affecting NPV (e.g. timing of cash receipts, discount rates, etc.) do not change significantly, this would results in an increase in the present value of these cash flows.

Dividends

On May 31, 2015 our Board of Directors declared a cash dividend of $0.20 per share to be paid to the holders of record of Fantex Series Mohamed Sanu as of the close of business on June 30, 2015. The dividend was paid on July 30, 2015.

Estimates of Annual Lifetime Brand Income

We estimate that Mohamed Sanu will play in the NFL through the 2020 NFL season. We estimate that he will receive brand income for the remainder of 2015 and for 2016 through 2020 from his NFL player contract and endorsement contracts of approximately $1.3 million, $11.6 million, $5.8 million, $4.5 million, $4.3 million and $4.1 million, respectively. We also estimate Mohamed Sanu will receive $0.3 million in post-career brand income from 2021-2025.

Fantex Series Alshon Jeffery

Attributed Acquired Brand Income and Expenses

During the three months ended September 30, 2015, we attributed $27,887 of ABI to Fantex Series Alshon Jeffery Convertible Tracking Stock (the “Fantex Series Alshon Jeffery”). This was comprised of $19,427 from Alshon Jeffery’s NFL player contract and $8,460 from his endorsement contracts. During the nine months ended September 30, 2015, we attributed $167,366 of ABI to the Fantex Series Alshon Jeffery. This was comprised of $124,879 from his NFL player contract and $42,487 from his endorsement contracts. During the three and nine months ended September 30, 2015 we attributed expenses for management fees and direct costs of $982 and $15,291, respectively, to Fantex Series Alshon Jeffery. There were no significant changes with respect to Alshon Jeffery’s existing brand income contracts and no new material income contracts were signed during the quarter.

Change in Fair Value of Brand Contract

We account for the Alshon Jeffery Brand Contract at estimated fair market value, as more fully described in the notes to our financial statements in this Quarterly Report on Form 10-Q. During the three months ended September 30, 2015 the Alshon Jeffery Brand Contract generated attributed income of 194,162. The increase in the fair value of the Alshon Jeffery Brand Contract was driven primarily by an increase in the NPV of expected cash flows from this brand contract partially offset by realized losses from a shortfall in anticipated cash receipts during the quarter.  During the nine months ended September 30, 2015 the Alshon Jeffery Brand Contract generated attributed loss of $116,142. As part of our prior estimate of Alshon Jeffery’s brand contract fair value, we assumed that Alshon Jeffery would renegotiate his NFL player contract prior to the 2015 season. During the second quarter of 2015, we no longer believed this would be the case and that Alshon Jeffery would instead enter into a new NFL player contract prior to the 2016 season. The resulting change in cash flow estimates and the timing of those cash flows generated an attributed loss of $1,713,869 recorded during the second quarter of 2015. This was partially offset by a net increase in the fair value of the brand contract from an increase in NPV due to the passage of time. The passage of time brought these future cash flows closer to the present. As these future cash flows are closer to the present, they are subject to a shorter period of time for discounting, which results in an increase in the present value of these cash flows. As long as other items affecting NPV (e.g. timing of cash receipts, discount rates, etc.) do not change significantly, this would results in an increase in the present value of these cash flows.

Estimates of Annual Lifetime Brand Income

We estimate that Alshon Jeffery will play in the NFL through the 2022 NFL season. We estimate that he will receive brand income for the remainder of 2015 and for 2016 through 2022 from his NFL player contract and endorsement contracts of approximately $0.9 million, $26.7 million, $6.8 million, $7.9 million, $11.3 million, $12.4 million, $14.7 million and $8.0 million, respectively. We also estimate Alshon Jeffery will receive $0.3 million in post-career brand income from 2023-2027.

Fantex Series Michael Brockers

Attributed Acquired Brand Income and Expenses

During the three months ended September 30, 2015 we attributed $20,139 of ABI to Fantex Series Michael Brockers Convertible Tracking Stock (the “Fantex Series Michael Brockers”) with $18,871 attributed from Michael Brockers’s NFL player contract and $1,268 from endorsement contracts. During the nine months ended September 30, 2015, we attributed $100,786 of ABI to the Fantex Series Michael Brockers. This was comprised of $99,251 from his NFL player contract and $1,535 from his endorsement contracts.  During the three and nine months ended September 30, 2015 we attributed expenses for management fees and direct costs totaling zero and $8,871, respectively, to Fantex Series Michael Brockers. There were no significant changes with respect to Michael Brockers’s existing brand income contracts and no new material brand income contracts were signed during the quarter.

Change in Fair Value of Brand Contract

We account for the Michael Brockers Brand Contract at estimated fair market value, as more fully described in the notes to our financial statements in this Quarterly Report on Form 10-Q. During the three and nine months ended September 30, 2015 the Michael Brockers Brand Contract generated attributed income of $117,743 and $737,505, respectively. The increase in the fair value of the Michael Brockers Brand Contract for the three and nine month periods was driven primarily by an increase in the NPV of expected cash flows from this brand contract. The NPV of estimated future cash receipts increased due mainly to the passage of time and not as a result of any significant changes in our estimates in the amount or timing of cash to be received under this brand contract. The passage of time brought these future cash flows closer to the present. As these future cash flows are closer to the present, they are subject to a shorter period of time for discounting, which results in an increase in the present value of these cash flows. As long as other items affecting NPV (e.g. timing of cash receipts, discount rates, etc.) do not change significantly, this would results in an increase in the present value of these cash flows.

Estimates of Annual Lifetime Brand Income

We estimate that Michael Brockers will play in the NFL through the 2023 NFL season. We estimate that he will receive brand income for the remainder of 2015 and for 2016 through 2023 from his NFL player contract and endorsement contracts of approximately $1.5 million, $15.3 million, $8.2 million, $5.7 million, $7.3 million, $8.8 million, $9.7 million, $9.3 million and $5.2 million, respectively. We also estimate Michael Brockers will receive $0.3 million in post-career brand income from 2024-2028.

Fantex Series Jack Mewhort

Initial Public Offering

We completed the initial public offering of the Fantex Series Jack Mewhort Convertible Tracking Stock (the “Fantex Series Jack Mewhort”) on July 14, 2015 raising approximately $2.52 million net of the underwriting discount from the sale of 268,100 shares. On July 15, 2015, we paid Jack Mewhort $2.52  million to complete our purchase of the Jack Mewhort Brand Contract (net of $0.126 million to be held in escrow until six months of consecutive payments due under the Jack Mewhort Brand Contract have been timely delivered to us).

Attributed Acquired Brand Income and Expenses

During the three and nine months ended September 30, 2015 we attributed $9,765 of ABI to Fantex Series Jack Mewhort from Jack Mewhort’s NFL player contract. During the three and nine months ended September 30, 2015 we did not attribute expenses for management fees and direct costs to Fantex Series Jack Mewhort because there were no cash receipts from his ABI. There were no significant changes with respect to Jack Mewhort’s existing brand income contracts and no new material brand income contracts were signed during the quarter.

Change in Fair Value of Brand Contract

We account for the Jack Mewhort Brand Contract at estimated fair market value, as more fully described in the notes to our financial statements in this Quarterly Report on Form 10-Q. During the three and nine months ended September 30, 2015 the Jack Mewhort Brand Contract generated attributed income of $259,126. The increase in the fair value of the Jack Mewhort Brand Contract was driven primarily by an increase in the NPV of expected cash flows from the brand contract. The NPV of estimated future cash receipts increased due mainly to the passage of time and not as a result of any significant changes in our estimates in the amount or timing of cash to be received under this brand contract. The passage of time brought these future cash flows closer to the present. As these future cash flows are closer to the present, they are subject to a shorter period of time for discounting, which results in an increase in the present value of these cash flows. As long as other items affecting NPV (e.g. timing of cash receipts, discount rates, etc.) do not change significantly, this would results in an increase in the present value of these cash flows.

Estimates of Annual Lifetime Brand Income

We estimate that Jack Mewhort will play in the NFL through the 2023 NFL season. We estimate that he will receive brand income for the remainder of 2015 and for 2016 through 2023 from his NFL player contract and endorsement contracts of approximately $0.5 million, $0.8 million, $1.0 million, $15.5 million, $7.1 million, $8.0 million, $8.6 million, $8.5 million and $8.5 million, respectively. We also estimate Jack Mewhort will receive $0.3 million in post-career brand income from 2024-2028.